                           SCHEDULE 14A INFORMATION

               PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
                        SECURITIES EXCHANGE ACT OF 1934
                              (AMENDMENT NO. __)

Filed by the Registrant                     /x/

Filed by a Party other than the Registrant  / /

Check the appropriate box:
/ / Preliminary Proxy Statement
/ / Confidential, for Use of the Commission Only (as permitted by Rule
    14a-6(e)(2))
/x/ Definitive Proxy Statement
/ / Definitive Additional Materials
/ / Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                             VALUE PROPERTY TRUST
   ------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


   ------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/ / No fee required

/ / Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11

    (1) Title of each class of securities to which transaction applies:

    (2) Aggregate number of securities to which transaction applies:

    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

    (4) Proposed maximum aggregate value of transaction:

    (5) Total fee paid:

/x/ Fee paid previously with preliminary materials. $36,509.90 paid by Wellsford
    Real Properties, Inc. on November 14, 1997.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1) Amount Previously Paid:

    (2) Form, Schedule or Registration Statement No.:

    (3) Filing Party:

    (4) Date Filed:

                              VALUE PROPERTY TRUST
                          120 ALBANY STREET, 8TH FLOOR
                        NEW BRUNSWICK, NEW JERSEY 08901

                                                                January 16, 1998

Dear Shareholder:

     You are cordially invited to attend a Special Meeting of Shareholders of Value Property Trust ("VLP") to be held on February 20, 1998 at 120 Albany Street, Second Floor, New Brunswick, New Jersey 08901 at 10:00 A.M. (local time). The purposes of this meeting are to vote on two related proposals (the "Proposals"): (i) a proposal to approve the proposed merger ("Merger") of Wellsford Capital Corporation ("Merger Subsidiary"), a wholly-owned subsidiary of Wellsford Real Properties, Inc. ("Wellsford"), with and into VLP pursuant to the Agreement and Plan of Merger (the "Merger Agreement") dated as of September 18, 1997 among VLP, Wellsford and Merger Subsidiary, whereby VLP shall be the successor in the Merger and will be a wholly-owned subsidiary of Wellsford, and
(ii) a proposal to approve an amendment to the Amended and Restated Declaration of Trust of VLP (the "Declaration of Trust"), to be effective immediately prior to and conditional upon the consummation of the Merger, so as to eliminate the ownership restrictions contained in the Declaration of Trust in order to enable the Merger to be consummated.

     Pursuant to the Merger Agreement, each issued and outstanding share of beneficial interest, par value $1.00 per share, of VLP (collectively, the "VLP Shares") will be converted into the right to receive, subject to certain adjustments, a pro rata portion (based on the number of VLP Shares outstanding immediately prior to the time at which the Merger becomes effective) of $129,996,350 in cash and 3,350,000 shares of common stock, par value $.01 per share, of Wellsford. Approval of the Merger and the Merger Agreement requires the affirmative vote of two-thirds of the outstanding VLP Shares, and approval of the amendment to the Declaration of Trust requires the affirmative vote of the holders of a majority of the outstanding VLP Shares. A condition to completion of the Merger is the satisfaction or waiver of all conditions in the Merger Agreement, including approval of the Proposals by the shareholders of VLP. Accordingly, if the Merger and the Merger Agreement are not approved or the amendment of the Declaration of Trust is not approved, the Merger of Merger Subsidiary into VLP will not occur and the Merger Agreement will be terminated.

     The proposed Merger has been unanimously approved by all of the members of VLP's Board of Trustees who voted on the matter. The Board of Trustees of VLP believes the transaction to be fair and in the best interest of VLP and its shareholders and recommends a vote FOR its approval. The proposed amendment to the Declaration of Trust has also been unanimously approved by all of the members of VLP's Board of Trustees who voted on the matter, all of whom recommend that the shareholders of VLP vote FOR the amendment to the Declaration of Trust. The investment services firm of Merrill Lynch & Co. ("Merrill Lynch") has issued its opinion to VLP that the consideration to be received by the shareholders of VLP pursuant to the Merger Agreement is fair from a financial point of view to such holders. The opinion of Merrill Lynch does not address the fairness of the consideration to be received by Mutual (as defined in the Proxy Statement/Prospectus), Wellsford and affiliates of Wellsford.

     The attached Proxy Statement/Prospectus provides detailed information concerning the proposed Merger and the Merger Agreement, the reasons for your Board of Trustees' recommendation and certain additional information, including without limitation, the information set forth under the headings "Risk Factors Relating to the Merger" and "Risk Factors Relating to Wellsford," which describes, among other items, potential adverse effects to the shareholders of VLP as a result of the Merger. Also attached for your consideration is the Merger Agreement. We urge you to carefully consider all of the information in the Proxy Statement/Prospectus and the Merger Agreement. IT IS IMPORTANT THAT YOUR VLP SHARES BE REPRESENTED AT THE SPECIAL MEETING, REGARDLESS OF THE NUMBER OF VLP SHARES YOU HOLD. THEREFORE, PLEASE SIGN, DATE AND RETURN YOUR PROXY CARD AS SOON AS POSSIBLE, WHETHER OR NOT YOU PLAN TO ATTEND THE SPECIAL MEETING. THIS WILL NOT PREVENT YOU FROM VOTING YOUR SHARES IN PERSON IF YOU SUBSEQUENTLY CHOOSE TO ATTEND THE SPECIAL MEETING.

                                          Very truly yours,

                                          George R. Zoffinger
                                          President and Chief Executive
                                          Officer of Value Property Trust

                              VALUE PROPERTY TRUST
                          120 ALBANY STREET, 8TH FLOOR
                        NEW BRUNSWICK, NEW JERSEY 08901

                            ------------------------

                   NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
                        TO BE HELD ON FEBRUARY 20, 1998

                            ------------------------

To the Shareholders of Value Property Trust:

     Notice is hereby given that a Special Meeting of Shareholders of Value Property Trust ("VLP"), a Maryland real estate investment trust, will be held on February 20, 1998 at 120 Albany Street, Second Floor, New Brunswick, New Jersey 08901 at 10:00 A.M. (local time) for the following purposes:

          1. To consider and act on a proposal to approve the merger (the "Merger") of Wellsford Capital Corporation ("Merger Subsidiary"), a Maryland corporation and wholly-owned subsidiary of Wellsford Real Properties, Inc. ("Wellsford"), a Maryland corporation, with and into VLP pursuant to the Agreement and Plan of Merger (the "Merger Agreement") dated as of September 18, 1997 among VLP, Wellsford and Merger Subsidiary. VLP shall be the successor in the Merger. Pursuant to the Merger Agreement, each common share of beneficial interest, par value $1.00 per share, of VLP (collectively, the "VLP Shares"), outstanding shall be converted into the right to receive, subject to certain adjustments, a pro rata portion (based on the number of VLP Shares outstanding immediately prior to the time at which the Merger becomes effective) of (i) $129,996,350 in cash and (ii) 3,350,000 shares of common stock, par value $0.01 per share, of Wellsford ("Wellsford Common Stock"). The actual amount of cash and Wellsford Common Stock to be received by holders of VLP Shares who so elect shall be adjusted on a pro rata basis to the extent possible to reflect such holders' respective elections to maximize the amount of either cash or Wellsford Common Stock which they will receive in the Merger (subject to certain limitations on the aggregate amount of cash and Wellsford Common Stock to be received by holders of VLP Shares).

          2. To consider and act upon a proposal to amend the Amended and Restated Declaration of Trust of VLP to be effective immediately prior and conditional upon the consummation of the Merger, to eliminate the ownership restrictions contained therein in order to allow the Merger to be consummated.

          3. To transact such other business as may properly come before the meeting or any adjournment or postponements thereof.

     Except as set forth in the Proxy Statement/Prospectus, shareholders of record of VLP Shares as of the close of business on December 22, 1997 are entitled to notice of the Special Meeting and to vote at the meeting and any adjournment or postponement thereof.

     WHETHER OR NOT YOU PLAN TO ATTEND THE SPECIAL MEETING, PLEASE SPECIFY YOUR VOTE ON THE ACCOMPANYING PROXY AND SIGN, DATE AND RETURN IT AS PROMPTLY AS POSSIBLE IN THE POSTAGE-PAID ENVELOPE. A PROMPT RETURN OF YOUR PROXY WILL BE GREATLY APPRECIATED.

                                          BY ORDER OF THE TRUSTEES OF
                                           VALUE PROPERTY TRUST,

                                          Robert T. English
                                          Secretary

                                          January 16, 1998

                              VALUE PROPERTY TRUST

                          ---------------------------
                                PROXY STATEMENT
                          ---------------------------

                        WELLSFORD REAL PROPERTIES, INC.

                          ---------------------------
                                   PROSPECTUS
                          ---------------------------

     This Proxy Statement and Prospectus ("Proxy Statement/Prospectus") constitutes the Prospectus of Wellsford Real Properties, Inc., a Maryland corporation ("Wellsford"), with respect to 3,350,000 shares of common stock, par value $.01 per share, of Wellsford (the "Wellsford Common Stock"), to be issued to holders of shares of beneficial interest, par value $1.00 per share (each, a "VLP Share" and collectively, the "VLP Shares"), of Value Property Trust, a real estate investment trust formed under the laws of the State of Maryland ("VLP"), in connection with the Merger (as hereinafter defined). See "THE MERGER."

     This Proxy Statement/Prospectus is also being furnished to shareholders of VLP in connection with the solicitation of proxies by the Board of Trustees of VLP (the "VLP Board") for use at a Special Meeting of shareholders of VLP to be held at 120 Albany Street, Second Floor, New Brunswick, New Jersey 08901 on February 20, 1998 at 10:00 A.M. (local time) and at any adjournments or postponements thereof (the "Special Meeting").

     This Proxy Statement/Prospectus relates to the proposed merger (the "Merger") of Wellsford Capital Corporation, a Maryland corporation and a wholly-owned subsidiary of Wellsford ("Merger Subsidiary"), with and into VLP pursuant to the Agreement and Plan of Merger, dated as of September 18, 1997 (the "Merger Agreement"), among Wellsford, Merger Subsidiary and VLP. See "THE MERGER." Upon consummation of the Merger, (i) each outstanding VLP Share will be converted into the right to receive, subject to certain adjustments, a pro rata portion (based on the number of VLP Shares outstanding immediately prior to the Effective Time (as hereinafter defined)) of (a) $129,996,350 in cash and (b) 3,350,000 shares of Wellsford Common Stock, payable to the holder thereof, without interest thereon, upon the surrender of the certificate formerly evidencing such VLP Share, (ii) the separate corporate existence of Merger Subsidiary shall cease and (iii) VLP shall survive as a wholly-owned subsidiary of Wellsford. Consummation of the Merger is subject to various conditions (which must be satisfied or waived), including approval and adoption of the Merger Agreement and authorization of the Merger and the other transactions contemplated by the Merger Agreement by the holders of two-thirds of the outstanding VLP Shares. See "THE MERGER AGREEMENT AND CERTAIN ANCILLARY DOCUMENTS." The shareholders of VLP will also consider and vote upon (a) an amendment to the VLP Amended and Restated Declaration of Trust, immediately prior to and conditional upon the consummation of the Merger, to eliminate the ownership restrictions contained therein in order to allow the Merger to be consummated and (b) such other business as may properly come before the Special Meeting or any and all adjournments or postponements thereof. Neither the Merger

Agreement nor the Merger is being submitted to a vote of the shareholders of Wellsford and no proxies are being solicited in respect thereof.

                            ------------------------

     FOR CERTAIN RISKS THAT SHOULD BE CONSIDERED IN EVALUATING THE MERGER, SEE "RISK FACTORS RELATING TO THE MERGER" ON PAGE 19 AND "RISK FACTORS RELATING TO WELLSFORD" ON PAGE 20.

                            ------------------------

     All information contained in this Proxy Statement/Prospectus with respect to Wellsford and Merger Subsidiary has been provided by Wellsford. All information contained in this Proxy Statement/Prospectus with respect to VLP has been provided by VLP.

     The Wellsford Common Stock is traded on the American Stock Exchange, Inc. ("AMEX") under the symbol "WRP" and the VLP Shares are traded on the New York Stock Exchange ("NYSE") under the symbol "VLP." On January 6, 1998, the last reported sale price of the Wellsford Common Stock on the AMEX was $15 3/8 per share, and the last reported sale price of the VLP Shares on the NYSE was $16.00 per share.

     This Proxy Statement/Prospectus and the accompanying form of proxy are first being mailed to shareholders of VLP on or about January 16, 1998.

                            ------------------------

 THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND
    EXCHANGE COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR
     ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY
        OF THIS PROXY STATEMENT/PROSPECTUS. ANY REPRESENTATION TO THE
                       CONTRARY IS A CRIMINAL OFFENSE.

                            ------------------------

        THE DATE OF THIS PROXY STATEMENT/PROSPECTUS IS JANUARY 16, 1998.

               SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

     Certain statements in the Proxy Statement/Prospectus under the captions "RISK FACTORS RELATING TO THE MERGER," "RISK FACTORS RELATING TO WELLSFORD," "THE MERGER--VLP Reasons for the Merger," "--Opinion of Financial Advisor to VLP," "--Recommendation of the VLP Board," "VALUE PROPERTY TRUST," "BUSINESS AND PROPERTIES OF WELLSFORD/WHITEHALL PROPERTIES, L.L.C.," "BUSINESS AND PROPERTIES OF WELLSFORD CAPITAL CORPORATION," "BUSINESS AND PROPERTIES OF WELLSFORD REAL PROPERTIES, INC.," and elsewhere in this Proxy Statement/Prospectus may constitute "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of Wellsford or VLP or industry results to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Such factors include, among others, the following, which are discussed in greater detail under "RISK FACTORS RELATING TO THE MERGER" and "RISK FACTORS RELATING TO WELLSFORD" herein: general economic and business conditions, which will, among other things, affect demand for commercial and residential properties, availability and credit worthiness of prospective tenants, lease rents and the availability of financing; difficulty of locating suitable investments; competition; risks of real estate acquisition, development, construction and renovation; vacancies at existing commercial properties; dependence on rental income from real property; adverse consequences of debt financing; risks of investments in debt instruments, including possible payment defaults and reductions in the value of collateral; risks associated with equity investments in and with third parties, such as the investment in Wellsford/Whitehall Properties, L.L.C., a joint venture with an affiliate of Goldman, Sachs & Co.; illiquidity of real estate investments; lack of prior operating history; risk that the Merger will not be consummated, or if consummated, that the sale to Whitehall Street Real Estate Limited Partnership VII of certain VLP properties will not be consummated; and other changes and factors referenced in this Proxy/Statement Prospectus.

                             AVAILABLE INFORMATION

     Wellsford and VLP are each subject to the informational reporting requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith file reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements and other information filed may be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549 and may be available at the following Regional Offices of the Commission: Chicago Regional Office, Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661; and New York Regional Office, 7 World Trade Center, 13th Floor, New York, New York 10048. Copies of such materials can be obtained at prescribed rates from the Public Reference Section of the Commission at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549. The Commission also maintains a Web site at "http://www.sec.gov" that contains reports, proxy and information statements and other information regarding issuers that file electronically with the Commission. In addition, materials filed by Wellsford can be inspected at the offices of the AMEX, 86 Trinity Place, New York, New York 10006-1881, and materials filed by VLP can be inspected at the offices of the NYSE, 20 Broad Street, New York, New York 10005.

     Wellsford has filed with the Commission a registration statement on Form S-4 (herein, together with all amendments and exhibits, referred to as the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"), with respect to the registration of the securities offered hereby. This Proxy Statement/Prospectus does not contain all the information set forth in the Registration Statement. Reference is made to such Registration Statement for further information with respect to Wellsford and VLP. Statements contained herein or incorporated herein by reference concerning the provisions of documents are summaries of such documents, and each statement is qualified in its entirety by reference to the copy of the applicable document if filed with the Commission or attached as an annex hereto. The Registration Statement and the previous filings made by Wellsford and VLP with the Commission may be obtained from the Commission at its principal office in Washington, D.C., upon payment of the fees prescribed by the Commission.

     All information contained in this Proxy Statement/Prospectus with respect to Wellsford and its subsidiaries and affiliated entities has been supplied by Wellsford, and all information with respect to VLP and its subsidiaries and affiliated entities has been supplied by VLP.

                            ------------------------

     NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION NOT CONTAINED IN OR INCORPORATED BY REFERENCE IN THIS PROXY STATEMENT/PROSPECTUS IN CONNECTION WITH THE SOLICITATION MADE HEREBY, AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION NOT CONTAINED HEREIN MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY WELLSFORD OR VLP. THIS PROXY STATEMENT/PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL, OR THE SOLICITATION OF AN OFFER TO PURCHASE, ANY OF THE SECURITIES OFFERED BY THIS PROXY STATEMENT/PROSPECTUS, OR THE SOLICITATION OF A PROXY, IN ANY JURISDICTION TO OR FROM ANY PERSON TO OR FROM WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION OF AN OFFER, OR PROXY SOLICITATION IN SUCH JURISDICTION. NEITHER THE DELIVERY OF THIS PROXY STATEMENT/PROSPECTUS NOR THE ISSUANCE OR SALE OF ANY SECURITIES HEREUNDER SHALL UNDER ANY CIRCUMSTANCES CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF WELLSFORD OR VLP SINCE THE DATE HEREOF OR THAT THE INFORMATION HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO ITS DATE.

                               TABLE OF CONTENTS
                                                                           PAGE
                                                                           ----
SUMMARY.................................................................     1
RISK FACTORS RELATING TO THE MERGER.....................................    19
  Potential Change in Stock Price.......................................    19
  Conflicts of Interest Arising from Benefits of Certain Trustees,
     Officers and Affiliates of Shareholders of VLP.....................    19
  Termination Payments if Merger Fails to Occur.........................    19
  Distributions.........................................................    19
  No Appraisal Rights under Maryland Law................................    20
  Reduction in Ownership and Voting for VLP Shareholders after the
     Merger.............................................................    20
  Potential Adverse Effects of the Merger; Failure to Obtain Anticipated
     Benefits from the Merger; Failure to Consummate Sale of Certain VLP
     Properties.........................................................    20
RISK FACTORS RELATING TO WELLSFORD......................................    20
  General Risks.........................................................    20
  Difficulty of Locating Suitable Investments; Competition; Capital
     Requirements.......................................................    21
  Risks of Acquisition, Development, Construction and Renovation
     Activities.........................................................    21
  Risks of Vacancies at Existing Properties; Dependence on Rental Income
     from Real Property.................................................    22
  Operating Risks.......................................................    22
  Adverse Consequences of Debt Financing................................    22
  Risks of Investments in Debt Instruments..............................    23
  Risks of Investments in Mortgage and Other Loans......................    23
  Lack of Control and Other Risks of Equity Investments in and with
     Third Parties......................................................    24
  Risk of Loss on Investments in Commercial Mortgage-Backed
     Securities.........................................................    24
  Nature of Investments Made by Wellsford May Involve High Risk;
     Illiquidity of Real Estate Investments.............................    25
  Limitations on Remedies...............................................    25
  Third-Party Bankruptcy Risks..........................................    25
  Recently Formed Entities..............................................    25
  Risk of Registration Under Investment Company Act.....................    25
  Risks of Uninsured Loss...............................................    26
  Potential Environmental Liability Related to the Properties...........    26
  Dependence on Key Personnel...........................................    27
  Changes in Policies Without Stockholder Approval......................    27
  Absence of Public Market; Risk of Changes in Stock Price..............    27
  Costs of Compliance with the Americans with Disabilities Act and
     Similar Laws.......................................................    27
  Noncompliance with Other Laws.........................................    28
  Effect on Common Stock Price of Shares Available for Future Sale......    28
  Adverse Consequences of Failure of WCPT to Qualify as a REIT..........    28
  Hedging Policies/Risks................................................    29
  Anti-Takeover Effect Resulting From a Staggered Board, Ability of
     Wellsford to Issue Preferred Stock and Certain Provisions of
     Maryland Law.......................................................    29

THE SPECIAL MEETING OF VLP SHAREHOLDERS.................................    30
  Date, Time and Place of the Special Meeting...........................    30
  Purpose of the Special Meeting........................................    30
  Record Date and Voting of Proxies.....................................    30
  Quorum................................................................    31
  Vote Required and Voting Intention of Certain Shareholders............    31
  Security Ownership of Certain Beneficial Owners and Management........    31
  Solicitation of Proxies...............................................    32

                                                                           PAGE
                                                                           ----
THE MERGER..............................................................    33
  General...............................................................    33
  VLP Background of the Merger..........................................    33
  VLP Reasons for the Merger............................................    36
  Opinion of Financial Advisor to VLP...................................    39
  Recommendation of the VLP Board.......................................    42
  Interests of Certain Persons in the Merger............................    42
  Appraisal Rights......................................................    43
  Anticipated Accounting Treatment......................................    44
  Federal Income Tax Consequences.......................................    44
  Resale Restrictions...................................................    45
  Regulatory Approval...................................................    45
THE MERGER AGREEMENT AND CERTAIN ANCILLARY DOCUMENTS....................    46
  Merger Agreement......................................................    46
  Certain Ancillary Documents...........................................    52
VALUE PROPERTY TRUST....................................................    54
  General...............................................................    54
  Previous Chapter 11 Case and 1991 Plan of Reorganization..............    54
  The 1992 Restructuring................................................    54
  Recent Chapter 11 Case and 1995 Prepackaged Plan of Reorganization....    55
  Developments During Fiscal 1996 and 1997..............................    56
  Competition, Regulation, and Other Factors............................    57
  Governmental Regulation...............................................    57
  Legal Proceedings.....................................................    57
  Other Information.....................................................    57
  Fresh Start Reporting.................................................    58
  Distribution and Dividend Policy......................................    58
  Description of VLP Real Estate Properties.............................    58
  VLP's Policies with Respect to Certain Activities.....................    60
VALUE PROPERTY TRUST MANAGEMENT DISCUSSION AND ANALYSIS.................    61
  Management Discussion.................................................    61
  Results of Operations.................................................    61
  Liquidity and Capital Resources.......................................    63
VALUE PROPERTY TRUST
SELECTED CONSOLIDATED FINANCIAL DATA....................................    65
DESCRIPTION OF VLP SHARES...............................................    67
WELLSFORD REAL PROPERTIES, INC..........................................    70
  General...............................................................    70
  Business Strategy.....................................................    71

WELLSFORD REAL PROPERTIES, INC. MANAGEMENT'S DISCUSSION AND ANALYSIS OF
  FINANCIAL CONDITION AND RESULTS OF OPERATIONS.........................    73
  Results of Operations.................................................    73
  Liquidity and Capital Resources.......................................    73
WELLSFORD REAL PROPERTIES, INC. SELECTED CONSOLIDATED FINANCIAL DATA....    74

                                                                           PAGE
                                                                           ----
BUSINESS AND PROPERTIES OF WELLSFORD/WHITEHALL PROPERTIES, L.L.C........    76
  Management and Operation of Wellsford Office..........................    76
  Wellsford Office Bridge Loan..........................................    77
  Warrant Agreement and Other Rights of Whitehall Partner to Acquire
     Common Stock.......................................................    77
  Properties Owned by Wellsford Office..................................    78
BUSINESS AND PROPERTIES OF WELLSFORD CAPITAL CORPORATION................    85
  Agreement to Convey Certain VLP Real Properties.......................    85
  Wellsford Capital Assets..............................................    85
BUSINESS AND PROPERTIES OF WELLSFORD REAL PROPERTIES, INC...............    86
  277 Park Loan.........................................................    86
  Credit Facility to Affiliates of The Abbey Company, Inc...............    87
  Credit Facility to Industrial Properties Holding, L.P.................    87
  Woodlands Loan........................................................    88
  Sonterra at Williams Centre...........................................    88
  Palomino Park.........................................................    88
WELLSFORD'S LINES OF CREDIT.............................................    90
WELLSFORD'S LEGAL PROCEEDINGS...........................................    90
WELLSFORD'S POLICIES WITH RESPECT TO CERTAIN ACTIVITIES.................    90
  Investment Policies...................................................    90
  Financing Policies....................................................    91
  Policies with Respect to Other Activities.............................    91
MANAGEMENT OF WELLSFORD.................................................    92
  Directors and Executive Officers......................................    92
  Key Employee..........................................................    94
  Compensation of Directors.............................................    94
  Board Committees......................................................    94
  Executive Compensation................................................    94
  Employment Agreements.................................................    95
  1997 Management Incentive Plan........................................    95
  Rollover Stock Option Plan............................................    96
  Compensation Committee Interlocks and Insider Participation...........    96
  Management of Wellsford Capital Corporation and the Successor.........    96
WELLSFORD'S CERTAIN TRANSACTIONS........................................    96
CERTAIN AGREEMENTS BETWEEN WELLSFORD AND ERP OPERATING PARTNERSHIP......    97
  Common Stock and Preferred Stock Purchase Agreement...................    97
  Registration Rights Agreement.........................................    98
  Agreement Regarding Palomino Park.....................................    98
  Credit Enhancement Agreement..........................................   100

DESCRIPTION OF WELLSFORD CAPITAL STOCK..................................   101
  General...............................................................   101
  Wellsford Common Stock................................................   101
  Classification or Reclassification of Wellsford Common Stock or
     Preferred Stock....................................................   102
  Power to Issue Additional Shares of Wellsford Common Stock and
     Preferred Stock....................................................   102
  Class A Common Stock..................................................   102
  Purchase of Shares of Voting Stock in Excess of REIT Ownership
     Limit..............................................................   103
  Series A 8% Convertible Redeemable Preferred Stock....................   103
  Warrants and Other Rights of Whitehall Partner........................   107

                                                                           PAGE
                                                                           ----
COMPARISON OF RIGHTS OF HOLDERS.........................................   107
  General...............................................................   107
  Authorized and Issued Shares..........................................   107
  VLP Board and Wellsford Board.........................................   108
  Special Meetings......................................................   108
  Advance Notice for Stockholder Nominations for Director and Proposals
     of New Business....................................................   108
  Action by Written Consent of Stockholders and Shareholders............   108
  Amendment of Charter and Declaration of Trust.........................   109
  Amendment of Bylaws...................................................   109
  Issuance of Additional Shares.........................................   109
  Approval of Merger, Consolidation or Sale of Assets...................   109
  Termination of VLP and Dissolution of Wellsford.......................   110
  Business Combinations.................................................   110
  Control Share Acquisitions............................................   110
  Restrictions on Transfer and Ownership of Shares......................   111
  Removal of Directors and Trustees.....................................   111
  Dividends and Other Distributions.....................................   111
  Restrictions on Investment and Use....................................   112
  Committees............................................................   112
  Transactions Between VLP and Trustees and Between Wellsford and
     Directors..........................................................   112
LEGAL MATTERS...........................................................   113
EXPERTS.................................................................   113
SHAREHOLDER PROPOSALS...................................................   113
OTHER MATTERS...........................................................   113
INDEX TO FINANCIAL STATEMENTS...........................................   F-1
Annexes:
  A. Agreement and Plan of Merger
  B. Opinion of Merrill Lynch & Co.
  C. Amendment to VLP Declaration of Trust

                                    SUMMARY

     The following is a brief summary of certain information contained elsewhere in this Proxy Statement/Prospectus and the Annexes hereto. This summary does not contain a complete statement of all material information relating to the Agreement and Plan of Merger, dated as of September 18, 1997 (the "Merger Agreement"), among Wellsford Real Properties, Inc., a Maryland corporation ("Wellsford"), Wellsford Capital Corporation, a Maryland corporation and a wholly-owned subsidiary of Wellsford ("Merger Subsidiary"), and Value Property Trust, a real estate investment trust formed under the laws of the State of Maryland ("VLP"), and the proposed merger of Merger Subsidiary with and into VLP (the "Merger"), and is subject to, and is qualified in its entirety by, the more detailed information and financial statements contained in this Proxy Statement/ Prospectus and the Annexes hereto. Shareholders of VLP should read carefully this Proxy Statement/Prospectus and the Annexes hereto in their entirety. Unless the context indicates otherwise, all references to Wellsford shall include Wellsford's subsidiaries and affiliated entities, and all references to VLP shall include VLP's subsidiaries and affiliated entities.

PARTIES TO THE MERGER

  Wellsford and Merger Subsidiary

     Wellsford is a corporation, formed under the laws of the State of Maryland on January 8, 1997, which was organized to create and realize value by identifying and making opportunistic real estate investments through the direct acquisition, rehabilitation, development, financing and management of real properties and/or participation in these activities through the purchase of debt instruments or equity interests of entities engaged in such real estate businesses. Management is concentrating its efforts on defining and building focused operating businesses with recurring sources of income. Wellsford intends to maximize shareholder value over time through growth in cash flow and net asset value per share.

     Wellsford's executive offices are located at 610 Fifth Avenue, 7th Floor, New York, New York 10020, and its telephone number at that address is (212) 333-2300.

     Merger Subsidiary is a Maryland corporation and was incorporated on August 26, 1997 initially for the purpose of consummating the Merger and the other transactions contemplated by the Merger Agreement. Merger Subsidiary's executive offices are located at 610 Fifth Avenue, 7th Floor, New York, New York 10020, and its telephone number at that address is (212) 333-2300.

  VLP

     VLP is a self-administered real estate investment trust (a "REIT") engaged in the business of managing its portfolio of real estate investments, which includes eight mortgage investments (consisting of one commercial mortgage loan and 111 residential mortgage loans) and 21 investments in real estate owned. VLP was organized in 1970 under the laws of the State of Maryland as PNB Mortgage and Realty Investors. In 1984, VLP changed its name to Mortgage and Realty Trust. In October 1995, VLP changed its name to Value Property Trust. VLP is organized under an Amended and Restated Declaration of Trust dated September 29, 1995, as amended as of October 26, 1995 (the "VLP Declaration of Trust"), and currently conducts its business in such a fashion as is intended to qualify as a REIT under Sections 856-860 of the Internal Revenue Code of 1986, as amended (the "Code").

     VLP's executive offices are located at 120 Albany Street, 8th Floor, New Brunswick, New Jersey 08901, and its telephone number at that address is (732) 296-3080.

TERMS OF THE MERGER

     The Merger Agreement provides for a business combination between Wellsford and VLP in which Merger Subsidiary will be merged with and into VLP. In accordance with applicable Maryland law, the Merger will become effective upon the acceptance by the State Department of Assessments and Taxation of Maryland (the "SDAT") of the articles of merger (the "Effective Time"). Upon consummation of the Merger, VLP will be a wholly-owned subsidiary of Wellsford, and each share of beneficial interest, par value $1.00 per share, of VLP (each, a "VLP Share" and collectively, the "VLP Shares") will be converted into the right to receive, subject to certain adjustments, a pro rata portion of (a) $129,996,350 in cash and (b) 3,350,000 shares of common stock, par value $.01 per share, of Wellsford ("Wellsford Common Stock"). Each holder of record of VLP Shares as of a specified date following the closing will be entitled to make an election (an "Election"), subject to certain limitations, to increase either the amount of cash or the amount of Wellsford Common Stock to be received from Wellsford in exchange for such holder's VLP Shares. Any holder of VLP Shares who does not make an Election shall receive a pro rata portion of the merger consideration specified above without adjustment. Based upon the number of VLP Shares outstanding as of the date of this Proxy Statement/Prospectus, each VLP Share not making an Election will be converted into the right to receive $11.58 in cash and 0.2984 shares of Wellsford Common Stock. As of January 6, 1998, the last reported sale price of the Wellsford Common Stock on the AMEX was $15 3/8 per share. VLP has also agreed to take all necessary action to cause all outstanding options to purchase VLP Shares (the "VLP Options") granted under VLP's Stock Option Plan, as amended, whether or not then exercisable, to be cancelled in exchange for a cash payment from VLP equal to the excess of $15.75 over the exercise price of such VLP Options. See "THE MERGER--Interests of Certain Persons in the Merger."

THE SPECIAL MEETING OF VLP SHAREHOLDERS

     The special meeting of VLP will be held on February 20, 1998 at 120 Albany Street, 2nd Floor, New Brunswick, New Jersey 08901 at 10:00 A.M. (local time) (including any and all adjournments and postponements thereof, the "VLP Special Meeting"). At the VLP Special Meeting, holders of VLP Shares will consider and vote upon (i) a proposal to approve the Merger of Merger Subsidiary with and into VLP pursuant to the Merger Agreement; and (ii) a proposal to amend the VLP

Declaration of Trust, to be effective immediately prior to and conditional upon the consummation of the Merger, so as to eliminate the ownership restrictions contained in the VLP Declaration of Trust in order to allow the Merger to be consummated. Approval of the Merger and the Merger Agreement requires the affirmative vote of two-thirds of the outstanding VLP Shares, and approval of the amendment to the VLP Declaration of Trust requires the affirmative vote of the holders of a majority of the outstanding VLP Shares. Holders of VLP Shares are entitled to one vote per share. Only holders of VLP Shares at the closing of business on December 22, 1997 (the "Record Date") will be entitled to receive notice of and to vote at the VLP Special Meeting. As of the Record Date, trustees and executive officers of VLP and shareholders of VLP who own in the aggregate 36,605 VLP Shares (representing 0.33% of the outstanding VLP Shares) have indicated that they intend to vote all of their VLP Shares for approval of the foregoing proposals. In addition, Franklin Mutual Advisers, Inc. ("Franklin"), which has the right to vote, as of the date of this Proxy Statement/Prospectus, approximately 50.05% of the issued and outstanding VLP Shares, has entered into a Voting Agreement with Wellsford pursuant to which Franklin has agreed to vote, and to cause its affiliates to vote, all VLP Shares over which it has voting power in favor of the Merger Agreement and the Merger and against any other proposed business combination involving VLP. See "THE SPECIAL MEETING OF VLP SHAREHOLDERS" and "THE MERGER AGREEMENT AND CERTAIN ANCILLARY DOCUMENTS--Certain Ancillary Documents--Voting Agreement."

VLP REASONS FOR THE MERGER

     The Board of Trustees of VLP (the "VLP Board") believes that the Merger is fair to and in the best interests of VLP and its shareholders. THE VLP BOARD HAS UNANIMOUSLY (WITH TWO MEMBERS RECUSING THEMSELVES FROM VOTING THEREON) APPROVED THE MERGER AND THE MERGER AGREEMENT AND THE PROPOSED AMENDMENT TO THE VLP DECLARATION OF TRUST AND UNANIMOUSLY (WITH TWO MEMBERS RECUSING THEMSELVES FROM VOTING THEREON) RECOMMENDS THAT SHAREHOLDERS OF VLP VOTE FOR THE MERGER AND THE MERGER AGREEMENT AND SUCH PROPOSED AMENDMENT. The primary factors that the VLP Board considered in reaching the foregoing conclusions were: (i) the belief of the VLP Board that the Merger was the best offer reasonably available for VLP's shareholders; (ii) the belief of the VLP Board that no feasible alternatives were available to VLP that were as likely in the near term to provide significant market value appreciation for the VLP Shares and that VLP, as a stand-alone entity, would likely experience difficulty in accessing the capital markets on acceptable terms in the future; (iii) the terms of the Merger Agreement, including the equity interest in Wellsford to be received by VLP's shareholders, the cash amount to be received by VLP's shareholders in the near term and the right of each shareholder to make an election to increase either cash or Wellsford Common Stock to be received; (iv) the structure of the Merger which avoids the transactional costs associated with liquidating VLP and distributing the proceeds after a sale of all assets and the "stock-for-stock" component of the consideration in the Merger which will provide an opportunity for VLP's shareholders to share in any future appreciation of Wellsford; (v) the fact that the Merger will provide an opportunity for VLP shareholders to become shareholders in a corporation with significantly larger real estate investments; (vi) the increased total market capitalization of Wellsford once the Merger is consummated which would provide VLP's shareholders with enhanced liquidity and a more actively traded public float and which would likely provide Wellsford with better access to the capital markets; and (vii) VLP's ability to terminate the Merger Agreement under certain circumstances, if required by the fiduciary duties of the VLP Board. In making its recommendation, the VLP Board also considered the opinion, analyses and presentations of Merrill Lynch & Co. ("Merrill Lynch"), VLP's financial advisor, including its written opinion dated September 17, 1997, to the effect that, as of the date of such opinion, and based upon and subject to certain matters stated therein, the consideration to be received by the holders of VLP Shares pursuant to the Merger Agreement was fair from a financial point of view to such holders. Such opinion does not address the fairness of the consideration to be received by Mutual Qualified Fund ("Mutual"), Wellsford and affiliates of Wellsford. See "THE MERGER--VLP Reasons for the Merger" and "--Opinion of Financial Advisor to VLP."

OPINION OF FINANCIAL ADVISOR TO VLP

     On September 17, 1997, Merrill Lynch delivered its written opinion dated September 17, 1997 to the VLP Board that, as of such date, the $129,996,350 in cash and 3,350,000 shares of Wellsford Common Stock to be received pro rata by the shareholders of VLP, along with the right of each such shareholder of VLP to make an election to increase either the amount of cash or Wellsford Common Stock to be received by them in accordance with the Merger Agreement, is fair from a financial point of view to such holders. Such opinion does not address the fairness of the consideration to be received by Mutual, Wellsford and affiliates of Wellsford. The full text of the written opinion of Merrill Lynch, which sets forth assumptions made, matters considered and review undertaken in connection with the opinion, is attached hereto as Annex B and is incorporated herein by reference. The shareholders of VLP are urged to read such opinion carefully in its entirety. See "THE MERGER--Opinion of Financial Advisor to VLP."

RECOMMENDATION OF THE VLP BOARD

     THE VLP BOARD HAS UNANIMOUSLY (WITH TWO MEMBERS RECUSING THEMSELVES FROM VOTING THEREON) APPROVED THE PROPOSED MERGER AND THE MERGER AGREEMENT AND THE PROPOSED AMENDMENT TO THE VLP DECLARATION OF TRUST AND UNANIMOUSLY (WITH TWO MEMBERS RECUSING THEMSELVES FROM VOTING THEREON) RECOMMENDS THAT THE SHAREHOLDERS OF VLP VOTE FOR APPROVAL OF THE MERGER AND THE MERGER AGREEMENT AND THE AMENDMENT TO THE VLP DECLARATION OF TRUST. SEE "THE MERGER--VLP BACKGROUND OF THE MERGER," "--VLP REASONS FOR THE MERGER" AND "--RECOMMENDATION OF THE VLP BOARD."

RISK FACTORS RELATING TO THE MERGER

     In considering whether to approve the Merger, the shareholders of VLP voting on the Merger should consider, in addition to the other information in this Proxy Statement/Prospectus, the matters discussed under "RISK FACTORS RELATING TO THE MERGER" on page 19 and "RISK FACTORS RELATING TO WELLSFORD" on page 20 of this Proxy Statement/Prospectus. Such matters include:

     o Risks associated with the potential change in the share price of the Wellsford Common Stock prior to the time the Merger becomes effective.


     o Conflicts of interest due to the fact that certain members of the VLP Board and management have certain interests in, and will receive benefits from, the Merger that are different from, or in addition to, the benefits to the shareholders of VLP generally.

     o Possible payment of a fee and expenses under the Merger Agreement which provides for payment by VLP of a fee of $3.0 million plus documented out-of-pocket expenses of up to $750,000 if the Merger Agreement is terminated by either VLP or Wellsford under certain circumstances. See "THE MERGER AGREEMENT AND CERTAIN ANCILLARY DOCUMENTS--The Merger Agreement--Effect of Termination of the Merger Agreement."

     o Shareholders of VLP do not have appraisal rights in connection with the Merger under Maryland law.

     o Risk that the sale to Whitehall Property Buyer (as defined below in "--Wellsford Real Properties, Inc.--General") of certain VLP properties will not be consummated upon completion of the Merger.

INTERESTS OF CERTAIN PERSONS IN THE MERGER

     In considering the recommendation of the VLP Board with respect to the Merger Agreement and the Merger, shareholders should be aware that certain VLP shareholders and certain members of the management of VLP and the VLP Board have interests in the Merger that are in addition to the interests of VLP shareholders generally. In this regard, currently certain advisory clients of Franklin beneficially own in the aggregate 5,631,827 VLP Shares (representing approximately 50.05% of the outstanding VLP Shares), over all of which shares Franklin exercises voting and dispositive powers. Certain advisory clients of Franklin, including certain clients owning VLP Shares, currently own in the aggregate 2,493,234 shares of Wellsford Common Stock (representing approximately 15.5% of the outstanding shares of Wellsford Common Stock), over all of which shares Franklin exercises investment power, but over only 1,041,987 of which shares (representing approximately 6.3% of the outstanding shares of Wellsford Common Stock) Franklin exercises voting power. In addition, pursuant to the terms of the Merger Agreement, Wellsford has agreed to indemnify, among others, each trustee and officer of VLP with respect to actions taken by them in such capacities and has agreed to purchase directors' and officers' liability insurance coverage which shall provide them with $10,000,000 of aggregate coverage for six years following the Effective Time on terms with respect to coverage and amount no less than those contained in such policy in effect on the date of the Merger Agreement. See "THE MERGER AGREEMENT AND CERTAIN ANCILLARY DOCUMENTS--The Merger Agreement--Indemnification Provisions." Furthermore, pursuant to the terms of the Merger Agreement, Wellsford has agreed to enter into a registration rights agreement with the three largest VLP shareholders, as of the date of the Merger Agreement, granting such shareholders certain "shelf registration rights" and an unlimited number of "piggyback registration rights," subject to certain restrictions, so as to permit sales by such shareholders which would otherwise be restricted. See "THE MERGER AGREEMENT AND CERTAIN ANCILLARY DOCUMENTS--Certain Ancillary Documents--Registration Rights

Agreement." In connection with the consummation of the Merger, management of VLP will be entitled to receive cash payments from VLP aggregating $3.4 million under VLP's Incentive Bonus Plan and an employment agreement with VLP's Chief Executive Officer. Under the terms of the Merger Agreement, VLP has also agreed to take all necessary action to cause all outstanding VLP Options to purchase VLP Shares granted under VLP's Stock Option Plan, as amended, to Trustees, officers and employees of VLP, whether or not then exercisable, to be cancelled immediately prior to the closing in exchange for a cash payment from VLP. In the event all the VLP Options outstanding as of the date of this Proxy Statement/ Prospectus are so cancelled, VLP will pay an aggregate of approximately $4.7 million to the holders thereof. See "THE MERGER--Interests of Certain Persons in the Merger."

ANTICIPATED ACCOUNTING TREATMENT

     The Merger will be treated as a purchase in accordance with Accounting Principles Board Opinion No. 16.

FEDERAL INCOME TAX CONSEQUENCES

     With respect to VLP shareholders, the Merger will be a taxable transaction for federal income tax purposes and may be a taxable transaction for foreign, state and local income tax purposes as well. The Merger will not constitute a taxable transaction for Wellsford, Merger Subsidiary or VLP for federal income tax purposes.

AMERICAN STOCK EXCHANGE LISTING

     The Wellsford Common Stock issuable in connection with the Merger has been approved for listing on the American Stock Exchange ("AMEX"), subject to official notice of issuance.

DISTRIBUTION AND DIVIDEND POLICY

     In order to maintain its qualification as a REIT, VLP is required to make annual distributions to its shareholders in an amount equal to at least 95% of its taxable income (excluding net capital gains). VLP did not declare or pay any dividends during the fiscal years ended September 30, 1996 and September 30, 1995 as it did not realize taxable income during any of those fiscal years. VLP did not declare or pay any dividends during the fiscal year ended September 30, 1997 since, after taking into account a net operating loss carryover, it did not realize REIT taxable income during fiscal 1996. Any future distributions by VLP will be at the discretion of the VLP Board and will depend on VLP's actual cash available for distribution, its financial condition, capital requirements, the annual distribution requirements under REIT provisions of the Code and such other factors as the VLP Board deems relevant.

     After the Merger, the dividends payable with respect to Wellsford Common Stock will be made at the discretion of the Board of Directors of Wellsford (the

"Wellsford Board"). Wellsford does not currently contemplate paying dividends on the Wellsford Common Stock. Earnings from Wellsford's investments are currently expected to be reinvested by Wellsford in future acquisitions and investments. The Wellsford Board may determine in its discretion to pay dividends on the Wellsford Common Stock in the future, and any such determination will be dependent upon Wellsford's results of operations, financial condition, contractual restrictions and other factors deemed relevant at that time by the Wellsford Board.

APPRAISAL RIGHTS

     Shareholders of VLP are not entitled to dissenting shareholders' appraisal rights under Maryland law. Maryland law does not provide appraisal rights to shareholders of a REIT in connection with a merger if their shares are listed on a national securities exchange, such as the NYSE, on the record date for determining shareholders entitled to vote on such merger. All of the VLP Shares outstanding on the Record Date for determining the shareholders entitled to vote on the Merger were listed on the NYSE.

THE MERGER AGREEMENT

  Merger Consideration

     Upon consummation of the Merger, each VLP Share issued and outstanding will be converted into the right to receive, subject to certain adjustments, a pro rata portion (based on the number of VLP Shares outstanding immediately prior to the Effective Time) of (a) $129,996,350 in cash and (b) 3,350,000 shares of Wellsford Common Stock (such cash and Wellsford Common Stock, the "Merger Consideration"). Based upon the number of VLP Shares outstanding as of the date of this Proxy Statement/Prospectus, each VLP Share will be converted into the right to receive $11.58 in cash and 0.2984 shares of Wellsford Common Stock. As of January 6, 1998, the last reported sale price of the Wellsford Common Stock on the AMEX was $15 3/8 per share. In addition, VLP has agreed to take all necessary action to cause all outstanding VLP Options granted under VLP's Stock Option Plan, as amended, whether or not then exercisable, to be cancelled in exchange for a cash payment from VLP equal to the excess of $15.75 over the exercise price of such VLP Options. See "THE MERGER--Interests of Certain Persons in the Merger."

     Each holder of record of VLP Shares will be entitled, with respect to all but not less than all of such holder's VLP Shares, to make an Election, subject to certain limitations, to increase either the amount of cash ("Cash Electing Shares") or the amount of Wellsford Common Stock ("Stock Electing Shares") to be received in exchange for such holder's VLP Shares. The actual amount of cash and Wellsford Common Stock to be received by a holder who makes such an Election will be adjusted on a pro rata basis to the extent possible to reflect the holders' respective Elections to maximize the amount of Merger Consideration to consist of either cash or Wellsford Common Stock. For purposes of determining the allocation of the Merger Consideration among the Cash Electing Shares and the Stock Electing Shares, a share of Wellsford Common Stock will be valued at the average closing price per share on the AMEX for the 10 trading days immediately preceding the Closing Date (as defined in the Merger Agreement).

  Effective Date of the Merger


     If approved by the shareholders of VLP, the Merger will become effective upon the effective date of the acceptance by the SDAT of the articles of merger providing for the Merger in accordance with the Maryland General Corporation Law (the "MGCL"). Subject to the satisfaction or waiver of the other conditions to the obligations of Wellsford and VLP to consummate the Merger, it is currently expected that the Merger will be consummated as promptly as practicable after the VLP Special Meeting.

  Exchange of VLP Certificates

     Promptly after the Merger, United States Trust Company of New York, New York, as exchange agent, will mail to each holder of record of a certificate or certificates which, immediately prior to the consummation of the Merger represented VLP Shares (collectively, the "VLP Certificates" and individually, a "VLP Certificate"), (i) a letter of transmittal which shall instruct such holder that upon surrender of such VLP Certificates and subject to the Election, if any, made by such holder, each VLP Share will be converted into a pro rata portion of the Merger Consideration and cash in lieu of the issuance of any fractional shares of Wellsford Common Stock, and (ii) a form of election to be used by each such holder who wishes to make an Election with respect to all VLP Shares held by such holder. VLP shareholders should not send in their VLP Certificates until they receive a letter of transmittal.

  Representations, Warranties and Covenants

     Pursuant to the Merger Agreement, Wellsford and VLP each have made certain representations, warranties and covenants customary in transactions of this type.

  Conditions to the Merger

     The respective obligations of Wellsford and Merger Subsidiary, on the one hand, and VLP, on the other hand, to consummate the Merger are subject to the fulfillment or waiver of each of the following conditions, among others: (a) the other party shall have performed or complied in all material respects with all agreements and covenants required to be performed or complied with on or prior to the Effective Time; (b) from September 18, 1997 through the date of the Merger, there shall not have occurred any change, circumstance or event concerning the other party that has had or could reasonably likely have a material adverse effect; (c) the Merger Agreement and the transactions contemplated thereby shall have been approved by the requisite vote of the shareholders of VLP; and (d) no party shall be subject to any order, ruling or injunction of a court of competent jurisdiction which restrains or prohibits the consummation of the Merger.

     The obligation of Wellsford and Merger Subsidiary to consummate the Merger is also subject, among other things, to the fulfillment or waiver of the condition that the holders of outstanding VLP Options to purchase not more than an aggregate of 50,000 VLP Shares shall have failed to execute and deliver consents agreeing to exchange such VLP Options for cash payments (which condition was satisfied prior to the date of this Proxy Statement/Prospectus). In addition, it is a condition to the consummation of the Merger that VLP deliver an executed closing agreement with or a determination from the Internal Revenue Service with respect to certain Code provisions (which condition was also satisfied prior to the date of this Proxy Statement/Prospectus). See "THE MERGER AGREEMENTS AND CERTAIN ANCILLARY DOCUMENTS--The Merger Agreements-- Conditions to the Merger."

     The obligation of VLP to consummate the Merger is subject, among other things, to the approval for the listing on the AMEX of the shares of Wellsford Common Stock issuable in the Merger, subject to official notice of issuance.

     At any time prior to the Merger, Wellsford and Merger Subsidiary, on the one hand, or VLP, on the other hand, may, to the extent legally allowed, (i) extend the time for performance of any of the obligations or other acts of the other party to the Merger Agreement, (ii) waive any inaccuracies in the representations and warranties made to such party contained in the Merger Agreement or in any document delivered pursuant thereto, and (iii) waive compliance with any of the agreements or conditions for the benefit of such party contained in the Merger Agreement.

  Termination of the Merger Agreement

     The Merger Agreement may be terminated and the Merger may be abandoned at any time, before or after the VLP Special Meeting, in the following manner: (a) by the mutual consent of Wellsford and VLP; (b) by either Wellsford or VLP, if
(i) any order, decree or ruling or other action of a court of competent jurisdiction or other governmental entity permanently restraining, enjoining or otherwise prohibiting the Merger shall have become final and non-appealable, provided that the party seeking to terminate the Merger Agreement shall have used its best efforts to appeal such order, decree, ruling or other action, (ii) the VLP Board approves or adopts, or recommends to the shareholders of VLP approval or acceptance of, a VLP Acquisition Proposal (as defined in

"THE MERGER AGREEMENT AND CERTAIN ANCILLARY DOCUMENTS--Merger Agreement--Certain Covenants") by a person other than Wellsford or Merger Subsidiary, but only in the event that the VLP Board has determined in good faith that such action is necessary for the trustees of VLP to comply with their fiduciary duties to the shareholders of VLP, or (iii) the Merger shall not have been consummated on or before March 1, 1998 (other than due to the failure of the party seeking to so terminate to perform its obligations under the Merger Agreement required to be performed by it at or prior to the Effective Time); (c) by Wellsford, if (i) there has been a breach of any representation, warranty, covenant or agreement of VLP contained in the Merger Agreement, or if any representation or warranty of VLP shall have become untrue, in either case such that the Merger could not be consummated by March 1, 1998, (ii) the VLP Board shall have failed to recommend, or shall have withdrawn, modified or amended in any material and negative respects its approval or recommendation of the Merger or shall have resolved to do any of the foregoing, provided that such failure, withdrawal, modification or amendment has not been due to the result of Wellsford's or Merger Subsidiary's breach of its obligations under the Merger Agreement, or
(iii) the Merger Agreement and the transactions contemplated thereby shall have failed to receive the requisite vote for approval and adoption at the VLP Special Meeting; or (d) by VLP, if there has been a breach of any representation, warranty, covenant or agreement of Wellsford or Merger Subsidiary contained in the Merger Agreement, or if any representation or warranty of Wellsford or Merger Subsidiary shall have become untrue, in either case such that the Merger could not be consummated by March 1, 1998.

  Effect of Termination of the Merger Agreement

     If (i) Wellsford or VLP elects to terminate the Merger Agreement because the VLP Board approves or adopts, or recommends to the shareholders of VLP approval or acceptance of, a VLP Acquisition Proposal by a person other than Wellsford or Merger Subsidiary or (ii) Wellsford elects to terminate the Merger Agreement because the VLP Board shall have failed to recommend, or shall have withdrawn, modified or amended in any material and negative respects its approval or recommendation of the Merger or shall have resolved to do any of the foregoing, provided that such failure, withdrawal, modification or amendment has not been due to the result of Wellsford's or Merger Subsidiary's breach of any of its obligations under the Merger Agreement, or (iii) Wellsford elects to terminate the Merger Agreement because the Merger Agreement and the transactions contemplated thereby shall have failed to receive the requisite vote for approval and adoption at the VLP Special Meeting or any adjournment thereof and, with respect to this clause (iii), a VLP Acquisition Proposal by a person other than Wellsford or Merger Subsidiary exists at the time of such termination, then VLP will pay to Wellsford all documented out-of-pocket fees and expenses incurred by Wellsford in connection with the Merger Agreement and the Merger, up to a maximum of $750,000, plus $3.0 million.

VOTING AGREEMENT

     Franklin, which has the right to vote, as of the date of this Proxy Statement/Prospectus, approximately 50.05% of the issued and outstanding VLP Shares, has entered into a Voting Agreement with Wellsford pursuant to which Franklin has agreed to vote, and to cause its affiliates to vote, all VLP Shares over which it has voting power in favor of the Merger Agreement and the Merger and against any other proposed business combination involving VLP. The Voting Agreement terminates upon the termination of the Merger Agreement.

COMPARISON OF RIGHTS OF HOLDERS

     The rights of shareholders of VLP are governed by Title 8 of the Corporations and Associations Article of the Annotated Code of Maryland ("Title 8") and certain other provisions of the Annotated Code of Maryland, the VLP Declaration of Trust and Bylaws. Upon completion of the Merger, shareholders of VLP will become stockholders of Wellsford, and their rights as stockholders will be governed by the MGCL, Wellsford's Articles of Amendment and Restatement (the "Wellsford Charter") and the Wellsford Bylaws.

     Material differences between the rights of shareholders of VLP and the rights of stockholders of Wellsford include the following: (i) the Wellsford Board is divided into classes which serve staggered terms, whereas the VLP Board is not; (ii) the shareholders of VLP may call a special meeting upon request of not less than 25% of all votes entitled to be cast at such meeting, whereas the stockholders of Wellsford may call a special meeting upon request of holders of shares entitled to cast not less than a majority of all the votes entitled to be cast at such meeting; (iii) Wellsford's Bylaws provide for certain advance notice requirements for stockholder nominations of persons for election to the Wellsford Board and proposals of new business, whereas VLP's Bylaws do not; (iv) the MGCL permits stockholder action by consent only by the unanimous written consent of all stockholders entitled to vote on the matter, whereas Title 8 contains no such provision and the VLP Declaration of Trust permits any action which may be taken at a meeting of shareholders to be taken without a meeting if a written consent to the action is signed by holders of a majority of outstanding shares entitled to vote on the matter (or such larger portion of outstanding shares as would be required for shareholders to approve such action at a meeting); (v) under Title 8 and the VLP Declaration of Trust, the trustees may amend the VLP Declaration of Trust to enable VLP to qualify as a REIT under the Code, whereas the Wellsford Charter contains no such provision; (vi) the VLP Declaration of Trust provides that all common shares shall be of the same class and also provides that the VLP Board may issue preferred shares in series with such terms as they fix, whereas the Wellsford Charter provides that the Wellsford Board may authorize issuance of new classes or series of stock and the Wellsford Board may reclassify any unissued shares of stock in one or more classes or series of stock; (vii) the VLP Declaration of Trust provides that the vote or consent of two-thirds of the outstanding shares entitled to vote shall be required to approve the nature and terms of any sale, lease, exchange or other disposition of substantially all of VLP estate as a whole, whereas the Wellsford Charter provides that a consolidation or a share exchange or a merger in which Wellsford is the successor must be approved by the affirmative vote of holders of shares entitled to cast a majority of all votes entitled to be cast on the matter or, if Wellsford is not the successor in a merger, such merger must be approved by the stockholders by the affirmative vote of two-thirds of all the votes entitled to be cast on the matter, as provided by the MGCL; (viii) the Bylaws of Wellsford exempt any and all acquisitions by any person of Wellsford's shares of stock from the Maryland control share acquisition statute, whereas the VLP Declaration of Trust and Bylaws contain no such provision; (ix) the VLP Declaration of Trust contains certain restrictions on transfer and ownership of shares in order to maintain VLP's status as a REIT under the Code, whereas the Wellsford Charter contains no such provisions with respect to shares of common stock; (x) the VLP Declaration of Trust provides that trustees can be removed, with or without cause, whereas the Wellsford Charter provides that directors of Wellsford can be removed only for cause; (xi) under the MGCL, Wellsford is subject to certain express statutory limits on the payment of dividends or other distributions, whereas VLP is not subject to similar express restrictions; (xii) under Title 8, VLP must hold at least 75% of the value of its assets in certain real estate-related investments, and may not use or apply land for farming, agriculture, horticulture or similar purposes, whereas there are no such restrictions in the MGCL; and (xiii) the VLP Declaration of Trust provides that VLP may not knowingly, directly or indirectly, acquire any property from, or sell, lend, or otherwise transfer any property to, a trustee and places conditions on transactions between VLP and any affiliate of a trustee and between VLP and any entity of which a trustee owns more than 1% of the voting securities, whereas the Wellsford Charter provides that, subject to further restriction, Wellsford may enter into any contract or transaction of any kind with any person or entity, including any director, officer, employee or agent of Wellsford or any person or entity affiliated with a director, officer, employee or agent of Wellsford, whether or not any of them has a financial interest in such transaction.

VALUE PROPERTY TRUST

     VLP is a self-administered REIT engaged in the business of managing its portfolio of real estate investments. VLP was organized in 1970 under the laws of the State of Maryland as PNB Mortgage and Realty Investors. In 1984, VLP changed its name to Mortgage and Realty Trust. In October 1995, VLP changed its name to Value Property Trust. VLP is organized under the VLP Declaration of Trust, and currently conducts its business in such a fashion as is intended to qualify as a REIT under Sections 856-860 of the Code.

     As of September 30, 1997, VLP had: (1) cash and cash equivalents of $81.4 million; (2) restricted cash of $1.7 million which is restricted as to use under terms of various escrow and lease agreements and the New Indenture (as defined in "VALUE PROPERTY TRUST--Developments During Fiscal 1996 and 1997"); and (3) invested assets which include eight mortgage investments (consisting of one commercial mortgage loan and 111 residential mortgage loans) and 21 investments in real estate owned. Based upon the amounts of VLP's invested assets as of September 30, 1997, approximately 37% of VLP's portfolio was invested in California, approximately 21% in Pennsylvania and approximately 18% in two New England states. Nationally, approximately 22% of the amounts of its invested assets are in industrial or research and development properties, approximately 39% in office buildings, approximately 27% in shopping centers, approximately 12% in apartments and less than 1% in other types of real estate properties.

                              VALUE PROPERTY TRUST
                SUMMARY AND SELECTED CONSOLIDATED FINANCIAL DATA

     The consolidated historical financial balance sheet data as of September 30, 1997 and 1996 and the consolidated historical operating data for the years ended September 30, 1997 and 1996 of VLP have been derived from and should be read in conjunction with the historical consolidated financial statements audited by Coopers & Lybrand L.L.P., independent accountants, whose report with respect thereto is included elsewhere in this Proxy Statement/Prospectus. The historical balance sheet data as of September 30, 1995 and the historical operating data for the year then ended of VLP have been derived from the historical financial statements audited by Ernst & Young LLP, independent accountants, whose report with respect thereto is included elsewhere in this Proxy Statement/Prospectus. In the schedules below, the post-confirmation financial statements and table amounts signify that the financial statements and schedules are that of a new reporting entity and have been prepared on a basis which is not comparable to the pre-confirmation financial statements and schedules.

                                 POST-CONFIRMATION    POST-CONFIRMATION    PRE-CONFIRMATION
                                    HISTORICAL           HISTORICAL           HISTORICAL
                                    YEAR ENDED           YEAR ENDED           YEAR ENDED
                                   SEPTEMBER 30,        SEPTEMBER 30,       SEPTEMBER 30,
                                       1997                 1996                 1995
                                 -----------------    -----------------    ----------------
                                       (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)
OPERATING DATA:
  Revenues:
    Rental income.............        $23,461              $30,482      |      $ 26,894
    Other income..............            211                2,871      |         9,484
    Interest income...........          3,064                1,713      |         3,086
    Joint venture income......              0                    0      |             0
                                     --------             --------      |  ----------------
                                       26,736               35,066      |        39,464
                                     --------             --------      |  ----------------
  Expenses:                                                             |
    Property operating and                                              |
      maintenance.............          5,904                7,863      |         7,842
    Real estate taxes.........          2,312                3,063      |         2,878
    General and                                                         |
      administrative..........          3,804                3,173      |         4,518
    Depreciation..............          1,717                2,347      |         7,306
    Interest..................          4,640               10,489      |        35,900
    Property management.......            755                1,158      |           982
    Provision for losses on                                             |
      mortgage loans and                                                |
      related investments.....              0                    0      |         3,000
                                     --------             --------      |  ----------------
                                       19,132               28,093      |        62,426
                                     --------             --------      |  ----------------

    Income (loss) from                                                  |
      operations before                                                 |
      reorganization items,                                             |
      gain on sale of real                                              |
      estate, extraordinary                                             |
      item and income taxes...          7,604                6,973      |       (22,962)
  Reorganization items........              0                    0      |       (72,375)
  Gain on sale of real                                                  |
    estate....................         24,861                    0      |             0
                                     --------             --------      |  ----------------
  Income before extraordinary                                           |
    taxes.....................         32,465                6,973      |       (95,337)
  Extraordinary item--gain on                                           |
    extinguishment of debt....              0                    0      |        75,304
                                     --------             --------      |  ----------------
  Income before income taxes..         32,465                6,973      |       (20,033)
  Provision for income taxes..              0                    0      |             0
                                     --------             --------      |  ----------------
  Net income..................        $32,465              $ 6,973      |      $(20,033)
                                     --------             --------      |  ----------------
                                     --------             --------      |  ----------------
Per share*                                                              |
  Income before                                                         |
    reorganization, gain on                                             |
    sale of real estate,                                                |
    extraordinary item and                                              |
    income taxes..............           0.68                 0.62      |
  Reorganization items........           0.00                 0.00      |
  Gain on sale of real                                                  |
    estate....................           2.21                 0.00      |
  Extraordinary item--gain on                                           |
    extinguishment of debt....           0.00                 0.00      |
  Net income per common                                                 |
    share.....................           2.89                 0.62      |
  Weighted average common                                               |
    shares outstanding........         11,226               11,226      |        11,226

------------------
* Net income (loss) per share for the pre-confirmation period is not presented because this information is not meaningful as a result of the 1995 Restructuring and the adoption of Fresh Start Reporting. See "VALUE PROPERTY TRUST--Recent Chapter 11 Case and 1995 Prepackaged Plan of Reorganization" and "--Fresh Start Reporting."

                                 POST-CONFIRMATION    POST-CONFIRMATION    POST-CONFIRMATION
                                    HISTORICAL           HISTORICAL           HISTORICAL
                                   SEPTEMBER 30,        SEPTEMBER 30,        SEPTEMBER 30,
                                       1997                 1996                 1995
                                 -----------------    -----------------    -----------------
                                                   (DOLLARS IN THOUSANDS)
BALANCE SHEET DATA:
  Real estate (prior to
    depreciation).............       $  68,360            $ 127,316            $ 149,508
  Mortgage notes receivable...           6,805                  663               57,612
  Joint venture investment....               0                    0                    0
  Cash and cash equivalents...          81,409               29,501                9,977
  Restricted cash.............           1,673               12,213                6,791
  Total assets................         159,082              172,411              232,329
  Total debt..................          18,222               63,226              127,510
  Total equity................         139,512              107,047              100,074
OTHER DATA:
  Funds from operations.......           9,321                9,320              (15,656)
  EBITDA**....................          13,961               19,809               20,244
  Cash flow from operating
    activities................          10,626                9,387              (50,910)
  Cash flow from investing
    activities................          75,746               79,843               12,051
  Cash flow from financing
    activities................         (34,464)             (69,706)              (8,513)

------------------
** EBITDA is defined as earnings before interest, taxes, depreciation and amortization.

WELLSFORD REAL PROPERTIES, INC.

  General

     Wellsford began operations in January 1997 as a subsidiary of Wellsford Residential Property Trust ("Wellsford Residential"), a Maryland REIT. Wellsford began to operate independently following consummation of a series of transactions, including the contribution (the "Contribution") by Wellsford Residential of certain of its assets to Wellsford, the distribution (the "Distribution") to the holders of common shares of beneficial interest of Wellsford Residential of all of the shares of Wellsford Common Stock owned by Wellsford Residential, and the subsequent merger (the "EQR Merger") of Equity Residential Properties Trust ("EQR"), a Maryland REIT, into Wellsford Residential. The discussion of the business and properties of Wellsford in this Proxy Statement/Prospectus assumes, except where the context requires otherwise, that (i) the Merger has been consummated and (ii) the contemplated sale to Whitehall Street Real Estate Limited Partnership VII ("Whitehall Property Buyer"), a discretionary real estate fund affiliated with Goldman, Sachs & Co., of 14 of the 21 of the VLP properties has been consummated. See "BUSINESS AND

PROPERTIES OF WELLSFORD CAPITAL CORPORATION--Agreement to Convey Certain VLP Real Properties."

     Wellsford was organized to create and realize value by identifying and making opportunistic real estate investments by the direct acquisition, rehabilitation, development, financing and management of real properties and/or participation in these activities through the purchase of debt instruments or equity interests of entities engaged in such real estate businesses. Management is concentrating its efforts on defining and building focused operating businesses with recurring sources of income. Wellsford intends to maximize shareholder value over time through growth in cash flow and net asset value per share.

     Wellsford believes that while liquidity has returned to many real estate markets and that the supply and demand of many real estate asset classes are in relative equilibrium, there are specific opportunities which are expected to continue to exist because of market inefficiencies and impediments to investment, such as transactional complexity, time-consuming regulatory approvals, the prospect of no or limited immediate cash flow and a lack of available property information and market information analysis. In this regard, Wellsford is organized into three strategic business units, each covering a separate line of business which management believes currently offers such opportunities. They are (i) acquiring underperforming office and other commercial properties below replacement cost, renovating and/or repositioning them, and owning, operating and/or reselling such properties, (ii) investing in real estate-related debt instruments with the potential for high-yields or returns more characteristic of equity ownership and (iii) engaging in selective land and property development when justified by expected returns. As opportunities emerge, Wellsford may in the future expand its real estate-related businesses and activities.

     Wellsford currently does not intend to qualify as a REIT under the Code. Consequently, Wellsford has the flexibility to respond quickly to opportunities without the structural limitations inherent in REITs and to operate, when deemed advantageous by management, on a more highly leveraged basis than most REITs. Wellsford does intend to elect REIT status for certain of its subsidiaries or affiliates when management deems it beneficial to Wellsford's shareholders. By not qualifying as a REIT under the Code (which would require Wellsford to distribute each year at least 95% of its net taxable income, excluding capital gains), Wellsford has the ability and currently intends to retain for reinvestment its cash flow generated from operations and to sell properties without the substantial income tax penalties which may be imposed on REITs in such transactions. In addition, Wellsford differs from opportunity funds that are typically structured as private partnerships. In that regard, the business of Wellsford is conducted without the payment of acquisition, disposition or advisory fees to general partners which should result in additional cash flow being available for reinvestment as well as mitigate the potential for conflicts of interest. In addition, unlike investors in opportunity funds, Wellsford's shareholders are expected to have enhanced liquidity through their ability to sell or margin their stock. Wellsford also hopes to attract a broader range of investors because there is no stipulated investment minimum. However, unlike REITs and opportunity funds, Wellsford is subject to corporate level taxation.

     Wellsford's management includes the co-founders of Wellsford Residential, Jeffrey H. Lynford, Chairman, and Edward Lowenthal, President and Chief Executive Officer, supported by a management team experienced in real estate acquisitions, development, asset management and finance. Wellsford believes that the over 50 years of combined experience of management in real estate, capital markets and public company operations, their knowledge, credibility and business relationships, and their demonstrated track record of recognizing and profiting from emerging real estate trends should help Wellsford accomplish its business objectives. In analyzing potential investments and market trends and inefficiencies, management has reviewed, and will continue to review, current economic and market information. From the completion by Wellsford Residential of the initial public offering of its common shares of beneficial interest in November 1992 (the "Wellsford Residential IPO") until consummation of the EQR Merger in May 1997, Messrs. Lynford and Lowenthal, through Wellsford Residential, acquired 69 multifamily properties containing 16,332 units. From calendar year 1992 through calendar year 1996, the revenues of Wellsford Residential and its predecessors increased from $26.5 million to $131.8 million, representing a compounded annual growth rate of approximately 49%, and earnings before interest, depreciation and amortization ("EBITDA") of Wellsford Residential and its predecessors increased from $13.8 million to $72.8 million, representing a compounded annual growth rate of approximately 52%. In addition, investors who bought their common shares of beneficial interest of Wellsford Residential ("Wellsford Trust Common") in the Wellsford Residential IPO, would have received an average annual return of approximately 23.8% on their initial investment, based upon the closing market price of a share of Wellsford Trust Common on the NYSE on May 30, 1997 (the date of the EQR Merger) and assuming all distributions received on such shares of Wellsford Trust Common were immediately reinvested in Wellsford Common.

     Wellsford has demonstrated its ability to benefit from management's experience, business relationships and access to capital markets by the sale, without the use of a placement agent, on June 2, 1997, of 12,000,000 shares of Wellsford Common Stock in a private placement (the "Private Placement") primarily to institutional investors at a price per share equal to $10.30 (the book value per share of Wellsford Common Stock on the date of closing of the Private Placement), for an aggregate purchase price of $123.6 million.

     To date, management of Wellsford has implemented its business strategy through the following transactions: (i) the formation, together with WHWEL Real Estate Limited Partnership ("Whitehall Partner"), an affiliate of Goldman Sachs & Co., of Wellsford/Whitehall Properties, L.L.C. ("Wellsford Office"), a joint venture which currently owns and operates 13 office buildings containing an aggregate of approximately 2.3 million square feet; (ii) the proposed Merger of Merger Subsidiary into VLP; (iii) the proposed sale by Wellsford and Merger Subsidiary to Whitehall Property Buyer of 14 of the 21 properties to be acquired pursuant to the Merger, which transaction is expected to be consummated immediately subsequent to the Merger; (iv) a $25 million subordinated secured mezzanine loan with respect to a class A office building located at 277 Park Avenue, New York City; (v) a 50% junior participation in a $70 million secured credit facility entered into by Morgan Guaranty Trust Company of New York ("Morgan Guaranty") (the "Abbey Credit Facility") with an owner and operator of office, industrial and retail properties in Southern California; (vi) an approximately $32.5 million secured subordinated credit facility entered into by Fleet Real Estate, Inc. with the owner of industrial properties in Texas in which a subsidiary of Wellsford has agreed to advance up to 50% (the "IPH Mezzanine Facility");

(vii) a $15 million participation in a $60 million secured subordinated loan (the "Woodlands Loan") with respect to a premier master-planned residential community located north of Houston; (viii) the acquisition of a 344-unit class A residential apartment complex in Tucson, Arizona for a purchase price of $20.5 million; and (ix) an approximate 80% interest in Phases I, II and III of, and in options to acquire (at fixed prices) and develop Phases IV and V of, a 1,880-unit class A multifamily development in a suburb of Denver, Colorado. See "BUSINESS AND PROPERTIES OF WELLSFORD/WHITEHALL PROPERTIES, L.L.C.," "BUSINESS AND PROPERTIES OF WELLSFORD CAPITAL CORPORATION" and "BUSINESS AND PROPERTIES OF WELLSFORD REAL PROPERTIES, INC."

     Wellsford has available various sources of capital and financing, including
(i) a two-year $50 million line of credit (extendible for one year) from BankBoston, N.A. (formerly known as The First National Bank of Boston) ("BankBoston") and Morgan Guaranty (the "Line of Credit") which initially bears interest at an annual rate equal to LIBOR plus 175 basis points; (ii) the agreement by Whitehall Partner to contribute up to an additional $50 million to Wellsford Office; and (iii) the commitment of ERP Operating Limited Partnership, an Illinois limited partnership of which EQR is the general partner and through which EQR conducts substantially all of its operations ("ERP Operating Partnership"), to acquire at Wellsford's option up to $25 million of Wellsford's Series A 8% Convertible Redeemable Preferred Stock, $.01 par value per share (liquidation preference of $25.00 per share) ("Series A Preferred"), each share of which is convertible into Wellsford Common Stock at a price of $11.124 (representing a premium of 8% in excess of the book value per share of the Wellsford Common Stock on the date of the EQR Merger) (the "ERP Preferred Commitment"). The ERP Preferred Commitment is pledged as security for the Line of Credit. See "DESCRIPTION OF WELLSFORD CAPITAL STOCK--Series A 8% Convertible Redeemable Preferred Stock." In addition, Wellsford Office has a $375 million loan facility from BankBoston and Goldman Sachs Mortgage Company, consisting of a secured term loan facility of up to $225 million and a secured revolving credit facility of up to $150 million, in each case subject to the satisfaction of certain conditions (the "Wellsford Office Bank Facility"). Loans made under the Wellsford Office Bank Facility are currently secured by mortgages on certain properties of Wellsford Office. See "WELLSFORD'S LINES OF CREDIT."

  Business Strategy

     In furtherance of its business strategy, Wellsford is organized into three strategic business units, each covering a separate line of business. As opportunities emerge, Wellsford may in the future expand or modify its real estate-related businesses and activities.

     Commercial Properties.  Wellsford seeks to acquire commercial properties below replacement cost and operate and/or resell the properties after renovation, redevelopment and/or repositioning. Wellsford believes that appropriate well-located commercial properties which are currently underperforming can be acquired on advantageous terms and repositioned with the expectation of achieving enhanced returns which are greater than returns which could be achieved by acquiring a stabilized property.

     Wellsford has agreed with Whitehall Partner to conduct its business and activities relating to office properties (but not other types of commercial properties) located in North America solely through its interest in Wellsford Office except, in certain circumstances, where Wellsford Office has declined the investment opportunity. Wellsford Office currently focuses on acquiring, redeveloping and developing office properties in the Northeast United States. Wellsford Office seeks opportunistic acquisitions of office properties, including underperforming or vacant properties, in excellent locations within recovering markets, where management can create significant value through adaptive reuse. See "BUSINESS AND PROPERTIES OF WELLSFORD/WHITEHALL PROPERTIES, L.L.C."

     High Yield Debt Investments. Wellsford makes loans that constitute, or will invest in real estate-related senior, junior or otherwise subordinated debt instruments, which may be unsecured or secured by liens on real estate, interests therein or the economic benefits thereof, and which have the potential for high yields or returns more characteristic of equity ownership. These investments may include debt that is acquired at a discount, mezzanine financing, commercial mortgage-backed securities ("CMBS"), secured and unsecured lines of credit, distressed loans, and loans previously made by foreign and other financial institutions. Wellsford believes that there are opportunities to acquire real estate debt securitized by the use of CMBS, especially in the low or below investment grade tranches, at significant returns as a result of inefficiencies in pricing, while utilizing management's real estate expertise to analyze the underlying properties and thereby effectively minimizing risk.

     Property Development. Wellsford engages in selective development activities as opportunities arise and when justified by expected returns. Wellsford believes that by pursuing selective development activities it can achieve returns which are greater than returns which could be achieved by acquiring stabilized properties. Certain development activities may be conducted in joint ventures with local developers who may bear the substantial portion of the economic risks associated with the construction, development and initial rent-up of properties. As part of its strategy, Wellsford may seek to obtain bond financing from local governmental authorities which generally bears interest at rates substantially below rates available from conventional financing.

     Wellsford may in the future make equity investments in entities owned and/or operated by unaffiliated parties and which engage in real estate-related businesses and activities or businesses that service the real estate industry. Some of the entities in which Wellsford may invest may be start-up companies or companies in need of additional capital. Wellsford may also manage and lease properties owned by it or in which it has an equity or debt investment.

  Investments

     Wellsford has implemented its business strategy through the following transactions:

     o The formation on August 28, 1997 of Wellsford Office by Wellsford, through its subsidiary, Wellsford Commercial Properties Trust ("WCPT"), together with Whitehall Partner, an affiliate of Goldman, Sachs & Co. WCPT intends to qualify as a REIT and has a 50.1% interest in Wellsford Office. Wellsford Office currently focuses on acquiring, redeveloping and developing office properties in the Northeast United States. Wellsford Office seeks opportunistic acquisitions of office properties, including underperforming or vacant properties, in excellent locations within recovering markets, where management can create significant value through adaptive reuse.

     Wellsford Office currently owns and operates 13 office buildings containing an aggregate of approximately 2.3 million square feet in New Jersey and Washington D.C. Wellsford contributed all of its six office buildings containing an aggregate of approximately 949,400 square feet to Wellsford Office, Whitehall Partner contributed four office buildings and a contract to purchase a fifth office building (which building has since been acquired by Wellsford Office), containing an aggregate of approximately 1.1 million square feet, and Wellsford Office recently acquired two office buildings containing an aggregate of 267,000 square feet. It is currently contemplated that Whitehall Partner will contribute one additional office building located in Boston containing approximately 67,000 square feet and an approximately 19 acre parcel of land located in Northern New Jersey. Upon the acquisition of these two properties, Wellsford Office will own 14 office buildings, 12 located in Northern New Jersey, one in Washington, D.C. and one in Boston, containing an aggregate of approximately 2.4 million square feet, and an approximately 19 acre vacant parcel of land located in Northern New Jersey.

     WCPT manages the day-to-day business of Wellsford Office, but certain decisions require the approval of Whitehall Partner. WCPT is entitled to incentive compensation equal to (a) 17.5% of available cash after a return of capital to WCPT and Whitehall Partner and a 17.5% return on equity to WCPT and Whitehall Partner, and (b) 22.5% of available cash after a 22.5% return on equity to WCPT and Whitehall Partner.

     In connection with the formation of Wellsford Office, Wellsford issued warrants (the "Warrants") to Whitehall Partner to purchase 4,132,230 shares of Wellsford Common Stock at an exercise price of $12.10 per share. The Warrants are exercisable for five years for either, at Wellsford's option, shares of Wellsford Common Stock or cash. The exercise price for the Warrants is payable either with membership units in Wellsford Office or cash.

     o The Merger. Immediately subsequent to the Merger, Wellsford and Merger Subsidiary expect to sell to Whitehall Property Buyer for an aggregate purchase price of approximately $65 million 14 of the 21 properties acquired pursuant to the Merger. Subsequent to the sale, VLP, as the successor in the Merger, will own seven properties (three office properties, two industrial properties, one office/industrial property and one retail property), containing an aggregate of approximately 600,000 square feet. These properties are located in the States of New Jersey, New Hampshire, Massachusetts, Pennsylvania and California.

     o The Term Loan Agreement with Wellsford Office, pursuant to which Wellsford has agreed to provide loans of up to approximately $86.3 million to Wellsford Office (collectively, the "Wellsford Office Bridge Loan"). The Wellsford Office Bridge Loan presently bears interest at an annual rate equal to LIBOR plus 400 basis points. The loans are due on February 25, 1998. As of December 31, 1997, approximately $4.3 million that had been advanced by Wellsford remained outstanding.

     o $25 million of an $80 million subordinated secured mezzanine loan with respect to the approximately 1.74 million square foot, 52-story class A office building located in mid-town Manhattan at 277 Park Avenue, New York City (the "277 Park Loan"). The 277 Park Loan is payable in full in May, 2007 and bears interest payable monthly at the rate of approximately 12% per annum.

     o A 50% junior participation in the Abbey Credit Facility, a $70 million secured credit facility entered into by Morgan Guaranty Trust Company of New York with affiliates of The Abbey Company, Inc., an owner and operator of office, industrial and retail properties in Southern California. Wellsford is entitled to receive interest on its advances at an annual rate of LIBOR plus 400 basis points. As of December 31, 1997, approximately $57.3 million had been advanced pursuant to the Abbey Credit Facility, of which Wellsford had advanced approximately $28.6 million.

     o The IPH Mezzanine Facility, an approximately $32.5 million secured subordinated credit facility entered into by Fleet Real Estate, Inc. with the owner of industrial properties in Texas, in which Wellsford Ventures, Inc., a wholly-owned subsidiary of Wellsford, has agreed to advance up to 50%. As of December 31, 1997, such subsidiary had advanced approximately $9.8 million with the balance, if required, expected to be advanced on or before February 15, 1998. Such loan is payable in full on June 30, 1998 and bears interest at an annual rate of LIBOR plus 500 basis points.

     o A $15 million participation in the Woodlands Loan, a $60 million secured subordinated loan entered into by BankBoston, Morgan Stanley Senior Funding, Inc. and certain other lenders with respect to a premier master-planned residential community located north of Houston. As of December 31, 1997, Wellsford Office had advanced $15 million of such loan which is payable in full on July 31, 2000 (with two, one-year extensions available) and bears interest at an annual rate of LIBOR plus 440 basis points.

     o The acquisition for $20.5 million of a 344-unit, newly constructed class A residential apartment project located in Tucson, Arizona known as "Sonterra at Williams Centre."

     o An approximate 80% interest in Phases I, II and III of, and in options to acquire and develop Phases IV and V of, a 1,880-unit class A multifamily development known as "Palomino Park," located on 182 acres, of which 65 acres have been developed, in a suburb of Denver, Colorado. Palomino Park is being constructed around a centrally located 24-acre park and has a 29,000-square-foot recreation center. Phase I consists of 456 units, all of which have been constructed, approximately 94% of which are leased and occupied, as of December 31, 1997. Construction on Phase II, which is to consist of 304 units, is expected to be completed in late 1998 or early 1999. As of September 30, 1997, an aggregate of approximately $21.9 million had been invested in Palomino Park, exclusive of amounts advanced under the then existing construction loans for Phases I and II. ERP Operating Partnership has an approximate 20% interest in Palomino Park.

RISK FACTORS RELATING TO WELLSFORD

     In considering whether to approve the Merger, the shareholders of VLP voting on the Merger should consider, in addition to the other information in this Proxy Statement/Prospectus, the matters discussed under "RISK FACTORS RELATING TO WELLSFORD" on page 20 and "RISK FACTORS RELATING TO THE MERGER" on page 19 of this Proxy Statement/Prospectus. Such matters include:

     o Competition in identifying and making investments and attracting tenants.

     o The inability of Wellsford to obtain significant amounts of capital.

     o Risks of excessive costs and delays associated with the acquisition, development, construction and renovation of properties.

     o Vacancies at existing properties.

     o Lack of limitation on the amount of debt that may be incurred and risks of highly leveraged investments.

     o Risks associated with debt instruments held by Wellsford, including the possibility that borrowers may not be able to make payments when due, that the value of collateral may be less than amounts owed and that interest rates charged may be less than Wellsford's cost of funds.

     o Risks associated with investments in mortgage loans and junior secured obligations, including lack of control over the collateral and any foreclosure procedures.

     o Lack of control and risks associated with equity investments in and with third parties.

     o Risks associated with investments in commercial mortgage-backed securities, resulting, in part, from the fact that the process of rating and servicing such securities is difficult and existing credit support is inadequate.

     o Illiquidity of Wellsford's real estate investments.


     o Wellsford, Wellsford Office and Merger Subsidiary are recently formed entities with limited prior operating history.

     o Risk that Wellsford may in the future be deemed to be an "investment company" under the Investment Company Act of 1940, as amended.

     o Risks of uninsured loss at Wellsford's properties.

     o Potential liability for unknown or future environmental liabilities.

     o Wellsford is dependent primarily upon the efforts of its Chairman of the Board and its President and Chief Executive Officer.

     o The ability of the Wellsford Board to amend or revise Wellsford's investment and other policies without a vote of shareholders.

     o The potential antitakeover effect of certain provisions of the Wellsford Charter and Maryland law.

                        WELLSFORD REAL PROPERTIES, INC.
                      SUMMARY CONSOLIDATED FINANCIAL DATA

     The following tables set forth the summary unaudited pro forma consolidated financial data for Wellsford, giving effect to the Wellsford Office joint venture transaction, the origination of the Abbey Credit Facility, the origination of the Woodlands Loan, the origination of the IPH Mezzanine Facility, the purchase of the Sonterra at Williams Centre property, the purchase of the Blue Ridge property, the Merger, the sale of certain VLP assets to Whitehall Property Buyer, the acquisition of certain properties (600 Atrium Drive, 700 Atrium Drive, 15 Broad Street and Mountain Heights) by Wellsford Office and the closing of the Wellsford Office Bank Facility as if they had occurred on the dates indicated herein, after giving effect to the pro forma adjustments described in the notes to the unaudited pro forma consolidated financial statements included elsewhere in this Proxy Statement/Prospectus.

     The summary unaudited pro forma consolidated operating data are presented as if the Wellsford Office joint venture transaction, the origination of the Abbey Credit Facility, the origination of the Woodlands Loan, the origination of the IPH Mezzanine Facility, the purchase of the Sonterra at Williams Centre property, the purchase of the Blue Ridge property, the Merger, the sale of certain VLP assets to Whitehall Property Buyer, the acquisition of certain properties (600 Atrium Drive, 700 Atrium Drive, 15 Broad Street and Mountain Heights) by Wellsford Office and the closing of the Wellsford Office Bank Facility had been consummated on January 1, 1997 and January 1, 1996 for the nine months ended September 30, 1997 and the year ended December 31, 1996, respectively.

     The summary unaudited pro forma consolidated balance sheet data are presented as if the origination of the Woodlands Loan, the origination of the IPH Mezzanine Facility, the purchase of the Sonterra at Williams Centre property, the purchase of the Blue Ridge property, the Merger, the sale of certain VLP assets to Whitehall Property Buyer, the acquisition of certain properties (600 Atrium Drive, 15 Broad Street and Mountain Heights) by Wellsford Office and the closing of the Wellsford Office Bank Facility had been consummated on September 30, 1997. In the opinion of management, all adjustments necessary to reflect the effects of the origination of the Woodlands Loan, the origination of the IPH Mezzanine Facility, the purchase of the Sonterra at Williams Centre property, the purchase of the Blue Ridge property, the Merger, the sale of certain VLP assets to Whitehall Property Buyer and the acquisition of certain properties (600 Atrium Drive, 15 Broad Street and Mountain Heights) by Wellsford Office and the closing of the Wellsford Office Bank Facility have been made.

     The summary unaudited pro forma consolidated financial data should be read in conjunction with, and is qualified in its entirety by, the historical consolidated financial statements and notes thereto and historical combined financial statements and notes thereto of Wellsford included in this Proxy Statement/Prospectus.

     The summary unaudited pro forma consolidated operating and balance sheet data are presented for comparative purposes only and are not necessarily indicative of what the actual consolidated results of Wellsford would have been for the periods and as of the date presented, nor does such data purport to represent the results of future periods.

                        WELLSFORD REAL PROPERTIES, INC.
                      SUMMARY CONSOLIDATED FINANCIAL DATA

                                   PRO FORMA       HISTORICAL       PRO FORMA       HISTORICAL
                                   NINE MOS.        NINE MOS.          YEAR           YEAR
                                     ENDED            ENDED           ENDED           ENDED
                                 SEPTEMBER 30,    SEPTEMBER 30,    DECEMBER 31,    DECEMBER 31,
                                     1997             1997             1996            1996
                                 -------------    -------------    ------------    ------------
                                  (UNAUDITED)      (UNAUDITED)     (UNAUDITED)
                                             (IN THOUSANDS EXCEPT PER SHARE DATA)
OPERATING DATA:
  Revenues:
     Rental income............      $ 6,286          $ 1,260          $6,313
     Other income.............            0                0               0
     Interest income..........        6,847            4,125           5,491           $757
     Joint venture income.....         (459)             160          (3,328)
                                 -------------    -------------    ------------      ------
                                     12,674            5,545           8,476            757
                                 -------------    -------------    ------------      ------
  Expenses:
     Property operating and
       maintenance............        1,685              241           2,002
     Real estate taxes........          671              106             617
     General and
       administrative.........        1,521            1,521               0
     Depreciation.............        1,306              221           1,407
     Interest.................          168                0             224
     Property management......          211               18             286
                                 -------------    -------------    ------------      ------
                                      5,562            2,107           4,536              0
                                 -------------    -------------    ------------      ------
Income before income taxes....        7,112            3,438           3,940            757
Provision for income taxes....        2,623            1,003           1,403
                                 -------------    -------------    ------------      ------
Net income....................      $ 4,489          $ 2,435          $2,537           $757
                                 -------------    -------------    ------------      ------
                                 -------------    -------------    ------------      ------
Net income per common share...      $  0.22          $  0.14
                                 -------------    -------------
                                 -------------    -------------
Weighted average common shares
  outstanding.................       20,262           16,912
                                 -------------    -------------
                                 -------------    -------------

                                  PRO FORMA      HISTORICAL      PRO FORMA      HISTORICAL     HISTORICAL
                                SEPTEMBER 30,   SEPTEMBER 30,   DECEMBER 31,   DECEMBER 31,   DECEMBER 31,
                                    1997            1997            1996           1996           1995
                                -------------   -------------   ------------   ------------   ------------
                                 (UNAUDITED)     (UNAUDITED)    (UNAUDITED)
                                                             (IN THOUSANDS)
BALANCE SHEET DATA:
  Real estate (prior to
     depreciation)............    $ 114,719       $  21,864                      $ 21,306       $  7,955
  Mortgage notes receivable...    $  78,256       $ 145,880                      $ 17,800       $      0
  Joint venture investment....    $  44,477       $  32,425                      $      0       $      0
  Cash and cash equivalents...    $  37,905       $   5,533                      $      0       $      0
  Restricted cash.............    $   6,717       $   6,717                      $  5,520       $ 10,414
  Total assets................    $ 288,064       $ 214,402                      $ 44,760       $ 18,369
  Total debt..................    $  59,255       $  24,755                      $ 14,755       $ 14,755
  Total equity................    $ 218,750       $ 179,888                      $ 30,005       $  3,614

OTHER DATA:
  Funds from operations.......    $   7,222       $   2,656      $    5,847      $    757       $      0
  EBITDA......................    $  13,408       $   3,659      $   12,001      $    757       $      0
  Cash flows from operating
     activities...............    $   9,384       $   6,245      $    8,704      $  5,517       $  4,341
  Cash flows from investing
     activities...............    $(191,049)      $(149,759)     $ (207,971)     $(31,151)      $ (7,955)
  Cash flows from financing
     activities...............    $ 222,709       $ 149,047      $  109,296      $ 25,634       $  3,614

                           COMPARATIVE PER SHARE DATA

     The following summary presents selected comparative unaudited per share information for Wellsford and VLP on an historical basis and Wellsford and VLP on a pro forma combined basis assuming the Merger had been effective throughout the periods presented. Wellsford pro forma equivalent per share amounts are presented with respect to pro forma information. Such per share amounts allow comparison of historical information with respect to the value of one share of Wellsford Common Stock to the corresponding information with respect to the projected value of one VLP Share as a result of the Merger by multiplying the pro forma amounts by 0.2984.
                                                                 THIRD FISCAL
                                              FISCAL YEAR           QUARTER
                                           ENDED 1996/1997(1)    ENDED 1997(2)
                                           ------------------    -------------
Net Income Per Common Share
  Wellsford.............................            N/A             $  0.14
  VLP...................................         $ 0.68(3)             0.56(4)
  Wellsford pro forma...................            N/A                0.22
  VLP pro forma equivalent..............            N/A                0.07(5)
Cash Distributions Declared Per Common
  Share
  Wellsford.............................            N/A                 N/A
  VLP...................................            N/A                 N/A
  Wellsford pro forma...................            N/A                 N/A
  VLP pro forma equivalent..............            N/A                 N/A
Shareholders' Equity Per Common Share
  Wellsford.............................            N/A             $ 10.64
  VLP...................................         $12.43               11.84
  Wellsford pro forma...................            N/A               10.98
  VLP pro forma equivalent..............            N/A                3.28(6)

------------------
(1) Such information with respect to VLP, is through its fiscal year ended September 30, 1997, and with respect to Wellsford, is through its fiscal year ended December 31, 1996.

(2) Such information with respect to VLP, is for the nine months through its third fiscal quarter ended June 30, 1997, and with respect to Wellsford, is for the nine months through its third fiscal quarter ended September 30, 1997.

(3) Net of $2.21 per share gain on sale of real estate.

(4) Net of $1.75 per share gain on sale of real estate.

(5) Excludes earnings related to the approximately $130 million of cash to be distributed to the VLP shareholders in connection with the Merger.

(6) Excludes the approximately $11.58 per share in cash to be received by the VLP shareholders in connection with the Merger.

                            COMPARATIVE MARKET DATA

WELLSFORD

     The Wellsford Common Stock has been traded on the AMEX under the symbol "WRP" since June 2, 1997. The following table sets forth the quarterly high and low sales price per share of Wellsford Common Stock reported on the AMEX.

                                            HIGH      LOW
                                           ------    ------
                    1997
                    June 2 to June 30...   $11.19    $10.50
                    Third Quarter.......   $16.13    $10.81
                    Fourth Quarter......   $17.25    $14.25

     On January 6, 1998, the last reported sale price of Wellsford Common Stock on the AMEX was $15 3/8 per share. On August 28, 1997, the last full trading day prior to the public announcement of the Merger, the last reported sale price of a share of Wellsford Common Stock on the AMEX was $12.00. As of December 31, 1997, Wellsford's transfer agent reported 304 record holders of Wellsford Common Stock and, as of December 31, 1997, The Depository Trust Company held Wellsford Common Stock on behalf of approximately 6,400 beneficial owners.

VLP

     The VLP Shares have been traded on the NYSE under the symbol "VLP" since October 27, 1995. Prior to such date they were traded under the symbol "MRT." The following table sets forth the quarterly high and low sales price per VLP Share reported on the NYSE during each fiscal quarter during the past three fiscal years. The stock prices for the fiscal years set forth below are adjusted to give effect to a 1.0 for 33.33 reverse stock split which occurred on October 2, 1995.

                                             HIGH       LOW
                                           ---------  --------
                    FISCAL 1995
                    First Quarter.......   $ 8 11/32  $ 4 5/32
                    Second Quarter......   $12 1/2    $ 6 1/4
                    Third Quarter.......   $11 15/32  $ 7 9/32
                    Fourth Quarter......   $11 15/32  $ 9 3/8

                    FISCAL 1996
                    First Quarter.......   $11        $10
                    Second Quarter......   $13        $10 1/2
                    Third Quarter.......   $12 5/8    $12 1/8
                    Fourth Quarter......   $12 5/8    $11 3/4

                    FISCAL 1997
                    First Quarter.......   $11 7/8    $11
                    Second Quarter......   $13 3/8    $11 3/8

                    Third Quarter.......   $13 1/4    $12
                    Fourth Quarter......   $15 7/8    $12 3/4

     On January 6, 1998, the last reported sale price of VLP Shares on the NYSE was $16.00 per share. On August 28, 1997, the last full trading day prior to the public announcement of the Merger, the last reported sale price of a VLP Share on the NYSE was $13.0625. As of September 30, 1997, VLP's transfer agent reported 3,800 record holders of VLP Shares and, as of October 16, 1997, The Depository Trust Company held VLP Shares on behalf of approximately 3,367 non-objecting beneficial owners.

     BECAUSE THE AGGREGATE NUMBER OF SHARES OF WELLSFORD COMMON STOCK TO BE ISSUED IN THE MERGER IS FIXED AND THE MARKET PRICE OF WELLSFORD COMMON STOCK IS SUBJECT TO FLUCTUATION, THE MARKET VALUE OF WELLSFORD COMMON STOCK THAT HOLDERS OF VLP SHARES WILL RECEIVE IN THE MERGER MAY INCREASE OR DECREASE PRIOR TO AND FOLLOWING THE MERGER. SHAREHOLDERS ARE URGED TO OBTAIN CURRENT MARKET QUOTATIONS FOR VLP SHARES AND WELLSFORD COMMON STOCK.

                      RISK FACTORS RELATING TO THE MERGER

     The consideration to be received by the VLP shareholders upon consummation of the Merger includes Wellsford Common Stock. Accordingly, the shareholders of VLP should consider, in addition to the other information in this Proxy Statement/Prospectus, the matters described in this section.

POTENTIAL CHANGE IN STOCK PRICE

     In considering whether to approve the Merger, shareholders of VLP should consider the risks associated with (a) a potential reduction in the market price of Wellsford Common Stock prior to the Effective Time and (b) a potential reduction in the market price of Wellsford Common Stock following the Merger, in each case due to, among other factors, changes in the business, operations and prospects of Wellsford, future sales of shares of Wellsford Common Stock or the availability of such shares for future sales, government regulatory action, tax laws, interest rates and market conditions in general. Sales of a substantial number of shares of Wellsford Common Stock or the perception that such sales could occur could adversely affect prevailing market prices for shares of Wellsford Common Stock. In addition, Wellsford was recently formed and shares of Wellsford Common Stock were not publicly traded prior to June 2, 1997, and, consequently, the Wellsford Common Stock has a limited trading history in the public market. There can be no assurance that an active trading market for the Wellsford Common Stock will be sustained in the future. In the absence of an active public trading market, an investor may be unable to liquidate his investment in Wellsford.

CONFLICTS OF INTEREST ARISING FROM BENEFITS OF CERTAIN TRUSTEES,
OFFICERS AND AFFILIATES OF SHAREHOLDERS OF VLP

     In considering the recommendation of the VLP Board with respect to the Merger, the Merger Agreement and the transactions contemplated thereby, shareholders of VLP should be aware that conflicts of interest exist due to the fact that certain members of the VLP Board and management of VLP and certain entities affiliated with shareholders of VLP have certain interests in, and will receive benefits from, the Merger that are different from, or in addition to, the interests of and the benefits to the shareholders of VLP generally. See "THE MERGER--Interests of Certain Persons in the Merger." The VLP Board was aware of these conflicts of interest and benefits and considered them, among other factors, in deciding whether to approve the Merger, the Merger Agreement and the transactions contemplated thereby. Among other matters: (i) entities affiliated with a Trustee of VLP and with certain principal shareholders of VLP hold significant amounts of Wellsford Common Stock; (ii) management of VLP will be entitled to receive payments aggregating $3.4 million in connection with the Merger under VLP's Incentive Bonus Plan and an employment agreement with VLP's Chief Executive Officer; and (iii) all outstanding VLP Options will be cancelled in connection with the Merger for a cash payment from VLP (net of any applicable withholding taxes) per underlying VLP Share equal to the excess of $15.75 over the per VLP Share exercise price of such VLP Option.

TERMINATION PAYMENTS IF MERGER FAILS TO OCCUR


     The Merger Agreement provides for payment by VLP of a fee of $3.0 million plus documented out-of-pocket expenses of up to $750,000 if the Merger Agreement is terminated by either VLP or Wellsford under certain circumstances. See "THE MERGER AGREEMENT AND CERTAIN ANCILLARY DOCUMENTS--The Merger Agreement--Effect of Termination of the Merger Agreement." The obligation to pay such fee and/or expenses may adversely affect the ability of VLP to engage in another transaction in the event the Merger is not consummated.

DISTRIBUTIONS

     In order to maintain its qualification as a REIT, VLP is required to make annual distributions to its shareholders in an amount equal to at least 95% of its taxable income (excluding net capital gains). VLP did not declare or pay any dividends during the fiscal years ended September 30, 1997, September 30, 1996 and September 30, 1995 because it did not realize taxable income during any of those fiscal years. After the Merger, the distributions payable with respect to Wellsford Common Stock will be made at the discretion of the Wellsford

Board. Wellsford has never paid a cash dividend on the Wellsford Common Stock and has no present intention to declare or pay cash dividends on the Wellsford Common Stock.

NO APPRAISAL RIGHTS UNDER MARYLAND LAW

     Shareholders of VLP are not entitled to dissenting shareholders' appraisal rights under Maryland law. Maryland law does not provide appraisal rights to shareholders of a REIT in connection with a merger if their shares are listed on a national securities exchange, such as the NYSE, on the record date for determining shareholders entitled to vote on such merger. All of the VLP Shares outstanding on the Record Date for determining the shareholders entitled to vote on the Merger were listed on the NYSE.

REDUCTION IN OWNERSHIP AND VOTING FOR VLP SHAREHOLDERS AFTER THE MERGER

     Assuming that immediately prior to the Effective Time there are outstanding 16,656,707 shares of Wellsford Common Stock, immediately after the Merger, shareholders of VLP will own approximately 16.7% of the outstanding Wellsford Common Stock. However, additional VLP Shares and/or additional shares of Wellsford Common Stock may be issued prior to the Effective Time, thereby reducing the percentage interest of each former shareholder of VLP in Wellsford. After the Merger, former shareholders of VLP will not have separate approval rights with respect to any actions or decisions of Wellsford.

POTENTIAL ADVERSE EFFECTS OF THE MERGER; FAILURE TO OBTAIN ANTICIPATED BENEFITS FROM THE MERGER; FAILURE TO CONSUMMATE SALE OF CERTAIN VLP PROPERTIES

     There can be no assurance that upon consummation of the Merger, costs or other factors associated with the integration of the companies will not adversely affect future combined results of operations.


     Wellsford expects to achieve certain benefits from the consummation of the Merger, including operating efficiencies resulting from a reduction of overhead. There can be no assurance that any such benefits anticipated from the Merger will be achieved or, if achieved, will be as substantial as anticipated. In addition, VLP is expected to have net operating loss carryovers available following consummation of the Merger, subject to various tax law limitations. There can be no assurance that there will be income of VLP available to utilize such net operating loss carryovers or that any of the net operating loss carryovers will ultimately be available to VLP.

     Wellsford has also agreed to sell to Whitehall Property Buyer 14 of the 21 properties that are to be acquired pursuant to the Merger. Consummation of the sale of the properties to Whitehall Property Buyer is not, however, a condition to the closing of the Merger. In addition, consummation of the sale of the properties to Whitehall Property Buyer is subject to the prior satisfaction of certain conditions. There can be no assurance that the sale of these properties will be consummated and that Wellsford will receive the anticipated approximately $65 million in proceeds therefrom.

                       RISK FACTORS RELATING TO WELLSFORD

     Ownership of Wellsford Common Stock involves the following material risks. Accordingly, the shareholders of VLP should consider, in addition to the other information in this Proxy Statement/Prospectus, the matters described in this section.

GENERAL RISKS

     If the properties of Wellsford, the properties of those entities in which it invests or the properties of those entities to which it lends (collectively, the "Properties") do not generate revenue sufficient to meet operating expenses, including debt service and capital expenditures, the financial condition and results of operations of Wellsford may be adversely affected. Wellsford's financial condition and results of operations may also be adversely affected by a number of other factors, including international and domestic general economic climate and local real estate conditions (such as oversupply of or reduced demand for space and changes in market rental rates); the perceptions of prospective tenants of the safety, convenience and attractiveness of the Properties; the ability of the owner to provide adequate management, maintenance and insurance; energy and supply shortages; the ability to collect on a timely basis all rent from tenants and interest from borrowers; the expense of periodically renovating, repairing and reletting spaces; and increasing operating costs (including real estate taxes and utilities) which may not be passed through to tenants. Certain significant expenditures associated with investments in real estate (such as mortgage payments, real estate taxes, insurance and maintenance costs) are generally not reduced when circumstances cause a reduction in rental revenues from the investment. If a Property is mortgaged to secure the payment of indebtedness and if Wellsford or the entity in which Wellsford invests or to which it lends is unable to meet its mortgage payments, a loss could be sustained as a result of foreclosure on the property or the exercise of other remedies by the mortgagee. In addition, real estate values and income from properties are also affected by such factors as compliance with laws, including tax laws, interest rate levels and the availability of financing.

DIFFICULTY OF LOCATING SUITABLE INVESTMENTS; COMPETITION; CAPITAL REQUIREMENTS

     Identifying, completing and realizing on real estate investments has from time to time been highly competitive, and involves a high degree of uncertainty. Wellsford competes for investments with many public and private real estate investment vehicles, including financial institutions (such as mortgage banks, pension funds and REITs) and other institutional investors, as well as individuals. There can be no assurance that Wellsford will be able to locate and complete investments which satisfy Wellsford's rate of return objective or realize upon their value or that it will be able to fully invest its available capital.

     Many of those with whom Wellsford competes for investments and its services are far larger than Wellsford, may have greater financial resources than Wellsford and may have management personnel with more experience than the officers of Wellsford.

     The success of Wellsford's business strategy is dependent upon being able to obtain significant amounts of equity capital and proceeds from borrowings on terms financially advantageous to Wellsford. The inability of Wellsford to obtain such equity capital and debt proceeds on such terms may have a material adverse effect on Wellsford.

RISKS OF ACQUISITION, DEVELOPMENT, CONSTRUCTION AND RENOVATION ACTIVITIES

     Acquisition. Wellsford intends to acquire existing properties to the extent that they can be acquired on advantageous terms and meet Wellsford's investment criteria. Acquisitions of properties entail general investment risks associated with any real estate investment, including the risk that investments will fail to perform as expected, that estimates of the cost of improvements to bring an acquired property up to standards established for the intended market position may prove inaccurate and the occupancy rates and rents achieved may be less than anticipated.

     Development, Construction and Renovation. Wellsford also intends to pursue the selective development of land and the development, construction and renovation of commercial and residential properties for its own account or the account of, or through, entities in which it owns an equity interest as opportunities arise. Risks associated with Wellsford's development, construction and renovation activities include the risks that: Wellsford may abandon development opportunities after expending resources to determine feasibility; construction and renovation costs of a project may exceed original estimates; occupancy rates and rents at a newly completed property may not be sufficient to make the property profitable; and development, construction, renovation and lease-up may not be completed on schedule (including risks beyond the control of Wellsford, such as weather or labor conditions or material shortages) resulting in increased debt service expense and construction costs. Development, construction and renovation activities are also subject to risks relating to the inability to obtain, or delays in obtaining, all necessary zoning, land-use, building, occupancy and other required governmental permits and authorizations. These risks could result in substantial unanticipated delays or expenses and, under certain circumstances, could prevent completion of development, construction and renovation activities once undertaken, any of which could adversely affect the financial condition and results of operations of Wellsford. Properties under development or acquired for development may generate little or no cash flow from the date of acquisition through the date of completion of development and may experience operating deficits after the date of completion. In addition, new development and renovation activities, regardless of whether or not they are ultimately successful, typically require a substantial portion of management's time and attention. Any properties developed and renovated by Wellsford are subject to the risks associated with the ownership and operation of real estate described elsewhere in this section entitled "Risk Factors Relating to Wellsford."

RISKS OF VACANCIES AT EXISTING PROPERTIES; DEPENDENCE ON RENTAL INCOME FROM REAL PROPERTY

     Wellsford Office currently owns 13 office buildings, four of which are vacant. The occupied buildings are approximately 87% leased, as of December 31, 1997. In the future, Wellsford and Wellsford Office may acquire other properties that are vacant or not fully leased. Wellsford and Wellsford Office expect to incur significant costs, including those relating to leasing commissions and tenant improvements, in connection with the leasing of these properties and may be required to offer tenant concessions, including free rental periods. The failure of Wellsford or Wellsford Office to lease these properties in a timely manner and on economically favorable terms may have a material adverse effect on Wellsford.

     Wellsford's cash flow, results of operations and value of its assets would be adversely affected if a significant number of tenants of the Properties failed to meet their lease obligations or if Wellsford or the owner of a Property were unable to lease a significant amount of space on economically favorable terms. In the event of a default by a lessee, the owner may experience delays in enforcing its rights as lessor and may incur substantial costs in protecting its investment. The bankruptcy or insolvency of a major tenant may have an adverse effect on a property. At any time, a tenant may also seek protection under the bankruptcy laws, which could result in rejection and termination of such tenant's lease and thereby cause a reduction in the cash flow of the property. If a tenant rejects its lease, the owner's claim for breach of the lease would (absent collateral securing the claim) be treated as a general unsecured claim. Generally, the amount of the claim would be capped at the amount owed for unpaid pre-petition lease payments unrelated to the rejection, plus the greater of one year's lease payments or 15% of the remaining lease payments payable under the lease (but not to exceed the amount of three years' lease payments). No assurance can be given that the Properties will not experience significant tenant defaults in the future.


OPERATING RISKS

     The Properties are subject to operating risks common to the particular property type, any and all of which may adversely affect occupancy or rental rates. Such properties are subject to increases in operating expenses such as cleaning; electricity; heating, ventilation and air-conditioning; elevator repair and maintenance; insurance and administrative costs; and other general costs associated with security, landscaping, repairs and maintenance. While commercial tenants are often obligated to pay a portion of these escalating costs, there can be no assurance that they will agree to pay such costs or that the portion that they agree to pay will fully cover such costs. If operating expenses increase, the local rental market may limit the extent to which rents may be increased to meet increased expenses without decreasing occupancy rates. To the extent rents cannot be increased or costs controlled, the cash flow of Wellsford and its financial condition may be adversely affected.

ADVERSE CONSEQUENCES OF DEBT FINANCING

     Leverage. Some of Wellsford's real estate equity investments may utilize a leveraged capital structure, in which case a third party lender would be entitled to cash flow generated by such investments prior to Wellsford receiving a return. As a result of such leverage, Wellsford would be subject to the risks normally associated with debt financing, including the risk that cash flow from operations and investments will be insufficient to meet required payments of principal and interest, the risk that existing debt (which in most cases will not have been fully amortized at maturity) will not be able to be refinanced or that the terms of such refinancings will not be as favorable to Wellsford and the risk that necessary capital expenditures for such purposes as renovations and other improvements will not be able to be financed on favorable terms or at all. While such leverage may increase returns or the funds available for investment by Wellsford, it also will increase the risk of loss on a leveraged investment. If Wellsford defaults on secured indebtedness, the lender may foreclose and Wellsford could lose its entire investment in the security for such loan. Because Wellsford may engage in portfolio financings where several investments are cross-collateralized, multiple investments may be subject to the risk of loss. As a result, Wellsford could lose its interests in performing investments in the event such investments are cross-collateralized with poorly performing or nonperforming investments. In addition, recourse debt, which Wellsford reserves the right to obtain, may subject other assets of Wellsford to risk of loss.

     Existing Debt Maturities; Foreclosures. Wellsford anticipates that only a portion of the principal of Wellsford's indebtedness outstanding from time to time will be repaid prior to maturity. However, Wellsford may not have sufficient funds to repay such indebtedness at maturity; it may therefore be necessary for Wellsford to refinance debt through additional debt financing or equity offerings. If Wellsford is unable to refinance this indebtedness on acceptable terms, Wellsford may be forced to dispose of properties or other assets upon disadvantageous terms, which could result in losses to Wellsford and adversely affect the amount of cash available for further investment.


     Risk of Rising Interest Rates. Wellsford may incur indebtedness in the future that also bears interest at a variable rate or may be required to refinance its debt at higher rates. Outstanding advances under Wellsford's line of credit bear interest at a variable rate. Accordingly, increases in interest rates could increase Wellsford's interest expense and adversely effect the financial condition and results of operations of Wellsford.

     Covenants. Various credit facilities or other debt obligations may require Wellsford to comply with a number of financial and other covenants on an ongoing basis. Failure to comply with such covenants may limit Wellsford's ability to borrow funds or may cause a default under its then-existing indebtedness.

     No Limitation on Debt. The Wellsford Charter and Bylaws do not contain any limitation on the amount of indebtedness Wellsford may incur. Wellsford also has the ability to use a more highly leveraged business strategy than typically used by REITs. Accordingly, Wellsford could become highly leveraged, resulting in an increase in debt service that could increase the risk of default on Wellsford's indebtedness.

RISKS OF INVESTMENTS IN DEBT INSTRUMENTS

     Wellsford intends to originate and participate in debt investments and may acquire performing or nonperforming debt investments. In general, debt instruments carry the risk that borrowers may not be able to make debt service payments or to pay principal when due, the risk that the value of any collateral may be less than the amounts owed, the risk that interest rates payable on the debt instruments may be lower than Wellsford's cost of funds, and the risk that the collateral may be mismanaged or otherwise decline in value during periods in which Wellsford is seeking to obtain control of the underlying real estate. Wellsford is also dependent on the ability of the borrowers to operate successfully their properties. Such borrowers and their properties will be subject to the other risks affecting the ownership and operation of real estate set forth in this section entitled "Risk Factors Relating to Wellsford." Some of the loans may be structured so that all or a substantial portion of the principal will not be paid until maturity, which increases the risk of default at that time.

     It is anticipated that a substantial portion of the debt in which Wellsford invests will not be rated by any nationally-recognized rating agency. Generally, the value of unrated classes is subject to more fluctuation due to economic conditions than rated classes. Wellsford's acquisition of credit supported classes of securitizations which are unrated at the time of acquisition and which have lower ratings may increase the risk of nonpayment or of a significant delay in payments on these classes. Should rated assets be downgraded, it may adversely affect their value and may adversely affect the financial condition and results of operations of Wellsford.

RISKS OF INVESTMENTS IN MORTGAGE AND OTHER LOANS

     To the extent Wellsford invests in mortgage and other loans, such loans may or may not be recourse obligations of the borrower and generally will not be insured or guaranteed by governmental agencies or otherwise. In the event of a default under such obligations, Wellsford may have to foreclose on its mortgage or other collateral or protect its investment by acquiring title to the collateral and, in the case of mortgage loans, thereafter making substantial improvements or repairs in order to maximize the collateral's investment potential. Borrowers may contest enforcement of foreclosure or other remedies, seek bankruptcy protection against such enforcement and/or bring claims for lender liability in response to actions to enforce mortgage and other obligations. Relatively high "loan-to-value" ratios and declines in the value of the collateral may prevent Wellsford from realizing an amount equal to its loan upon foreclosure.

     Wellsford may participate in loans originated by other financing institutions. As a participant, Wellsford may not have the sole authority to declare a default under the loan or to control the collateral or any foreclosure.

     Any investments in junior secured obligations which are subordinate to liens of senior secured obligations would involve additional risks, including the lack of control over the collateral and any related foreclosure proceeding. In the event of a default on a senior secured obligation, Wellsford may make payments to prevent foreclosure on the lien of the senior lender without necessarily improving Wellsford's position with respect to the subject collateral. In such event, Wellsford would be entitled to share in the proceeds only after satisfaction of the amounts due to the holder of the senior secured obligation.

LACK OF CONTROL AND OTHER RISKS OF EQUITY INVESTMENTS IN AND WITH THIRD PARTIES

     Wellsford may invest in REITs or other entities that invest in real estate assets, including debt instruments and equity interests. In such cases, Wellsford will be relying on the assets, investments and management of the REIT or other entity in which it is investing. Such entities and their properties will be subject to the other risks affecting the ownership and operation of real estate and investment in debt set forth in this section entitled "Risk Factors."

     Wellsford may also co-invest with third parties through partnerships, joint ventures or other entities, acquiring non-controlling interests in or sharing responsibility for managing the affairs of a property, partnership, joint venture or other entity and, therefore, will not be in a position to exercise sole decision-making authority regarding the property, partnership, joint venture or other entity. In this regard, it should be noted that Wellsford has formed Wellsford Office together with Whitehall Partner. Although Wellsford is responsible for managing the day-to-day business of Wellsford Office, certain decisions require the approval of Whitehall Partner.

     Investments in partnerships, joint ventures, or other entities may, under certain circumstances, involve risks not present were a third party not involved, including the possibility that Wellsford's partners or co-venturers might become bankrupt or otherwise fail to fund their share of required capital contributions, that such partners or co-venturers might at any time have economic or other business interests or goals which are inconsistent with the business interests or goals of Wellsford, and that such partners or co-venturers may be in a position to take action contrary to the instructions or the requests of Wellsford and contrary to Wellsford's policies or objectives. Such investments may also have the potential risk of impasse on decisions, such as a sale, because neither Wellsford nor the partner or co-venturer would have full control over the partnership or joint venture. Consequently, actions by such partner or co-venturer might result in subjecting properties owned by the partnership or joint venture to additional risk. In addition, Wellsford may in certain circumstances be liable for the actions of its third-party partners or co-venturers.

RISK OF LOSS ON INVESTMENTS IN COMMERCIAL MORTGAGE-BACKED SECURITIES

     As noted above, Wellsford may seek to invest in real estate-related debt instruments, which may include CMBS. Many of the risks of investing in CMBS reflect the risks of investing directly in the real estate securing the underlying mortgage loans. This may be especially true in the case of commercial mortgage securities secured by, or evidencing an interest in, a single commercial mortgage loan or a relatively small or less diverse pool of commercial mortgage loans. See "--Risks of Investments in Mortgage and Other Loans."

     The risks of investing in commercial mortgage securities include risks that the existing credit support will prove to be inadequate, either because of unanticipated levels of losses or, if such credit support is provided by a third party, because of difficulties experienced by such provider. Delays or difficulties encountered in servicing commercial mortgage securities may cause greater losses and, therefore, greater resort to credit support than was originally anticipated, and may cause a rating agency to downgrade a security.

     Wellsford may acquire subordinated tranches of CMBS issuances. In general, subordinated tranches of CMBS are entitled to receive repayment of principal only after all principal payments have been made on more senior tranches and also have subordinated rights as to receipt of interest distributions. In addition, an active secondary market for such subordinated securities is not as well developed as the market for certain other mortgage-backed securities. Accordingly, such subordinated CMBS may have limited marketability and there can be no assurance that a more efficient secondary market will develop.

NATURE OF INVESTMENTS MADE BY WELLSFORD MAY INVOLVE HIGH RISK;
ILLIQUIDITY OF REAL ESTATE INVESTMENTS

     Wellsford may make investments in real estate-related assets and businesses which have experienced severe financial difficulties, which difficulties may never be overcome. Since Wellsford may only make a limited number of investments and since many of the investments may involve a high degree of risk, poor performance by one of the investments could severely affect the financial condition and results of operations of Wellsford.

     Equity and debt investments in real estate may be relatively illiquid. Such illiquidity limits the ability of Wellsford to modify its portfolio in response to changes in economic or other conditions. Illiquidity may result from the absence of an established market for the investments as well as legal or contractual restrictions on their resale by Wellsford. Pursuant to the terms of the operating agreement of Wellsford Office, Wellsford may not transfer its interest in Wellsford Office, the properties owned by Wellsford Office may not be sold or financed, nor may Wellsford Office issue equity or debt securities, in each case without the approval of Whitehall Partner. See "BUSINESS AND PROPERTIES OF WELLSFORD/WHITEHALL PROPERTIES, L.L.C.--Management and Operation of Wellsford Office."

LIMITATIONS ON REMEDIES

     Although Wellsford will have certain contractual remedies upon the default by borrowers under certain debt instruments, such as foreclosing on the underlying real estate or other collateral or collecting rents generated therefrom, certain legal requirements (including the risks of lender liability) may limit the ability of Wellsford to effectively exercise such remedies.

     The right of a mortgage lender to convert its loan position into an equity interest may be limited or prevented by certain common law or statutory prohibitions or delayed by legal proceedings.

THIRD-PARTY BANKRUPTCY RISKS

     Investments made in assets operating in workout modes or under Chapter 11 of the Bankruptcy Code could be subordinated or disallowed, and Wellsford could be liable to third parties in such circumstances. Furthermore, distributions made to Wellsford in respect of such investments could be recovered if any such distribution is found to be a fraudulent conveyance or preferential payment. Bankruptcy laws, including the automatic stay imposed upon the filing of a bankruptcy petition, may delay the ability of Wellsford to realize on collateral for loan positions held by it or may adversely affect the priority of such loans through doctrines such as equitable subordination or may result in a restructure of the debt through principles such as the "cramdown" provisions of the bankruptcy laws.

RECENTLY FORMED ENTITIES

     It should be noted that Wellsford, Wellsford Office and Merger Subsidiary are recently formed entities with limited prior operating history and that their respective properties and assets have only been recently acquired.

RISK OF REGISTRATION UNDER INVESTMENT COMPANY ACT

     Wellsford is not registered as an investment company under the Investment Company Act of 1940, as amended (the "Investment Company Act"), since management believes that Wellsford either is not within the definitions of "investment company" thereunder or, alternatively, is excluded from regulation under the Investment Company Act by one or more exemptions. In the future, Wellsford will seek to continue to conduct its operations in a manner intended not to require registration under the Investment Company Act. Therefore, the assets that Wellsford may acquire or sell may be limited by the provisions of the Investment Company Act. If Wellsford were to become an investment company under the

Investment Company Act and if it failed to qualify for an exemption thereunder, it would be unable to conduct its business as presently conducted which could have a material adverse effect on Wellsford and the market price for the Wellsford Common Stock.

RISKS OF UNINSURED LOSS

     Wellsford carries comprehensive liability, fire, extended coverage and rental loss insurance with respect to all of the properties that it owns, with policy specifications, insured limits and deductibles customarily carried for similar properties. There are, however, certain types of losses (such as losses arising from acts of war or relating to pollution) that are not generally insured because they are either uninsurable or not economically insurable. Should an uninsured loss or a loss in excess of insured limits occur, Wellsford could lose its capital invested in a property, as well as the anticipated future revenue from such property and would continue to be obligated on any mortgage indebtedness or other obligations related to the property. Any such loss would adversely affect the financial condition and results of operations of Wellsford.

     With respect to those properties in which Wellsford holds an interest through a mortgage, as well as those properties owned by entities to whom Wellsford makes unsecured loans, the borrowers will most likely be obligated to maintain insurance on such properties and to arrange for Wellsford to be covered as a named insured on such policies. The face amount and scope of such insurance coverage may be less comprehensive than Wellsford would carry if it held the fee interest in such property. Accordingly in such circumstances, or in the event that the borrowers fail to maintain required coverage, uninsured or underinsured losses may occur, which could have an adverse impact on Wellsford's cash flow or financial condition.

POTENTIAL ENVIRONMENTAL LIABILITY RELATED TO THE PROPERTIES

     Under various Federal, state and local laws, ordinances and regulations, an owner or operator of real estate is liable for the costs of removal or remediation of certain hazardous or toxic substances on or in such property. These laws often impose such liability without regard to whether the owner or operator knew of, or was responsible for, the presence of such hazardous or toxic substances. The cost of any required remediation and the owner's liability therefor as to any property is generally not limited under such enactments and could exceed the value of the property and/or the aggregate assets of the owner. The presence of such substances, or the failure to properly remediate such substances, may adversely affect the owner's ability to sell or rent such property or to borrow using such property as collateral. Persons who arrange for the disposal or treatment of hazardous or toxic substances may also be liable for the costs of removal or remediation of such substances at a disposal or treatment facility, whether or not such facility is owned or operated by such person. Certain environmental laws govern the removal, encapsulation or disturbance of asbestos-containing materials ("ACM") when such materials are in poor condition, or in the event of renovation or demolition. Such laws impose liability for release of ACM into the air and third parties may seek recovery from owners or operators of real properties for personal injury associated with exposure to ACM. In this regard, it should be noted that the main headquarters building at the Cyanamid Office Portfolio contains ACM. Wellsford is currently proceeding with the removal of ACM in such building. In addition, the operation and subsequent removal of certain aboveground and underground storage tanks are also regulated by federal and state laws. Leaking tanks may cause water or soil contamination for which an owner could be liable. In connection with the ownership (direct or indirect), operation, management and development of real properties, Wellsford may be considered an owner or operator of such properties or as having arranged for the disposal or treatment of hazardous or toxic substances, and, therefore, potentially liable for removal or remediation costs, and other related costs, including governmental fines and payments for injury to persons or property.

     One property currently owned by VLP and expected to be retained by Wellsford following the Merger, located at 19-23 Keewaydin Drive in Salem, New Hampshire, is contaminated with volatile organic compounds ("VOCs"). Monitoring of groundwater for VOCs is being performed pursuant to a groundwater management permit issued by the New Hampshire Department of Environmental Services to VLP. In connection with the sale of the Newark Shopping Mall in Newark, California, by VLP on July 15, 1997, perchloroethylene soil and groundwater contamination from tenant dry cleaning operations was identified. The new owner of the Newark Shopping Mall has agreed to release and indemnify VLP from any liability arising in connection with environmental matters at this site. This property has also been insured to protect against environmental liability, which insurance specifically covers the perchloroethylene contamination. It should also be noted that in connection with such sale, VLP retained a security interest in such property. In the event Wellsford, as the parent of VLP after consummation of the Merger, forecloses on such property and takes actions falling outside of

CERCLA's lender liability safe-harbor provisions, Wellsford could be liable for environmental liabilities arising at such property.

     The properties described in this Proxy Statement/Prospectus that are owned by Wellsford have had Phase I or similar environmental audits and subsequent soil sampling, drinking or ground water analysis, radon testing or asbestos surveys, as warranted. These analyses were performed by independent environmental consultant companies and have not revealed the presence of any environmental condition or liability that would have a material adverse effect on Wellsford's business.

DEPENDENCE ON KEY PERSONNEL

     Wellsford is dependent primarily on the efforts of Jeffrey H. Lynford, Chairman of the Board, and Edward Lowenthal, President and Chief Executive Officer, and the loss of either of their services could have an adverse effect on the operations of Wellsford. Mr. Lynford and Mr. Lowenthal have each entered into employment agreements with Wellsford having a term ending December 31, 2002. Wellsford also depends upon the services of other individuals with expertise and experience in certain activities conducted by Wellsford, and the loss of the services of any of these individuals could also have an adverse effect on the operations of Wellsford.

CHANGES IN POLICIES WITHOUT STOCKHOLDER APPROVAL

     The investment, financing, borrowing and distribution policies of Wellsford and its policies with respect to all other activities, growth, debt, capitalization and operations, will be determined by the Wellsford Board. Although it has no present intention to do so, the Wellsford Board may amend or revise these policies at any time and from time to time at its discretion without a vote of the shareholders of Wellsford. A change in these policies could adversely affect Wellsford's financial condition, results of operations and the market price of the Wellsford Common Stock. See "WELLSFORD'S POLICIES WITH RESPECT TO CERTAIN ACTIVITIES."

ABSENCE OF PUBLIC MARKET; RISK OF CHANGES IN STOCK PRICE

     As of December 31, 1997, there were 16,656,707 shares of Wellsford Common Stock issued and outstanding. Although a trading market for the Wellsford Common Stock exists, there can be no assurance that an active trading market for the Wellsford Common Stock will be sustained in the future. In the absence of an active public trading market, an investor may be unable to liquidate his investment in Wellsford. The prices at which the Wellsford Common Stock trades will be determined by the marketplace and may be influenced by many factors, including, among others, the depth and liquidity of the market for the Wellsford Common Stock, investor perception of Wellsford and its businesses, Wellsford's dividend policy, interest rates and general economic and market conditions. Prices at which the Wellsford Common Stock may trade in the future cannot be predicted.

COSTS OF COMPLIANCE WITH THE AMERICANS WITH DISABILITIES ACT AND SIMILAR LAWS

     Under the Americans with Disabilities Act of 1980 (the "ADA"), places of public accommodations and commercial facilities are required to meet certain federal requirements related to access and use by disabled persons. Compliance with ADA requirements could require both structural and non-structural changes to the properties in which Wellsford invests and noncompliance could result in imposition of fines by the United States government or an award of damages to private litigants. Although management of Wellsford believes that its properties are substantially in compliance with present requirements of the ADA, Wellsford may incur additional costs of compliance in the future. A number of additional Federal, state and local laws exist which impose further burdens or restrictions on owners with respect to access by disabled persons and may require modifications to properties in which Wellsford invests, or restrict certain further renovations thereof, with respect to access by disabled persons. Final regulations under the ADA have not yet been promulgated and the ultimate amount of the cost of compliance with the ADA or other such laws is not currently ascertainable. While such costs are not expected to have a material effect on Wellsford, they could be substantial. If required changes involve greater expense than Wellsford currently anticipates, Wellsford's financial condition and results of operations could be adversely affected.

NONCOMPLIANCE WITH OTHER LAWS

     Real estate properties are also subject to various Federal, state and local regulatory requirements, such as state and local fire and life safety requirements. Failure to comply with these requirements could result in the imposition of fines by governmental authorities or awards of damages to private litigants. Wellsford believes that its properties are currently in material compliance with all such regulatory requirements. However, there can be no assurance that these requirements will not be changed or that new requirements will not be imposed which would require significant unanticipated expenditures by Wellsford and could have an adverse effect on Wellsford's results of operations.

EFFECT ON COMMON STOCK PRICE OF SHARES AVAILABLE FOR FUTURE SALE

     Sales of a substantial number of shares of the Wellsford Common Stock, or the perception that such sales could occur, could adversely affect prevailing market prices of the Wellsford Common Stock. In addition, (i) 3,076,235 shares of Wellsford Common Stock have been reserved for issuance pursuant to Wellsford's stock option and management incentive plans (42,858 restricted shares of Wellsford Common Stock have been issued pursuant to the management incentive plan, and options to purchase 2,947,610 shares of Wellsford Common Stock have been granted, 1,326,235 of which were granted in replacement for former Wellsford Residential share options), (ii) approximately 5,000,000 shares of Wellsford Common Stock have been reserved for issuance upon conversion of the Series A Preferred and Class A Common Stock, $.01 par value per share ("Class A Common"), (iii) 4,349,715 shares of Wellsford Common Stock have been reserved for issuance upon exercise by Whitehall Partner of the Warrants granted in connection with the formation of Wellsford Office and (iv) 3,350,000 shares of Wellsford Common Stock will be issued in connection with consummation of the Merger. Also, 1,626,016 shares of Wellsford Common Stock will be available for issuance to Whitehall Partner upon its exchange of certain membership units in Wellsford Office for shares of Wellsford Common Stock, assuming a price per share of Wellsford Common Stock of $15 3/8 (the last reported sale price of a share of Wellsford Common Stock on the AMEX on January 6, 1998). See "BUSINESS AND PROPERTIES OF WELLSFORD/WHITEHALL PROPERTIES, L.L.C.--Warrant Agreement and Other Rights of Whitehall Partner to Acquire Common Stock." When issued, these reserved or otherwise available shares and shares subject to options will be available for sale in the public markets from time to time pursuant to exemptions from registration requirements or upon registration. No prediction can be made about the effect that future sales of the Wellsford Common Stock will have on the market prices of the Wellsford Common Stock.

ADVERSE CONSEQUENCES OF FAILURE OF WCPT TO QUALIFY AS A REIT

     Wellsford, through its subsidiary, WCPT, has formed Wellsford Office. Wellsford intends to operate WCPT so that WCPT qualifies as a REIT under the Code, commencing with the calendar year ended December 31, 1997. Although management of Wellsford believes that WCPT was organized and will operate in such a manner, no assurance can be given that WCPT will be treated as so organized or will be able to operate in a manner so as to qualify or remain so qualified. Qualification as a REIT involves the application of highly technical and complex Code provisions for which there are only limited judicial or administrative interpretations and the determination of various factual matters and circumstances not entirely within Wellsford's control. For example, in order to qualify as a REIT, at least 95% of WCPT's gross income in any year must be derived from certain specified sources and WCPT must make distributions to its shareholders aggregating annually at least 95% of its REIT taxable income (excluding net capital gains). In addition, no assurance can be given that legislation, new regulations, administrative interpretations or court decisions will not change the tax laws with respect to qualification as a REIT or the Federal income tax consequences of such qualification. Wellsford, however, is not aware of any pending tax legislation that would adversely affect WCPT's ability to operate as a REIT.

     If WCPT fails to qualify as a REIT, WCPT will be subject to Federal income tax (including any applicable alternative minimum tax) on its taxable income at corporate rates. In addition, unless entitled to relief under certain statutory provisions, WCPT will also be prohibited from becoming a REIT for the four taxable years following the year during which qualification is lost. Failure to be treated as a REIT would reduce the net earnings of WCPT available for investment or distribution to Wellsford because of the additional tax liability to WCPT for the year or years involved. To the extent that distributions to Wellsford would have been made in anticipation of WCPT's qualifying as a REIT, WCPT might be required to borrow funds or to liquidate certain of its investments to pay the applicable taxes.

HEDGING POLICIES/RISKS

     In connection with the financing of certain real estate investments, Wellsford may employ hedging techniques designed to protect Wellsford against adverse movements in currency and/or interest rates. While such transactions may reduce certain risks, such transactions themselves may entail certain other risks. Thus, while Wellsford may benefit from the use of these hedging mechanisms, unanticipated changes in interest rates, securities prices, or currency exchange rates may result in a poorer overall performance for Wellsford than if it had not entered into such hedging transactions.

ANTI-TAKEOVER EFFECT RESULTING FROM A STAGGERED BOARD, ABILITY OF WELLSFORD TO ISSUE PREFERRED STOCK AND CERTAIN PROVISIONS OF MARYLAND LAW

     The Wellsford Board is divided into three classes. The initial terms of the first, second and third classes will expire in 1998, 1999 and 2000, respectively. Beginning in 1998, directors for each class will be chosen for a three-year term upon the expiration of their then current term, and each year one class of directors will be elected by the stockholders. The staggered terms for directors may limit the stockholders' ability to change control of Wellsford, even if a change of control were in the interests of stockholders.

     The Wellsford Charter authorizes the Wellsford Board to establish one or more series of preferred shares and to determine, with respect to any series of preferred shares, the preferences and other terms of such series. Although the Wellsford Board has no intention at the present time, it could issue a series of preferred shares that could, depending on the terms of such series, impede or prevent a merger, tender offer or other transaction that some, or a majority, of Wellsford's stockholders might believe to be in their best interest or in which stockholders might receive a premium for their shares over the then current market price of such shares.

     Under the MGCL, certain "business combinations" (including certain issuances of equity securities) between a Maryland corporation and any person who beneficially owns 10% or more of the voting power of the corporation's shares (an "Interested Stockholder") or an affiliate thereof are prohibited for five years after the most recent date on which the Interested Stockholder becomes an Interested Stockholder. Thereafter, unless exempted in accordance with the MGCL, any such business combination must be approved by two supermajority stockholder votes. The directors of Wellsford have exempted from the Maryland statute any business combinations with Jeffrey H. Lynford or Edward Lowenthal or any of their affiliates or any other person acting in concert or as a group with any of such persons and, consequently, the five-year prohibition and the supermajority vote requirements will not apply to business combinations between such persons and Wellsford. The directors of Wellsford have also exempted from the Maryland statute any business combinations with Mutual Qualified Fund ("Mutual"), or any affiliate of Mutual, provided that any such business combination is approved prior to its consummation by the directors of Wellsford, including a majority of the directors of Wellsford who are not employees or otherwise affiliated with Mutual or any of its affiliates. See "COMPARISON OF RIGHTS OF HOLDERS--Business Combinations" and "THE MERGER-- Interests of Certain Persons in the Merger-- Certain Holders of VLP Shares; Certain VLP Trustees."

     The provisions of the MGCL described above and the exemptions granted may discourage a third party from making an acquisition proposal for Wellsford and may have the effect of delaying, deferring or preventing a transaction with or a change in control of Wellsford that might involve a premium price for the Wellsford Common Stock or otherwise be in the best interest of the stockholders.

     Until May 30, 2007, pursuant to the Wellsford Common Stock and Preferred Stock Purchase Agreement between ERP Operating Partnership and Wellsford, Wellsford has the right to direct the voting of all shares of the Series A Preferred, the Class A Common and the Wellsford Common Stock owned by ERP Operating Partnership or any of its affiliates, except as to the election of the director to be designated by ERP Operating Partnership or any matter relating to the rights, preferences and privileges of the Series A Preferred or the Class A Common. Such voting right may hinder a change in control.

                    THE SPECIAL MEETING OF VLP SHAREHOLDERS

DATE, TIME AND PLACE OF THE SPECIAL MEETING

     The VLP Special Meeting of shareholders will be held on February 20, 1998, at 10:00 A.M. (local time) at the offices of Value Property Trust, 120 Albany Street, 8th Floor, New Brunswick, New Jersey 08901.

PURPOSE OF THE SPECIAL MEETING

     At the VLP Special Meeting, holders of VLP Shares will consider and vote upon (i) a proposal to approve the Merger of Merger Subsidiary with and into VLP, pursuant to the Merger Agreement, and (ii) a proposal to amend the VLP Declaration of Trust, to be effective immediately prior to and conditional upon the consummation of the Merger, to eliminate the ownership restrictions contained therein in order to allow the Merger to be consummated. Under the Merger Agreement, each outstanding VLP Share would be converted into the right to receive a pro rata portion (based on the number of VLP Shares outstanding immediately prior to the Effective Time) of (a) $129,996,350 in cash and (b) 3,350,000 shares of Wellsford Common Stock, payable to the holder thereof, without interest thereon, upon the surrender of the VLP Certificate formerly evidencing such VLP Share. In addition, each holder of VLP Shares would be entitled, with respect to all but not less than all of the VLP Shares held by such holder, to make an election to increase either the amount of cash or the amount of Wellsford Common Stock to be received from Wellsford in exchange for such holder's VLP Shares following the Effective Time.

     The VLP Declaration of Trust currently contains provisions imposing certain restrictions on the ownership of VLP Shares. The purpose of including these provisions in the VLP Declaration of Trust had been to preserve VLP's status as a REIT. If left in effect, these provisions would prevent Wellsford from purchasing more than 9.9% of the value of the outstanding VLP shares, and, consequently, would prevent consummation of the transactions contemplated by the Merger Agreement. The proposed amendment to the VLP Declaration of Trust, the approval of which is both a covenant of VLP and a condition to the Merger under the Merger Agreement, would become effective immediately prior to and conditioned upon the consummation of the Merger and would eliminate these ownership restrictions. VLP shareholders will also consider and vote upon any other matters that may properly come before the VLP Special Meeting.

RECORD DATE AND VOTING OF PROXIES

     Only holders of record of VLP Shares at the close of business on December 22, 1997 (the "Record Date") are entitled to notice of and to vote at the VLP Special Meeting. As of the close of business on the Record Date, there were 11,226,310 VLP Shares issued and outstanding, each of which entitles the holder thereof to one vote. All VLP Shares represented by properly executed proxies will, unless such proxies have been previously revoked, be voted in accordance with the instructions indicated in such proxies. If no instructions are indicated, such VLP Shares will be voted FOR the adoption and approval of the Merger Agreement and the authorization of the Merger and the other transactions contemplated by the Merger Agreement and FOR the amendment to the VLP

Declaration of Trust to eliminate the ownership restrictions contained therein in order to allow the Merger to be consummated.

     The VLP Board does not intend to bring any matter before the Special Meeting except as specifically indicated in the Notice of Special Meeting, nor does the VLP Board know of any matters which anyone else proposes to present for action at the VLP Special Meeting. If any other matters properly come before the VLP Special Meeting, the persons named in the accompanying proxy, or their duly constituted substitutes acting at the VLP Special Meeting, will be authorized to vote or otherwise act thereon in accordance with their judgment on such matters, unless such authorization is withheld. Unless a proxy is coupled with an interest, the holder of VLP Shares who has given such proxy may revoke it at any time before it is exercised at the VLP Special Meeting by (i) delivering to the Secretary of VLP (by any means, including facsimile) a written notice, bearing a date later than the proxy, stating that the proxy is revoked, (ii) signing and delivering prior to the vote at the VLP Special Meeting a proxy relating to the same shares and bearing a later date, or (iii) attending the VLP Special Meeting and voting in person (although attendance at the VLP Special Meeting will not, by itself, revoke a proxy).

QUORUM

     Under the VLP Bylaws, the presence in person or by proxy of shareholders entitled to cast a majority of votes which all shareholders are entitled to cast is necessary to constitute a quorum at the VLP Special Meeting for the matters to be voted upon by the holders of the VLP Shares at the VLP Special Meeting. For purposes of determining if a quorum is present at the VLP Special Meeting, abstentions and broker "non-votes" will be included in the determination of the number of shares present at the VLP Special Meeting.

VOTE REQUIRED AND VOTING INTENTION OF CERTAIN SHAREHOLDERS

     Approval of the Merger and the Merger Agreement requires the affirmative vote of two-thirds of the outstanding VLP Shares entitled to vote thereon, and approval of the amendment to the VLP Declaration of Trust requires the affirmative vote of the holders of a majority of the outstanding VLP Shares entitled to vote thereon. Accordingly, abstentions and broker "non-votes" will have the effect of negative votes. Holders of VLP Shares are entitled to one vote per share. As of the Record Date, trustees and executive officers of VLP and shareholders of VLP who own in the aggregate 36,605 VLP Shares (representing 0.33% of the outstanding VLP Shares) have indicated that they intend to vote all of their VLP Shares for approval of the aforementioned proposals. In addition, Franklin, which has the right to vote, as of the date of this Proxy Statement/Prospectus, approximately 50.05% of the issued and outstanding VLP Shares, has entered into a Voting Agreement with Wellsford pursuant to which Franklin has agreed to vote, and to cause its affiliates to vote, all VLP Shares over which it has voting power in favor of the Merger Agreement and the Merger and against any other proposed business combination involving VLP. See "THE MERGER AGREEMENT AND CERTAIN ANCILLARY DOCUMENTS--Certain Ancillary Documents-- Voting Agreement."


SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth certain information with respect to beneficial ownership of the VLP Shares as of the close of business on December 31, 1997 by (i) each person known by VLP to beneficially own more than 5% of the VLP Shares, (ii) each director of VLP who owns VLP Shares, (iii) VLP's Chief Executive Officer and each of VLP's two most highly compensated executive officers (each, a "VLP Named Executive Officer") and (iv) all directors and executive officers of VLP as a group. Except as noted below, each person has sole voting and investment power with respect to the shares beneficially owned by such person.

                                        AMOUNT AND NATURE OF
                                             BENEFICIAL
NAME OF BENEFICIAL OWNER(1)                  OWNERSHIP*         PERCENT OF CLASS
-------------------------------------   --------------------    ----------------
Franklin Mutual Advisers, Inc.(2) ...         5,631,827               50.05%
  51 JFK Parkway
  Short Hills, New Jersey 07078
Intermarket Corporation .............         2,788,827               24.84%
  667 Madison Avenue
  20th Floor
  New York, New York 10021
Angelo Gordon & Co., L.P ............         1,215,232               10.82%
  245 Park Avenue
  New York, New York 10167
Strome Susskind & Co ................           562,138                5.01%
  1250 Fourth Street
  Santa Monica, California 90401
Jeffrey A. Altman(3).................            25,000                  **
Martin Bernstein(4)..................            53,162                  **
Robert T. English....................            16,666                  **
Richard S. Frary.....................            43,775                  **
Richard B. Jennings..................            25,000                  **
John B. Levy(5)......................            29,206                  **
Carl A. Mayer, Jr....................            25,000                  **
Paul I. McArthur.....................            33,333                  **
George R. Zoffinger..................           171,109                1.50%
All trustees and executives officers
  as a group (9 persons).............           422,251                3.64%

                                                        (Footnotes on next page)

(Footnotes from previous page)

------------------
  * As set forth in further detail in the footnotes to this table, the aggregate share and percentage ownership of the VLP Shares included in this table includes shares owned by affiliates of each listed shareholder, beneficial ownership of which is attributable to such shareholder pursuant to Rule 13d-3 promulgated under the Exchange Act. With respect to the number of VLP Shares beneficially owned by shareholders listed in this table as owning more than 5% of the VLP Shares, VLP has relied on the information set forth in filings made by such shareholders pursuant to the Exchange Act and the rules promulgated thereunder.

 ** Less than 1%.

(1) The address of each VLP Named Executive Officer is in care of VLP.

(2) Franklin is an investment adviser registered under the Investment Advisers Act of 1940. One or more of Franklin's advisory clients are the beneficial owners of 5,631,827 VLP Shares. Pursuant to investment advisory agreements with its advisory clients, Franklin has sole investment discretion and voting authority with respect to such securities. Includes 25,000 VLP Shares beneficially owned by Franklin's advisory clients pursuant to an agreement between Mr. Altman and Franklin. Franklin has no interest in dividends or proceeds from the sale of such securities and disclaims beneficial ownership of all the securities owned by Franklin's advisory clients.

(3) Includes 25,000 VLP Shares beneficially owned by Franklin's advisory clients pursuant to an agreement between Mr. Altman and Franklin. Mr. Altman disclaims beneficial ownership of such VLP Shares.

(4) Includes 18,775 VLP Shares owned by Evelyn Bernstein, Mr. Bernstein's wife. Mr. Bernstein disclaims beneficial ownership of such VLP Shares.

(5) Includes 4,206 VLP Shares owned by Judith Brown Levy, Mr. Levy's wife. Mr. Levy disclaims beneficial ownership of such VLP Shares.

SOLICITATION OF PROXIES

     In addition to solicitation by mail, the trustees and officers of VLP and VLP's employees may solicit proxies from shareholders by telephone, facsimile, telegram, letter or in person. Following the original mailing of proxies and other soliciting materials, VLP will request brokers, custodians, nominees and other record holders to forward copies of the proxy and other soliciting materials to persons for whom they hold VLP Shares and to request authority for the exercise of proxies. In such cases, VLP, upon the request of the record holders, will reimburse such holders for their reasonable expenses.

                                   THE MERGER
GENERAL

     The Merger Agreement provides for a business combination between Wellsford and VLP in which Merger Subsidiary, a wholly-owned subsidiary of Wellsford, will be merged with and into VLP. Upon consummation of the Merger, VLP will be a wholly-owned subsidiary of Wellsford, and each VLP Share will be converted into the right to receive, subject to certain adjustments, a pro rata portion of (a) $129,996,350 in cash and (a) 3,350,000 shares of Wellsford Common Stock. Based upon the number of VLP Shares outstanding as of the date of this Proxy Statement/Prospectus, each VLP Share shall be converted into the right to receive $11.58 in cash and 0.2984 shares of Wellsford Common Stock. As of January 6, 1998, the last reported sale price of the Wellsford Common Stock on the AMEX was $15 3/8 per share.

VLP BACKGROUND OF THE MERGER

     After the emergence from bankruptcy by VLP, on October 1, 1995, a new Board of Trustees and management team commenced their terms and identified both short- and long-term business objectives for VLP, including the refinancing of its indebtedness and the improvement of its operating performance.

     At a meeting of the VLP Board held on January 18, 1996, management made a presentation to the VLP Board of its comprehensive business plan for VLP as well as individual asset plans for each of VLP's real estate properties. Consistent with that plan, VLP sold certain real estate assets to third parties and took various other actions to improve VLP's operating performance. In addition, on April 29, 1996, VLP also consummated the refinancing of its commercial indebtedness.

     In August 1996, the VLP Board began to consider retaining a financial advisor to explore alternatives to enhance shareholder value, including the possibility of a negotiated transaction. During the first week of September 1996, VLP began discussing with Merrill Lynch the possibility of retaining them as VLP's financial advisor. Messrs. Jeffrey Altman, Chairman of the VLP Board, and Richard S. Frary, a Trustee of VLP, also met with representatives of other investment banking firms. The decision to engage an investment banking firm was the result of VLP's dissatisfaction with the market value of the VLP Shares and not the result of the receipt of any proposal from another party. On
September 5, 1996, VLP and Merrill Lynch executed a confidentiality agreement related to the review by Merrill Lynch of certain confidential information concerning VLP. At a meeting of the VLP Board held on September 20, 1996, the VLP Board authorized management to retain Merrill Lynch as the exclusive financial advisor. On October 15, 1996, an engagement letter was executed by Merrill Lynch and VLP pursuant to which Merrill Lynch was retained to act as exclusive financial advisor to VLP. The VLP Board authorized Messrs. Altman, Frary and George Zoffinger, President of VLP, to represent the VLP Board in considering and discussing any acquisition or other transaction proposals which might result from the engagement of Merrill Lynch. The VLP Board considered and discussed various alternative transactions and concluded that none were likely to realize as much value for the shareholders of VLP as a business combination or sale of substantially all of VLP's assets and most would take longer to be consummated. Among the alternatives considered were the refinancing of VLP's indebtedness and the subsequent sale of the assets of VLP during a period of 12 to 18 months together with a liquidation of VLP.

     Beginning in November 1996 and continuing through April 1997, approximately 125 parties, including Wellsford, were contacted by Merrill Lynch on behalf of VLP regarding the possible acquisition of some or all of the assets of VLP. VLP then entered into confidentiality agreements with approximately 95 parties, including Wellsford, that expressed a preliminary interest considering such an acquisition. Each party that signed a confidentiality agreement received a Confidential Descriptive Memorandum, which contained, among other things, management's financial projections and operating forecasts for VLP.

     At a meeting of the VLP Board held on December 13, 1996, the VLP Board, led in discussions by Mr. Altman, reviewed and discussed the status of Merrill Lynch's discussions to date with potential acquirors of the assets of VLP, including the names of investors contacted by Merrill Lynch regarding a potential acquisition of VLP, the information that had been provided to them, the dates when additional information would be provided to potential investors and the time when initial indications of interest were expected to be received.

     From December 1996 through April 1997, Merrill Lynch corresponded with potential purchasers and received approximately 35 written indications of interest (the "Indications") from potential purchasers, including Wellsford, of VLP or of certain or all of its assets. Approximately five of the Indications expressed interest in acquiring the VLP Shares, approximately nine of the Indications expressed interest in acquiring all of VLP's assets, approximately 15 of the Indications expressed interest in acquiring only one or a specified group of VLP's assets, and the remainder of the Indications expressed interest in other transaction structures such as the contribution of real estate assets to form a new joint venture. In evaluating the Indications, VLP, with the assistance of Merrill Lynch, considered the proposed purchase prices, the extent of the due diligence review performed by each potential purchaser and the conditions to consummation of each proposed transaction, including the importance to the potential purchasers of VLP's status as a REIT for tax purposes and its available net operating loss carryovers. From January through April 1997, management responded to various due diligence requests from, and met with, various potential acquirors. Shortly after providing Merrill Lynch with an Indication, Wellsford advised Merrill Lynch that it was withdrawing its Indication as Wellsford was unable, at such time, to devote the attention necessary to pursue an acquisition of VLP.

     Beginning on February 3, 1997, Merrill Lynch corresponded with Goldman, Sachs & Co. on behalf of Whitehall Property Buyer regarding a possible acquisition of certain of VLP's real estate assets. On May 5, 1997, Merrill Lynch received a letter from Goldman, Sachs & Co. on behalf of Whitehall Property Buyer with a proposal to acquire all of the VLP Shares or the net assets of VLP for approximately $102,750,000 plus the net cash of VLP, minus VLP's net outstanding liabilities and any prepayment fees relating thereto. Following discussions between representatives of Merrill Lynch and Whitehall

Property Buyer, the acquisition price in Whitehall Property Buyer's proposal was increased by letter dated May 19, 1997 to approximately $103,250,000 plus the net cash of VLP, minus VLP's net outstanding liabilities and any prepayment fees relating thereto.

     Following further discussions, Merrill Lynch received a revised written proposal from Whitehall Property Buyer on June 6, 1997 for the acquisition of the VLP Shares for approximately $103,500,000 plus the net cash of VLP, minus VLP's net outstanding liabilities and any prepayment fees relating thereto. On June 11, 1997, VLP agreed to a proposal from Whitehall Property Buyer which contemplated a due diligence period extending until July 21, 1997, during which VLP would deal exclusively with Whitehall Property Buyer regarding a proposed transaction and Whitehall Property Buyer would perform its due diligence review of VLP and its real estate properties. This period was extended on July 21, 1997 until July 25, 1997. Between June 21, 1997 and July 25, 1997, Whitehall Property Buyer and Archon Group, an affiliate of Whitehall Property Buyer, conducted a due diligence review of VLP and its real estate properties. During this period, the parties and their respective legal advisors proceeded to negotiate and resolve issues regarding the form of the proposed transaction agreement. On July 22, 1997, management of VLP met with representatives of Whitehall Property Buyer and Archon Group to discuss the results of Whitehall Property Buyer's due diligence review of VLP and its real estate properties.

     At a meeting of the VLP Board held on July 29, 1997, VLP's management and advisors updated the VLP Board on the progress of the negotiations with Whitehall Property Buyer and the status of various unresolved items. The Whitehall Property Buyer proposal discussed at that meeting contemplated a transaction whereby Whitehall Property Buyer would acquire VLP in a tender offer at a price of $103,500,000 in cash (or $14.24 per VLP Share based on (i) the number of VLP Shares outstanding at the time of the proposal and (ii) the particular adjustments to net cash and fee estimates set forth in such proposal). Merrill Lynch also discussed with the VLP Board the progress of their negotiations with Whitehall Property Buyer to increase the proposed purchase price. The VLP Board then considered alternatives to the Whitehall Property Buyer transaction, including the sale of assets followed by a liquidation of VLP over a 12 to 18 month period.

     On or about July 29, 1997, Mr. Altman and representatives of Wellsford, which had previously submitted and withdrawn an Indication, discussed a possible transaction between VLP and Wellsford. After these discussions, Mr. Altman met with the representatives of Wellsford and Merrill Lynch and they discussed the terms of a possible transaction. Merrill Lynch and Wellsford continued these discussions over the next few days.

     At a meeting of the VLP Board held on August 1, 1997, VLP's advisors again updated the VLP Board on the progress of the negotiations with Whitehall Property Buyer stating that Whitehall Property Buyer had made a final offer of $103,500,000 plus net cash, minus VLP's net outstanding liabilities and any prepayment fees relating thereto (or $14.47 per VLP Share based on (i) the number of VLP Shares outstanding at the time of the proposal and (ii) the particular adjustments to net cash and fee estimates set forth in such proposal). Representatives of Merrill Lynch also introduced the possibility of an alternative transaction with Wellsford which involved the acquisition of VLP Shares by Wellsford in a merger transaction. At this meeting, the VLP Board agreed to explore the possibility of an alternative transaction with Wellsford and authorized management to begin discussions with Wellsford.

     On August 6, 1997, Mr. Zoffinger, Paul McArthur, Executive Vice President of VLP, and Robert English, Chief Financial Officer of VLP, met with Jeffrey Lynford, Chairman of Wellsford, and Gregory Hughes, Chief Financial Officer of Wellsford, to discuss such a transaction. At this meeting it was agreed that Wellsford would submit a written proposal setting forth the terms under which it would to acquire VLP and that Wellsford would begin its due diligence review of VLP and its real estate properties.

     On August 12, 1997, VLP received from Wellsford an outline proposal setting forth terms and conditions for a transaction whereby Wellsford would acquire all of the VLP Shares through a merger in exchange for 4,777,021 shares of Wellsford Common Stock and $112,260,000 in cash, (or $15.22 per VLP Share (i) based upon the then market price for the Wellsford Common Stock and (ii) the number of VLP Shares outstanding at the time of the proposal). The proposal was subject to Wellsford's obtaining, in accordance with the rules of the AMEX, approval from its stockholders for the issuance of the Wellsford Common Stock to be issued in connection with the transaction. In the event that the Wellsford stockholders did not approve such issuance, the proposal provided that the amount of Wellsford Common Stock to be issued would be reduced and the amount of cash increased (by an amount equal to the product of (i) the reduction in the number of shares of Wellsford Common Stock to be issued in the transaction and (ii) $11.75) in order to allow a transaction to be consummated without the need for stockholder approval under rules of the AMEX. In addition, all existing VLP Options would be cashed out as part of the proposed transaction at a price per share equal to the amount by which $15.00 exceeds the per share exercise price of each VLP Option. Also on that date, the exclusivity letter agreement with Whitehall Property Buyer was amended, among other matters, to extend the exclusivity period (which, as amended, had expired on July 25, 1997) until August 22, 1997 and specifically to allow VLP to discuss with Wellsford the possibility of a transaction between VLP and Wellsford. On August 14, 1997, VLP management and Messrs. Altman and Frary met with representatives of Wellsford to discuss the combination of cash and stock consideration, financial projections and forecasts for VLP and other issues relevant to the proposed transaction.

     On August 20, 1997, the VLP Board reviewed the proposed transaction with Wellsford, received oral reports from Merrill Lynch and VLP's legal advisors and engaged in lengthy deliberations with respect thereto. Given certain relationships of Messrs. Altman and Frary with Wellsford, Messrs. Zoffinger and Bernstein were delegated the responsibility of negotiating the proposed transaction with Wellsford. See "--Interests of Certain Persons in the Merger-- Certain Holders of VLP Shares; Certain VLP Trustees." It was also agreed that Messrs. Altman and Frary would recuse themselves from all further deliberations of the VLP Board with regard to the proposed transaction with Wellsford. Mr. Altman was permitted to express his views to VLP and other VLP Board members with regard to the proposed transaction in his capacity as representative of a shareholder of VLP. See "THE MERGER--Interests of Certain Persons in the

Merger."

     Negotiations between VLP and Wellsford continued on August 25, 1997, when Messrs. Zoffinger, Bernstein and McArthur met with representatives of Wellsford to discuss financial forecasts and projections for VLP and other details of the proposed transaction with Wellsford.

     At a meeting of the VLP Board held on August 27, 1997, representatives from Merrill Lynch presented a report to the VLP Board on the fairness, from a financial point of view, to the holders of VLP Shares of the consideration to be received by such holders. Such report did not address the fairness of the consideration to be received by Mutual, Wellsford and affiliates of Wellsford. The VLP Board also received a report from its legal advisors on the status of the negotiations with Wellsford and all of the unresolved items related thereto. As a result of the number of unresolved items, the VLP Board postponed voting on whether to authorize execution of a merger agreement with Wellsford until a later date.

     On August 28, 1997, the VLP Board reconvened and VLP's legal advisors described in detail the structure of the proposed transaction and discussed the terms of a merger agreement, including the consideration offered, the representations and warranties to be made by VLP, the covenants to be contained in the agreement, the conditions for the consummation of the transaction, the relevant tax implications of the transaction and the need for approval by the stockholders of Wellsford. The VLP Board authorized management to execute on behalf of VLP a non-binding letter of intent outlining the terms of a proposed merger as discussed at this meeting, which letter was executed and announced through a press release on August 29, 1997.

     From August 29, 1997 until September 18, 1997, the parties and their advisors completed due diligence in anticipation of the signing of a definitive merger agreement.

     On September 10, 1997, the VLP Board convened to discuss the status of the proposed transaction with Wellsford. On September 16, 1997, VLP and Wellsford agreed that in order to eliminate the need for Wellsford stockholder approval and as previously contemplated under the terms of the letter of intent, the stock consideration would be 3,350,000 shares of Wellsford Common Stock and the cash consideration would be $129,996,350. In addition, all outstanding VLP Options would be cashed out at a price per underlying VLP Share equal to the amount by which $15.75 exceeds the per share exercise price of each VLP Option. Based upon the number of VLP Shares then outstanding, each VLP Share would be converted into the right to receive $11.58 in cash and 0.2984 shares of Wellsford Common Stock.

     On September 16, 1997, the VLP Board (with Messrs. Altman and Frary abstaining and not participating in deliberations) unanimously agreed to authorize management to execute a definitive merger agreement with Wellsford, based in part on the opinion of Merrill Lynch as presented at such meeting as to the fairness, from a financial point of view, to the holders of VLP Shares of the consideration to be received by such holders. On September 17, 1997, Merrill Lynch delivered such opinion to the VLP Board in writing. Such opinion did not address the fairness of the consideration to be received by Mutual, Wellsford and affiliates of Wellsford. On September 18, 1997, VLP entered into the Merger Agreement with Wellsford. Following the execution of the Merger Agreement, the transaction was publicly announced before the financial markets opened on September 19, 1997.

VLP REASONS FOR THE MERGER

     At a special meeting of the VLP Board held on September 16, 1997, VLP's management and representatives of Merrill Lynch made presentations concerning the business and prospects of VLP and Wellsford, and the potential combination of VLP and Wellsford, and updating the presentations made at the special meeting of the VLP Board held on August 27, 1997. The VLP Board also reviewed the terms of the Merger Agreement with VLP's management and VLP's financial and legal advisors. THE VLP BOARD BELIEVES THAT THE TERMS OF THE MERGER ARE FAIR TO, AND IN THE BEST INTERESTS OF, VLP AND ITS SHAREHOLDERS. ACCORDINGLY, THE VLP BOARD UNANIMOUSLY (WITH TWO MEMBERS RECUSING THEMSELVES FROM VOTING THEREON) APPROVED THE MERGER, THE MERGER AGREEMENT, AND THE TRANSACTIONS CONTEMPLATED THEREBY, AND AUTHORIZED VLP TO ENTER INTO THE MERGER AGREEMENT AND CONSUMMATE THE TRANSACTIONS CONTEMPLATED THEREBY. THE VLP BOARD UNANIMOUSLY (WITH TWO MEMBERS RECUSING THEMSELVES FROM VOTING THEREON) APPROVED THE PROPOSED AMENDMENT TO THE VLP DECLARATION OF TRUST. THE VLP BOARD HEREBY UNANIMOUSLY (WITH TWO MEMBERS RECUSING THEMSELVES FROM VOTING THEREON) RECOMMENDS THAT THE SHAREHOLDERS OF VLP APPROVE THE MERGER, THE MERGER AGREEMENT AND THE PROPOSED AMENDMENT TO THE VLP DECLARATION OF TRUST.

     The VLP Board believes that the Merger provides (i) an opportunity for VLP's shareholders to become equity holders in a corporation that has an expanded real estate portfolio and better access to the capital markets, enhanced liquidity and greater potential for long-term appreciation, and (ii) a significant amount of cash to the shareholders of VLP in the near term. The VLP Board also believes that the Merger will combine complementary assets of VLP and Wellsford, while enabling the VLP shareholders to benefit from the experience and reputation of Wellsford's management team.

     Upon commencing its then current term on October 1996 (and prior to making its determination with respect to the Merger), the VLP Board had considered possible alternatives for enhancing shareholder value, such as a liquidation, a refinancing, raising additional capital and acquiring new properties, and concluded that a business combination or an acquisition transaction would most enhance shareholder value.

     In making its determination with respect to the Merger, the VLP Board considered a number of factors, including, without limitation, the factors listed below (all of which were deemed favorable by the VLP Board). In view of the wide variety of factors considered by the VLP Board, the VLP Board did not quantify or otherwise attempt to assign relative weights to the specific factors considered in making its determination:

          (i) The VLP Board believed that the Merger was the best offer reasonably available for VLP's shareholders. The VLP Board believed that there were no other prospective purchasers that both had the financial ability to complete the transaction and would be willing to pay an aggregate consideration greater than that to be paid by Wellsford in the Merger. In seeking to maximize value to VLP shareholders, VLP and its financial advisors instituted a multi-step process pursuant to which they solicited the interest of approximately 125 prospective buyers and received approximately 35 indications of interest, including from Wellsford, at various times and, after conducting a formal bidding process, received approximately 14 proposals offering to acquire VLP or substantially all of its assets. After continued due diligence and analysis of various proposals, Whitehall Property Buyer's proposal offered the highest price on a per share basis. While the negotiations with Whitehall Property Buyer were ongoing but after the exclusivity period had expired, Jeffrey Altman, Chairman of the VLP Board, discussed with representatives of Wellsford a possible transaction between VLP and Wellsford. After those discussions, Mr. Altman met with representatives of Wellsford and Merrill Lynch and they discussed the terms of a possible transaction. Merrill Lynch introduced a proposal for an alternative transaction with Wellsford which involved the purchase of VLP Shares by Wellsford in a merger transaction. See "--VLP Background of the Merger." The proposed transaction with Wellsford offered a higher price on a per share basis than the other proposals, and the VLP Board believed that the Merger was fair to and in the best interests of VLP and its shareholders.

          (ii) The VLP Board considered possible alternatives to the Merger for enhancing shareholder value, such as a liquidation, a refinancing, raising additional capital and acquiring new properties. The VLP Board concluded that such alternatives would not enhance shareholder value in the near term or to the extent that a business combination or an acquisition transaction would. In this regard, VLP's stock had failed to appreciate in value during the 18 months prior to execution of the Merger Agreement and the VLP Board believed that, at that time, there were no feasible alternatives that were available to VLP that were as likely in the near term to provide significant market value appreciation. The VLP Board believed that VLP, as a stand-alone entity, would likely continue to experience difficulty in accessing the capital markets on acceptable terms in the future. Thus, in light of the difficulties associated with VLP remaining a stand-alone entity, the VLP Board believed that the Merger represented the alternative which offered the greatest potential to maximize shareholder value.

          (iii) The VLP Board believed the terms of the Merger Agreement, including the equity interest in Wellsford to be received by VLP's shareholders, the cash amount to be received by VLP's shareholders in the near term and the right of each shareholder to make an Election to maximize either cash or stock to be received, to be fair to VLP and its shareholders. In this regard, the VLP Board noted that the Merger Consideration had been agreed to following a lengthy bidding process and had been determined through arms-length negotiations and fairly reflected the current market price of the stock of the two companies. See "SUMMARY--

     Comparative Market Data."

          (iv) The VLP Board considered the structure of the Merger and favored a merger structure over an asset sale structure because a merger avoided the transactional costs and delay associated with liquidating VLP and distributing the proceeds after a sale of all assets. The VLP Board believed that, because the Merger enabled VLP to avoid these costs, the structure of the transaction supported its conclusion that the Merger was fair to and in the best interests of VLP and its shareholders. Additionally, the fact that the Merger consideration includes a "stock-for-stock" component, which may be maximized on an individual basis at the election of each shareholder, supported its approval of the transaction because this structure would provide an opportunity for VLP's shareholders to share in any future appreciation of Wellsford.

          (v) The VLP Board favorably considered the size and self-administered structure of Wellsford. At the time the VLP Board approved the Merger, the VLP Board believed that VLP, as a stand-alone REIT with a diversified real estate portfolio, both with respect to the type and geographic location of its properties, would continue to be undervalued by the market. The Merger will provide an opportunity for VLP shareholders to become stockholders in a corporation with significantly larger real estate investments.

          (vi) The VLP Board considered that if the Merger is consummated, the total market capitalization of Wellsford would be larger than VLP's current total market capitalization. The VLP Board believed that this increased total market capitalization would provide VLP's shareholders with enhanced liquidity, would provide VLP's shareholders with a more actively traded public float, would make Wellsford's Common Stock a more attractive investment for institutional investors and would likely provide Wellsford with better access to the capital markets. Thus, the VLP Board believed that the increase in total market capitalization of Wellsford supported its determination that the Merger was fair to and in the best interests of VLP and its shareholders.

          (vii) The VLP Board favorably viewed VLP's ability to terminate the Merger Agreement under certain circumstances, if required by the fiduciary duties of the VLP Board. The VLP Board viewed such factor as favorable to its determination because of its belief that, with the ability to accept a third party offer in certain circumstances, a third party wishing to make a financially superior acquisition proposal for VLP would have an opportunity to do so.

          (viii) Finally, the VLP Board considered the opinion, analyses and presentations of Merrill Lynch described below under "--Opinion of the Financial Advisor to VLP," including the opinion of Merrill Lynch to the effect that, as of the date of such opinion, and based upon and subject to certain matters stated therein, the consideration to be received by the holders of VLP Shares pursuant to the Merger Agreement was fair, from a financial point of view, to such holders. Such opinion did not address the fairness of the consideration to be received by Mutual, Wellsford and affiliates of Wellsford. Shares pursuant to the Merger Agreement was fair from a financial point of view to such holders. In this respect, the VLP Board considered Merrill Lynch's financial analyses in its overall evaluation of the Merger and viewed such analyses as favorable to its determination. The VLP Board viewed Merrill Lynch's opinion as favorable to its determination because Merrill Lynch is an internationally recognized investment banking firm with experience in the valuation of businesses and their securities in connection with mergers and acquisitions and in providing advisory services and raising capital for companies in the real estate industry.

     The VLP Board also considered the negative impact of following factors in its deliberations concerning the Merger:

          (i) The VLP Board considered the various conditions to Wellsford's obligations to consummate the Merger which, if not fulfilled, would permit Wellsford to forego consummation of the transaction. See "THE MERGER AGREEMENT AND CERTAIN ANCILLARY DOCUMENTS--Merger Agreement--Conditions to the Merger."

          (ii) The VLP Board considered the risk that the anticipated benefits of the Merger to VLP shareholders may not be realized as a result of possible changes in the real estate markets in general, the inability to achieve operating efficiencies or the inability of Wellsford to access the capital markets in an efficient manner.

          (iii) The VLP Board considered that, because the ratio by which shares of VLP Shares will be converted into Wellsford Common Stock in the Merger is fixed, a decline in the value of Wellsford Common Stock prior to the date of the consummation of the Merger would reduce the value of the consideration to be received by the holders of VLP Shares in the Merger.

          (iv) The VLP Board considered that under the terms of the Merger Agreement, VLP and its trustees, officers, employees, agents and representatives would be prohibited from initiating, soliciting, encouraging, participating in negotiations or otherwise facilitating a proposal of an acquisition by or business combination with any other party unless, among other things, the VLP Board determines, based on the advice of counsel, that such action is required for the VLP Board to comply with its fiduciary duties to shareholders under applicable law.

          (v) The VLP Board considered the possibility that VLP may be required, if the Merger Agreement is terminated under certain circumstances, to pay Wellsford a termination fee of $3.0 million and to reimburse Wellsford for up to $750,000 of its out-of-pocket expenses incurred in connection with the Merger. See "--THE MERGER AGREEMENT AND CERTAIN ANCILLARY DOCUMENTS-- The Merger Agreement--Effect of Termination of the Merger Agreement." The VLP Board recognized that the inclusion of such provisions in the Merger Agreement would render it unlikely that a more attractive offer for the acquisition of VLP would be presented to VLP and its shareholders; however, the VLP Board believes that, based on its efforts to find a buyer for VLP, the Merger represents the best offer reasonably available to VLP and its shareholders.

     The VLP Board noted that all of the above were negative factors in its consideration of the Wellsford proposal. In the view of the VLP Board, however, these negative factors were not sufficient, either individually or collectively, to outweigh the positive factors considered by the VLP Board in reaching its determination that the Merger was fair to and in the best interests of VLP and its shareholders.

     The VLP Board also was aware of the provisions of the Merger Agreement affording indemnification and insurance to the Trustees of VLP for actions and omissions of such persons occurring prior to the Effective Time. These provisions were important to the VLP Board; however, this factor did not affect the VLP Board's evaluation or recommendation of the transaction because such provisions are customary in agreements relating to business combinations similar to the Merger.

     In the event the Merger is not consummated for any reason, VLP intends to continue to pursue its business objectives of maximizing shareholder value. In connection therewith, VLP may seek another strategic combination or a sale, in one transaction or a series of transactions, of substantially all of its assets or, depending on market conditions, remain an independent company and seek to raise capital to fund growth. The VLP Board believes there are no feasible alternatives to the Merger available to VLP at the present time that are likely to result in greater shareholder value.

OPINION OF FINANCIAL ADVISOR TO VLP

     VLP retained Merrill Lynch to act as financial advisor to VLP in connection with the Merger and Merrill Lynch has assisted the VLP Board in its review of the fairness from a financial point of view of the consideration to be received by the shareholders of VLP.

     On September 17, 1997, Merrill Lynch delivered to the VLP Board its written opinion dated September 17, 1997 (the "Merrill Lynch Opinion") to the effect that, as of such date and based on matters described therein, the $129,996,350 in cash and 3,350,000 shares of Wellsford Common Stock to be received pro rata by the shareholders of VLP, along with the right of each such shareholder of VLP to make an election to maximize either the amount of cash or Wellsford Common Stock to be received by them in accordance with the Merger Agreement is fair from a financial point of view. Merrill Lynch orally confirmed such opinion to the VLP Board as of the date of its delivery, and consented to its inclusion in this Proxy Statement/Prospectus. The Merrill Lynch Opinion does not address the fairness of the consideration to be received by Mutual, Wellsford and affiliates of Wellsford. The Merrill Lynch Opinion addresses only the fairness from a financial point of view of the Merger and does not constitute a recommendation to the shareholders of VLP as to how such shareholders should vote at the VLP Special Meeting.

     THE FULL TEXT OF THE WRITTEN OPINION OF MERRILL LYNCH, WHICH SETS FORTH THE

ASSUMPTIONS MADE, MATTERS CONSIDERED AND LIMITS ON THE REVIEW UNDERTAKEN, IS ATTACHED AS ANNEX B TO THIS PROXY STATEMENT/PROSPECTUS AND IS INCORPORATED HEREIN BY REFERENCE. VLP SHAREHOLDERS ARE URGED TO READ THE OPINION IN ITS ENTIRETY. MERRILL LYNCH'S WRITTEN OPINION IS ADDRESSED TO THE VLP BOARD, IS DIRECTED ONLY TO THE CONSIDERATION TO BE PAID IN CONNECTION WITH THE MERGER AND DOES NOT CONSTITUTE A RECOMMENDATION TO ANY VLP SHAREHOLDER AS TO HOW SUCH VLP SHAREHOLDER SHOULD VOTE AT THE VLP SPECIAL MEETING. THE SUMMARY OF THE OPINION OF MERRILL LYNCH SET FORTH IN THIS PROXY STATEMENT/PROSPECTUS IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE FULL TEXT OF SUCH OPINION.

     In arriving at its opinion, Merrill Lynch (i) reviewed certain publicly available financial statements and other information of VLP and Wellsford, (ii) reviewed certain internal financial statements and other financial and operating data prepared by the management of both companies, (iii) reviewed certain financial projections prepared by the management of both companies, (iv) discussed the past and current operations and financial conditions and the prospects of VLP and Wellsford and certain real property assets with the senior management of both companies, (v) reviewed the reported prices and trading activity of both companies' shares with that of certain other comparable publicly-traded companies and their securities, (vi) participated in discussions and negotiations among the representatives of each company and their respective financial and legal advisors, (vii) reviewed the Merger Agreement and certain related documents, and (viii) performed such other analyses as Merrill Lynch deemed appropriate. These included, among others, the following three essential analyses: (a) a stand-alone valuation of VLP, (b) a stand-alone valuation of Wellsford, and (c) an analysis of the pro forma consequences of the proposed merger.

     In rendering its opinion, Merrill Lynch assumed and relied upon, without independent verification, the accuracy and completeness of the information reviewed by Merrill Lynch for the purposes of this opinion. With respect to the financial projections, Merrill Lynch assumed that such projections had been reasonably prepared on bases reflecting the best currently available estimates and judgments of the future financial performance of VLP and Wellsford. Merrill Lynch did not make any independent valuation or appraisal of the assets or liabilities of VLP or of Wellsford. The Merrill Lynch Opinion is necessarily based on economic, market, and other conditions as in effect on, and the information made available to Merrill Lynch as of, August 21, 1997.

     The following is a brief summary of certain analyses performed by Merrill Lynch and reviewed with VLP Board in connection with the Merrill Lynch Opinion.

  Selected Comparable Public Companies Analysis

     Using publicly available information, Merrill Lynch compared selected historical and projected financial, operating and stock market performance data of VLP to the corresponding data of certain publicly traded companies that Merrill Lynch considered comparable in certain respects with that of VLP for purposes of this analysis. The comparables consisted of industrial, retail, office, and diverse REITs. Merrill Lynch considered VLP with relation to a set of both large and small market capitalization comparables. This list consisted of Glenborough Realty Trust, Kilroy Realty Corporation, Bedford Property Investors, Arden Realty Group, Brandywine Realty Trust, Kranzco Realty Trust, and Mark Centers. The 1997 and 1998 funds from operations ("FFO") multiples were based on first call estimates as of August 21, 1997 and closing stock prices of the same day. VLP's FFO estimates were based on company projections. Merrill Lynch noted that VLP's 1997 FFO multiple of 10.20x and 1998 multiple of 7.60x were both below the weighted average FFO multiples of the comparables for those two years, 11.50x and 10.10x, respectively, and within the high and low ranges of 8.2x and 12.5x, and 7.58x and 10.81x, for those two years, respectively.

  Analysis of Company Liquidation

     With respect to VLP, Merrill Lynch prepared an analysis of VLP liquidation which assumed a liquidation of all of VLP's assets over a 30-month period as an alternative to an immediate sale. Merrill Lynch estimated values for each of VLP's assets using a discounted cash flow analysis based upon property cash flow forecasts and a liquidation schedule provided by VLP. The analysis assumed net cash was distributed to VLP shareholders over the period where the discount rate ranged from 16% to 18%. Merrill Lynch noted the present value per share of future distributions ranged from $13.25 per share to $14.16 per share according to this analysis, supporting Merrill Lynch's conclusion.

  Selected Comparable Acquisition Transactions

     Using publicly available information, Merrill Lynch compared the pricing of selected acquisition transactions with the Wellsford and VLP transaction in terms of FFO multiples. The comparables included a number of public company mergers and acquisitions, including: Lazard Freres Real Estate Investors and Alexander Haagen Properties, Walden Residential Properties and Drever Partners, Inc., Equity Residential Properties Trust and Wellsford Residential Property Trust, Camden Property Trust and Paragon Group, United Dominion Realty Trust and South West Property Trust, Highwoods Properties and Crocker Realty Trust, Security Capital U.S. Realty and Carr Realty Corporation, and Horizon Outlet Centers and McArthur Glen Realty Group. Merrill Lynch noted that the FFO multiples for the Wellsford/VLP merger were 13.6x and 10.1x for the current year and next year, respectively. The ranges for the comparable transactions were 10.5x to 13.4x for the current fiscal year and 9.3x to 12.1x for the next fiscal year. Accordingly, Merrill Lynch noted that this analysis supported its conclusion.

  Capitalization Rate Valuation Analysis

     The Capitalization Rate Valuation Analysis assumes that the value of a company owning income-producing real estate can be determined with reference to the value of individual properties in such company's portfolio. In general, Merrill Lynch applied capitalization rates to the projected 1997 net operating income ("net operating income" defined as revenues less property operating expenses including property-level management expenses, before interest expense and depreciation) of each of Wellsford's assets. Capitalization rates varied for each asset and ranged from 8.0% to 10.0%. The resulting total valuation of Wellsford's shares prior to the joint venture with Whitehall and the merger with VLP ranged from $10.88 to $11.49 per share. Accordingly, Merrill Lynch noted that this range of values supported its conclusion.

  Discounted Cash Flow Analysis

     Merrill Lynch prepared discounted cash flow valuation of Wellsford under two scenarios: (i) stand-alone and (ii) combined with the Whitehall Joint Venture. The analyses assumed discount rates of 13% to 15% and terminal value multiples of 9.0x to 10.0x. The resulting stand-alone value ranged from $10.53 to $12.77 per share and the combined value ranged from $10.60 to $12.98 per share. Merrill Lynch also prepared a discounted valuation of the combined VLP and Wellsford entity, which resulted in a value of $10.84 to $13.14 per share. Accordingly, Merrill Lynch noted that these results supported their conclusion.

  Pro Forma Merger Analysis and Accretion/Dilution Analysis

     Merrill Lynch performed an analysis of the effect of the merger on Wellsford's earnings per share for the projected three years 1998, 1999, and 2000. For those three years, earnings per share pick ups were $0.03, $0.02 and $0.02, representing accretion of $12.6%, 5.0%, and 5.1%, respectively. This analysis, in addition to other factors, supported Merrill Lynch's conclusion.

     The preparation of a fairness opinion is a complex process and is not necessarily susceptible to a partial analysis or summary description. Merrill Lynch believes that its analysis must be considered as a whole and that selecting portions of its analysis, without considering all analyses, would create an incomplete view of the process underlying its opinion. In addition, Merrill Lynch may have given various analyses more or less weight than other analyses and may have deemed various assumptions more or less probable than other assumptions so that the ranges of valuations resulting for a particular analysis described above should not be taken to be Merrill Lynch's view of the actual value of VLP and Wellsford, both as stand-alone entities and as a single merged entity.

     In performing its analyses, Merrill Lynch made numerous assumptions with respect to industry performance, general business, and economic conditions and other matters, many of which are beyond the control of VLP or Wellsford. The analyses performed by Merrill Lynch are not necessarily indicative of actual value, which may be significantly more or less favorable than suggested by such analyses. Such analyses were prepared solely as a part of Merrill Lynch's analysis of whether the consideration to be received by the holders of VLP Shares pursuant to the Merger Agreement is fair from a financial point of view to such holders and were conducted in connection with the delivery of the Merrill Lynch Opinion. The analyses do not purport to be appraisals or to reflect the prices at which VLP might actually be sold. Because such estimates are inherently subject to uncertainty, none of VLP, Wellsford, Merrill Lynch, or any other person assumes responsibility for their accuracy. In addition, as described above, the Merrill Lynch opinion and the information provided to it by the VLP Board were two of the factors taken into consideration by the VLP Board in making its determination to approve the Merger Agreement and the transactions contemplated thereby. Consequently, the Merrill Lynch analyses described above should not be viewed as determinative of the opinion of the VLP Board or the view of VLP management with respect to the value of VLP or of whether the VLP Board or the management of VLP would have been willing to agree to different considerations. The consideration to be received by the holders of VLP shares pursuant to the Merger Agreement was determined through negotiations between VLP and Wellsford and was approved by the VLP Board.

     The VLP Board retained Merrill Lynch based upon its experience and expertise. Merrill Lynch is an internationally recognized investment banking and advisory firm. As part of its investment banking business, Merrill Lynch is regularly engaged in the valuation of businesses and securities in connection with mergers and acquisitions, negotiated underwriting, competitive biddings, secondary distributions of unlisted securities, private placements and valuation for estate, corporate and other purposes. In the ordinary course of its business, Merrill Lynch and its affiliates may actively trade the debt and equity securities of VLP and Wellsford for their own account and for the accounts of customers and, accordingly, may at any time hold a long or short position in such securities.

     Pursuant to a letter agreement dated October 14, 1996, VLP has agreed to pay Merrill Lynch, upon the consummation of the Merger, a transaction fee of $1,088,952. Merrill Lynch is also entitled to be reimbursed by VLP for up to $25,000 of the out-of-pocket expenses in connection with its investment banking services to VLP. VLP has also agreed to pay Merrill Lynch $200,000 for its fairness opinion to the VLP Board, and will reimburse Merrill Lynch for up to $25,000 for the fees and disbursements of its legal counsel in connection therewith. In addition, VLP has agreed to reimburse and indemnify Merrill Lynch for liabilities and expenses arising out of the engagement and the transactions in connection therewith, including liabilities under federal and state law.

     Merrill Lynch has, in the past, provided financial advisory and financing services to Wellsford's predecessor and may in the future provide such services to VLP, Wellsford and/or their respective affiliates, and has received, and may receive, fees for the rendering of services.

RECOMMENDATION OF THE VLP BOARD

     BY UNANIMOUS VOTE (WITH TWO MEMBERS RECUSING THEMSELVES), THE VLP BOARD DETERMINED THAT THE MERGER IS FAIR TO, AND IN THE BEST INTERESTS OF, VLP AND ITS SHAREHOLDERS, APPROVED THE MERGER AND THE PROPOSED AMENDMENT TO THE VLP DECLARATION OF TRUST AND AUTHORIZED VLP TO ENTER INTO THE MERGER AGREEMENT AND CONSUMMATE THE TRANSACTIONS CONTEMPLATED THEREBY. THE VLP BOARD HEREBY UNANIMOUSLY (WITH TWO MEMBERS RECUSING THEMSELVES) RECOMMENDS THAT THE SHAREHOLDERS OF VLP APPROVE THE MERGER, THE MERGER AGREEMENT AND THE PROPOSED AMENDMENT TO THE VLP DECLARATION OF TRUST.

INTERESTS OF CERTAIN PERSONS IN THE MERGER


     In considering the recommendations of the VLP Board with respect to the Merger Agreement and the Merger, VLP shareholders should be aware that certain VLP shareholders and certain members of the management of VLP and the VLP Board have interests in the Merger that are in addition to the interests of VLP shareholders generally.

  Certain Holders of VLP Shares; Certain VLP Trustees

     Certain advisory clients of Franklin currently beneficially own in the aggregate 5,631,827 VLP Shares (representing approximately 50.05% of the outstanding VLP Shares), over all of which shares Franklin exercises voting and dispositive powers. Certain advisory clients of Franklin, including certain clients owning VLP Shares, currently own in the aggregate 2,493,234 shares of Wellsford Common Stock (representing approximately 15.5% of the outstanding shares of Wellsford Common Stock), over all of which shares Franklin exercises investment power, but over only 1,041,987 of which shares (representing approximately 6.3% of the outstanding shares of Wellsford Common Stock) Franklin exercises voting power.

     Of the 1,451,247 shares of Wellsford Common Stock over which Franklin exercises investment but not voting power, voting power with regard to 836,500 shares was transferred to a third party (the "Third Party Transferee") by an irrevocable proxy dated August 29, 1997, and 614,747 shares are subject to a voting trust dated August 29, 1997, the trustee of which is a different third party. Franklin also sold 150,000 shares of Wellsford Common Stock on August 28, 1997 to the Third Party Transferee. Accordingly, immediately prior to August 28, 1997, Franklin exercised investment and voting power over 2,643,234 shares of Wellsford Common Stock (approximately 16% of the outstanding shares of Wellsford Common Stock).

     Jeffrey A. Altman, Chairman of the VLP Board, is an officer of Franklin. Mutual Qualified Fund, an advisory client of Franklin, purchased 2,427,184 shares of Wellsford Common Stock (which shares are included among the 2,493,234 shares referenced above) from Wellsford on June 2, 1997. Richard A. Frary, a Trustee of VLP, was invited, together with observers on behalf of certain other institutional shareholders of Wellsford, to attend as an observer on behalf of Mutual one meeting of the Wellsford Board. There were no discussions of the proposed transaction with VLP at such meeting. In consideration of these relationships, Messrs. Altman and Frary recused themselves from all deliberations of the VLP Board relating to the proposed transaction with Wellsford. See "THE MERGER--VLP Background of the Merger."

  VLP Incentive Bonus Plan

     In connection with the consummation of the Merger, the management of VLP will be entitled to receive cash payments from VLP aggregating $3.4 million under VLP's Incentive Bonus Plan and an employment agreement with VLP's Chief Executive Officer.

  Holders of VLP Options


     VLP has agreed to take all necessary action to cause all outstanding VLP Options granted under VLP's Stock Option Plan, as amended, whether or not then exercisable, to be cancelled in exchange for a cash payment (net of any applicable withholding taxes) from VLP equal to the product of (i) the excess of $15.75 over the per VLP Share exercise price of such VLP Option and (ii) the number of VLP Shares subject thereto, provided that the foregoing shall be subject to obtaining any necessary consents of such holders ("Option Consents"), which Option Consents VLP covenants and agrees to use its reasonable best efforts to obtain. As of December 31, 1997, there were outstanding VLP Options to purchase 839,000 VLP Shares. In the event that all such VLP Options are cancelled in exchange for such cash payment, VLP will pay an aggregate of approximately $4.7 million to the holders thereof.

  Indemnification; Directors' and Officers' Liability Insurance

     Pursuant to the Merger Agreement and subject to the consummation of the Merger, VLP, as the successor in the Merger (the "Successor"), and Wellsford will indemnify each trustee, director, officer, employee, fiduciary and agent of VLP with respect to actions taken by them in such capacities, as and to the fullest extent permitted by applicable law and the VLP Declaration of Trust and VLP Bylaws. In addition, not later than the Effective Time, Wellsford or VLP shall purchase directors' and officers' liability insurance coverage for VLP's trustees and officers which shall provide them with $10,000,000 of aggregate coverage for six years following the Effective Time on terms with respect to coverage and amount no less than those contained in such policy in effect on the date of the Merger Agreement, provided that such coverage can be obtained for not more than $240,000. See "THE MERGER AGREEMENT AND CERTAIN ANCILLARY DOCUMENTS--The Merger Agreement--Indemnification Provisions."

  Registration Rights Agreement

     Wellsford, upon consummation of the Merger, will enter into a Registration Rights Agreement with the three largest VLP shareholders, as of the date of execution of the Merger Agreement. Pursuant to such Agreement, such shareholders will be entitled to certain "shelf registration rights" and an unlimited number of "piggyback registration rights," subject to certain restrictions, under which they may register for resale their Wellsford Common Stock received in connection with the Merger. All shares of Wellsford Common Stock received by holders of VLP Shares in the Merger (other than persons who are deemed to be affiliates of VLP prior to the Merger or affiliates of Wellsford) will be freely tradable. See "THE MERGER--Resale Restrictions" and "THE MERGER AGREEMENT AND CERTAIN ANCILLARY DOCUMENTS--Certain Ancillary Documents--Registration Rights Agreement."

APPRAISAL RIGHTS

     Shareholders of VLP are not entitled to dissenting shareholders' appraisal rights under Maryland law. Maryland law does not provide appraisal rights to shareholders of a REIT in connection with a merger if their shares are listed on a national securities exchange, such as the NYSE, on the record date for determining shareholders entitled to vote on such merger. All of the VLP Shares outstanding on the Record Date for determining the shareholders entitled to vote on the Merger were listed on the NYSE.

ANTICIPATED ACCOUNTING TREATMENT

     The Merger will be treated as a purchase in accordance with Accounting Principles Board Opinion No. 16. Purchase accounting for a merger is the same as the accounting treatment used for the acquisition of any group of assets. The fair market value of the consideration given by Wellsford in the Merger will be used as the valuation basis of the combination. The financial statements of Wellsford will reflect the combined operations of Wellsford and VLP from the date of the Merger.

FEDERAL INCOME TAX CONSEQUENCES

  General

     The following is a discussion of certain U.S. federal income tax matters that are generally applicable to Wellsford, Merger Subsidiary, VLP and holders of VLP Shares. This discussion is based on currently existing provisions of the Code, existing regulations thereunder (including final, temporary or proposed), and current administrative rulings and court decisions, all of which are subject to change. Any such change, which may or may not be retroactive, could alter the tax consequences described herein.

     The following discussion is intended only as a summary of certain principal U.S. federal income tax consequences and does not purport to be a complete analysis or listing of all of the potential tax effects relevant to a decision on whether to vote in favor of approval and adoption of the Merger Agreement and the Merger. In particular, this discussion does not deal with all U.S. federal income tax considerations that may be relevant to particular VLP shareholders in light of their particular circumstances, such as shareholders who are dealers in securities, who are financial institutions, insurance companies or tax-exempt organizations, who are subject to the alternative minimum tax provisions of the Code, who are foreign persons, or who acquired their VLP Shares in connection with stock warrants, stock option or stock purchase plans, or in other compensatory transactions. Also, this discussion is limited to VLP shareholders who hold their VLP Shares to be issued in the Merger as "capital assets" (generally, property held for investment), within the meaning of Section 1221 of the Code. In addition, the following discussion does not address income tax consequences under foreign, state or local tax laws or any U.S. federal, state, local or foreign estate or gift tax considerations.

     ACCORDINGLY, VLP SHAREHOLDERS AND OTHERS AFFECTED BY THE MERGER ARE URGED TO CONSULT THEIR OWN TAX ADVISORS AS TO THE TAX CONSEQUENCES THEREOF, INCLUDING U.S. FEDERAL, STATE, LOCAL AND FOREIGN TAX CONSEQUENCES APPLICABLE TO THEM.

  Tax Consequences of the Merger

     With respect to VLP shareholders, the Merger will be a taxable transaction for federal income tax purposes and may be a taxable transaction for foreign, state and local income tax purposes as well. The Merger will not constitute a taxable transaction for Wellsford, Merger Subsidiary or VLP for federal income tax purposes.

     In general, a shareholder of VLP who, pursuant to the Merger, exchanges VLP Shares for Wellsford Common Stock and cash will recognize capital gain or loss at the Effective Time of the Merger in an amount equal to the difference between
(i) the fair market value of the Wellsford Common Stock received plus the amount of cash received and (ii) the shareholder's adjusted tax basis in the VLP Shares surrendered. The gain or loss will be long-term capital gain or loss if, as of the Effective Time of the Merger, the holder thereof had held such VLP Shares for more than 12 months (although a 20% rate of tax may apply to individuals if the VLP Shares were held more than 18 months).

     If a holder of VLP Shares owns more than one "block" of shares (i.e., VLP Shares acquired at different times), gain or loss must be determined separately for each block held. In general, the amount of cash and Wellsford Common Stock received must be allocated ratably among the blocks in the proportion that the number of VLP Shares in a particular block bears to the total number of VLP Shares held by such shareholder.

     The aggregate tax basis of the whole shares of Wellsford Common Stock received by a VLP shareholder in the Merger will be equal to their fair market value at the Effective Time of the Merger. The holding period for such Wellsford Common Stock will begin on the day following the Closing Date of the Merger.

     Upon the sale or other taxable disposition of Wellsford Common Stock (including a sale to Wellsford), a holder will recognize capital gain or loss equal to the difference, if any, between the amount realized on such disposition and the holder's adjusted tax basis in such shares. Any capital gain or loss recognized will generally be treated as long-term capital gain or loss if the holder held such shares for more than 12 months (although a 20% rate of tax may apply to individuals if the VLP Shares were held more than 18 months).

  Backup Withholding and Information Reporting

     A noncorporate holder of Wellsford Common Stock who is not otherwise exempt from backup withholding may be subject to backup withholding at the rate of 31% with respect to distributions paid on, or the proceeds of a sale, exchange or redemption of, such Wellsford Common Stock. Generally, backup withholding applies only when the taxpayer (i) fails to furnish or certify his correct taxpayer identification number to the payor in the manner requested, (ii) is notified by the Internal Revenue Service that he has failed to report payments of interest or dividends properly or (iii) under certain circumstances, fails to certify that he has not been notified by the Internal Revenue Service that he is subject to backup withholding for failure to report interest or dividend payments. Any amounts withheld under the backup withholding rules from a payment to a holder will be allowed as a credit against the holder's U.S. federal income tax liability or as a refund, provided that the required information is furnished to the Internal Revenue Service. Holders should consult their own tax advisors regarding their qualification for exemption from backup withholding and the procedure for obtaining any applicable exemption.

RESALE RESTRICTIONS

     All shares of Wellsford Common Stock received by holders of VLP Shares in the Merger will be freely tradable, except that such shares received in the Merger by persons who are deemed to be "affiliates" (as such term is defined under the Securities Act) of VLP prior to the Merger may be resold by them only in transactions permitted by the resale provisions of Rule 145 promulgated under the Securities Act (or Rule 144 in the case of any such persons who become affiliates of Wellsford) or as otherwise permitted under the Securities Act. Persons who may be deemed to be affiliates of Wellsford or VLP generally include individuals or entities that control, are controlled by, or are under common control with, such party and may include certain officers and directors of such party as well as principal shareholders of such party. The Merger Agreement requires VLP to exercise its reasonable efforts to cause each of its affiliates to execute a written agreement to the effect that such person will not offer to sell, transfer or otherwise dispose of any of the shares of Wellsford Common Stock issued to such person in or pursuant to the Merger unless (a) such sale, transfer or other disposition has been registered under the Securities Act, (b) such sale, transfer or other disposition is made in conformity with Rule 145 under the Securities Act or (c) in the opinion of counsel, which opinion shall be reasonably satisfactory to Wellsford, such sale, transfer or other disposition is exempt from registration under the Securities Act. Under the terms of the Merger Agreement, Wellsford has agreed to grant to certain of VLP's affiliates, upon consummation of the Merger, certain registration rights. See "THE MERGER AGREEMENT AND CERTAIN ANCILLARY DOCUMENTS--Certain Ancillary Documents--Registration Rights Agreement."

REGULATORY APPROVAL

     Other than (i) approvals in connection with compliance with applicable Blue Sky or state securities laws, (ii) the filing of the articles of merger with the SDAT, and (iii) the filing of such reports under Section 13(a) of the Exchange Act as may be required in connection with the Merger Agreement and the Merger, neither the management of Wellsford nor the management of VLP believes that any filing with or approval of any governmental authority is necessary in connection with the consummation of the Merger.

              THE MERGER AGREEMENT AND CERTAIN ANCILLARY DOCUMENTS

MERGER AGREEMENT

     The following is a brief summary of the material provisions of the Merger Agreement, a copy of which is attached as Annex A to this Proxy Statement/Prospectus and is incorporated herein by reference. This summary is qualified in its entirety by reference to the full text of the Merger Agreement. Shareholders of VLP are encouraged to read carefully the Merger Agreement in its entirety.

  Merger Consideration

     By reason of the Merger, each VLP Share issued and outstanding will be converted into the right to receive, subject to certain adjustments described below, a pro rata portion (based on the number of VLP Shares outstanding immediately prior to the Effective Time) of (a) $129,996,350 in cash and (b) 3,350,000 shares of Wellsford Common Stock (such cash and Wellsford Common Stock, the "Merger Consideration"). Based upon the number of VLP Shares outstanding as of the date of this Proxy Statement/Prospectus, each VLP Share will be converted into the right to receive $11.58 in cash and 0.2984 shares of Wellsford Common Stock. As of January 6, 1998, the last reported sale price of the Wellsford Common Stock on the AMEX was $15 3/8 per share. VLP has also agreed to take all necessary action to cause all outstanding VLP Options granted under VLP's Stock Option Plan, as amended, whether or not then exercisable, to be cancelled immediately prior to the Closing in exchange for a cash payment from VLP as described in "THE MERGER--Interests of Certain Persons in the Merger."

     Each holder of record of VLP Shares will be entitled, with respect to all but not less than all of its VLP Shares, to make an election (an "Election") to increase either the amount of cash ("Cash Electing Shares") or the amount of Wellsford Common Stock ("Stock Electing Shares") to be received in exchange for such holder's VLP Shares. The actual amount of cash and Wellsford Common Stock to be received by a holder who makes such an Election will be adjusted on a pro rata basis to the extent possible to reflect the holders' respective Elections to maximize the amount of Merger Consideration to consist of either cash or Wellsford Common Stock. For purposes of determining the allocation of the Merger Consideration amongst the Cash Electing Shares and the Stock Electing Shares, a share of Wellsford Common Stock will be valued at the average closing price per share on the AMEX for the 10 trading days immediately preceding the Closing Date. Notwithstanding the foregoing, if after giving effect to the allocation of the Merger Consideration as provided above, the number of shares of Wellsford Common Stock to be held by a holder of VLP Shares or a "group" (within the meaning of Section 13(d)(3) of the Exchange Act) of such holders would be greater than 25% of the outstanding shares of Wellsford Common Stock on the Closing Date, the allocation of cash and shares of Wellsford Common Stock which would have been paid to holders of VLP Shares in accordance with their Elections will be adjusted on a pro rata basis so that no holder of VLP Shares will exceed such 25% threshold.

  Merger; Effect of the Merger


     Pursuant to the terms and conditions of the Merger Agreement, Merger Subsidiary will be merged with and into VLP. Thereafter, VLP will continue as the Successor and the separate corporate existence of Merger Subsidiary will cease. Immediately following the Merger, the Successor will continue its existence under the laws of the State of Maryland as a wholly owned subsidiary of Wellsford and will succeed to all rights, assets, liabilities and obligations of VLP and Merger Subsidiary in accordance with the MGCL.

     In accordance with the MGCL and pursuant to the Merger Agreement, the Merger will become effective upon the acceptance for record by the SDAT of the articles of merger.

     Upon consummation of the Merger, and without any action by the holders thereof, all VLP Shares will cease to be outstanding and will be cancelled, and each holder of a VLP Certificate representing VLP Shares will thereafter cease to have any rights with respect to such VLP Shares, except the right to receive, without interest, the Merger Consideration upon the surrender of the VLP Certificate (as described in "--Exchange of VLP Certificates").

  Appointment of Exchange Agent

     Prior to the Effective Time, Wellsford will appoint United States Trust Company of New York, or such other bank or trust company as the parties shall agree, to act as the exchange agent in connection with the Merger (the "Exchange Agent").

  Exchange of VLP Certificates

     Promptly after the Merger, the Exchange Agent will mail to each holder of record of VLP Certificates as of the Effective Time (i) a letter of transmittal which shall instruct such holder that upon surrender of such VLP Certificates and subject to the Election, if any, made by such holder, each VLP Share will be converted into a pro rata portion of the Merger Consideration and cash, if any, in lieu of the issuance of fractional shares of Wellsford Common Stock and (ii) a form of election to be used by each such holder who wishes to make an Election with respect to all VLP Shares held by such holder.

     Upon surrender of a VLP Certificate, together with the letter of transmittal duly executed, to the Exchange Agent, the holder of such VLP Certificate shall be entitled to receive in exchange therefor such holder's share of the Merger Consideration, without interest, and such VLP Certificate so surrendered shall be cancelled. Until so surrendered, from and after the Merger, each VLP Certificate will be deemed to represent only the right to receive a pro rata portion of the Merger Consideration, without interest, for each VLP Share formerly represented by such VLP Certificate, and shall not evidence any interest in Wellsford or the Successor.

     VLP SHAREHOLDERS SHOULD NOT SEND IN THEIR VLP CERTIFICATES UNTIL THEY RECEIVE A LETTER OF TRANSMITTAL.


  No Fractional Shares; Cash Payments

     No certificate or scrip representing fractional shares of Wellsford Common Stock will be issued upon the surrender for exchange of VLP Certificates representing VLP Shares, and such fractional share interests will not entitle the owner thereof to vote or to any rights of a shareholder of Wellsford. In lieu of any fractional share, the Exchange Agent will pay, subject to deduction and withholding requirements, to each holder of VLP Shares who otherwise would be entitled to receive a fractional share of Wellsford Common Stock an amount of cash determined by multiplying (i) the average closing price per share of Wellsford Common Stock on the AMEX (or such other national securities exchange or automated quotation system which is then the principal place of listing or quotation of shares of Wellsford Common Stock) for the 10 trading days immediately preceding the Closing Date by (ii) the fraction of a share of Wellsford Common Stock to which such holder would otherwise be entitled.

  Representations and Warranties

     The Merger Agreement contains various representations and warranties relating to, among other things: (a) the organization, power, authority and good standing of Wellsford, Merger Subsidiary, VLP and their respective subsidiaries;
(b) capital structure; (c) the authorization, execution, delivery and enforceability of the Merger Agreement; (d) conflicts under charter or declaration of trust and by-laws, violations of any instruments or law and required consents or approvals; (e) certain documents filed by the parties with the Commission; (f) the availability to Wellsford of financing for the Merger;
(g) litigation; (h) absence of certain changes or material adverse effects; (i) taxes; (j) books and records; (k) the Wellsford Properties and the VLP Properties; (l) environmental matters; (m) brokers' and finders' fees; (n) receipt of fairness opinion by VLP; (o) related party transactions; (p) contracts and commitments; (q) employee benefit plans of VLP; (r) anti-takeover plans of the parties; (s) vote required by VLP's shareholders to approve the Merger and transactions contemplated by the Merger Agreement; (t) absence of undisclosed liabilities; (u) insurance of VLP; and (v) absence of certain payments by VLP.

  Certain Covenants

     Each of Wellsford and VLP has agreed, among other things, during the period from September 18, 1997 to the Effective Time (the "Contract Period"), except as specifically contemplated by the Merger Agreement, to (a) use their reasonable best efforts, and cause their respective subsidiaries to use their reasonable best efforts, to preserve intact their business organizations and goodwill and keep available the services of their respective officers and employees; (b) confer on a regular basis with one or more representatives of the other to report on material operational matters; (c) promptly notify the other of any material emergency or other material change in the condition (financial or otherwise), business, properties, assets, liabilities, normal course of its business or operation of its properties, or of any material governmental complaints, investigations or hearings (or communications indicating that the same may be contemplated); (d) promptly deliver to the other true and correct copies of any report, statement or schedule filed by it with the Commission; (e) promptly notify the other upon becoming aware that any of its representations and warranties will not be true and correct in all material respects on the Closing Date as if made at and as of the Closing Date. Wellsford and VLP have also agreed to cooperate in promptly preparing and submitting to the AMEX a listing application covering the shares of Wellsford Common Stock issuable in the Merger.

     VLP has agreed, among other things, during the Contract Period, except as specifically contemplated by the Merger Agreement, to (a) subject to certain qualifications, give Wellsford and its agents, representatives, employees and designees full access to the books, records, files, financial reports, plans and specifications that are in VLP's possession or control that relate to any of the VLP Properties; (b) promptly notify Wellsford of any fire or other casualty affecting any portion of the VLP Properties; (c) promptly deliver to Wellsford copies of any notices of violations issued by any board, bureau, commission, department or body of any municipal, county, state or federal governmental unit, or any subdivision thereof, received by VLP with respect to the VLP Properties;
(d) conduct, and cause its subsidiaries to conduct, their operations according to their usual, regular and ordinary course in substantially the same manner as previously conducted; (e) timely prepare, in a manner consistent with past practice, and file all tax returns required to be filed on or before the Effective Time and pay all taxes due with respect to any such tax returns; and
(f) use commercially reasonable efforts to obtain from certain specified tenants and ground lessors written estoppel certificates dated no earlier than 45 days prior to the Closing Date.

     VLP has also agreed, among other things, to take all necessary action to cause all outstanding VLP Options granted under VLP's Stock Option Plan, as amended, whether or not then exercisable, to be cancelled immediately prior to the Closing in exchange for a cash payment from VLP as described in "THE MERGER--Interests of Certain Persons in the Merger."

     VLP has agreed during the Contract Period, except as specifically contemplated by the Merger Agreement, not to, and in certain instances to cause its subsidiaries not to: (a) acquire, enter into an option to acquire or exercise an option or contract to acquire additional real property, incur additional indebtedness (except for indebtedness incurred under commercial contracts entered into in the normal course of its business), encumber assets or commence construction of, or enter into any agreement or commitment to develop or construct, any other type of real estate projects or otherwise enter into or modify any easement, covenant, condition, right of way or restriction with respect to any VLP Property; (b) sell, lease, license, mortgage or otherwise encumber or subject to a lien or otherwise dispose of any VLP Properties or any portion thereof or any of the capital stock of or partnership or other interests in any of its subsidiaries, except for the sale, lease, license, mortgage or other encumbrance or lien or disposition of any immaterial asset in the ordinary course of business and consistent with past practice or any material asset in the ordinary course and consistent with past practice with the consent of Wellsford, which consent shall not be unreasonably withheld; (c) make any loans, advances or capital contributions to, or investments in, any other person, or acquire or agree to acquire, lease or manage (i) by merging or consolidating with, or by purchasing a substantial portion of the assets of, or by any other manner, any business or any corporation, partnership, joint venture, association or other business organization or division thereof or (ii) any assets, other than assets that are immaterial to VLP and its subsidiaries taken as a whole and except for the purchases of non-material assets in the ordinary course of business consistent with past practice; (d) amend its declaration of trust or by-laws or equivalent documents (except in order to render the provisions of Section 3-701 of the MGCL inapplicable to Wellsford); (e) except with respect to certain specified exceptions, (i) issue or authorize for issue any shares of beneficial interest or stock (except for shares issued upon the exercise of currently outstanding share options) or any security convertible into or exercisable for the foregoing, effect any share split, reverse share split, share dividend, recapitalization or other similar transaction or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of beneficial interest or stock of VLP or any of its subsidiaries, (ii) grant, confer or award any option, warrant, conversion right or other right not existing on the date of the Merger Agreement to acquire, redeem or repurchase any shares of beneficial interest of VLP, (iii) increase any compensation or enter into or amend any employment agreement with any of its present or future officers or trustees, (iv) adopt any new employee benefit plan or amend any existing employee benefit plan or severance or termination pay policies in any material respect, except for changes which are less favorable to participants in such plans, or (v) authorize, declare, set aside or pay any dividends or make any other distribution or payments with respect to any shares of beneficial interest of VLP, directly or indirectly, redeem, purchase or otherwise acquire any shares of beneficial interest of VLP or stock or equity interests of any of its subsidiaries, or make any commitment for any such action; (f) pay, discharge or satisfy any claims, liabilities or obligations, other than the payment, discharge or satisfaction, in the ordinary course of business consistent with past practice or in accordance with their terms, of liabilities reflected or reserved against in, or contemplated by, the most recent consolidated financial statements (or the notes thereto) of VLP included in filings made with the Commission prior to the date of the Merger Agreement or incurred in the ordinary course of business consistent with past practice; (g) enter into or amend, modify or terminate any contract which may result in total payments or liability by or to it in excess of $50,000 other than contracts for expenses of attorneys and accountants incurred in connection with the Merger;
(h) except for certain benefits arrangements, enter into any contract with any officer, trustee, director, consultant or affiliate of VLP or any of its subsidiaries; (i) make or rescind any tax election (unless required by law or necessary to preserve VLP's status as a REIT or the status of each of its subsidiaries that is a joint venture, partnership or limited liability company as a partnership for federal income tax purposes); (j) settle or compromise any claim, suit, litigation, proceeding, investigation, audit or controversy relating to taxes (unless required by law or necessary to preserve VLP's status as a REIT or the status of each of its subsidiaries that is a joint venture, partnership or limited liability company as a partnership for federal income tax purposes); (k) terminate or materially amend or renew any contract for the management or leasing of a VLP Property or renew or enter into any new property management or leasing contract unless such contract is not binding on Wellsford following the Closing or is terminable upon not more than 45 days notice without penalty to Wellsford, or otherwise enter into or materially amend any new contracts other than with third parties in the ordinary course of business; or
(l) amend in any material respect the partnership agreement of Bay City Holdings, L.P. or grant a lien or security interest in, or assign, pledge or otherwise hypothecate the partnership interest or the right to receive distributions of VLP in such partnership.

     VLP has also agreed during the Contract Period, without the prior written consent of Wellsford or Merger Subsidiary, which consent shall not be unreasonably withheld, not to (i) except with respect to certain specified exceptions, effect any material change in any lease, license agreement or other material agreement relating to the use or occupancy of any part of a VLP Property (each, a "Lease") in effect as of the date of the Merger Agreement;
(ii) renew or extend the term of any Lease, unless the same is renewed or extended by the exercise by the applicable tenant of an extension or expansion right pursuant to the terms of a Lease; (iii) enter into any new Lease or cancel or terminate any Lease; or (iv) enter into any lease, license agreement or other agreement relating to the use or occupancy of a multi-family VLP Property unless such agreement is on VLP's standard form, is at market rates and on market terms and is in the ordinary course of business.

     VLP has agreed to cease any existing solicitation, activity, discussions or negotiations with any third parties conducted prior to the date of the Merger Agreement by VLP or any of its representatives with respect to any offer or proposal for, or any indication of interest in, (a) any merger, share exchange or business combination or similar transaction, (b) any sale, lease, exchange, mortgage, pledge, transfer or other disposition of 25% or more of the assets of VLP and its subsidiaries, taken as a whole, in a single transaction or series of transactions (whether or not related) or (c) any tender offer or exchange offer for 25% or more of the outstanding shares of beneficial interest of VLP or the acquisition of any equity interest in, or a substantial portion of the assets of, VLP or any of its subsidiaries, other than the transaction contemplated by the Merger Agreement (a "VLP Acquisition Proposal"). In addition, VLP has agreed that until the termination of the Merger Agreement, VLP and its subsidiaries will not, and will use their reasonable best efforts to cause their officers, directors, employees or other agents not to, directly or indirectly, (i) take any action to solicit, initiate or facilitate any VLP Acquisition Proposal or
(ii) unless otherwise required in accordance with the fiduciary duties of the trustees of VLP under applicable law, engage in negotiations with, or disclose any non-public information relating to VLP and any of its subsidiaries or afford access to the properties, books or records of VLP or any of its subsidiaries to, any person that may be considering making, or who has made, a VLP Acquisition Proposal or has agreed to endorse any VLP Acquisition Proposal (other than the Merger). VLP has agreed to promptly advise Wellsford of the receipt of any VLP Acquisition Proposal, or any indication that any person is considering making a VLP Acquisition Proposal or any request for such non-public information of VLP or any of its subsidiaries or for access to the properties, books or records of VLP or any of its subsidiaries, and to provide a general summary of such VLP Acquisition Proposal. VLP has also agreed to keep Wellsford informed of the status of any such VLP Acquisition Proposal and the response thereto.

     VLP has also agreed to use (a) reasonable efforts to obtain and deliver to Wellsford prior to the Closing Date certain letters from VLP's "affiliates," as defined under Rule 145 promulgated under the Securities Act (see "THE MERGER-- Resale Restrictions"), and (b) reasonable best efforts to obtain on or before the Closing Date the requisite approval of certain shareholders of VLP to terminate upon consummation of the Merger, the Registration Rights Agreement, dated September 29, 1995, as amended (the "VLP Registration Rights Agreement").

     Wellsford has agreed during the Contract Period without the consent of VLP, except as specifically contemplated by the Merger Agreement, not to: (a) authorize, declare, set aside or pay any dividend or make any other distribution or payment with respect to any shares of stock of Wellsford, directly or indirectly redeem, purchase or otherwise acquire any shares of stock of Wellsford or stock or equity interests of any of its subsidiaries, or make any commitment for any such action; or (b) amend its charter or by-laws.

  Indemnification Provisions

     Wellsford and VLP have agreed (a) to cooperate and defend each trustee, director, officer, employee, fiduciary and agent of VLP or any of its subsidiaries prior to the Effective Date from any threatened or actual claim, action, suit, proceeding or investigation relating to (i) the fact that such person served in such capacity or (ii) the Merger Agreement or any of the transactions contemplated thereby; and (b) after the Effective Time, the Successor and Wellsford shall indemnify and hold harmless each such person as and to the fullest extent permitted by applicable law and the VLP Declaration of Trust and VLP Bylaws as in effect on September 18, 1997. In addition, Wellsford has agreed that provisions no less favorable to such indemnifiable persons than the indemnification provisions contained in the VLP Declaration of Trust and the VLP Bylaws will be established on the Closing Date and maintained for a period of not less than six years in the charter, bylaws and similar organizational documents of the Successor, and not later than the Effective Time, Wellsford or VLP shall purchase directors' and officers' liability insurance coverage for VLP's trustees and officers which shall provide them with $10,000,000 of aggregate coverage for six years following the Effective Time on terms with respect to coverage and amount no less than those contained in such policy in effect on the date of the Merger Agreement, provided that such coverage can be obtained for not more than $240,000.

  Conditions to the Merger

     The respective obligations of Wellsford and Merger Subsidiary, on the one hand, and VLP, on the other hand, to consummate the Merger are subject to the fulfillment or waiver of each of the following conditions, among others: (a) the representations and warranties of the other party being true and correct as of the date of the Merger Agreement and as of the Closing Date, except to the extent that changes, circumstances or events making such representations and warranties not true or correct would not, individually or in the aggregate, constitute a Wellsford Material Adverse Effect (as defined in the Merger

Agreement as a Buyer Material Adverse Effect) or a VLP Material Adverse Effect (as defined in the Merger Agreement), as the case may be; (b) the other party shall have performed or complied in all material respects with all agreements and covenants required to be performed or complied with on or prior to the Effective Time; (c) during the Contract Period, there shall not have occurred any change, circumstance or event concerning the other party that has had or could reasonably likely have a Wellsford Material Adverse Effect or a VLP Material Adverse Effect, as the case may be; (d) receipt by each party of the other party's officer's certificate certifying the fulfillment of the conditions specified in clauses (a), (b) and (c) above; (e) the Merger Agreement and the transactions contemplated thereby shall have been approved by the requisite vote of the shareholders of VLP; (f) any waiting period applicable to the consummation of the

Merger under the HSR Act shall have expired or been terminated; (g) no party shall be subject to any order, ruling or injunction of a court of competent jurisdiction which restrains or prohibits the consummation of the Merger; (h) the Registration Statement shall have been declared effective by the Commission under the Securities Act, and no stop order with respect to the foregoing shall be in effect and no proceeding for that purpose shall have been initiated or threatened by the Commission; and (i) Wellsford and VLP shall each have received "comfort" letters from the other party's independent public accountants.

     The obligation of Wellsford and Merger Subsidiary to consummate the Merger are subject to the fulfillment or waiver of each of the following conditions, among others: (a) VLP shall have entered into a closing agreement or otherwise received a determination pursuant to Section 856(g)(4) of the Code from the Internal Revenue Service substantially to the effect that, among other things,
(i) if VLP failed to satisfy the REIT asset tests in its 1994 and 1995 fiscal years as a result of its ownership of certain commercial paper, such failure was not willful and was due to reasonable cause under Section 856(g)(4) of the Code, and VLP is entitled to elect REIT status for no later than the commencement of its 1996 fiscal year, and (ii) in such case, all corporations that were subsidiaries of VLP immediately prior to its 1996 fiscal year will be treated as qualified REIT subsidiaries, within the meaning of Section 856(i)(2) of the Code, for such fiscal year (which condition set forth in this clause (a) was satisfied prior to the date of this Proxy Statement/Prospectus); (b) the holders of VLP Options to purchase not more than an aggregate of 50,000 VLP Shares shall have failed to execute and deliver to Wellsford Option Consents agreeing to exchange their VLP Options for cash payments; (c) Wellsford shall have received from each of certain specified "affiliates," a letter substantially in the form attached to the Merger Agreement; (d) the litigation entitled Value Property Trust v. Zim Company shall have been dismissed with prejudice; (e) Wellsford shall have received certain title insurance policies for each VLP Property; and
(f) the VLP Registration Rights Agreement shall have been terminated as described in "--Merger Agreement--Certain Covenants."

     The obligations of VLP to consummate the Merger are subject to the fulfillment or waiver of each of the following conditions, among others: (a) Wellsford shall have obtained the approval for the listing on the AMEX of the shares of Wellsford Common Stock issuable in the Merger, subject to official notice of issuance; (b) Wellsford shall have entered into a registration rights agreement with each of the three largest VLP shareholders, as of the date of the Merger Agreement, which agreement shall provide such shareholders registration rights substantially similar as those previously granted to certain shareholders of Wellsford (see "--Certain Ancillary Documents--Registration Rights Agreement"); and (c) Wellsford or VLP shall have obtained the directors' and officers' insurance described in "--Merger Agreement--Indemnification Provisions."

  Termination of the Merger Agreement

     The Merger Agreement may be terminated and the Merger may be abandoned at any time, before or after the VLP Special Meeting, in the following manner: (a) by the mutual consent of Wellsford and VLP; (b) by either Wellsford or VLP, if
(i) any order, decree or ruling or other action of a court of competent jurisdiction or other governmental entity permanently restraining, enjoining or otherwise prohibiting the Merger shall have become final and non-appealable, provided that the party seeking to terminate the Merger Agreement shall have used its best efforts to appeal such order, decree, ruling or other action, (ii) the VLP Board approves or adopts, or recommends to the shareholders of VLP approval or acceptance of, a VLP Acquisition Proposal by a person other than Wellsford or Merger Subsidiary, but only in the event that the VLP Board has determined in good faith that such action is necessary for the trustees of VLP to comply with their fiduciary duties to the shareholders of VLP, or (iii) the Merger shall not have been consummated on or before March 1, 1998 (other than due to the failure of the party seeking to so terminate to perform its obligations under the Merger Agreement required to be performed by it at or prior to the Effective Time); (c) by Wellsford, if (i) there has been a breach of any representation, warranty, covenant or agreement of VLP contained in the Merger Agreement, or if any representation or warranty of VLP shall have become untrue, in either case such that certain conditions to the Merger would be incapable of being satisfied by March 1, 1998, (ii) the VLP Board shall have failed to recommend or shall have withdrawn, modified or amended in any material and negative respects its approval or recommendations of the Merger or shall have resolved to do any of the foregoing, provided that such failure, withdrawal, modification or amendment has not been due to the result of Wellsford's or Merger Subsidiary's breach of its obligations under the Merger Agreement, or (iii) the Merger Agreement and the transactions contemplated thereby shall have failed to receive the requisite vote for approval and adoption at the VLP Special

Meeting; or (d) by VLP, if there has been a breach of any representation, warranty, covenant or agreement of Wellsford or Merger Subsidiary contained in the Merger Agreement, or if any representation or warranty of Wellsford or Merger Subsidiary shall have become untrue, in either case such that certain conditions to the Merger would be incapable of being satisfied by March 1, 1998.

  Effect of Termination of the Merger Agreement


     If (i) Wellsford or VLP elects to terminate the Merger Agreement because the VLP Board approves or adopts, or recommends to the shareholders of VLP approval or acceptance of, a VLP Acquisition Proposal by a person other than Wellsford or Merger Subsidiary or (ii) Wellsford elects to terminate the Merger Agreement because the VLP Board shall have failed to recommend, or shall have withdrawn, modified or amended in any material and negative respects its approval or recommendation of the Merger or shall have resolved to do any of the foregoing, provided that such failure, withdrawal, modification or amendment has not been due to the result of Wellsford's or Merger Subsidiary's breach, if any, of its obligations under the Merger Agreement, or (iii) Wellsford elects to terminate the Merger Agreement because the Merger Agreement and the transactions contemplated thereby shall have failed to receive the requisite vote for approval and adoption at the VLP Special Meeting or any adjournment thereof and, with respect to this clause (iii), a VLP Acquisition Proposal by a person other than Wellsford or Merger Subsidiary exists at the time of such termination, then VLP will pay to Wellsford all documented out-of-pocket fees and expenses incurred by Wellsford in connection with the Merger Agreement and the Merger, up to a maximum of $750,000, plus $3.0 million.

  Fees

     All costs and expenses incurred in connection with the Merger Agreement and the transactions contemplated thereby will be paid by the party incurring such expense, except as provided in "--Merger Agreement--Effect of Termination of the Merger Agreement."

  Amendment and Waiver

     The Merger Agreement may be amended by Wellsford and VLP at any time before or after approval of the Merger Agreement and the Merger by the VLP shareholders at the VLP Special Meeting, but, after any such shareholder approval, no amendment may be made which by law requires further approval by the VLP shareholders without obtaining such further approval. At any time prior to the Merger, Wellsford and Merger Subsidiary, on the one hand, and VLP, on the other hand, may, to the extent legally allowed, (i) extend the time for performance of any of the obligations or other acts of the other parties to the Merger Agreement, (ii) waive any inaccuracies in the representations and warranties made to such party contained in the Merger Agreement or in any document delivered pursuant thereto or (iii) waive compliance with any of the agreements or conditions for the benefit of such party contained in the Merger Agreement.

CERTAIN ANCILLARY DOCUMENTS

  Registration Rights Agreement

     Wellsford, upon consummation of the Merger, will enter into a Registration Rights Agreement with the three largest VLP shareholders, as of the date of execution of the Merger Agreement, under which they may register for resale their Wellsford Common Stock received in the Merger. Pursuant to such Agreement, which will provide such shareholders with substantially the same registration rights as those previously granted to certain other shareholders of Wellsford, such shareholders will be entitled to certain "shelf registration rights" and "piggyback registration rights," each as described below.


     Under the shelf registration rights, Wellsford is required to prepare and file as soon as practicable following the Closing Date, a "shelf" registration statement with respect to all shares of Wellsford Common Stock issued in the Merger to such shareholders, use its reasonable best efforts to cause such registration statement to be declared effective by the Commission within 120 days of the Closing Date, and keep such registration statement continuously effective for an offering to be made on a continuous basis pursuant to Rule 415 under the Securities Act until the date which is two years after the Closing Date; if the holders of such number of shares of Wellsford Common Stock equal to not less than 7.9% of the Wellsford Common Stock subject to the Registration Rights Agreement so request, until the date which is five years after the Closing Date; or such shorter period ending when all such shares of Wellsford Common Stock received by such holders in the Merger have been sold (the

"Effectiveness Period"). If the holders of a majority of such shares so elect, an offering of such shares of Wellsford Common Stock pursuant to such registration statement may be effected in the form of an underwritten offering.

     In addition, under the piggyback registration rights, if at any time during the Effectiveness Period Wellsford proposes to file a registration statement with the Commission under the Securities Act in connection with the registration of any underwritten primary equity offering initiated by Wellsford (other than any registration by Wellsford on Form S-4 or Form S-8, or a successor or substantially similar form, of (a) an employee share option, share purchase, share incentive or compensation plan or of securities issued or issuable pursuant to such plan, or (b) a dividend reinvestment plan), such shareholders may elect to have any and all of such shares of Wellsford Common Stock received by such holders in the Merger and owned by them included in such registration statement.

     All fees and expenses incident to the performance or compliance with the Registration Rights Agreement by Wellsford will be borne by Wellsford, provided that Wellsford shall not be liable for the fees and disbursements of counsel to such shareholders in excess of $10,000 in the aggregate. Such shareholders will pay all their own advisory fees and all discounts, commissions, fees and expenses of underwriters involved in the offer and sale of such shares of Wellsford Common Stock by such holders.

     All shares of Wellsford Common Stock received by holders of VLP Shares in the Merger (other than persons who are deemed to be affiliates of VLP prior to the Merger or affiliates of Wellsford) will be freely tradable. See "THE MERGER--Resale Restrictions."

  Agreement with Franklin Mutual Advisors, Inc.

     Concurrently with the execution and delivery of the Merger Agreement, Franklin, which has the right to vote, as of the date of this Proxy Statement/Prospectus, approximately 50.05% of the issued and outstanding VLP Shares, has entered into an agreement with Wellsford. Pursuant to such agreement, Franklin has agreed that other than shares of Wellsford Common Stock to be received upon consummation of the Merger, it will not, without Wellsford's consent, (i) acquire (beneficially or of record), agree to acquire or make any proposal or offer to acquire, whether pursuant to a merger, tender or exchange offer, other extraordinary transaction or otherwise, for itself or any of its affiliates or advisory clients, any additional shares of Wellsford Common Stock which would result in Franklin having the power to vote more than 25% of the voting securities of Wellsford outstanding as of the time of any such acquisition or other transaction, (ii) solicit proxies from shareholders of Wellsford, become a "participant" in any "election contest" (as such terms are used in Rule 14a-11 of the Exchange Act) with respect to Wellsford or (iii) form, join or participate in a "group" (within the meaning of Section 13(d)(3) of the Exchange Act) with respect to any matters related to the foregoing.

     Such agreement terminates upon the earlier of (a) termination of the Merger Agreement, (b) the date on which the Board of Directors of Wellsford recommends or otherwise approves a third party tender or exchange offer to acquire more than 25% of Wellsford Common Stock then outstanding, (c) the date Wellsford enters into a definitive agreement with a third party to consummate any tender or exchange offer for more than 25% of the outstanding shares of Wellsford Common Stock, any merger or other business combination involving Wellsford in which the shareholders of Wellsford immediately prior to such transaction own less than 75% of the surviving entity, any recapitalization, restructuring, liquidation, dissolution or other extraordinary transaction with respect to or involving Wellsford or its securities or assets, or an acquisition by any other person or group of any shares of Wellsford Common Stock which would result in such person or group having the power to vote more than 25% of the Wellsford Common Stock outstanding as of the time of any such acquisition, (d) the fifth anniversary of the Closing Date, and (e) such time as neither the current Chairman nor President of Wellsford is serving as either Chairman or President.

  Voting Agreement

     Franklin, which has the right to vote, as of the date of this Proxy Statement/Prospectus, approximately 50.05% of the issued and outstanding VLP Shares, has entered into a Voting Agreement with Wellsford pursuant to which Franklin has agreed to vote, and to cause its affiliates to vote, all VLP Shares over which it has voting power in favor of the Merger Agreement and the Merger and against any other proposed business combination involving VLP.

                              VALUE PROPERTY TRUST
GENERAL

     VLP is a self-administered REIT engaged in the business of managing its portfolio of real estate investments. VLP was organized in 1970 under the laws of the State of Maryland as PNB Mortgage and Realty Investors. In 1984, VLP changed its name to Mortgage and Realty Trust. In October 1995, VLP changed its name to Value Property Trust. VLP is organized under the VLP Declaration of Trust and currently conducts its business in such a fashion as to qualify as a REIT under Sections 856-860 of the Code.

     As of September 30, 1997, VLP had: (1) cash and cash equivalents of $81.4 million; (2) restricted cash of $1.7 million which is restricted as to use under terms of various escrow and lease agreements and the New Indenture (see "--Developments During Fiscal 1996 and 1997" below); and (3) invested assets which include eight mortgage investments (consisting of one commercial mortgage loan and 111 residential mortgage loans) and 21 investments in real estate owned. Based upon the amounts of VLP's invested assets as of September 30, 1997, approximately 37% of VLP's portfolio was invested in California, approximately 21% in Pennsylvania and approximately 18% in two New England states. Nationally, approximately 21.5% of the amounts of its invested assets are in industrial or research and development properties, approximately 39.5% in office buildings, approximately 27% in shopping centers, approximately 12% in apartments and less than 1% in other types of real estate properties.

PREVIOUS CHAPTER 11 CASE AND 1991 PLAN OF REORGANIZATION

     On April 12, 1990, VLP filed a voluntary petition for reorganization under Chapter 11 in the United States Bankruptcy Court for the Central District of California (the "Bankruptcy Court"), commencing a bankruptcy case, Bankruptcy Case No. LA 90-08976-SB (the "Prior Bankruptcy Case"). On November 21, 1990, a Joint Plan of Reorganization (the "1991 Plan") proposed by VLP, the creditors' committee and the equity committee was filed with the Bankruptcy Court pursuant to section 1121 of the Bankruptcy Code. The 1991 Plan was confirmed by the Bankruptcy Court by an order entered February 27, 1991. The Prior Bankruptcy Case was closed on November 4, 1994, pursuant to a final order of the Bankruptcy Court.

     The 1991 Plan provided that the holders of outstanding indebtedness were to receive payments in installments over a period ending on June 30, 1995, with the right of VLP to defer payment of certain amounts for up to 24 months or until December 31, 1995, when all deferred payments would be due. Interest was payable initially at Bank of America N.T. & S.A.'s reference rate plus one percent, increasing by 0.25% every six months (the "Adjusted Rate"), with interest on deferred amounts accruing at the Adjusted Rate plus 2%. The 1991 Plan also included certain financial, affirmative and negative covenants. The forecast upon which the 1991 Plan was based assumed that the real estate markets would begin to improve in fiscal 1992. However, the markets continued to deteriorate materially. Despite these conditions, VLP was able to make all required interest payments and to exceed the required amortization payments through December 31, 1991. These results were achieved through liquidating VLP's assets at substantial discounts from their acquisition cost. However, due to the continued

deterioration of the real estate markets, VLP could not meet the amortization payment at June 30, 1992, which required VLP to reduce the debt to $291,250,000, taking into account deferrals permitted under the 1991 Plan. This deterioration also precluded VLP from maintaining compliance with the financial covenants of the 1991 Plan. Thus, VLP determined that it was necessary to defer a portion of the principal payments on the outstanding debt and limit certain future cash interest payments to allow sufficient time for liquidity to return to the United States real estate market. Such deferral was accomplished by an out-of-court modification to the 1991 Plan (the "1992 Restructuring").

THE 1992 RESTRUCTURING

     Pursuant to VLP's negotiations with the creditors' committee, on June 15, 1992, VLP commenced a solicitation of acceptances to certain modifications (the "1992 Modifications") to the outstanding debt obligations of VLP and to a prepackaged plan of reorganization to effect the 1992 Modifications. The 1992 Modifications to the outstanding debt obligations provided, among other things, for (i) an increased amount of required principal payments that could be deferred (while retaining the final payment date for deferred payments at December 31, 1995), (ii) an extension of the permitted repayment period of such deferred amounts from 24 months to 30 months from the date a deferral is utilized, (iii) the establishment of a limit on the maximum rate of interest to be paid in cash on a current basis at 9% through June 30, 1994, with any excess being accrued and paid at December 31, 1995, (iv) changes in certain required financial covenants to reflect the then-existing financial condition of VLP and the then-existing real estate market, (v) with the approval of the holders of 66 2/3% of the outstanding debt obligations, the release of collateral for certain financings by VLP, and (vi) the payment of additional consideration to the holders of the outstanding debt obligations equal to one percent of the principal amount of the outstanding debt obligations, payable in four semi-annual installments commencing on the date the 1992 Restructuring became effective. VLP received 100% acceptance of the 1992 Modifications and, on July 15, 1992, VLP successfully restructured its outstanding debt by issuance of new notes in accordance with the proposed 1992 Modifications (the "Old Notes") and entered into an indenture (the "Old Note Indenture") with Wilmington Trust Company, as trustee, entered into a second amendment to VLP's then outstanding Collateral and Security Agreement dated as of February 21, 1991 and amended the 1991 Plan.

RECENT CHAPTER 11 CASE AND 1995 PREPACKAGED PLAN OF REORGANIZATION

     The financial projections upon which the 1992 Restructuring was based assumed that the real estate markets would stop or slow their decline by 1993 with some improvement in 1994. Instead, after the effective date of the 1992 Restructuring, these markets failed to improve materially. VLP's business operations, including its ongoing efforts to refinance and sell property, did not generate cash flow sufficient to service the Old Notes during the fiscal years ended September 30, 1993 and 1994. Because its operating income had declined due to the continued deterioration of the real estate markets, VLP was not able to meet its scheduled June 30, 1993 principal payment on the Old Notes of $20,000,000, and subsequently, VLP also failed to make additional principal payments, constituting events of default under the Old Note Indenture. VLP also failed to make interest payments on the Old Notes. In addition, VLP failed to meet certain ratios set forth in the financial covenants of the Old Note Indenture which constituted additional events of default under the Old Note Indenture.

     Throughout the second and third quarters of fiscal 1994, VLP's management and advisors continued discussions with certain principal holders of the Old Notes and their representatives to explore various alternatives for restructuring the Old Notes. In March 1994, the principal holders requested that VLP agree to pay certain fees and expenses of legal counsel to the principal holders. VLP agreed, and in March 1994, the principal holders retained counsel to advise them in VLP's financial restructuring. Thereafter, in June 1994, the principal holders requested and VLP agreed to pay certain fees and expenses of a new financial advisor to the principal holders. The negotiations among VLP, the various creditor constituencies and other interested parties in VLP's financial restructuring continued into the fourth quarter of fiscal 1994.

     On November 17, 1994, VLP announced that it had reached a non-binding agreement in principle with the Old Note holders to restructure the indebtedness represented by the Old Notes (the "1995 Restructuring").

     Under the 1995 Restructuring, VLP and the VLP Board recommended to the Old Note holders that VLP utilize a "prepackaged plan" of reorganization (the "Prepackaged Plan") governed by Chapter 11 of the United States Bankruptcy Code, as amended. The use of the Prepackaged Plan allowed VLP, the VLP Board and holders of the Old Notes to agree in advance on the method and course of restructuring prior to the filing of the bankruptcy petition in Chapter 11. To this end, VLP and certain holders who had acquired a significant portion of the Old Notes entered into an agreement of understanding (the "Agreement of Understanding") pursuant to which VLP agreed to distribute to the holders of the Old Notes $25.0 million in cash prior to the Prepackaged Plan's petition date. Under this agreement, the principal holders (who held in excess of 80% of the Old Notes), among other things, agreed to vote in favor of the Prepackaged Plan when solicited. On April 11, 1995, VLP paid $25.0 million pursuant to the Agreement of Understanding, with such payment to be credited against the cash payment of at least $50.0 million to be made to the holders of the Old Notes pursuant to the Prepackaged Plan.

     On July 12, 1995, VLP mailed to each holder of Old Notes, outstanding common shares, other secured claims and unsecured claims (collectively, the "Old Note Holders") as of the close of business on July 7, 1995, a copy of the Disclosure Statement and Proxy Statement for the Solicitation of Votes for the Prepackaged Plan of Reorganization (the "Disclosure Statement").

     Pursuant to the Disclosure Statement, the solicitation of ballots in favor of the Prepackaged Plan expired at midnight (eastern standard time) on August 17, 1995. On August 18, 1995, VLP filed a voluntary petition for reorganization under Chapter 11 in the Bankruptcy Court commencing a bankruptcy case, Bankruptcy Case No. LA 95-31101-SB. The Prepackaged Plan was confirmed by the Bankruptcy Court by an order entered September 22, 1995. VLP entered into an amended and restated indenture (the "Prior Indenture") with Wilmington Trust Company as trustee, an amended and restated collateral and security agreement, a pledge agreement, and the VLP Registration Rights Agreement. The Prepackaged Plan became effective September 29, 1995 (the "Effective Date") and provided for, among other things, (i) a 1.0 for 33.33 reverse stock split of the outstanding common shares affecting the shareholders of record as of September 29, 1995, and (ii) the issuance to holders of VLP's debt securities of: (a) $110,000,000 principal amount of newly issued 11 1/8% Senior Secured Notes due 2002 (the "Prior Senior Notes"), (b) $71,000,000 in cash and (c) approximately 10,889,430 new common shares, par value $1.00 per share, representing, in the aggregate, approximately 97% of the VLP Shares outstanding after the Effective Date.

DEVELOPMENTS DURING FISCAL 1996 AND 1997

     After its emergence from bankruptcy on September 29, 1995, VLP determined that its strategic goals should focus on maximizing VLP's overall return to shareholders. VLP conducted a thorough investigation of its real estate properties in order to determine the future direction of VLP's operations. VLP refinanced its outstanding long-term indebtedness at a substantially lower rate of interest. VLP also entered into an engagement letter with Merrill Lynch on October 15, 1996 to advise the VLP Board with respect to options in achieving its strategic goals, including possible business combinations or bulk sales of assets.

     In March 1996, VLP completed the disposition of substantially all of its mortgage loan portfolio. VLP received $55.5 million in net cash proceeds through a series of transactions which included loan repayments and a bulk sale of certain mortgage loans. The book value of the loans involved in these transactions totaled $50.5 million.

     On March 28, 1996, VLP entered into a financing agreement with BlackRock Capital Finance L.P., which provided for the issuance of $67.4 million of new Floating Rate Notes ("Floating Rate Notes") to BlackRock Capital, which issuance occurred April 30, 1996. The Floating Rate Notes bear interest at 30-day LIBOR plus 1.375%, payable monthly, and have a stated maturity date of May 1, 1999. The proceeds received from the Floating Rate Notes, together with approximately $56.5 million of cash on hand, were used to prepay in full VLP's Prior Senior Notes and the mortgage loan payable of $13.9 million (the "Mortgage Payable"). The face amounts outstanding of the Prior Senior Notes and the Mortgage Payable at the time of repayment were $110.0 million and $13.9 million, respectively.

     During the first quarter of fiscal 1996, VLP received net proceeds of $0.3 million from the sale of land located in California.

     During the third quarter of fiscal 1996, VLP received net proceeds of $13.9 million from the sale of five real estate properties. The properties comprised a total of 481,000 square feet of industrial or warehouse/office type facilities. Two were located in Massachusetts and one each was located in California, Minnesota and Pennsylvania.


     During the fourth quarter of fiscal 1996, VLP received net proceeds of $12.4 million from the sale of three real estate properties. Included in these sales were two industrial/office type facilities, representing 154,000 square feet, and a 168 unit apartment complex. The properties were located in California, Pennsylvania and Indiana.

     During the first three quarters of fiscal 1997, VLP received net proceeds of $73.8 million from the sale of eight real estate properties and three of nine buildings owned by VLP in an industrial park. These proceeds include $28.4 million from the sale occurring between February 21, 1997 and March 17, 1997 of one real estate property located in each of Maine, Oregon, Washington and Pennsylvania, and $40.1 million from the sale on June 24, 1997 of three real estate properties located in California. Of the eight real properties sold during the first three quarters of fiscal 1997, three were industrial type facilities, three were retail type facilities, one was an apartment complex and one was an office type facility.

     During the fourth quarter of fiscal 1997, VLP received net cash proceeds of $6.4 million from the sale of two real estate properties, comprising a total of 153,000 square feet of industrial/retail type facilities, located in

California and a 7.6 acre parcel of unimproved land located in Massachusetts. VLP provided mortgage financing for one of the real estate property sales in the amount of $6.2 million.

COMPETITION, REGULATION, AND OTHER FACTORS

     The success of VLP depends upon, among other factors, general economic conditions and trends, including real estate trends, interest rates, government regulations and legislation, income tax laws and zoning laws.

     VLP's real estate investments are located in markets in which they face significant competition. Many of VLP's investments, particularly the office buildings, are located in markets which have an over-supply of available space, resulting in intense competition for tenants and low rents.

GOVERNMENTAL REGULATION

     VLP's properties are subject to various federal, state and local regulatory requirements such as local building codes and other similar regulations. VLP believes that the properties are currently in substantial compliance with all applicable regulatory requirements, although expenditures at properties owned by VLP may be required to comply with changes in these laws. No material expenditures are contemplated at this time in order to comply with any such laws or regulations.

     VLP believes that it is in compliance in all material respects with all federal, state and local laws regarding hazardous or toxic substances. To date, compliance with federal, state and local environmental protection regulations has not had a material effect upon VLP. The property located at 19-23 Keewaydin

Drive in Salem, New Hampshire is contaminated with VOCs. Monitoring of groundwater for VOCs is being performed pursuant to a groundwater management permit issued by the New Hampshire Department of Environmental Services to VLP. In connection with the sale of the Newark Shopping Mall in Newark, California, by VLP on July 15, 1997, perchloroethylene soil and groundwater contamination from tenant dry cleaning operations was identified. The new owner of the Newark Shopping Mall has agreed to release and indemnify VLP from any liability arising in connection with environmental matters at this site. This property has also been insured to protect against environmental liability, which insurance specifically covers the perchloroethylene contamination. It should also be noted that in connection with such sale, VLP retained a security interest in such property. In the event Wellsford, as the parent of VLP after consummation of the Merger, forecloses on such property and takes actions falling outside of CERCLA's lender liability safe-harbor provisions, Wellsford could be liable for environmental liabilities arising at such property.

LEGAL PROCEEDINGS

     A discussion of events surrounding VLP's Prior Bankruptcy Case and an explanation of the material terms of VLP's reorganization under the Joint Plan of Reorganization confirmed by the Bankruptcy Court by an order entered February 27, 1991 are set forth in the section entitled "VALUE PROPERTY TRUST--Previous Chapter 11 Case and 1991 Plan of Reorganization." The Prior Bankruptcy Case was closed on November 4, 1994 pursuant to a final order of the Bankruptcy Court.

     A discussion of events surrounding VLP's 1995 prepackaged bankruptcy filing and an explanation of the material terms of VLP's reorganization under the Prepackaged Plan which became effective September 29, 1995 are set forth in the section entitled "VALUE PROPERTY TRUST--Recent Chapter 11 Case and 1995 Prepackaged Plan of Reorganization." Notwithstanding the confirmation of VLP's Prepackaged Plans of September 29, 1995, the Bankruptcy Court continued to have jurisdiction among other things, to resolve disputes that may arise under the Prepackaged Plan.

     Neither VLP nor any of its properties are presently subject to any material litigation nor, to VLP's knowledge, is any material litigation threatened against VLP or any of its properties, other than routine litigation arising in the ordinary course of business and which is expected to be covered by liability insurance.

OTHER INFORMATION

     As of December 31, 1997, VLP employed 12 people. VLP also has engaged 11 independent property management firms to manage 17 of its properties. VLP's current business constitutes a single business segment. VLP is not dependent upon a single tenant or a limited number of tenants.

     VLP's principal offices are currently located at 120 Albany Street, 8th Floor, New Brunswick, New Jersey 08901 and 22120 Clarendon Street, Suite 230, Woodland Hills, California 91367; VLP's telephone numbers are (732) 296-3080 and

(818) 594-8586, respectively.

FRESH START REPORTING

     In connection with its emergence from Chapter 11 proceedings, VLP implemented Fresh Start Reporting as provided in Statement of Position 90-7, "Financial Reporting by Entities in Reorganization Under the Bankruptcy Code" ("Fresh Start Reporting"). As a result, as of September 30, 1995, all assets were recorded at reorganization value and all liabilities were recorded to reflect their fair value.

DISTRIBUTION AND DIVIDEND POLICY

     In order to maintain its qualification as a REIT, VLP is required to make annual distributions to its shareholders in an amount equal to at least 95% of its taxable income (excluding net capital gains).

     VLP did not declare or pay any dividends during the fiscal years ended September 30, 1996 and September 30, 1995 because it did not realize taxable income during any of those fiscal years. VLP did not declare or pay any dividends during the fiscal year September 30, 1997 since, after taking into account a net operating loss carryforward, it did not realize REIT taxable income during such year. Any future distributions by VLP will be at the discretion of the VLP Board and will depend on VLP's actual cash available for distribution, its financial condition, capital requirements, the annual distribution requirements under REIT provisions of the Code and such other factors as the VLP Board deems relevant.

DESCRIPTION OF VLP REAL ESTATE PROPERTIES

     VLP currently owns 21 properties, including 29 acres of undeveloped land and eight mortgage investments (consisting of one commercial mortgage loan and 111 residential mortgage loans). As of September 30, 1997, VLP has a total market capitalization of approximately $178 million.

     VLP's 21 real estate assets are diversified both geographically and in product type. The 21 properties include nine office properties, nine industrial properties, two retail properties and one multi-family residential property.

     The nine office properties contain approximately 587,000 net rentable square feet and are approximately 90% occupied. The nine industrial properties contain approximately 954,000 square feet and are approximately 85% occupied. The two retail properties contain approximately 235,000 square feet and are approximately 88% occupied. The multi-family residential property contains approximately 333,000 square feet or 418 units and is approximately 93% occupied.

     Of the 21 properties, seven are located in southern California, one is located in Minneapolis, Minnesota, one is located in St. Louis, Missouri and 12 are located throughout the Northeast mid-Atlantic region extending from the greater Boston area to the greater Baltimore area.

     The commercial properties are approximately 88.5% occupied by approximately 240 tenants. The properties are generally multi-tenant in nature. The leases on the properties have varying expiration dates from less than one year up to ten years. The expiring leases per annum for the next five years range (based upon net rentable square footage) from a low of 9.18% to a high of 24.18%. Current market conditions and operating history suggests a reasonable renewal assumption to be 65% to 75% for expiring leases. VLP's interest in two of the properties is as a tenant under ground leases which have terms of 55 years and 58 years including options.

     The properties are located in or near major metropolitan areas and are characterized by improving occupancy, generally positive absorption and improving rental rates. The values of some of the properties are enhanced by being situated in markets in which similar properties are currently in relatively short supply. The properties are maintained in generally good condition adequate to maintain their competitive position in their respective markets.

     In the opinion of VLP's management, all of the properties described below are adequately covered by insurance.

     In addition to the seven properties described above under "BUSINESS AND PROPERTIES OF WELLSFORD CAPITAL CORPORATION--VLP Properties to be Retained by Wellsford," VLP owns the properties described as follows:

                                                                          APPROXIMATE    OCCUPANCY
                                                                          NET RENTABLE     RATE
                            YEAR                                              AREA         AS OF
PROPERTY NAME               BUILT        LOCATION        CLASSIFICATION    (SQ. FT.)      9/30/97    OTHER INFORMATION
--------------------------  -----   ------------------   --------------   ------------   ---------   -----------------------------
Oaktree Industrial Park...   1985     San Dimas, CA        Industrial         27,084         86%     Consists of four buildings
                                                                                                     which range in size from
                                                                                                     1,176 sq. ft. to 6,200 sq.
                                                                                                     ft. Currently used for
                                                                                                     office/industrial purposes.

Moreno Valley.............   1993   Moreno Valley, CA      Industrial        251,090        100%     Single-tenant building on
                                                                                                     35.36 acres of land, of which
                                                                                                     17.68 can be developed.
                                                                                                     Designed to allow office,
                                                                                                     warehouse or light
                                                                                                     manufacturing use.

900 Building..............   1910    Minneapolis, MN       Industrial        216,000         76%     Multi-tenant building located
                                                                                                     on a 9.6 acre lot with a
                                                                                                     total of 14 additions since
                                                                                                     it was built. Last addition
                                                                                                     completed in 1972.

Chino Business Park.......   1992       Chino, CA          Industrial         54,330         64%     Consists of five buildings
                                                                                                     located in a 16-building site
                                                                                                     and on separate parcels of
                                                                                                     land totaling approximately
                                                                                                     5.2 acres.

Pinebrook I and II........   1981    King of Prussia,      Industrial        116,120         97%     Two, single story flex/office
                              and           PA                                                       complexes each consisting of
                             1983                                                                    three buildings located on a
                                                                                                     10-acre parcel of land and
                                                                                                     built in two phases.

Clarewood.................   1980   Woodland Hills, CA       Office           38,567         94%     Two office buildings, one
                              and                                                                    Tudor style completed in 1980
                             1985                                                                    with 50 surface parking
                                                                                                     spaces and one three-story
                                                                                                     glass and stucco building
                                                                                                     built in 1985 with a
                                                                                                     subterranean garage of 75
                                                                                                     vehicles.

Nash Street...............   1985     El Segundo, CA         Office           45,851         87%     Three-story building designed
                                                                                                     as a sensitive compartment
                                                                                                     aligned information facility,
                                                                                                     including wire mesh in dry
                                                                                                     walls and heavy steel doors,
                                                                                                     as required by government
                                                                                                     defense contractors to assure
                                                                                                     high security office
                                                                                                     environment.

Stadium Towers............   1985      Anaheim, CA           Office           64,574         92%     Four-story building located
                                                                                                     on a 4.21 acre parcel of
                                                                                                     land. The lobby, which was
                                                                                                     recently upgraded, has walls
                                                                                                     of polished granite and glass
                                                                                                     work with a polished metal
                                                                                                     ceiling.

268 Summer Street.........   1897       Boston, MA           Office           67,216        100%     Eight story multi-tenant
                                                                                                     building.

Burtonsville Commerce.....   1989    Burtonsville, MD        Office           91,658         97%     Red brick and tinted glass
                                                                                                     complex composed of two
                                                                                                     two-story office buildings
                                                                                                     and three one-story
                                                                                                     office/flex buildings on a
                                                                                                     12.1 acre site.

Six Sentry Parkway........   1990     Blue Bell, PA          Office           91,522         99%     Complex composed of five two-
                                                                                                     and three-story buildings
                                                                                                     occupying a 9-acre site with
                                                                                                     on site parking for 328 cars.

Berdon Plaza..............   1968     Fairhaven, MA          Retail          112,500         87%     Expanded in 1983, L-shaped,
                                                                                                     food anchored retail center
                                                                                                     consisting of three one-story
                                                                                                     buildings.

Villa della Cresta........   1971     Florissant, MO      Multi-family       333,284         93%     418-unit garden style
                              and                                                                    townhouse and apartment
                             1974                                                                    complex built in two phases,
                                                                                                     contains 33 buildings located
                                                                                                     on 34.1 acres of land.

VLP'S POLICIES WITH RESPECT TO CERTAIN ACTIVITIES

     The following is a discussion of VLP's investment policies, financing policies and policies with respect to certain other activities. VLP's policies with respect to these activities have been determined by the VLP Board and may be amended or revised from time to time at the discretion of the VLP Board without a vote of the shareholders of VLP.

  Investment Policies

     VLP has invested in real estate directly or indirectly through entities that engage in real estate-related activities. These investments may be in the form of debt or equity. Pending consummation of the Merger, VLP is not contemplating investing in new real estate assets or entities.

     Debt investments may include the purchasing of mortgage loans, other financial instruments collateralized by real estate or real estate interests, or participations therein, real property tax liens or tax-exempt bonds collateralized by real estate or tax-increment finance districts. These debt instruments may be senior, junior or otherwise subordinated to the interests of others. VLP may also invest in participating or convertible mortgages if VLP concludes that it may benefit from the cash flow and/or any appreciation in the value of the property. Such mortgages may be similar to equity participations. VLP may also make mortgage loans or participate in such loans and contemporaneously or otherwise obtain related property purchase options.

     Equity investments may include development projects directly or through joint ventures, as well as the purchase of general or limited partnership interests in limited partnerships, shares in privately-held corporations or interests in other entities that own real estate, make real estate-related loans or invest in real estate-related debt instruments or provide services or products to the real estate industry. VLP may not engage in active real estate businesses, including land subdivisions, condominium conversions, property sales, and other businesses considered ineligible or impractical investments for REITs. VLP may purchase substantially leased, mostly unleased or vacant properties of any type or geographic location.

     The activities described above often do not generate immediate cash flow, and cash flow generated may be non-recurring. These investments may be subject to existing debt financing and any such financing will have a priority over the equity interests of VLP.

     VLP may offer to exchange its securities for properties and securities of other entities. Further, it may, from time to time, repurchase its shares. VLP will seek investments generally with a duration of one to five years.

  Financing Policies

     VLP finances its investments through both public and private secured and unsecured debt financings, as well as public and private placements of its equity securities. The equity securities have included common equity issuances of VLP. VLP does not have a policy limiting the number or amount of mortgages that may be placed on any particular property, but mortgage financing instruments usually limit additional indebtedness on such properties.

  Distribution and Dividend Policy

     In order to maintain its qualification as a REIT, VLP is required to make annual distributions to its shareholders in an amount equal to at least 95% of its taxable income (excluding net capital gains).

     VLP did not declare or pay any dividends during the fiscal years ended September 30, 1996 and September 30, 1995 as it did not realize taxable income during any of those fiscal years. VLP did not declare or pay any dividends during the fiscal years ended September 30, 1997 since, after taking into account a net operating loss carryover, it did not realize REIT taxable income during the year. Any future distributions by VLP will be at the discretion of the VLP Board and will depend on VLP's actual cash available for distribution, its financial condition, capital requirements, the annual distribution requirements under REIT provisions of the Code and such other factors as the VLP Board deems relevant.

  Policies with Respect to Other Activities

     VLP is currently qualified as a REIT and, pending consummation of the Merger, intends to remain qualified as such.

            VALUE PROPERTY TRUST MANAGEMENT DISCUSSION AND ANALYSIS

MANAGEMENT DISCUSSION

     VLP is a Maryland REIT engaged in the business of managing its portfolio of real estate investments. On October 26, 1995, VLP's name was changed from Mortgage and Realty Trust to Value Property Trust. On September 29, 1995, VLP's Prepackaged Plan of Reorganization was declared effective by the United States Bankruptcy Court for the Central District of California.

     Under the Prepackaged Plan, holders of VLP $290,000,000 principal amount of Old Notes received: (i) $110,000,000 principal amount of newly issued Prior Senior Notes; (ii) $71,000,000 in cash; and (iii) approximately 10,889,430 new VLP Shares representing in the aggregate approximately 97% of the VLP Shares outstanding after the Effective Date. In connection with the Prepackaged Plan, VLP effected a 1.0 for 33.33 reverse stock split of its outstanding VLP Shares.

     In connection with its emergence from Chapter 11 proceedings, VLP implemented Fresh Start Reporting as of September 30, 1995. Fresh Start Reporting was required because: (1) the reorganization value of VLP's assets immediately before the date of confirmation was less than the total of all post-petition liabilities; (2) there was more than a 50% change in the ownership of VLP; and (3) there was a permanent and substantive loss of control by existing shareholders. As a result, all assets and liabilities were restated to reflect their appropriate value or fair value. The post-confirmation financial statements and schedules amounts have been segregated by a black line in order to signify that the financial statements and schedules are that of a new reporting entity and have been prepared on a basis which is not comparable to the pre-confirmation financial statements and schedules (See Notes to the Value Property Trust Consolidated Financial Statements--Note 1 "Basis of Financial Information and Plan of Reorganization" for additional information concerning Fresh Start Reporting).

     The following section includes a discussion and analysis of the results of operations for the years ended September 30, 1997, 1996 and 1995 and should be read in conjunction with the consolidated financial statements and the notes thereto. VLP has, for the past several years prior to fiscal 1996, reported significant net losses. As a result of the 1995 Restructuring, past results should not be deemed indicative of future operating performance. Future results of operations of VLP will not be comparable to the historical operating performance.

RESULTS OF OPERATIONS

     VLP's net income for fiscal 1997 was $32.5 million, or $2.89 per share, compared to $7.0 million, or $0.62 per share, for fiscal 1996 and a net loss of $20.0 million for fiscal 1995. The 1995 loss included: (1) reorganization items of $5.8 million which included professional fees of $6.2 million and interest income of $0.4 million; (2) an adjustment that reduced invested assets by $66.6 million as a result of the adoption of Fresh Start Reporting; and (3) an extraordinary item of $75.3 million reflecting the gain on extinguishment of debt. VLP's income from operations, before reorganization items, gain on sale of real estate and extraordinary item for fiscal 1997 was $7.6 million, or $0.68 per share, compared to $7.0 million, or $0.62 per share, for fiscal 1996 and the loss of $23.0 million for fiscal 1995.

     Rental income was $20.5 million for fiscal 1997 compared to $26.9 million for fiscal 1996 and $24.6 million for fiscal 1995. In addition to rental income, VLP received reimbursement of certain operating expenses totaling $3.0 million, $3.6 million and $2.3 million for fiscal 1997, 1996 and 1995, respectively. Rental income and reimbursement of certain operating expenses decreased in fiscal 1997 compared to fiscal 1996 as a result of a reduced number of owned properties. At September 30, 1997, VLP owned 21 real estate properties compared to 31 and 38 at September 30, 1996 and 1995, respectively. Rental income and reimbursement of certain operating expenses for fiscal 1997 adjusted for sales increased to $14.4 million and $1.6 million, respectively from $13.9 million and $1.5 million, respectively for fiscal 1996. The increases in rental income and reimbursed expenses on rental properties for fiscal 1996 from fiscal 1995 were the result of continued foreclosure on real estate properties and improvement in occupancy levels. In the first month of fiscal 1996, two properties were added as a result of foreclosures. Nine properties were sold during fiscal 1996, of which eight occurred during the last two quarters. Two of the eight property sales occurred during the last month of fiscal 1996. As a result of the timing of the foreclosures and the property sales, VLP recorded operations on real estate properties for a longer time period on a greater number of properties during fiscal 1996 than fiscal 1995. During fiscal 1997,

VLP sold ten real estate properties and three of nine buildings owned by VLP in an industrial park. Occupancy levels increased to 88.3% at September 30, 1997 compared to 87.5% and 81.1% at September 30, 1996 and 1995, respectively. Occupancy levels, adjusted for sales, increased to 88.3% at September 30, 1997 compared to 84.8% at September 30, 1996.

     Interest and fee income on mortgage loans was $0.2 million for fiscal 1997 compared to $2.9 million in fiscal 1996 and $9.4 million in fiscal 1995. In March 1996, VLP completed the disposition of substantially all of its mortgage loan portfolio. VLP received $55.5 million in net cash proceeds through a series of transactions which included loan repayments and a bulk sale of certain mortgage loans. As a result, interest income earned on the mortgage loan portfolio is substantially less than that recorded in prior years. During the fourth quarter of fiscal 1997, VLP provided mortgage financing of $6.2 million to facilitate the sale of a real estate property.

     Interest on short-term investments was $3.1 million for fiscal 1997 compared to $1.7 million and $3.1 million for fiscal years 1996 and 1995, respectively. The increase in fiscal 1997 compared to fiscal 1996 is due to an increase in available cash balances as a result of property sales. The decrease in fiscal 1996 compared to fiscal 1995 is due to the reduction in cash balances as a result of a $25.0 million payment made on April 11, 1995 and an additional $46.0 million payment made on September 29, 1995 to the Old Note Holders in conjunction with the 1995 Restructuring. Prior to these payments, VLP was continuing to accumulate cash and since September 30, 1993, had not made payments of interest or principal on its indebtedness. Available cash averaged $60.9 million for fiscal 1997 compared to $28.9 million and $57.6 million in fiscal years 1996 and 1995, respectively. At September 30, 1997, cash and cash equivalents, including restricted cash, were $83.1 million compared to $41.7 million at September 30, 1996.

     Interest expense for fiscal 1997 totaled $4.6 million compared to $10.5 million and $35.9 million for fiscal years 1996 and 1995, respectively. During the first quarter of fiscal 1997, VLP used $7.0 million from the net proceeds from the sale of two encumbered properties sold in September of fiscal 1996, and $1.4 million from the net proceeds from the sale of an encumbered property sold in October of fiscal 1997 to prepay VLP's senior indebtedness. During the remainder of fiscal 1997, VLP used $36.6 million from the fiscal 1997 net proceeds from the sale of six encumbered properties and three of nine encumbered buildings in an industrial park, to prepay VLP's senior indebtedness. VLP's average borrowing cost for fiscal 1997 was 10.8% compared to 10.6% and 13.3% for fiscal years 1996 and 1995, respectively. Included in interest expense is the amortization of deferred costs incurred in obtaining debt financing which are amortized over the term of the debt agreement.

     Operating expenses on rental properties decreased to $9.0 million in fiscal 1997 from $12.1 million for fiscal 1996 and from $11.7 million for fiscal 1995. At September 30, 1997, VLP owned 21 real estate properties compared to 31 and 38 at September 30, 1996 and 1995, respectively. In the first month of fiscal 1996, two properties were added as a result of foreclosures. Nine properties were sold during fiscal 1996, of which eight occurred during the last two quarters. Two of the eight property sales occurred during the last month of fiscal 1996. The decrease in operating expenses on rental properties is the result of fiscal 1997 and fiscal 1996 property sales. During fiscal 1997, ten properties and three of nine buildings in an industrial park were sold, of which seven properties were sold during the second and third quarters of fiscal 1997. During fiscal 1996, VLP sold nine real estate properties, eight of which occurred during the last two quarters of fiscal 1996. Therefore, VLP recorded operations for a longer period of time on a greater number of properties in fiscal 1996 than fiscal 1997. Operating expenses on rental properties, adjusted for sales, decreased slightly to $6.4 million in fiscal 1997 from $6.8 million for fiscal 1996 as a result of lower repairs and maintenance expenses. The increase in expenses on rental properties in fiscal 1996 from fiscal 1995 are the result of continued foreclosure of real estate properties and improvement in occupancy levels. Occupancy levels increased to 88.3% at September 30, 1997 compared to 87.5% and 81.1% at September 30, 1996 and 1995, respectively. Occupancy levels, adjusted for sales, increased to 88.3% at September 30, 1997 compared to 84.8% at September 30, 1996.

     Depreciation and amortization on rental properties for fiscal 1997 was $1.7 million compared to $2.3 million and $7.3 million for fiscal 1996 and 1995, respectively. The decrease is a result of (1) $12.6 million applied against the carrying values of assets Held For Investment at September 30, 1996, and (2) properties transferred to Held For Sale. During fiscal 1996, VLP reduced the carrying values of long lived assets by $12.6 million as a result of the adoption of Fresh Start Reporting on September 30, 1995. All gains and losses for a period of one year after such adoption are applied against the carrying values of long lived assets held for investment. During fiscal 1997, VLP reclassified six properties totaling $35.7 million to Held for Sale from Held for Investment. VLP depreciates the Held for Investment category over the estimated useful lives of the assets. The Held for Sale category is not depreciated. During fiscal 1996, VLP reclassified seven properties totaling $18.7 million to Held for Sale from Held for Investment. The decrease in fiscal 1996 compared to fiscal 1995 was primarily a result of the adoption of Fresh Start Reporting. Prior to Fresh Start Reporting, VLP depreciated all real estate investments. At September 30, 1995, VLP segregated the real estate portfolio into two categories: Held for Sale and Held for Investment. Additionally, all assets and liabilities of VLP were restated to reflect their respective reorganization value or fair value.

     Other operating expenses were $3.1 million for fiscal 1997 compared to $3.2 million and $4.5 million for fiscal years 1996 and 1995, respectively. The fiscal 1996 decrease from fiscal 1995 was a result of reduced staffing, insurance premiums, occupancy costs, Trustee fees and expenses, and office and computer expense. Partially offsetting the decline was an increase in professional fees which includes legal fees and accounting fees.

     Liquidation settlement expense for fiscal 1997, represents the negotiated settlement of a suit filed against VLP. A third party alleged the existence of a purchase contract with respect to one of VLP's properties which VLP disputed. This dispute led to litigation. However, VLP believed that this litigation, when resolved, would not have a material adverse effect on the business, financial condition or results of operations of VLP. VLP negotiated and paid $743,000 to settle the suit. VLP also paid $8,000 to settle a lawsuit that occurred from the bulk sale of the mortgage loan portfolio in March of fiscal 1996.

     VLP did not provide for a provision for losses in fiscal 1997 or fiscal 1996. The provision for losses was $3.0 million in fiscal 1995. With the implementation of Fresh Start Reporting, as of September 30, 1995, the allowance for losses was reset to zero. Further provisions for losses on mortgage loans and related investments may be necessary if there is deterioration in real estate markets, or there is a significant increase in VLP's cost of capital.

     VLP, in fiscal 1995, recorded a $75.3 million extraordinary item-gain on extinguishment of debt against interest and principal due of $331.4 million on the Old Notes.

     As a result of implementing Fresh Start Reporting on September 30, 1995, VLP wrote down its real estate investments by $66.6 million to reorganization value. In addition, net reorganization expenses incurred by VLP were $5.8 million in fiscal 1995. These expenses reflected professional fees incurred by the representatives of the creditors, shareholders and VLP. The 1995 Restructuring was completed in the fourth quarter of fiscal 1995.

LIQUIDITY AND CAPITAL RESOURCES

     Prior to its 1995 Restructuring, VLP faced significant liquidity problems. VLP did not generate sufficient cash flow from normal operations and was not able to liquidate mortgage loans and real estate investments in order to meet scheduled amortization on its indebtedness. As a result of the 1995 Restructuring, cash flow from operating activities has been sufficient to meet minimum debt service requirements and commitments for capital expenditures. VLP expects to continue to fund capital expenditures from available funds from operations and cash on hand. However, VLP's present liquidity, cash flow from operating activities and ability to liquidate existing assets to meet its obligations can be adversely impacted by a negative change in the economy, particularly as those changes may relate to real estate assets.

     Taxable income required to be distributed in order for VLP to maintain its REIT status will be less than income reported for financial statement purposes under generally accepted accounting principles due to differences related to depreciation, use of NOLs (subject to the Code Section 382 limitations) and timing differences related to bad debt deductions.

     On March 28, 1996, VLP entered into a financing agreement which provided for the issuance of $67.4 million of Floating Rate Notes, which issuance occurred on April 30, 1996. The Floating Rate Notes bore interest at 30 day LIBOR plus 1.375%, payable monthly, and had a stated maturity date of May 1, 1999.

     The proceeds received from the issuance of the Floating Rate Notes, together with approximately $56.5 million of cash on hand, were used to prepay VLP's Prior Senior Notes and Mortgage Payable. The face amount outstanding of the Prior Senior Notes and the Mortgage Payable at the time of repayment was

$110.0 million and $13.9 million, respectively. The Prior Senior Notes and Mortgage Payable were repaid in full on April 30, 1996.

     Effective April 30, 1996, VLP entered into an interest rate protection agreement (the "Cap") that serves to cap the floating interest component of the Floating Rate Notes at 8%. VLP paid a one-time fee of $377,000 to the counterparty to the Cap.

     The indenture relating to the issuance of the Floating Rate Notes (the "New Indenture") generally required that, on a monthly basis, VLP deposit into a Trapped Funds Account maintained by the indenture trustee (the "New Indenture Trustee") all Cash Flow and Asset Sale Proceeds. Cash Flow from the Trapped Funds Account was distributed by the New Indenture Trustee to pay the New Indenture Trustee's expenses, pay all accrued but unpaid interest on the Floating Rate Notes and maintain a Debt Service Reserve Account before any funds were released to VLP. In the event of a sale of, or certain casualty or indemnification events with respect to, any of the properties mortgaged under the terms of the debt instruments, the proceeds therefrom were to be used to retire up to 125% of a portion of the Floating Rate Notes that had been allocated to such property before any funds were released to VLP. The New Indenture included affirmative covenants and negative covenants. At September 30, 1997, VLP was in compliance with the New Indenture.


     On November 3, 1997, VLP utilized a portion of available cash on hand to retire its senior indebtedness in full under the New Indenture. The face amount outstanding of the Floating Rate Notes at the time of repayment was $18.2 million.

     During fiscal 1997, VLP reclassified six properties totaling $35.7 million to Real Estate Owned Held for Sale from Real Estate Owned Held for Investment. During fiscal 1997, VLP received $80.1 million in net cash proceeds from the sale of ten real estate properties, three of nine buildings in an industrial park and a 7.6 acre parcel of unimproved land with a carrying value of $61.9 million classified as Real Estate Owned Held for Sale.

     During fiscal 1996, VLP reclassified seven properties totaling $18.7 million to Real Estate Owned Held for Sale from Real Estate Owned Held for Investment. During fiscal 1996, VLP received $26.6 million in net proceeds from the sale of nine properties with a carrying value of $19.2 million classified as Real Estate Owned Held for Sale.

     VLP's cash flow is derived from operating, investing and financing activities. Cash flow provided from operating activities increased to $10.6 million in fiscal 1997 compared to an increase of $9.4 million in fiscal 1996. In 1995, cash flow provided from operating activities decreased substantially as a result of a $32.6 million reduction in interest payable.

     Cash provided by investing activities decreased to $75.7 million in fiscal 1997 compared to $79.8 million in fiscal 1996 and increased substantially compared to $12.1 million in fiscal 1995. Real estate sales activity increased in fiscal 1997 to $86.4 million from $27.1 million and $3.3 million in fiscal 1996 and 1995, respectively. In fiscal 1996, VLP completed the disposition of substantially all of its mortgage loan portfolio through a series of transactions which contributed $55.5 million of the $79.8 million in cash provided by investing activities. Repayments on mortgage loans declined in fiscal 1997 to $115,000 from $332,000 and $22.7 million in fiscal 1996 and 1995, respectively. Prior to the 1995 Restructuring, VLP had offered discounts on the repayment of mortgage loans and had sold real estate properties in an effort to generate cash to meet principal and interest payments on the Old Notes.

     Cash used in financing activities decreased to $34.5 million in fiscal 1997 compared to a decrease of $69.7 million and $8.5 million in fiscal 1996 and 1995, respectively. The fiscal 1997 decrease from fiscal 1996 is a result of the reduction in indebtedness repayments. During fiscal 1996, VLP used the proceeds from the issuance of new Floating Rate Notes along with approximately $56.5 million to repay its indebtedness of $123.9 million. The fiscal 1996 increase from fiscal 1995 was primarily due to the repayment of $114.1 million and $17.5 million on its indebtedness and Mortgage Payable, respectively, offset by the issuance of $67.4 million in Floating Rate Notes.

     Cash and cash equivalents increased to $81.4 million in fiscal 1997 from $29.5 million and $10.0 million in fiscal 1996 and 1995, respectively, as a result of increased property sales. In fiscal 1996, cash and cash equivalents increased to $29.5 million as a result of refinancing VLP's indebtedness, the disposition of substantially all of the mortgage loan portfolio and the sale of real estate properties.

                              VALUE PROPERTY TRUST
                      SELECTED CONSOLIDATED FINANCIAL DATA

     The consolidated historical balance sheet data as of September 30, 1997 and 1996 and the consolidated historical operating data for the years ended September 30, 1997 and 1996 of VPT have been derived from and should be read in conjunction with the historical consolidated financial statements audited by Coopers & Lybrand L.L.P., independent accountants, whose report with respect thereto is included elsewhere in this Proxy Statement/Prospectus. The historical balance sheet data as of September 30, 1995 and the historical operating data for the year then ended of VPT have been derived from the historical financial statements audited by Ernst & Young LLP, independent accountants, whose report with respect thereto is included elsewhere in this Proxy Statement/Prospectus. In the schedules below, the post-confirmation financial statements and table amounts signify that the financial statements and schedules are that of a new reporting entity and have been prepared on a basis which is not comparable to the pre-confirmation financial statements and schedules.

                                    POST-           POST-
                                CONFIRMATION    CONFIRMATION    PRE-CONFIRMATION    PRE-CONFIRMATION    PRE-CONFIRMATION
                                 HISTORICAL      HISTORICAL        HISTORICAL          HISTORICAL          HISTORICAL
                                 YEAR ENDED      YEAR ENDED        YEAR ENDED          YEAR ENDED          YEAR ENDED
                                SEPTEMBER 30,   SEPTEMBER 30,     SEPTEMBER 30,       SEPTEMBER 30,       SEPTEMBER 30,
                                    1997            1996              1995                1994                1993
                                -------------   -------------   -----------------   -----------------   -----------------
                                                      (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)
OPERATING DATA:
  Revenues:
    Rental income.............     $23,461         $30,482    |     $  26,894           $  20,200           $  18,969
    Other income..............         211           2,871    |         9,484              14,839              19,136
    Interest income...........       3,064           1,713    |         3,086               1,238                 237
    Joint venture income......           0               0    |             0                   0                   0
                                -------------   ------------- |      --------            --------            --------
                                    26,736          35,066    |        39,464              36,277              38,342
                                -------------   ------------- |      --------            --------            --------
  Expenses:                                                   |
    Property operating and                                    |
      maintenance.............       5,904           7,863    |         7,842               9,827              10,199
    Real estate taxes.........       2,312           3,063    |         2,878                  **                  **
    General and                                               |
      administrative..........       3,804           3,173    |         4,518               4,839               5,258
    Depreciation..............       1,717           2,347    |         7,306               5,839               5,500
    Interest..................       4,640          10,489    |        35,900              33,002              28,510
    Property management.......         755           1,158    |           982                  **                  **
    Provision for losses on                                   |
      mortgage loans and                                      |
      related investments.....           0               0    |         3,000               2,000              37,000

                                -------------   ------------- |      --------            --------            --------
                                    19,132          28,093    |        62,426              55,507              86,467
                                -------------   ------------- |      --------            --------            --------
  Income (loss) from                                          |
    operations before                                         |
    reorganization items, gain                                |
    on sale of real estate,                                   |
    extraordinary item and                                    |
    income taxes..............       7,604           6,973    |       (22,962)            (19,230)            (48,125)
  Reorganization items........           0               0    |       (72,375)             (2,360)             (5,844)
  Gain on sale of real                                        |
    estate....................      24,861               0    |             0                   0                   0
                                -------------   ------------- |      --------            --------            --------
  Income before extraordinary                                 |
    taxes.....................      32,465           6,973    |       (95,337)            (21,590)            (53,969)
  Extraordinary item--gain on                                 |
    extinguishment of debt....           0               0    |        75,304                   0                   0
                                -------------   ------------- |      --------            --------            --------
  Income before income taxes..      32,465           6,973    |       (20,033)            (21,590)            (53,969)
  Provision for income taxes..           0               0    |             0                   0                   0
                                -------------   ------------- |      --------            --------            --------
  Net income..................     $32,465         $ 6,973    |     $ (20,033)          $ (21,590)          $ (53,969)
                                -------------   ------------- |      --------            --------            --------
                                -------------   ------------- |      --------            --------            --------
  Per share:*                                                 |
  Income before                                               |
    reorganization, gain on                                   |
    sale of real estate,                                      |
    extraordinary item and                                    |
    income taxes..............        0.68            0.62    |
  Reorganization items........        0.00            0.00    |
  Gain on sale of real                                        |
    estate....................        2.21            0.00    |
  Extraordinary item--gain on                                 |
    extinguishment of debt....        0.00            0.00    |
  Net income per common                                       |
    share.....................        2.89            0.62    |
  Weighted average common                                     |
    shares outstanding........      11,226          11,226    |        11,226              11,226              11,226

                                                        (Footnotes on next page)
                                       65

(Footnotes from previous page)

------------------
* Net income (loss) per share for the pre-confirmation period is not presented because this information is not meaningful as a result of the 1995 Restructuring and the adoption of Fresh Start Reporting.

** Included in Property operating and maintenance.

                                    POST-           POST-           POST-
                                CONFIRMATION    CONFIRMATION    CONFIRMATION    PRE-CONFIRMATION    PRE-CONFIRMATION
                                 HISTORICAL      HISTORICAL      HISTORICAL        HISTORICAL          HISTORICAL
                                 YEAR ENDED      YEAR ENDED      YEAR ENDED        YEAR ENDED          YEAR ENDED
                                SEPTEMBER 30,   SEPTEMBER 30,   SEPTEMBER 30,     SEPTEMBER 30,       SEPTEMBER 30,
                                    1997            1996            1995              1994                1993
                                -------------   -------------   -------------   -----------------   -----------------
                                                                   (IN THOUSANDS)
BALANCE SHEET DATA:
  Real estate (prior to
    depreciation).............      68,360         127,316          149,508   |       220,316             250,732
  Mortgage notes receivable...       6,805             663           57,612   |        99,680             104,593
  Joint venture investment....           0               0                0   |             0                   0
  Cash and cash equivalents...      81,409          29,501            9,977   |        57,349               8,651
  Restricted cash.............       1,673          12,213            6,791   |         2,983               2,800
  Total assets................     159,082         172,411          232,329   |       364,740             353,874
  Total debt..................      18,222          63,226          127,510   |       307,593             307,572
  Total equity................     139,512         107,047          100,074   |        20,033              41,623
OTHER DATA:                                                                   |
  Funds from operations.......       9,321           9,320          (15,656)  |       (13,391)            (42,625)
  EBITDA***...................      13,961          19,809           20,244   |        19,611             (14,115)
  Cash flow from operating                                                    |
    activities................      10,626           9,387          (50,910)  |        16,498              (9,216)
  Cash flow from investing                                                    |
    activities................      75,746          79,843           12,051   |        32,383              30,214
  Cash flow from financing                                                    |
    activities................     (34,464)        (69,706)          (8,513)  |        (2,983)            (22,000)

------------------
*** EBITDA is defined as earnings before interest, taxes, depreciation and amortization.

                           DESCRIPTION OF VLP SHARES

     The following summary of the terms of VLP's shares of beneficial interest does not purport to be complete and is subject to and qualified in its entirety by reference to Maryland law and to the VLP Declaration of Trust and Bylaws, copies of which are available from VLP upon request.

     The VLP Declaration of Trust provides that VLP may issue up to 20,000,000 VLP Shares of which 11,226,310 were issued and outstanding as of December 31, 1997, and 3,500,000 preferred shares of beneficial interest ("VLP Preferred Shares"), of which no shares were issued or outstanding as of the date of this Proxy Statement/Prospectus. The voting, dividend, liquidation and other rights or preferences of any such VLP Preferred Shares have not been fixed and are subject to the adoption by the VLP Board of a resolution or resolutions fixing any such rights or preferences.

     All VLP Shares participate equally in distributions declared by the VLP Board and in net assets on liquidation after payments on the VLP Preferred Shares, if any, and have equal voting rights. VLP Shares have no preference, conversion, exchange, preemptive or cumulative voting rights. VLP Shares are transferable in the same manner as the shares of a corporation except that VLP may refuse to recognize transfer of shares and may redeem shares as hereinafter set forth.

     For VLP to maintain its qualification as a REIT under the Code, it must meet certain requirements concerning the ownership of its outstanding shares of beneficial interest. Specifically, not more than 50% in value of its outstanding shares may be owned, either directly or under special attribution rules for this purpose under Section 544 of the Code (the "Beneficial Attribution Rules"), by five or fewer individuals (as defined in the Code to include certain non-natural persons) at any time during the last half of a taxable year, and VLP must be beneficially owned (without regard to any attribution or constructive ownership rules) by 100 or more persons during at least 335 days of a taxable year of 12 months or during a proportionate part of a shorter taxable year. In addition, VLP must meet certain requirements regarding the nature of its gross income in order to qualify as a REIT. One such requirement is that at least 95% of the VLP's gross income for each year must consist of rents from real property and income from certain other investments. Any rents received by VLP from a tenant would not qualify as good income for purposes of this 95% gross income test if VLP were to own, directly or under special constructive ownership rules for this purpose under Section 318 of the Code, as modified (the "Constructive Ownership Rules"), 10% or more of the ownership interests in the tenant. Any tenant ownership interests owned, directly or under the Constructive Ownership Rules, by a person who owns, directly or under the Constructive Ownership Rules, 10% or more by value of VLP's outstanding shares would be treated as owned by VLP for purposes of this 10% tenant limitation.

     The VLP Declaration of Trust includes provisions restricting the acquisition of capital stock of VLP (the "Stock Ownership Limit Provisions"). In particular, the Stock Ownership Limit Provisions provide that no person (other than an Existing Holder (as hereinafter defined)) may own, directly or under the Beneficial Attribution Rules, more than 9.9% of the value of the outstanding capital stock of VLP (the "Ownership Limit"). The Stock Ownership Limit Provisions also prohibit any transfer or other event that would (i) result in the outstanding capital stock of VLP being beneficially owned by fewer than 100 persons (determined without reference to any rules of attribution), (ii) cause any person (other than an Existing Holder) to own, directly or under the Constructive Ownership Rules, more than 9.9% of the value of the outstanding stock of VLP (the "Constructive Ownership Limit") or (iii) result in VLP being "closely held" within the meaning of Section 856(h) of the Code. The Stock Ownership Limit Provisions exclude the following entities from the Ownership Limit and the Constructive Ownership Limit: Heine Securities Corporation and its agents and affiliates, Fidelity Management & Research Company and its agents and affiliates, Angelo Gordon & Co., L.P. and its agents and affiliates and Intermarket Corporation and its agents and affiliates (collectively, the "Existing Holders"). However, the Stock Ownership Limit Provisions also provide that no Existing Holder may own, directly or under the Beneficial Attribution Rules, more than a specified percentage determined separately for each such holder (the holder's "Existing Holder Limit"). Except as otherwise provided below, any acquisition or transfer of VLP's shares of beneficial interest (including any acquisition or transfer under the Beneficial Attribution Rules or Constructive Ownership Rules) in violation of the above limits shall be null and void and the intended transferee or owner will acquire no rights to, or economic interest in, the shares of beneficial interest. As previously noted in this Proxy Statement/Prospectus, the shareholders of VLP are being asked to approve an amendment to the VLP Declaration of Trust to eliminate the Stock Ownership Limit Provisions in connection with and subject to the consummation of the Merger. See "THE SPECIAL MEETING OF VLP SHAREHOLDERS--Purpose of the Special Meeting."

     Subject to certain exceptions described below, any purported transfer of or other event that would cause a violation of the Stock Ownership Limit Provisions will be deemed void ab initio; nonetheless any such purported transfer or other event will cause any VLP Shares or other capital stock held in excess of such provision to be automatically transferred, by operation of law, to a trust for the exclusive benefit of a beneficiary or beneficiaries named by VLP (a "Share Trust") and will be designated as "Shares-in-Trust." Any transfer of shares of beneficial interest to a Share Trust, and subsequent designation of such shares of beneficial interest as Shares-in-Trust ("Shares-in-Trust"), will be effective as of the close of business on the business day prior to the date of the event that results in the transfer of such shares of beneficial interest to a Share Trust. Shares-in-Trust will remain issued and outstanding shares of beneficial interest of VLP and will be entitled to the same rights and privileges on identical terms and conditions as the shares of beneficial interest so transferred. The trustee of a Share Trust, as record holder of Shares-in-Trust, will be entitled to receive all dividends and distributions declared by the VLP Board and will hold such dividends and distributions in trust for the benefit of the beneficiary or beneficiaries of such Share Trust. The trustee of a Share Trust will also be entitled to vote all Shares-in-Trust and will have the exclusive and absolute right to designate a transferee or transferees of any and all Shares-in-Trust (without violating the Stock Ownership Limit Provisions) who will purchase the Shares-in-Trust for valuable consideration. VLP would have the right, for a period of 90 days after the later of (i) the date the shares are designated as Shares-in-Trust, and (ii) the date VLP determines in good faith that a transfer resulting in Shares-in-Trust has occurred, to purchase any or all of the Shares-in-Trust from the trustee equal to the lesser of the price paid in the transaction that created Shares-in-Trust (or, in the case of a devise, gift or other non-transfer event, the market price (as defined in the VLP Declaration of Trust) on the date of such event) or the market price (as defined in the VLP Declaration of Trust) for the Shares-in-Trust on the date VLP exercises its purchase right.

     All certificates representing VLP Shares bear a legend referring to the restrictions described above. Any person who acquires or attempts to acquire shares of beneficial interest of VLP in violation of the foregoing restrictions, or any person who owned shares that were transferred to a Share Trust, is required to (i) give immediate written notice to VLP of such event, (ii) submit to VLP certificates for such number of shares to be transferred to the Share Trust and (iii) provide to VLP such other information as VLP may request in order to determine the effect, if any, of such transfer on VLP's status as a REIT.

     The Stock Ownership Limit Provisions generally do not apply to the acquisition of shares of beneficial interest by an underwriter that acquires securities of VLP for resale. In addition, the VLP Board, upon receipt of a ruling from the Internal Revenue Service or an opinion of counsel and upon such other conditions as the VLP Board may direct, may, but is not required to, exempt a person from the Ownership Limit or Existing Holder Limit under certain circumstances if such person is not an individual or trust described in Section 856(h)(3)(A) of the Code.

     Even if the REIT provisions of the Code are changed so as to no longer contain any ownership concentration limitation, or if the ownership concentration limitation is increased, except as otherwise described above, any change in the Stock Ownership Limit Provisions would require an amendment to the VLP Declaration of Trust. Amendments to the VLP Declaration of Trust generally require the affirmative vote or consent of a majority of the outstanding VLP Shares entitled to vote thereon. In addition to facilitating VLP's qualification as a REIT, the Stock Ownership Limit Provisions may have the effect of precluding an acquisition of control of VLP without the approval of the VLP Board.

     Pursuant to the Bylaws of VLP, annual meetings of shareholders are normally held on the third Wednesday in February in each year unless otherwise fixed by the VLP Board. Special meetings may be called by the Chairman, the VLP Board, or one or more shareholders holding not less than 25% of the outstanding VLP Shares entitled to vote at the meeting. At each meeting, a holder of VLP Shares is entitled to one vote for each VLP Share owned, which means that in voting for the election of trustees, the holders of more than 50% of the VLP Shares may elect all the trustees and the remainder of the shareholders may not elect any trustees. Shareholders may vote by proxy provided that proxies shall have been filed with the Secretary of VLP before the time at which the vote shall be taken.

     Title 8 permits a Maryland REIT to include in its declaration of trust a provision limiting the liability of its trustees and officers to the trust and its shareholders for money damages except for liability resulting from (a) actual receipt of an improper benefit or profit in money, property or services or (b) active and deliberate dishonesty established by a final judgment as being material to the cause of action.

     The VLP Declaration of Trust provides that shareholders shall not be subject to any personal liability for any debt, claim, demand, judgment, decree, liability or obligation of any kind of, against or with respect to VLP, arising out of any action taken or omitted for or on behalf of VLP. VLP believes that no personal liability will attach to the shareholders under any undertaking containing such provision, except possibly in the very few jurisdictions which decline to recognize a business trust as a valid organization of any kind. With respect to all types of claims in the latter jurisdictions and with respect to tort claims, contract claims where such provision is omitted, claims for taxes and certain statutory liabilities in other jurisdictions, a shareholder may be held personally liable to the extent that claims are not satisfied by VLP. However, upon payment of any such liability the shareholder would, in the absence of willful misconduct on the shareholder's part, be entitled to reimbursement from the assets of VLP. VLP currently carries insurance which the VLP Board considers adequate to cover any foreseeable tort claims. The VLP Board intends to conduct the operations of VLP with the advice of counsel in such a way as to avoid, as far as possible, ultimate liability of the shareholders for liabilities of VLP.

     The VLP Declaration of Trust provides that (i) no trustee or officer of VLP shall be liable to VLP or any trustee for any act or omission of any other Trustee, shareholder, officer or agent of VLP or be held to any personal liability whatsoever in tort, contract or otherwise in connection with the affairs of VLP except only that arising from his own willful misfeasance, bad faith, gross negligence or reckless disregard of duty and (ii) to the maximum extent that the laws of the State of Maryland in effect from time to time permit limitation of the liability of trustees or officers, no trustee or officer of VLP shall be liable to VLP or its shareholders for money damages.

     The VLP Declaration of Trust provides that VLP will indemnify the trustees and officers of VLP to the full extent permitted by the general laws of the State of Maryland now or hereafter in force. Title 8 permits a Maryland real estate investment trust to indemnify and advance expenses to its trustees, officers, employees and agents to the same extent as permitted by the MGCL for directors and officers of Maryland corporations. The MGCL permits a corporation to indemnify its present and former directors and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made a party by reason of their service in those or other capacities unless it is established that (a) the act or omission of the director or officer was material to the matter giving rise to the proceeding and (i) was committed in bad faith or (ii) was the result of active and deliberate dishonesty, (b) the director or officer actually received an improper personal benefit in money, property or services or (c) in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful. However, under the MGCL, a Maryland corporation may not indemnify for an adverse judgment in a suit by or in the right of the corporation or for a judgment of liability on the basis that personal benefit was improperly received, unless in either case a court orders indemnification and then only for expenses. In addition, the MGCL permits a corporation to advance reasonable expenses to a director or officer upon the corporation's receipt of (a) a written affirmation by the director or officer of his good faith belief that he has met the standard of conduct necessary for indemnification by the corporation and (b) a written undertaking by or on his behalf to repay the amount paid or reimbursed by the corporation if it shall ultimately be determined that the standard of conduct was not met.

     The First National Bank of Boston, Boston, Massachusetts, is the transfer agent and registrar for the VLP Shares.

                        WELLSFORD REAL PROPERTIES, INC.
GENERAL

     Wellsford was organized to create and realize value by identifying and making opportunistic real estate investments by the direct acquisition, rehabilitation, development, financing and management of real properties and/or participation in these activities through the purchase of debt instruments or equity interests of entities engaged in such real estate businesses. Management is concentrating its efforts on defining and building focused operating businesses with recurring sources of income. Wellsford intends to maximize shareholder value over time through growth in cash flow and net asset value per share.

     Wellsford believes that while liquidity has returned to many real estate markets and that the supply and demand of many real estate asset classes are in relative equilibrium, there are specific opportunities which are expected to continue to exist because of market inefficiencies and impediments to investment, such as transactional complexity, time-consuming regulatory approvals, the prospect of no or limited immediate cash flow and a lack of available property information and market information analysis. In this regard, Wellsford is organized into three strategic business units, each covering a separate line of business which management believes currently offers such opportunities. They are (i) acquiring underperforming office and other commercial properties below replacement cost, renovating and/or repositioning them, and owning, operating and/or reselling such properties, (ii) investing in real estate-related debt instruments with the potential for high-yields or returns more characteristic of equity ownership and (iii) engaging in selective land and property development when justified by expected returns. As opportunities emerge, Wellsford may in the future expand its real estate-related businesses and activities.

     In implementing its business strategy, Wellsford continually identifies and evaluates opportunities for investment. In this regard, from time to time, Wellsford engages in preliminary discussions as well as negotiations relating to the expansion of its real estate businesses and activities, some of which transactions may be material to the consolidated operations and financial statements of Wellsford. No assurance can be given as to whether any such discussions or negotiations will result in any definitive agreements and, if so, whether any such transactions will be consummated.

     Wellsford currently does not intend to qualify as a REIT under the Code. Consequently, Wellsford has the flexibility to respond quickly to opportunities without the structural limitations inherent in REITs and to operate, when deemed advantageous by management, on a more highly leveraged basis than most REITs. Wellsford does intend to elect REIT status for certain of its subsidiaries or affiliates when management deems it beneficial to Wellsford's shareholders. By not qualifying as a REIT under the Code (which would require Wellsford to distribute each year at least 95% of its net taxable income, excluding capital gains), Wellsford has the ability and currently intends to retain for reinvestment its cash flow generated from operations and to sell properties without the substantial income tax penalties which may be imposed on REITs in such transactions. In addition, Wellsford differs from opportunity funds that are typically structured as private partnerships. In that regard, the business of Wellsford is conducted without the payment of acquisition, disposition or advisory fees to general partners which should result in additional cash flow being available for reinvestment as well as mitigate the potential for conflicts of interest. In addition, unlike investors in opportunity funds, Wellsford's shareholders are expected to have enhanced liquidity through their ability to sell or margin their stock. Wellsford also hopes to attract a broader range of investors because there is no stipulated investment minimum. However, unlike REITs and opportunity funds, Wellsford is subject to corporate level taxation.

     Wellsford's management includes the co-founders of Wellsford Residential, Jeffrey H. Lynford, Chairman, and Edward Lowenthal, President and Chief Executive Officer, supported by a management team experienced in real estate acquisitions, development, asset management and finance. Wellsford believes that the over 50 years of combined experience of management in real estate, capital markets and public company operations, their knowledge, credibility, and business relationships, and their demonstrated track record of recognizing and profiting from emerging real estate trends should help Wellsford accomplish its business objectives. In analyzing potential investments and market trends and inefficiencies, management has reviewed, and will continue to review, current economic and market information. From the Wellsford Residential IPO in November 1992 until consummation of the EQR Merger in May 1997, Messrs. Lynford and Lowenthal, through Wellsford Residential, acquired 69 multifamily properties containing 16,332 units. From calendar year 1992 through calendar year 1996, the revenues of Wellsford Residential and its predecessors increased from $26.5 million to $131.8 million, representing a compounded annual growth rate of approximately 49%, and EBITDA of Wellsford Residential and its predecessors increased from $13.8 million to $72.8 million, representing a compounded annual growth rate of approximately 52%. In addition, investors who bought their shares of Wellsford Common in the Wellsford Residential IPO would have received an average annual return of approximately

23.8% on their initial investment, based upon the closing market price of a share of Wellsford Common on the NYSE on May 30, 1997 (the date of the EQR Merger), and assuming all distributions received on such shares of Wellsford Common were immediately reinvested in Wellsford Common.

     There can be no assurance that Wellsford's future performance or average rate of return achieved by its investors will be similar to Wellsford Residential's past accomplishments or the average rate of return achieved by its shareholders. Wellsford's business strategy differs substantially from that of Wellsford Residential's which operated as a REIT and invested primarily in multifamily properties.

     Wellsford has demonstrated its ability to benefit from management's experience, business relationships and access to capital markets by the sale, without the use of a placement agent, on June 2, 1997, of 12,000,000 shares of Common Stock in the Private Placement primarily to institutional investors at a price per share equal to $10.30 (the book value per share of Common Stock on the date of closing of the Private Placement), for an aggregate purchase price of $123.6 million.

     Wellsford is a Maryland corporation which was incorporated in January 1997. Wellsford's executive offices are located at 610 Fifth Avenue, New York, New York 10020 and its telephone number is (212) 333-2300. As of December 31, 1997, Wellsford had approximately 20 employees.

BUSINESS STRATEGY

     In furtherance of its business strategy, Wellsford is organized into three strategic business units, each covering a separate line of business. As opportunities emerge and in response to changes in market, real estate and general economic conditions, Wellsford may in the future retract from, discontinue or expand its real estate related business and activities.

  Commercial Properties

     Wellsford seeks to acquire commercial properties below replacement cost and operate and/or resell such properties after renovation, redevelopment and/or repositioning. Wellsford believes that appropriate well-located commercial properties which are currently underperforming can be acquired on advantageous terms and repositioned with the expectation of achieving enhanced returns which are greater than returns which could be achieved by acquiring a stabilized property. Wellsford's acquisitions to date demonstrate that Wellsford is able to take advantage of existing opportunities in this area. Wellsford has hired Richard R. Previdi, a former partner at Trammell Crow Co. with significant leasing and redevelopment experience in major metropolitan areas from Washington, D.C. to New York, to seek out such opportunities. Mr. Previdi serves as Chief Operating Officer of WCPT.

     Wellsford is currently seeking to apply its business strategy to office properties. In this regard, Wellsford has formed Wellsford Office into which Wellsford contributed all of its six office buildings located in Northern New Jersey containing an aggregate of approximately 949,400 square feet, and Whitehall Partner contributed or has agreed to contribute five office buildings, an approximately 19 acre vacant parcel of land and a contract to purchase a sixth office building (which building has since been acquired by Wellsford Office), containing an aggregate of approximately 1.1 million square feet. Of the buildings contributed by Whitehall Partner, four (and the vacant parcel of land) are located in Northern New Jersey, one is located in Boston, Massachusetts, and one is located in Washington, D.C. In addition to the properties and contract contributed or to be contributed to Wellsford Office, Wellsford Office recently acquired Mountain Heights Office Center in Berkeley Heights, New Jersey, consisting of two office buildings containing an aggregate of approximately 267,000 square feet. Wellsford has agreed that, except in certain circumstances where Wellsford Office has declined the investment opportunity, neither WCPT nor any of its affiliates (including Wellsford) may make any investment in or otherwise own any commercial office building (but may invest in or own other types of commercial properties) located in North America, except through its interest in Wellsford Office. Wellsford Office currently focuses on acquiring, redeveloping and developing office properties in the Northeast United States. Wellsford Office seeks opportunistic acquisitions of office properties, including underperforming or vacant office properties, in excellent locations within recovering markets, where management can create significant value through adaptive reuse.

WCPT manages the day-to-day business of Wellsford Office, with certain decisions requiring the approval of Whitehall Partner. See "BUSINESS AND PROPERTIES OF WELLSFORD/WHITEHALL PROPERTIES, L.L.C.--Management and Operation of Wellsford Office."

     As opportunities arise, Wellsford may seek to acquire other types of commercial properties, including industrial properties.

  High Yield Debt Investments

     Wellsford makes loans that constitute, or will invest in real estate-related senior, junior or otherwise subordinated debt instruments, which may be unsecured or secured by liens on real estate or the economic benefits thereof. Wellsford focuses on investments of this type which have the potential for high yields or returns more characteristic of equity ownership. These investments may contain options to acquire, or be convertible into the right to acquire, all or a portion of the underlying real estate, or contain the right to participate in the cash flow and economic return which may be derived from the real estate. These investments may include debt that is acquired at a discount, mezzanine financing, commercial mortgage-backed securities, secured and unsecured lines of credit, distressed loans, and loans previously made by foreign and other financial institutions. In some cases Wellsford may only acquire a participating interest in the debt instrument. Wellsford believes that there are opportunities to acquire real estate debt, especially in the low or below investment grade tranches, at significant returns as a result of inefficiencies in pricing, while utilizing management's real estate expertise to analyze the underlying properties and thereby effectively minimizing risk. Wellsford is initially focusing on opportunities arising in the following areas, among others. First, where traditional CMBS buyers cannot or will not invest, such as the purchase of subordinated real estate debt secured not by a mortgage but by other indicia of ownership of an asset. Second, where Wellsford believes that the market has mispriced an outstanding tranche of debt because of insufficient asset specific information. Wellsford's investments in the 277 Park Loan, the Abbey Credit Facility, the IPH Mezzanine Facility and the Woodlands Loan, demonstrate its ability to take advantage of opportunities in this area. See "BUSINESS AND PROPERTIES OF WELLSFORD REAL PROPERTIES, INC." Wellsford has hired William H. Darrow II, a former senior executive at Banque Indosuez and Chemical Bank, with significant experience in commercial real estate lending, to seek opportunities for this business unit. Mr. Darrow serves as a managing director of Wellsford.

  Property Development

     Wellsford engages in selective development activities as opportunities arise and when justified by expected returns. Wellsford believes that by pursuing selective development activities it can achieve returns which are greater than returns which could be achieved by acquiring stabilized properties. In this regard, Wellsford is continuing the development of Palomino Park, its five-phase residential community begun by Wellsford Residential, taking advantage of the fixed-price purchase options for the land underlying such residential community originally obtained by Wellsford Residential. This development may be retained for investment and operated by Wellsford, sold, or converted to condominium ownership. Wellsford may also acquire land for speculation, future development or subdivision. Certain development activities may be conducted in joint ventures with local developers who may bear the substantial portion of the economic risks associated with the construction, development and initial rent-up of properties. As part of its strategy, Wellsford may seek to obtain bond financing from local governmental authorities which generally bears interest at rates substantially below rates available from conventional financing. See "BUSINESS AND PROPERTIES OF WELLSFORD REAL PROPERTIES, INC." David Strong, Vice President for Development of Wellsford since its formation and a former Vice President of Wellsford Residential, will seek out opportunities for this business unit.

     Wellsford may in the future make equity investments in entities owned by third parties and which engage in real estate-related businesses and activities or businesses that service the real estate industry. Some of the entities in which Wellsford may invest may be start-up companies or companies in need of additional capital. Wellsford may also in the future invest in retail, residential, hotel and other types of properties and may also manage and lease properties owned by it or in which it has an equity or debt investment.

     In analyzing potential investments and market trends and inefficiencies, management has reviewed, and will continue to review, current economic and market information. Much of this information has been, and will continue to be, provided by REIS Reports, Inc., a nationally recognized real estate market database firm.

                        WELLSFORD REAL PROPERTIES, INC.
               MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL
                      CONDITION AND RESULTS OF OPERATIONS

     The following discussion should be read in conjunction with the Wellsford Real Properties, Inc. Selected Unaudited Consolidated Financial Data set forth above and the Consolidated and Combined Financial Statements and Notes thereto included herein.

RESULTS OF OPERATIONS

     Prior to the acquisition of Greenbrook and the 277 Park Loan during the quarter ended June 30, 1997, the operations of Wellsford (and its predecessor) during the nine months ended September 30, 1997 and the year ended December 31, 1996 consisted of owning the Sonterra mortgage note receivable originated in July, 1996 and developing two phases of the Palomino Park multifamily community located in a suburb of Denver, Colorado with a total of 760 units under development.

     During the quarter ended September 30, 1997, Wellsford consummated the Wellsford Office joint venture transaction, participated in the Abbey Credit Facility and executed the Merger Agreement with VLP and a Purchase and Sale Agreement with Whitehall Property Buyer.

LIQUIDITY AND CAPITAL RESOURCES

     Wellsford expects to meet its short-term liquidity requirements generally through its working capital and cash flow provided by operations. Wellsford considers its ability to generate cash to be adequate and expects it to continue to be adequate to meet operating requirements both in the short and long terms.

     Wellsford expects to meet its long-term liquidity requirements such as refinancing mortgages, financing acquisitions and development, and financing capital improvements and debt and equity investments in real estate companies by long-term borrowings, through the issuance of debt and the offering of additional debt and equity securities.

     Wellsford has obtained a two-year $50 million credit facility from BankBoston and Morgan Guaranty which is available to fund acquisitions, debt and equity investments, development, capital expenditures, repayment of indebtedness and related expenditures. The Line of Credit bears interest at an annual rate of LIBOR plus 175 basis points and is extendible for an additional one year. At September 30, 1997, Wellsford had $10 million outstanding on the Line of Credit.

     ERP Operating Partnership has agreed to acquire from Wellsford, at Wellsford's option, up to $25 million of Wellsford's Series A Preferred, each share of which is convertible into shares of Common Stock at a price of $11.124, over the three-year period commencing on May 30, 1997. The ERP Preferred Commitment is pledged as security for the Line of Credit. If, at May 30, 2000, ERP Operating Partnership has purchased less than $25 million of Series A Preferred, ERP Operating Partnership has the right to purchase the remainder of the $25 million of Series A Preferred not purchased prior to that time.


     In December 1995, Wellsford's predecessor marketed and sold $14.8 million of tax-exempt bonds to fund construction at Palomino Park. The bonds have a variable rate of interest which is currently approximately 4% per annum and a term of 40 years. At December 31, 1997, $1.7 million of the bond proceeds were being held in escrow pending their use for the funding of development. The bonds are backed by a letter of credit from Dresdner Bank, AG, NY Branch ("Dresdner"). ERP Operating Partnership has made its own credit available to Dresdner in the form of a guaranty. See "CERTAIN AGREEMENTS BETWEEN THE COMPANY AND ERP OPERATING PARTNERSHIP--Credit Enhancement Agreement."

     ERP Operating Partnership has also agreed to purchase the construction loan on Phase II of Palomino Park for the lesser of the loan balance or the final agreed upon budget in the event such loan is not satisfied when due. See "CERTAIN AGREEMENTS BETWEEN THE COMPANY AND ERP OPERATING PARTNERSHIP-- Agreement Regarding Palomino Park."

     Wellsford Office expects to meet its liquidity requirements, such as financing renovations to the Wellsford Office properties, with operating cash flow from its properties, equity contributions from the owners of Wellsford Office, WCPT and Whitehall Partner, and the Wellsford Office Bank Facility, consisting of a secured term loan facility of up to $225 million and a secured revolving credit facility of up to $150 million. See "WELLSFORD'S LINES OF CREDIT."

                        WELLSFORD REAL PROPERTIES, INC.
                      SELECTED CONSOLIDATED FINANCIAL DATA

     The following tables set forth the selected unaudited pro forma consolidated financial data for Wellsford giving effect to the Wellsford Office joint venture transaction, the origination of the Abbey Credit Facility, the origination of the Woodlands Loan, the origination of the IPH Mezzanine Facility, the purchase of the Sonterra at Williams Centre property, the purchase of the Blue Ridge property, the Merger, the sale of certain VLP assets to Whitehall Property Buyer, the acquisition of certain properties (600 Atrium Drive, 700 Atrium Drive, 15 Broad Street and Mountain Heights) by Wellsford Office and the closing of the Wellsford Office Bank Facility as if they had occurred on the dates indicated herein, after giving effect to the pro forma adjustments described in the notes to the unaudited pro forma consolidated financial statements included elsewhere in this Proxy Statement/Prospectus.

     The selected unaudited pro forma consolidated operating data are presented as if the Wellsford Office joint venture transaction, the origination of the Abbey Credit Facility, the origination of the Woodlands Loan, the origination of the IPH Mezzanine Facility, the purchase of the Sonterra at Williams Centre property, the purchase of the Blue Ridge property, the Merger, the sale of certain VLP assets to Whitehall Property Buyer, the acquisition of certain properties (600 Atrium Drive, 700 Atrium Drive, 15 Broad Street and Mountain Heights) by Wellsford Office and the closing of the Wellsford Office Bank Facility had been consummated on January 1, 1997 and January 1, 1996 for the nine months ended September 30, 1997 and the year ended December 31, 1996, respectively.

     The selected unaudited pro forma consolidated balance sheet data are presented as if the origination of the Woodlands Loan, the origination of the IPH Mezzanine Facility, the purchase of the Sonterra at Williams Centre property, the purchase of the Blue Ridge property, the Merger, the sale of certain VLP assets to Whitehall Property Buyer, the acquisition of certain properties (600 Atrium Drive, 15 Broad Street and Mountain Heights) by Wellsford Office and the closing of the Wellsford Office Bank Facility had been consummated on September 30, 1997. In the opinion of management, all adjustments necessary to reflect the effects of the origination of the Woodlands Loan, the origination of the IPH Mezzanine Facility, the purchase of the Sonterra at Williams Centre property, the purchase of the Blue Ridge property, the Merger, the sale of certain VLP assets to Whitehall Property Buyer and the acquisition of certain properties (600 Atrium Drive, 15 Broad Street and Mountain Heights) by Wellsford Office and the closing of the Wellsford Office Bank Facility have been made.

     The selected unaudited pro forma consolidated financial data should be read in conjunction with, and is qualified in its entirety by, the historical consolidated financial statements and notes thereto and historical combined financial statements and notes thereto of Wellsford included in this Proxy Statement/Prospectus.

     The selected unaudited pro forma consolidated operating and balance sheet data are presented for comparative purposes only and are not necessarily indicative of what the actual consolidated results of Wellsford would have been for the periods and as of the date presented, nor does such data purport to represent the results of future periods.

                        WELLSFORD REAL PROPERTIES, INC.
                      SELECTED CONSOLIDATED FINANCIAL DATA

                                   PRO FORMA       HISTORICAL       PRO FORMA       HISTORICAL
                                   NINE MOS.        NINE MOS.          YEAR            YEAR
                                     ENDED            ENDED           ENDED           ENDED
                                 SEPTEMBER 30,    SEPTEMBER 30,    DECEMBER 31,    DECEMBER 31,
                                     1997             1997             1996            1996
                                 -------------    -------------    ------------    ------------
                                  (UNAUDITED)      (UNAUDITED)     (UNAUDITED)
                                              (IN THOUSANDS EXCEPT PER SHARE DATA)
OPERATING DATA:
  Revenues:
     Rental income............      $ 6,286          $ 1,260         $  6,313
     Other income.............            0                0                0
     Interest income..........        6,847            4,125            5,491          $757
     Joint venture income.....         (459)             160           (3,328)
                                 -------------    -------------    ------------      ------
                                     12,674            5,545            8,476           757
                                 -------------    -------------    ------------      ------
  Expenses:
     Property operating and
       maintenance............        1,685              241            2,002
     Real estate taxes........          671              106              617
     General and
       administrative.........        1,521            1,521                0
     Depreciation.............        1,306              221            1,407
     Interest.................          168                0              224
     Property management......          211               18              286
                                 -------------    -------------    ------------      ------
                                      5,562            2,107            4,536             0
                                 -------------    -------------    ------------      ------
  Income before income taxes..        7,112            3,438            3,940           757
  Provision for income taxes..        2,623            1,003            1,403
                                 -------------    -------------    ------------      ------
  Net income..................      $ 4,489          $ 2,435         $  2,537          $757
                                 -------------    -------------    ------------      ------
                                 -------------    -------------    ------------      ------
  Net income per common
     share....................      $  0.22          $  0.14
                                 -------------    -------------
                                 -------------    -------------
  Weighted average common
     shares outstanding.......       20,262           16,912
                                 -------------    -------------
                                 -------------    -------------

                                  PRO FORMA      HISTORICAL      PRO FORMA      HISTORICAL     HISTORICAL
                                SEPTEMBER 30,   SEPTEMBER 30,   DECEMBER 31,   DECEMBER 31,   DECEMBER 31,
                                    1997            1997            1996           1996           1995
                                -------------   -------------   ------------   ------------   ------------
                                 (UNAUDITED)     (UNAUDITED)    (UNAUDITED)
                                                              (IN THOUSANDS)
BALANCE SHEET DATA:
  Real estate (prior to
     depreciation)............    $ 114,719       $  21,864                      $ 21,306       $  7,955
  Mortgage notes receivable...    $  78,256       $ 145,880                      $ 17,800       $      0
  Joint venture investment....    $  44,477       $  32,425                      $      0       $      0
  Cash and cash equivalents...    $  37,905       $   5,533                      $      0       $      0
  Restricted cash.............    $   6,717       $   6,717                      $  5,520       $ 10,414
  Total assets................    $ 288,064       $ 214,402                      $ 44,760       $ 18,369
  Total debt..................    $  59,255       $  24,755                      $ 14,755       $ 14,755
  Total equity................    $ 218,750       $ 179,888                      $ 30,005       $  3,614
OTHER DATA:
  Funds from operations.......    $   7,222       $   2,656      $    5,847      $    757       $      0
  EBITDA......................    $  13,408       $   3,659      $   12,001      $    757       $      0
  Cash flows from operating
     activities...............    $   9,384       $   6,245      $    8,704      $  5,517       $  4,341
  Cash flows from investing
     activities...............    $(191,049)      $(149,759)     $ (207,971)     $(31,151)      $ (7,955)
  Cash flows from financing
     activities...............    $ 222,709       $ 149,047      $  109,296      $ 25,634       $  3,614

                                       75

                           BUSINESS AND PROPERTIES OF
                     WELLSFORD/WHITEHALL PROPERTIES, L.L.C.

     On August 28, 1997, Wellsford, through its subsidiary, WCPT, formed Wellsford Office together with Whitehall Partner, an affiliate of Goldman, Sachs & Co. WCPT intends to qualify as a REIT and has a 50.1% interest in Wellsford Office. Wellsford Office currently focuses on acquiring, redeveloping and developing office properties in the Northeast United States. Wellsford Office seeks opportunistic acquisitions of office properties, including underperforming or vacant properties, in excellent locations within recovering markets, where management can create significant value through adaptive reuse. Wellsford Office's initial target markets include New York, New Jersey, Connecticut and the Boston and Washington D.C. metropolitan areas.

     Wellsford Office currently owns and operates 13 office buildings containing an aggregate of approximately 2.3 million square feet in New Jersey and Washington D.C. (each property owned or to be owned by Wellsford Office called, a "Wellsford Office Property" and, collectively, the "Wellsford Office Properties"). Wellsford contributed all six of its office buildings to Wellsford Office, and Whitehall Partner contributed four office buildings and a contract to purchase a fifth office building, 700 Atrium, which was purchased by Wellsford Office on September 25, 1997. It is currently contemplated that Whitehall Partner will contribute two additional properties (the "Additional Properties") consisting of an office building located in Boston and a vacant parcel of land located in Northern New Jersey.

MANAGEMENT AND OPERATION OF WELLSFORD OFFICE

     The following describes certain aspects of the operating agreement of Wellsford Office (the "Operating Agreement") entered into by WCPT and Whitehall Partner. The following description does not purport to be complete and is qualified in its entirety by reference to the full text of the Operating Agreement, a copy of which has been filed with the Commission as an exhibit to the Registration Statement of which this Proxy Statement/Prospectus is a part and is available from Wellsford upon request.

  Management; Power and Duties of Manager

     The Operating Agreement provides that WCPT shall manage the day-to-day business of Wellsford Office. Certain decisions of Wellsford Office, however, require the approval of the management committee of Wellsford Office (the "Management Committee"), which consists of four individuals from WCPT (each, a "WCPT Committee Member") and four individuals from Whitehall Partner (each, a "Whitehall Committee Member"). Decisions that require the affirmative approval of no fewer than two WCPT Committee Members and two Whitehall Committee Members include: requesting a member to make a cash contribution (a "Capital Call"), except for Capital Calls for necessary expenditures, disposing of any property or subsidiary, making loans, incurring any indebtedness or issuing any debt or equity securities, acquiring any real property, or entering into a merger, consolidation or other combination. Certain operational decisions, such as making certain expenditures that exceed the applicable approved budget, require the affirmative approval of no fewer than one WCPT Committee Member and

Whitehall Committee Member. Whitehall Partner may elect to remove WCPT as manager for cause, appoint a new manager and thereafter require Wellsford Office to sell any and all of the Wellsford Office Properties and cause the sale of Wellsford Office as a whole.

  Exclusivity

     The Operating Agreement provides that until such time as Whitehall Partner no longer owns at least a $10 million interest in Wellsford Office, neither WCPT nor any of its affiliates (including Wellsford) may make any investment in or otherwise acquire or own, directly or indirectly, any commercial office building ("Office Property") located in North America, other than through its interest in Wellsford Office, except for certain limited circumstances.

  Capital Calls

     Either WCPT or Whitehall Partner may request both members to make capital contributions for necessary expenditures pro rata in accordance with their percentage interest in Wellsford Office; provided, that neither WCPT nor Whitehall Partner is required to contribute or lend any funds to Wellsford Office for necessary expenditures (i) to the extent such member has previously made capital contributions of at least equal to approximately $50 million (other than the initial capital contributions of approximately $25 million made by each of WCPT and Whitehall Partner), (ii) if such Capital Call is after August 28, 1999 or
(iii) at any time after an initial public offering by WCPT. If either WCPT or Whitehall Partner fails to make a required capital contribution, such member will be subject to dilution and customary "default" provisions.

  Distributions

     WCPT is entitled to incentive compensation equal to (a) 17.5% of available cash after a return of capital to WCPT and Whitehall Partner and a 17.5% return on equity to each of them, and (b) 22.5% of available cash after a 22.5% return on equity to WCPT and Whitehall Partner.

  Transfer of Interests in Wellsford Office

     The Operating Agreement provides that, with certain limited exceptions, neither member may transfer, pledge or assign its interest in Wellsford Office without the consent of the other member.

     At any time prior to an initial public offering by WCPT and after August 28, 2001, either WCPT or Whitehall Partner may require Wellsford Office to sell any and all of the Wellsford Office Properties.

     At any time prior to an initial public offering by WCPT and after (i) August 28, 2002 or (ii) WCPT or any of its affiliates have offered an opportunity to Wellsford Office to purchase an Office Property and the Whitehall

Committee Members decline at least five of such opportunities each having a purchase price of at least $15 million within a specified period of time, then either WCPT or Whitehall Partner may require Wellsford Office to sell any or all of the Wellsford Office Properties, and may require Wellsford Office to be sold as a whole.

  Conversion Right

     Whitehall Partner has the right to require WCPT to convert part or all of Whitehall Partner's membership units in Wellsford Office into shares of WCPT, on a one-for-one basis, after WCPT shall have (i) shares of capital stock issued to the public in a public offering or (ii) engaged in a merger, sale of substantially all of its assets, or other capital transaction or an adoption of a plan of liquidation or dissolution. Any shares in WCPT acquired by Whitehall Partner pursuant to a conversion prior to an initial public offering of WCPT may not be transferred unless Whitehall Partner first offers Wellsford the opportunity to purchase such shares. If Whitehall Partner converts all of its membership units at any time prior to an initial public offering by WCPT, Whitehall Partner will be entitled to all of the same rights and powers with respect to the management and governance of WCPT that Whitehall Partner has been granted under the Operating Agreement.

WELLSFORD OFFICE BRIDGE LOAN

     Contemporaneously with the initial contributions of the Wellsford Office Properties, Wellsford entered into a Term Loan Agreement with Wellsford Office pursuant to which Wellsford agreed to provide loans of up to approximately $86.3 million. As of December 31, 1997, approximately $4.3 million that had been advanced by Wellsford in connection with the acquisition of the Wellsford Office Properties remained outstanding. The Wellsford Office Bridge Loan presently bears interest at an annual rate equal to LIBOR plus 400 basis points. The Wellsford Office Bridge Loan is due on February 25, 1998. It is currently anticipated that the Wellsford Office Bridge Loan will be repaid from proceeds of the Wellsford Office Bank Facility. See "WELLSFORD'S LINES OF CREDIT."

WARRANT AGREEMENT AND OTHER RIGHTS OF WHITEHALL PARTNER TO ACQUIRE COMMON STOCK

     Wellsford issued Warrants to Whitehall Partner to purchase 4,132,230 shares of Wellsford Common Stock at an exercise price per share of $12.10. The Warrants are exercisable for five years for either, at Wellsford's option, shares of Wellsford Common Stock or cash. The exercise price for the Warrants are payable either with membership units in Wellsford Office or cash. Wellsford has indicated that it does not currently intend to issue, upon the exercise of any Warrants, Wellsford Common Stock equal to 20% or more of its Common Stock outstanding on the date of the issuance of the Warrants. Wellsford granted Whitehall Partner demand registration rights at any time after June 1, 1998 and "piggy back" registration rights at any time Wellsford proposes to file a registration statement with the Commission, with respect to the Warrants and shares of Wellsford Common Stock issuable upon exercise of the Warrants. The

Warrant Agreement contains customary anti-dilution adjustment provisions.

     In addition, Whitehall Partner may exchange membership units it receives in Wellsford Office relating to capital contributions that may be made by Whitehall Partner in Wellsford Office in excess of $50 million but less than $75 million, for shares of Wellsford Common Stock or, at Wellsford's election, cash, based upon the price paid by Whitehall Partner for such membership units and the then current market value of shares of Wellsford Common Stock.

PROPERTIES OWNED BY WELLSFORD OFFICE

     Wellsford Office currently owns and operates 13 office buildings containing an aggregate of approximately 2.3 million square feet. Wellsford contributed all six of its office buildings (Point View Corporate Park (containing two office buildings), 1700 Valley Road, 1800 Valley Road, the Greenbrook Corporate Center and the Chatham office building), all of which are located in Northern New Jersey, and Whitehall Partner contributed four office buildings (300 Atrium Drive, 400 Atrium Drive, 500 Atrium Drive and 1275 K Street), three of which are located in Northern New Jersey and one of which is located in Washington, D.C., and a contract to purchase a fifth property (700 Atrium Drive), located in Northern New Jersey, which was acquired by Wellsford Office on September 25, 1997. As of December 31, 1997, Wellsford Office (and Wellsford and Whitehall Partner, as previous owners of the properties) had invested an aggregate of approximately $8.4 million for renovation and repositioning of the properties. In the opinion of Wellsford's management, all of the Wellsford Office Properties are adequately covered by insurance.

     It is currently contemplated that Whitehall Partner will contribute one additional office building located in Boston containing approximately 67,000 square feet and an approximately 19 acre parcel of land located in Northern New Jersey. Upon the acquisition of the Additional Properties, Wellsford Office will own 14 office buildings, 12 located in Northern New Jersey, one in Washington, D.C. and one in Boston, containing an aggregate of approximately 2.4 million square feet, and a vacant parcel of land located in Northern New Jersey.

  CYANAMID OFFICE PORTFOLIO

     Wellsford acquired the Cyanamid Office Portfolio ("Cyanamid") located in Wayne, N.J. in February 1997. Cyanamid, formerly the international headquarters for American Cyanamid Company, consists of (i) Point View Corporate Park containing an aggregate of approximately 194 acres and consisting primarily of two office buildings ("Point View"); and (ii) Valley Executive Center, consisting primarily of two smaller office buildings, located at 1700 and 1800 Valley Road. Point View and 1700 Valley Road are currently vacant. It is expected that renovations to each of these buildings will be completed by mid-1998. Cyanamid was recently assessed for real estate tax purposes at approximately $61.2 million in the aggregate by the local governmental authority.

     Point View

     Point View consists of two parcels: (i) one parcel on which two buildings consisting of an aggregate of approximately 560,000 square feet are situated and
(ii) an approximately 10-acre site directly across from the entrance to the

194-acre parcel, which site is zoned for approximately seven to eight single family houses and has no existing structures. The approximately 194-acre parcel is zoned for the development of an additional one million square feet of office or research space. The larger of the two buildings on Point View (the "Serpentine Building") was constructed in 1962, is a four-story class B+ building containing approximately 400,000 square feet. The Serpentine Building contains a fully functional cafeteria area seating 800, separate executive office tower, separate executive dining area and overlooks a large reservoir and the heliport for the complex. The smaller building (the "West Building") was constructed in 1976, is a six-story class A building containing approximately 160,000 square feet. The West Building is connected to the Serpentine Building by an underground passageway and has a primarily moveable wall interior partitioning system, a fitness center and an auditorium. There are 1,720 parking spaces currently serving both buildings.

     On a pro forma basis, Point View had a federal tax basis at December 31, 1996 equal to $15.9 million and will be depreciated straight-line over a 40-year estimated life. The current annual real estate taxes on Point View are approximately $1.3 million, subject to pending negotiations with the municipality of Wayne to reduce such taxes.

     Wellsford Office is currently undertaking a number of renovations to the Serpentine Building and the West Building to, among other things, refurbish the exterior, add new elevators, renovate the lobby and other common areas, enable the buildings to comply with current life safety and ADA requirements and become more energy efficient. Wellsford also recently completed renovations to eliminate potentially hazardous materials (such as spray-on asbestos fireproofing in the Serpentine Building's structure). The estimated total cost of all planned renovations will be approximately $10.1 million. As of December 31, 1997, Wellsford and Wellsford Office had paid approximately $2.8 million of expenses to renovate Point View.

     The purchase price paid by Wellsford for Point View was $15.9 million, or approximately $28.00 per square foot of building area, and together with the cost of planned renovations, the total cost of this property is expected to be approximately $46.25 per square foot, excluding additional tenant improvements and related costs which will be required in connection with the execution of future leases.

     Valley Executive Center

     1700 Valley Road. The 1700 Valley Road property contains a two-story, class B+ building consisting of approximately 70,600 square feet and is situated on a wooded nine-acre site. The building was constructed in two stages, during 1972 and 1979, and the interior was completely refurbished in 1993. The building contains a full service dining area and 294 parking spaces. Wellsford Office contemplates renovation of the building's facade, upgrading of the HVAC system and various cosmetic improvements.

     The purchase price paid by Wellsford for 1700 Valley Road was $1.0 million,

or $14.00 per square foot of building area.

     1800 Valley Road. The 1800 Valley Road property contains a two-story, class B+ building consisting of approximately 54,800 square feet and is situated on a wooded 14-acre site. The building was constructed in 1980, contains a full service dining area and has 260 parking spaces. The property is zoned for the development of an additional 40,000 square feet of office space.

     Reckitt & Coleman Inc., a consumer products firm occupies the entire 1800 Valley Road property under a lease that expires 2003 at a net rental of $12.10 per square foot. Pursuant to the terms of lease, Wellsford Office has recently replaced the roof, upgraded the HVAC system, and completed other renovations. Wellsford Office will pay approximately $2.1 million for tenant improvements, renovations and other leasing costs.

     The purchase price paid by Wellsford for 1800 Valley Road was $2.0 million, or approximately $36.00 per square foot of building area, and together with the cost of planned renovations, the total cost of this property is expected to be approximately $71.00 per square foot.

  GREENBROOK CORPORATE CENTER

     Wellsford acquired The Greenbrook Corporate Center ("Greenbrook") in Fairfield, N.J. in April 1997. Greenbrook consists of (i) a class A suburban three-story office building with approximately 201,000 square feet situated on approximately 20 acres and (ii) a contiguous undeveloped approximately seven acre parcel zoned for development of an additional 50,000 square feet of office and light industrial use. The entrance to the building is a 35-foot atrium lobby and the second and third floors have terraces overlooking a country club which border the rear of the site.

     On a pro forma basis, Greenbrook had a federal tax basis at December 31, 1996 equal to its purchase price of $23.7 million and will be depreciated straight-line over a 40-year estimated life. The current annual real estate taxes on Greenbrook are approximately $416,000.

     Greenbrook's two largest tenants are Information Resources, Inc. ("IRI"), a market research firm, and the S.B. Thomas division of CPC International, whose principal business is producing baked foods. IRI occupies approximately 64,676 square feet, with an annual rent of approximately $1.3 million (or approximately $20 per square foot), under two leases that expire December 2003. The annual rent to be paid by IRI increases over the term of the leases to approximately $1.5 million (or approximately $23.5 per square foot) by their expiration in December 2003. S.B. Thomas occupies approximately 49,384 square feet at an annual rent of approximately $.9 million (or $19 per square foot) under a lease that expires in 2005. S.B. Thomas has the right to renew for two successive periods of five years each, at 95% of the fair market value rent as of October 1st of the last lease year prior to commencement of each renewal term. Greenbrook has nine additional tenants, with aggregate annual rents of approximately $1.2 million.

     The purchase price paid by Wellsford for Greenbrook was $23.7 million, or approximately $118.00 per square foot of building area.

  CHATHAM, NEW JERSEY

     In January 1997, Wellsford acquired a class A three-story suburban office building consisting of approximately 63,000 square feet located on approximately five acres in Chatham, New Jersey. Wellsford Office currently intends to spend approximately $3.1 million to make various renovations to upgrade the building's status including, among other things, to add a first class lobby and improve other common areas, renovate the facade and replace the HVAC system and provide landscaping. The renovations were completed in November 1997. As of December 31, 1997, Wellsford and Wellsford Office had paid approximately $3.2 million of expenses to renovate this building. Wellsford Office is currently marketing the building for rental.

     Quadrant HealthCom Inc. ("Quadrant"), a publisher of medical specialty magazines, occupies approximately 22,000 square feet in the building, which is approximately 34% of the gross leasable area of the building, under a lease that expires in September, 2007 (terminable in 2004 upon lump-sum payment of six months' rent). The annual rent to be paid by Quadrant is $26.00 per square foot and increases to approximately $28.00 per square foot in October, 2002.

     Hilton Hotels Corporation ("Hilton") has recently executed a lease for approximately 6,450 square feet in the building. The lease is for a term of ten years and provides for annual rent of $26.50 per square foot for years one through five and $29.00 per square foot for years six through ten. Hilton has the right to renew the lease for five years at an annual rent equal to the greater of the fair market value rent or $29.00 per square foot.

     Appaloosa Management, L.P. ("Appaloosa") has recently executed a lease for approximately 7,400 square feet in the building. The lease is for a term of ten years and provides for annual rent of $26.00 per square foot for years one through five and $28.00 per square foot for years six through ten. Appaloosa has the right to renew the lease for five years at an annual rent equal to the greater of the fair market value rent or $28.00 per square foot.

     The purchase price paid by Wellsford for the property was $5.1 million, or approximately $81.00 per square foot of building area and together with the cost of planned renovations, tenant improvements and leasings costs the total cost of this property is expected to be approximately $130.00 per square foot.

  ATRIUM PROPERTIES

     Wellsford Office owns four buildings and one vacant parcel of land on an aggregate of approximately 67 acres, which comprises a substantial portion of the Atrium Office Park. The properties are located on I-287 at Davidson Avenue, approximately 20 miles southwest of Newark, New Jersey in Somerset County and are near various hotels and the Garden State Exhibit Center with complete dining, lodging, fitness and conferences facilities.

     300 Atrium Drive


     This class A four-story building consists of approximately 149,360 square feet and is situated on an approximately 9.5 acre site and was constructed with granite and double-glazed solar reflective glass. It has a lobby atrium and surface parking for approximately 500 vehicles.

     The largest tenants at 300 Atrium Drive are AT&T and Digital Solutions, Inc. ("Digital"). AT&T occupies approximately 75,626 square feet at an annual rent of $19.84 per square foot under a lease that expires in March, 2004. Digital Solutions occupies approximately 15,244 square feet at an annual rental of $18.75 per square foot under a lease that expires in September, 2007. The annual rent to be paid by Digital increases over the term of the lease to $21.00 per square foot by its expiration in September 2007. AT&T has the right to renew for two periods of five years each, at 95% of the fair market value rent as of the time of renewal. Digital Solutions has no right to renew its lease.

     300 Atrium Drive had a federal tax basis as of August 1997 equal to $13.2 million, and will be depreciated straight line over a 40-year estimated life. The current annual real estate taxes on 300 Atrium Drive are approximately $282,000.

     300 Atrium Drive was acquired by Wellsford Office in August 1997, for $17.5 million, or approximately $117.00 per square foot of building area.

     400 Atrium Drive

     This class A five-story building consists of approximately 354,670 square feet and is situated on an approximately 20.2 acre site and was constructed with granite and double-glazed solar reflective glass. It is actually two separate buildings connected by a full-height atrium with bridges at each level. The building contains a full service cafeteria and there are approximately 1,190 surface parking spaces.

     The largest tenant at 400 Atrium Drive is Merrill Lynch, Pierce, Fenner & Smith Incorporated ("Merrill Lynch, Pierce"). Merrill Lynch, Pierce occupies approximately 177,213 square feet at an average annual rent of approximately $17.08 per square foot under a lease that expires in December, 2001, and Merrill Lynch, Pierce occupies an additional approximately 94,590 square feet at an annual rent of $18.75 per square foot under a lease that expires in December, 2003. Merrill Lynch, Pierce has the right to renew for two periods of five years each at 95% of the fair market value rent as of the time of renewal.

     400 Atrium Drive had a federal tax basis as of August 1997 equal to $34.1 million and will be depreciated straight line over a 40-year estimated life. The current annual real estate taxes on 400 Atrium Drive are approximately $763,000.

     400 Atrium Drive was acquired by Wellsford Office in August 1997, for $32.5 million, and the total cost of this property (including planned renovations) is expected to be approximately $92.00 per square foot of building area.

     500 Atrium Drive

     This class A four story building consists of approximately 167,000 square feet and was constructed on an irregular-shaped parcel of land containing approximately 9.5 acres. The building features a granite and double-glazed solar reflective glass exterior wall. The building has access to a full service cafeteria at 400 Atrium Drive. Wellsford Office currently intends to replace the roof, improve the sprinkler system and resurface the parking lot.

     The largest tenant at 500 Atrium Drive is AT&T. AT&T occupies approximately 138,600 square feet at an annual rent of $19.84 per square foot under a lease that expires in December, 2003. AT&T has the right to renew for two periods of five years each at 95% of the fair market value rent as of the time of renewal.

     500 Atrium Drive had a federal tax basis as of August 1997, equal to $14.9 million and will be depreciated straight line over a 40-year estimated life. The current annual real estate taxes on 500 Atrium Drive are approximately $344,000.

     500 Atrium Drive was acquired by Wellsford Office in August 1997, for $20 million, or approximately $120.00 per square foot of building area.

     600 Atrium Drive

     This property consists of approximately 19 acres of vacant land zoned for office use.

     On a pro forma basis, 600 Atrium Drive had a federal tax basis at December 31, 1996 equal to its purchase price of $2.0 million. The current annual real estate taxes on 600 Atrium Drive are approximately $40,000. There are currently no mortgages or other material liens on 600 Atrium Drive.

     700 Atrium Drive

     This class A five-story building consists of approximately 176,300 square feet and is situated on an approximately nine acre site and was constructed with granite and double-glazed solar reflective glass. The building contains a cafeteria and has parking for approximately 656 vehicles. Wellsford Office currently intends to make renovations to comply with existing life safety code requirements and make other cosmetic improvements.

     The building's only tenant is Merck & Co., Inc. ("Merck"). Merck occupies approximately 176,633 square feet at an annual rental of $15.50 per square foot under a lease that expires in June, 2000. Merck has the right to renew its lease for three years at an annual rent of $17.05 per square foot or renew for five years at an annual rent of $17.83 per square foot.

     On a pro forma basis, 700 Atrium Drive had a federal tax basis at December 31, 1996 equal to its acquisition price of $18.1 million, and will be depreciated straight line over a 40-year estimated life. The current annual real estate taxes on 700 Atrium Drive are approximately $266,000. There are currently no mortgages or other material liens on 700 Atrium Drive.

     700 Atrium Drive was acquired by Wellsford Office in September 1997, for $18.1 million, or approximately $108.00 per square foot of building area.

  1275 K STREET

     This class B+ twelve-story building consists of approximately 270,000 square feet and is situated on a one-half acre site located in the heart of the downtown business district of Washington, D.C. at the northeast corner of prestigious Franklin Square. The building's exterior finish consists of solid brick veneer and reflective glass. The building has retail establishments on the first floor, concierge service and contains a two-story underground parking garage that provides for 156 spaces. The lobby was recently renovated and sprinkler systems were installed. Wellsford Office currently intends to install new lamps for the property, upgrade signs to comply with ADA code requirements and make various cosmetic improvements.

     1275 K Street had a federal tax basis as of August 1997 equal to $29.8 million, and will be depreciated straight line over a 40-year estimated life. The current annual real estate taxes on 1275 K Street are approximately $701,000. There are currently no mortgages or other material liens on 1275 K Street.

     1275 K Street was acquired by Wellsford Office in August 1997, for $32.5 million, or approximately $120 per square foot of building area.

  15 BROAD STREET

     This class B ten-story building consists of approximately 66,750 square feet and is situated on an approximately .17 acre site in the central business district of Boston, MA. The building was constructed of brick and masonry with a concrete frame. Wellsford Office currently intends to renovate the main lobby and the interior elevator at an estimated cost of approximately $900,000.

     The largest tenants at 15 Broad Street are O'Neill Finnegan & Jordan ("O'Neill") and Arbor National Commercial Mortgage Corporation ("Arbor"). O'Neill occupies approximately 11,752 square feet at an annual rental of approximately $16 per square foot under a lease that expires in August, 1999. Arbor occupies approximately 6,675 square feet at an annual rental of approximately $13.25 per square foot under a lease that expires in June, 1998. O'Neill and Arbor each has the right to renew its lease for five years at a rental rate to be agreed upon at the time of renewal.

     On a pro forma basis, 15 Broad Street had a federal tax basis at December 31, 1996 equal to its purchase price of approximately $5.5 million, and will be depreciated straight line over a 40-year estimated life. The current annual real estate taxes on 15 Broad Street are approximately $214,000. There are currently no mortgages or other material liens on 15 Broad Street.

  MOUNTAIN HEIGHTS OFFICE CENTER

     In December 1997, Wellsford Office acquired Mountain Heights Office Center in Berkeley Heights, New Jersey. Mountain Heights Office Center consists of (i) a Class A suburban four-story office building with approximately 175,000 square feet and (ii) a Class C suburban two-story and basement office building with approximately 92,000 square feet. The two buildings share a 32.4-acre site and a parking lot. Upon receipt of requisite zoning variances, Wellsford Office intends to renovate and expand the Class C office building to a three-story Class A building with approximately 110,000 square feet.

     Mountain Heights Center had a federal tax basis as of December 1997 equal to its purchase price of $29.1 million, and will be depreciated straight line over a 40-year estimated life. The current annual real estate taxes on Mountain Heights Center are approximately $450,000.

     Mountain Heights Center was acquired by Wellsford Office for $29.1 million, or approximately $110 per square foot of building area.

     Additional information with respect to the properties currently owned by, or expected to be contributed to, Wellsford Office is set forth below:

                                                                               NUMBER OF TENANTS
                                                                             OCCUPYING 10% OR MORE
                                                                             OF SQUARE FOOTAGE AND       PRINCIPAL BUSINESS
                  YEAR BUILT/           OCCUPANCY          GROSS AREA           THEIR PRINCIPAL        CARRIED ON, IN OR FROM
PROPERTY         REHABILITATED            RATE            (SQUARE FEET)            BUSINESS                   BUILDING
-------------    -------------     -------------------    -------------     -----------------------    -----------------------
300 Atrium           1983          1996             0%        149,360       1 Tenant                   Telecommunications
                                   1997            67%                      Telecommunications
400 Atrium           1985          1996            43%        354,670       1 Tenant                   Computer technology
                                   1997            98%                      Financial brokerage        and financial brokerage
500 Atrium           1984          1996             0%        167,000       1 Tenant                   Telecommunications
                                   1997            83%                      Telecommunications
Chatham            1972/1997       1996             0%         63,000       1 Tenant                   Publishing
                                   1997            34%                      Publishing
Greenbrook           1987          1996            86%        201,000       2 Tenants                  Market research and
                                   1997            86%                      Market research and        producing baked goods
                                                                            producing baked goods
Pointview            1976                           0%        560,000       N/A                        N/A
1700 Valley Road     1979                           0%         70,600       N/A                        N/A
1800 Valley Road     1980          1996             0%         54,800       1 Tenant                   Consumer Products
                                   1997           100%                      Consumer products
1275 K Street        1983          1996          84.1%        270,000       None                       Associations,
                                                                                                       accounting firms,
                                                                                                       attorneys and
                                                                                                       telecommunications
600 Atrium(1)         N/A                          N/A            N/A       N/A                        N/A
700 Atrium           1985          1996           100%        176,300       1 Tenant                   Pharmaceuticals

                                   1997           100%                      Pharmaceuticals
15 Broad           1920/1990       1996            85%         66,750       2 Tenants                  Mortgage under-
                                   1997            84%                      Mortgage underwriting      writing, insurance,
                                                                            and insurance              telecommunications,
                                                                                                       computer, printing and
                                                                                                       law offices
Mountain Heights
  Class A Bldg.      1986          1996           100%        175,300       2 Tenants                  Telecommunications
                                   1997           100%                      Chemicals and computer     and other high
                                                                            software                   technology businesses
  Class C Bldg.    1958/1968       1996             0%         92,000       N/A                        N/A
                                   1997             0%
                                                          -------------
                                                          -------------
                                                   87%(2)   2,400,780

                  AVERAGE EFFECTIVE
                     ANNUAL BASE
                  RENTAL PER SQUARE
PROPERTY                FOOT
----------------  -----------------
300 Atrium          1996    N/A
                    1997    $19.50
400 Atrium          1996    $16.07
                    1997    $17.19
500 Atrium          1996    N/A
                    1997    $19.84
Chatham             1996    N/A
                    1997    $26.00
Greenbrook          1996    $19.67
                    1997    $19.63
Pointview           N/A
1700 Valley Road    N/A
1800 Valley Road    1996    N/A
                    1997    $12.10
1275 K Street       1996    $26.93
                    1997    $25.05
600 Atrium(1)               N/A
700 Atrium          1996    $15.50
                    1997    $15.50
15 Broad            1996    $16.53
                    1997    $16.56
Mountain Heights
  Class A Bldg.     1996    $20.20
                    1997    $20.32
  Class C Bldg.     1996    N/A
                    1997    N/A

------------------
(1) Vacant land

(2) Represents occupancy rate for all properties, excluding properties that are currently vacant.

     Below is a schedule of lease expirations at the properties currently owned by Wellsford Office for each of the next 10 years:

                                                                            BUILDING
                                 ----------------------------------------------------------------------------------------------
                                    300          400          500                                                     1700
                                  ATRIUM       ATRIUM       ATRIUM      CHATHAM    GREENBROOK    POINTVIEW(1)    VALLEY ROAD(1)
                                 ---------    ---------    ---------    -------    ----------    ------------    --------------
1998 No. of Tenants...........           0            4            0          0             1         N/A              N/A
  Total Square Feet...........                   60,666                                 2,000
  Annual Rent.................                  948,461                                40,000
  % of Gross Annual Rent(2)...                    15.79%                                  1.0%
1999 No. of Tenants...........           0            0            0          0             0         N/A              N/A
  Total Square Feet...........
  Annual Rent.................
  % of Gross Annual Rent(2)...
2000 No. of Tenants...........           0            1            0          0             2         N/A              N/A
  Total Square Feet...........                   15,302                                12,575
  Annual Rent.................                  256,308                               243,926
  % of Gross Annual Rent(2)...                     4.30%                                 6.98%
2001 No. of Tenants...........           0            6            0          0             6         N/A              N/A
  Total Square Feet...........                  177,213                                43,264
  Annual Rent.................                3,124,543                               872,931
  % of Gross Annual Rent(2)...                    52.00%                                25.00%
2002 No. of Tenants...........           1            0            0          0             0         N/A              N/A
  Total Square Feet...........      11,371
  Annual Rent.................     233,105
  % of Gross Annual Rent(2)...        9.97%
2003 No. of Tenants...........           0            5            1          0             2         N/A              N/A
  Total Square Feet...........                   94,590      138,600                   64,676
  Annual Rent.................                1,676,028    2,749,824                1,398,024
  % of Gross Annual Rent(2)...                    27.90%      100.00%                   40.00%
2004 No. of Tenants...........           1            0            0          0             0         N/A              N/A
  Total Square Feet...........      75,626
  Annual Rent.................   1,500,420
  % of Gross Annual Rent(2)...       64.16%
2005 No. of Tenants...........           0            0            0          0             1         N/A              N/A
  Total Square Feet...........                                                         49,384
  Annual Rent.................                                                        938,296
  % of Gross Annual Rent(2)...                                                          26.86%
2006 No. of Tenants...........           0            0            0          0             0         N/A              N/A
  Total Square Feet...........
  Annual Rent.................
  % of Gross Annual Rent(2)...

2007 No. of Tenants...........           2            0            0          1             0         N/A              N/A
  Total Square Feet...........      27,907                               21,812
  Annual Rent.................     605,041                              614,220
  % of Gross Annual Rent(2)...       25.87%                               60.90%
2008 No. of Tenants...........           0            0            0          2             0         N/A              N/A
  Total Square Feet...........                                           13,854
  Annual Rent.................                                          394,356
  % of Gross Annual Rent(2)...                                            39.10%


                                                              BUILDING
                                ----------------------------------------------------------------------
                                   1800        1275 K      600         700                   MOUNTAIN
                                VALLEY ROAD    STREET     ATRIUM     ATRIUM      15 BROAD     HEIGHTS
                                -----------    -------    ------    ---------    --------    ---------
1998 No. of Tenants...........          0            5     N/A              0           4            4
  Total Square Feet...........                  18,838                             11,911       34,426
  Annual Rent.................                 791,833                            158,940      680,046
  % of Gross Annual Rent(2)...                   15.10%                              18.4%       18.39%
1999 No. of Tenants...........          0           10     N/A              0           5            3
  Total Square Feet...........                  33,661                             17,312       28,896
  Annual Rent.................                 938,271                            271,649      534,378
  % of Gross Annual Rent(2)...                   17.90%                              31.5%       14.45%
2000 No. of Tenants...........          0            2     N/A              1           8            5
  Total Square Feet...........                  16,585                176,623      14,627       33,095
  Annual Rent.................                 530,647              2,737,812     245,622      701,942
  % of Gross Annual Rent(2)...                   10.10%                   100%       28.5%       18.99%
2001 No. of Tenants...........          0            2     N/A              0           5            7
  Total Square Feet...........                  19,674                              9,837       34,007
  Annual Rent.................                 497,820                            165,057      721,943
  % of Gross Annual Rent(2)...                    9.50%                              19.1%       19.53%
2002 No. of Tenants...........          0            4     N/A              0           0            0
  Total Square Feet...........                  19,880
  Annual Rent.................                 470,301
  % of Gross Annual Rent(2)...                    8.95%
2003 No. of Tenants...........          1            3     N/A              0           0            0
  Total Square Feet...........     56,375       15,356
  Annual Rent.................    682,137      385,702
  % of Gross Annual Rent(2)...      100.0%        7.30%
2004 No. of Tenants...........          0            1     N/A              0           0            0
  Total Square Feet...........                   5,111
  Annual Rent.................                 127,092
  % of Gross Annual Rent(2)...                    2.40%
2005 No. of Tenants...........          0            0     N/A              0           0            0
  Total Square Feet...........
  Annual Rent.................
  % of Gross Annual Rent(2)...
2006 No. of Tenants...........          0            0     N/A              0           0            1
  Total Square Feet...........                                                                  44,122
  Annual Rent.................                                                               1,058,925
  % of Gross Annual Rent(2)...                                                                   28.64%
2007 No. of Tenants...........          0            5     N/A              0           0            0

  Total Square Feet...........                  22,397
  Annual Rent.................                 850,896
  % of Gross Annual Rent(2)...                   16.20%
2008 No. of Tenants...........          0            1     N/A              0           0            0
  Total Square Feet...........                  18,455
  Annual Rent.................                 470,604
  % of Gross Annual Rent(2)...                    8.96%

------------------
(1) These buildings are currently vacant.

(2) All calculations of percentages are approximate.

                           BUSINESS AND PROPERTIES OF
                         WELLSFORD CAPITAL CORPORATION

AGREEMENT TO CONVEY CERTAIN VLP REAL PROPERTIES

     On September 18, 1997, in addition to executing the Merger Agreement, Wellsford and Merger Subsidiary entered into a Purchase and Sale Agreement (the "Real Estate Agreement") with Whitehall Property Buyer, pursuant to which, immediately subsequent to the consummation of the Merger, Whitehall Property Buyer will purchase from Wellsford and Merger Subsidiary 14 of the 21 properties acquired pursuant to the Merger. The aggregate purchase price to be paid by Whitehall Property Buyer is $65 million, subject to certain customary adjustments at closing. For a description of the 14 VLP properties expected to be sold to Whitehall Property Buyer immediately subsequent to the consummation of the Merger, see "BUSINESS AND PROPERTIES OF VLP--Description of VLP Real Estate Properties." Subsequent to the sale, Wellsford Capital will own the assets described below under "--Wellsford Capital Assets."

     Consummation of the sale of the properties to Whitehall Property Buyer is not a condition to the closing of the Merger. In the event the Merger is consummated, all or a portion of the sale to Whitehall Property Buyer may not be consummated.

WELLSFORD CAPITAL ASSETS

     Upon consummation of the Merger, VLP, the successor in the Merger, is expected to (i) own seven properties, consisting of three office properties, two industrial properties, one office/industrial property and one retail property, with an aggregate of approximately 600,000 square feet, (ii) have investments in mortgage loans aggregating approximately $.5 million and (iii) have approximately $85.5 million of net operating loss carryovers, subject to various tax law limitations.

  VLP Properties to be Retained Wellsford

     Following consummation of the Merger and the sale to Whitehall Property Buyer of 14 of the properties acquired pursuant to the Merger, Wellsford will own seven properties which are described as follows:

                                                                          APPROXIMATE   APPROXIMATE
                            YEAR                                             AREA        OCCUPANCY
PROPERTY NAME              BUILT          LOCATION       CLASSIFICATION    (SQ. FT.)      RATE(1)       OTHER INFORMATION
-----------------------  ----------   ----------------   --------------   -----------   -----------   ---------------------
19-23 Keewaydin Drive       1973      Salem, NH           Industrial        125,230         54.0%     Two single-story
                                                                                                      buildings on
                                                                                                      approximately 15
                                                                                                      acres and an adjacent
                                                                                                      unimproved approxi-
                                                                                                      mately 4.4 acre
                                                                                                      tract.
250 Turnpike Street         1980      Canton, MA          Industrial         49,500        100.0%     One-story light
                                                                                                      industrial/warehouse
                                                                                                      building on
                                                                                                      approximately 2.8
                                                                                                      acres.
Two Executive               1970      Cherry Hill, NJ     Office            102,000         72.0%     Four-story multi-
                                                                                                      tenant building on
                                                                                                      approximately 10.4
                                                                                                      acres. Newly
                                                                                                      renovated lobby,
                                                                                                      elevators and common
                                                                                                      areas.
421 Chestnut Street         1857      Philadelphia, PA    Office             48,254         83.0%     Six-story
                         (Renovated                                                                   multi-tenant
                           in 1986                                                                    building. Certified
                          and 1990)                                                                   as historic landmark
                                                                                                      by Commonwealth of
                                                                                                      Pennsylvania.

                                                  (chart continued on next page)

                                                                          APPROXIMATE   APPROXIMATE
                            YEAR                                             AREA        OCCUPANCY
PROPERTY NAME              BUILT          LOCATION       CLASSIFICATION    (SQ. FT.)      RATE(1)       OTHER INFORMATION
-----------------------  ----------   ----------------   --------------   -----------   -----------   ---------------------
Midis/Bay City Holdings     1985      Santa Monica, CA    Office/           114,375        100.0%     Interest in
                                                          Industrial                                  partnership that has
                                                                                                      leasehold interest in
                                                                                                      property, expiring
                                                                                                      June 30, 2051.
501 Hoes Lane               1987      Piscataway, NJ      Office             37,238         87.0%     Three-story multi-

                                                                                                      tenant building on
                                                                                                      approximately 2.9
                                                                                                      acres with 189
                                                                                                      parking spaces.

Bradford Plaza              1990      West Chester, PA    Retail            123,000         88.0%     One-story "L" shaped
                                                                                                      retail center.
                                                                          -----------
                                                          Total             599,597
                                                                          -----------
                                                                          -----------

------------------
(1) As of October 30, 1997

                            BUSINESS AND PROPERTIES
                       OF WELLSFORD REAL PROPERTIES, INC.

     In addition to the properties described under "BUSINESS AND PROPERTIES OF WELLSFORD/WHITEHALL PROPERTIES, L.L.C." and "BUSINESS AND PROPERTIES OF WELLSFORD CAPITAL CORPORATION," Wellsford's assets consist primarily of (i) the 277 Park Loan; (ii) the Abbey Credit Facility; (iii) the Sonterra at Williams Centre property; and (iv) an approximately 80% interest in Phases I, II and III of, and in options to acquire and develop Phases IV and V of, Palomino Park. In the opinion of Wellsford's management, both Sonterra and Palomino Park are adequately covered by insurance.

277 PARK LOAN

     Wellsford and BankBoston have provided an $80 million loan to entities which own substantially all of the equity interests (the "Equity Interests") in the entity which owns a 52-story, approximately 1.75 million square foot gross leasable area, class A office building located in New York City in mid-town Manhattan at 277 Park Avenue (the "277 Park Property"). Wellsford and BankBoston have advanced $25 million and $55 million, respectively, pursuant to the 277 Park Loan. The 277 Park Loan is secured primarily by a pledge of the Equity Interests owned by the borrowers. There is also a limited guarantee from the individual who indirectly owns all the Equity Interests. The 277 Park Loan is subordinated to a 10-year $345 million first mortgage loan (the "REMIC Loan") on the 277 Park Property, the proceeds for which were obtained by the sale of investment grade rated commercial mortgage pass-through certificates in a real estate mortgage investment conduit. The notes representing the REMIC Loan bear interest at different rates which equate to a weighted average interest rate of approximately 7.67% per annum. The 277 Park Loan bears interest at the rate of approximately 12% per annum for the first nine years of its term and at a floating annual rate during the tenth year equal to LIBOR plus 5.15% or BankBoston base rate plus 5.15%, as elected by the borrowers. Interest on the 277 Park Loan is payable monthly to the extent of available cash after payment of interest on the REMIC Loan and the funding of various reserve accounts under the REMIC Loan and provided there is no event of default under the REMIC Loan. To the extent funds are not available to pay interest at a rate in excess of 10% per annum, such excess interest will accrue and be added to the principal amount of the 277 Park Loan. The principal amount of the 277 Park Loan and all accrued interest will be payable on May 1, 2007 which is also the due date of the REMIC

Loan. The 277 Park Loan is prepayable only in full and then only after the fifth year of the loan and must be repaid if the REMIC Loan is repaid or the 277 Park Property is sold. Any prepayment during the sixth through ninth years of the loan must be accompanied by a yield maintenance payment.

     The 277 Park Property is currently 100% leased to 33 tenants, including Donaldson, Lufkin & Jenrette, Inc. which has leased approximately 47% of the gross leasable area pursuant to a lease expiring in 2016. The 277

Park Property was appraised for $555 million as of July 1, 1996 by an independent nationally recognized appraiser. The appraisal was not prepared on behalf of Wellsford. An appraisal is only an opinion of value made by experts, subject to the assumptions and limiting conditions contained therein (including assumptions relating to the discounted cash flow analysis contained therein).

CREDIT FACILITY TO AFFILIATES OF THE ABBEY COMPANY, INC.

     Wellsford is a 50% participant in the Abbey Credit Facility, a $70 million secured credit facility with affiliates of The Abbey Company, Inc. (the "Abbey Entities"), an owner and operator of office, industrial and retail properties in Southern California. The Abbey Entities are entitled to reborrow up to $10 million after repayment of such amount, such that the aggregate principal amount of all loans made under the credit facility (including such reborrowings) may not exceed $80 million over the term of the credit facility. As of December 31, 1997, approximately $57.3 million has been advanced to the Abbey Entities, of which Wellsford has advanced approximately $28.6 million. Payments on Wellsford's participation are subordinated to those due Morgan Guaranty. Interest on the Abbey Credit Facility is payable monthly and accrues at an annual rate of LIBOR plus 250 basis points; however, under its arrangement with Morgan Guaranty, Wellsford is entitled to receive interest on its advances at an annual rate of LIBOR plus 400 basis points. The principal amount of the Abbey Credit Facility and all accrued interest will be payable on September 1, 2000. The Abbey Credit Facility is prepayable, in whole or in part, on any interest payment date with no penalty.

     The Abbey Credit Facility is secured primarily by a first mortgage lien on ten office, industrial and retail properties owned by the Abbey Entities, all of which are located in California. These properties contain an aggregate of approximately one million square feet and range in area from approximately 31,300 square feet to approximately 136,500 square feet. There is also a limited guarantee from Donald D. Abbey, the indirect 90% owner of the Abbey Entities.

     The Abbey Company, Inc. is owned 90% by Donald G. Abbey and 10% by Mace Siegal and associates. Mr. Siegal is the Chairman of The Macerich Company, a REIT traded on the NYSE.

CREDIT FACILITY TO INDUSTRIAL PROPERTIES HOLDING, L.P.

     Wellsford Ventures, Inc. ("Ventures"), a wholly-owned subsidiary of Wellsford, has joined with Fleet Real Estate, Inc. ("FRE"), a subsidiary of

Fleet Financial Group, to issue an approximately $32.5 million subordinated credit facility (the "IPH Mezzanine Facility") to Industrial Properties Holding, L.P. ("IPH"). Each of Ventures and FRE are committed to advance up to 50% of the IPH Mezzanine Facility. IPH is a single purpose entity which was formed to acquire six industrial properties which are intended by IPH to be sold to Cabot Industrial Trust, a real estate investment trust. As of January 6, 1998, approximately $19.6 million has been advanced to IPH, of which Ventures has advanced approximately $9.8 million. If required, the balance of the IPH Mezzanine Facility is expected to be advanced on or before February 15, 1998. Advances to date under the IPH Mezzanine Facility are cross collateralized by second mortgages on three of the six properties. If the IPH Mezzanine Facility is fully advanced in connection with IPH's acquisition of the remaining three properties, it will be cross collateralized by second mortgages on all of the six properties. The IPH Mezzanine Facility is subordinated to an approximately $55.3 million senior loan commitment from a commercial bank, of which approximately $32 million has been advanced as of January 6, 1998. Advances under the IPH Mezzanine Facility bear interest at an annual rate of LIBOR plus 5%; however, interest is payable monthly at an annual rate of LIBOR plus 3%, with the remaining 2% payable out of available cash flow from the properties or accruing until maturity. The IPH Mezzanine Facility has a stated maturity date of June 30, 1998. Ventures and IPH have entered into an option agreement (the "Option") giving Ventures the right under certain circumstances to acquire the properties securing the IPH Mezzanine Facility following the stated maturity date for an amount equal to the outstanding advances under the IPH Mezzanine Facility. If Ventures exercises the Option, it will acquire the properties subject to the outstanding advances under the senior loan commitment with certain modifications thereto, and will retire the advances made by FRE under the IPH Mezzanine Facility.

     The three properties securing the advances made to date are located in Grapevine, Texas, total approximately 1.2 million square feet, and are currently 100% leased to eight tenants. The three properties which would secure additional advances are located in Mira Loma, California, Dacula, Georgia, and Mechanicsburg, Pennsylvania, total approximately 0.9 million square feet, and are currently 100% leased to three tenants.

WOODLANDS LOAN

     BankBoston, Morgan Stanley Senior Funding, Inc. and certain other lenders have made available to the owners and developers of a master-planned residential community located north of Houston (the "Woodlands Property"), loans in the aggregate principal amount of $369 million (the "Woodlands Loan"). The Woodlands Loan consists of a revolving credit loan in the principal amount of $179 million (the "Revolving Loan"), a secured term loan in the principal amount of $130 million (the "Secured Loan"), and a second secured term loan in the principal amount of $60 million (the "Second Secured Loan"). Wellsford Office has advanced $15 million pursuant to the Second Secured Loan. The Second Secured Loan is subordinate to the Revolving Loan and the Secured Loan and bears interest equal to LIBOR plus 4.40%. Interest on the Second Secured Loan is payable monthly to the extent there is available cash after payment of interest on the Revolving Loan and the Secured Loan and provided no event of default has occurred under the Woodlands Loan. The principal amount of the Woodlands Loan and all accrued interest thereon will be payable on July 31, 2000, with two, one-year extension options available.

     The Woodlands Property, which is located 27 miles north of Houston's Central Business District, is a master-planned community encompassing more than 25,000 acres of land. The current population of the Woodlands Property is in excess of 50,000 residents, and since opening in 1974, over 16,000 single-family homes have been constructed. When fully developed, the project is expected to have a population exceeding 150,000 and over 37,000 single-family homes. The Woodlands Property is currently home to more than 740 companies who employ over 17,000 people.

SONTERRA AT WILLIAMS CENTRE

     Wellsford recently acquired for $20.5 million Sonterra at Williams Centre, a 344-unit class A multifamily apartment complex located in Tucson, Arizona, construction of which was completed in June 1996.

PALOMINO PARK

     Palomino Park is a master planned five-phase multifamily development project comprising approximately 182 acres, of which 65 acres have been developed, in suburban South East Denver, Colorado about 14 miles from Denver's central business district. It is situated within Highlands Ranch, a 22,000 acre master planned community. Palomino Park is intended to be developed as an integrated project comprising an 1,880-unit, class A multifamily apartment community constructed around a centrally located 24 acre park which features tennis courts, athletic fields, a putting green and an amphitheater. There is also a 29,000 square foot recreation center which includes a full-size gymnasium, fitness center, indoor golf range, racquet ball courts, and a baby-sitting facility and has an adjacent swimming pool. Palomino Park will also have a perimeter fence with a guard at the entry gate.

     Wellsford Park Highlands Corp. ("WPHC"), currently owned 80% by Wellsford and 20% by ERP Operating Partnership, acquired fixed-price options in 1995 to purchase the land underlying each of the phases (referred to collectively as "Phases" or individually as a "Phase" or specifically as "Phase I," "Phase II," "Phase III," "Phase IV" or "Phase V") of Palomino Park. The land underlying Phases I, II and III has been acquired. The land underlying Phases IV and V is subject to options which expire in May, 1998 and May, 1999, respectively. There can be no assurance that construction of Phase III, Phase IV or Phase V will be commenced or if commenced, that it will be completed. See "RISK FACTORS RELATING TO WELLSFORD--Risks of Acquisition, Development, Construction and Renovation Activities." The purchase price for land acquired with respect to any Phase is $73,500 per acre, subject to an increase of the purchase price by 6% per annum from and after November 30, 1994. The land options should reduce Wellsford's exposure to market cycles in Denver while enabling Wellsford to develop a signature residential community in one of the fastest growing counties in the country.

     Upon completion of any or all of the Phases, Wellsford will either operate and rent apartment units or convert all or a portion of them to condominium ownership, which a REIT could not do because of the adverse tax consequences thereof.

     The development of Palomino Park calls for construction of the 1,880 units over a period of five years at a total estimated cost of approximately $194 million. As of September 30, 1997, Wellsford had invested approximately $21.9 million in the development of Palomino Park, exclusive of amounts advanced under the then existing construction loans for Phases I and II.

     Phase I, referred to as Blue Ridge, consists of 456 units, all of which have been constructed, approximately 94% of which are leased and occupied, as of December 31, 1997. Rents range from $760 per month for a one bedroom, one bathroom to $1,375 per month for a three bedroom, two bathroom unit. Garages are available and washer and dryer hook-ups exist in all the apartments. The total estimated cost of Blue Ridge is approximately $41.5 million.

     Phase II, referred to as Red Canyon, is expected to consist of 304 units. The total estimated cost of Red Canyon is approximately $33.6 million. Construction of Phase II has begun and is expected to be completed in late 1998 or early 1999.

     Blue Ridge is owned by Park at Highlands LLC ("Phase I LLC"), a limited liability company, the members of which are WPHC (99%) and Al Feld ("Feld") (1%). Red Canyon is owned by Red Canyon at Palomino Park LLC ("Phase II LLC"), a limited liability company, the members of which are WPHC (99%) and Feld (1%). WPHC has an option to acquire Feld's 1% interest, and Feld may compel WPHC to buy his 1% interest, in each case after completion of the Phase. Al Feld is a Denver-based developer specializing in the construction of luxury residential properties. He has constructed over 3,000 units since 1984. Feld has unconditionally guaranteed completion of Phase II within 24 months after closing of the construction loan, and has agreed to a one-year guarantee of Phases I and II against construction defects. In addition, subject to certain conditions, Feld has agreed to fund certain cost deficits for Phase II.

     The operating agreements provide that, except for limited exceptions for WPHC, neither member may transfer, pledge or assign its interest in the Phase I LLC or Phase II LLC without the consent of the other member.

     The construction loan on Blue Ridge was repaid on December 31, 1997 with the proceeds of a $34.5 million permanent loan secured by a first trust deed on Phase I at which time Feld's interest in Phase I was acquired by Wellsford. The loan matures on December 30, 2007, and bears interest at a fixed rate of 6.92%. Principal repayments are based on a 30-year amortization.

     The construction loan on Red Canyon is for approximately $29.5 million, matures on September 29, 1999 (with a six-month extension at the option of the Phase II LLC upon fulfillment of certain conditions), and bears interest at the prime rate, except that the Phase II LLC may elect to cause a portion of the previously advanced principal to bear interest at LIBOR plus 165 basis points.

Feld has also guaranteed repayment of this loan.

     Palomino Park Public Improvements Corporation ("PPPIC"), a Colorado non-profit corporation, has issued $14.8 million of tax exempt bonds due on December 1, 2035 (the "Bonds") to finance the development of the park and certain parts of the infrastructure within Palomino Park, which have a total cost of approximately $18.3 million. The Bonds bear interest at a floating rate, which is currently approximately 4% per annum, but may be converted to a term rate or a fixed rate. Subject to certain restrictions, revenue assessment liens are imposed against the Phases to secure the obligation of the Phase owners to repay the portion of the Bonds' debt service attributed by PPPIC to their respective Phases.

     If it is determined to proceed with construction of Phases III, IV and/or V, the ownership and transaction structure of each such Phase is expected to be similar to that of Phases I and II, although neither Wellsford nor Feld has any obligation to continue the relationship for future Phases.

                          WELLSFORD'S LINES OF CREDIT

     Wellsford has a $50 million revolving line of credit from BankBoston and Morgan Guaranty as to which each has agreed to lend up to $25 million. The Line of Credit is currently secured inter alia by Wellsford's interest in the 277 Park Loan and the ERP Preferred Commitment. Under the Line of Credit, Wellsford pays interest only, monthly, at an annual rate equal to, at Wellsford's option, either (i) LIBOR plus 175 basis points or (ii) the higher of (A) the base rate of BankBoston or (B) 50 basis points above the federal funds effective rate. The Line of Credit is for a term of two years and is extendible by Wellsford with the consent of BankBoston and Morgan Guaranty for one additional year. It includes customary covenants, including, among others, (i) maintaining a ratio of liabilities to assets of not in excess of .60 to 1.0, (ii) maintaining a debt service coverage ratio of not less than 1.5 to 1.0, (iii) a prohibition on the payment of dividends until May 30, 1998 and (vi) a prohibition on ground-up development or construction (other than Palomino Park).

     Wellsford's other sources of capital to finance its acquisition, investment, development and other activities, may include retained earnings, funds derived from the issuance of debt and equity securities, sales of investments and bank borrowings. See "WELLSFORD'S POLICIES WITH RESPECT TO CERTAIN ACTIVITIES."

     Wellsford Office has a $375 million loan facility from BankBoston and Goldman Sachs Mortgage Company, consisting of a secured term loan facility of up to $225 million and a secured revolving credit facility of up to $150 million, in each case subject to the satisfaction of certain conditions. The revolving credit facility has a term of three years, which may be renewed by Wellsford Office for one additional year. The term loan facility has a term of four years. The term loan facility is currently secured by first mortgages on seven properties owned by Wellsford Office, and the revolving credit facility is currently secured by first mortgages on four other properties owned by Wellsford

Office. Wellsford Office currently intends to use the proceeds of the Wellsford Office Bank Facility to (a) acquire additional office properties, (b) finance up to $10 million for general working capital purposes, (c) finance certain capital improvements and (d) repay certain existing indebtedness and other indebtedness assumed in connection with property acquisitions. The interest rate on amounts borrowed under the term loan facility is LIBOR plus 160 basis points, and the interest rate on amounts borrowed under the revolving credit facility is LIBOR plus 250 basis points. Amounts borrowed under the term loan facility may be prepaid at any time after the first anniversary of the closing, and amounts borrowed under the revolving credit facility may be repaid and reborrowed at any time. The Wellsford Office Bank Facility includes usual and customary financial covenants. As of December 31, 1997, $146.9 million was outstanding under the Wellsford Office Bank Facility, the proceeds of which were used primarily to repay Wellsford Office debt, including the Wellsford Office Bridge Loan.

                         WELLSFORD'S LEGAL PROCEEDINGS

     Neither Wellsford nor the Properties are presently subject to any material litigation nor, to Wellsford's knowledge, is any material litigation threatened against Wellsford or the Properties, other than routine litigation arising in the ordinary course of business and which is expected to be covered by liability insurance.

            WELLSFORD'S POLICIES WITH RESPECT TO CERTAIN ACTIVITIES

     The following is a discussion of Wellsford's investment policies, financing policies and policies with respect to certain other activities. Wellsford's policies with respect to these activities have been determined by the directors of Wellsford and may be amended or revised from time to time at the discretion of the directors without a vote of the shareholders of Wellsford.

INVESTMENT POLICIES

     Wellsford intends to invest in real estate directly or indirectly through entities that engage in real estate-related activities. These investments may be in the form of debt or equity.

     Debt investments may include the purchasing of mortgage loans, other financial instruments collateralized by real estate or real estate interests, or participations therein, real property tax liens or tax-exempt bonds collateralized by real estate or tax-increment finance districts. These debt instruments may be senior, junior or otherwise subordinated to the interests of others. Further, Wellsford may provide credit enhancement or guarantees of the obligations of others involved in real estate-related activities. Wellsford may also invest in participating or convertible mortgages if Wellsford concludes that it may benefit from the cash flow and/or any appreciation in the value of the property. Such mortgages may be similar to equity participations. Wellsford may also make mortgage loans or participate in such loans and contemporaneously or otherwise obtain related property purchase options.

     Equity investments may include development projects directly or through joint ventures, as well as the purchase of general or limited partnership interests in limited partnerships, shares in publicly-traded or privately-held corporations or interests in other entities that own real estate, make real estate-related loans or invest in real estate-related debt instruments or provide services or products to the real estate industry. Wellsford intends to engage in active real estate businesses, which may include land subdivisions, condominium conversions, property sales, and other businesses considered ineligible or impractical investments for REITs. Wellsford may also hold real estate or interests therein for investment. Wellsford may purchase substantially leased, mostly unleased or vacant properties of any type or geographic location. Wellsford intends to renovate and re-lease the mostly unleased or vacant properties.

     The activities described above often do not generate immediate cash flow, and cash flow generated may be non-recurring. These investments may be subject to existing debt financing and any such financing will have a priority over the equity interests of Wellsford.

     Wellsford may offer to exchange its securities for properties and securities of other entities. Further, it may, from time to time, repurchase its shares. Wellsford will seek investments generally with a duration of one to five years.

FINANCING POLICIES

     Wellsford will seek to finance its investments through both public and private secured and unsecured debt financings, as well as public and private placements of its equity securities. The equity securities will include both common and preferred equity issuances of Wellsford and its subsidiaries. Wellsford does not have a policy limiting the number or amount of mortgages that may be placed on any particular property, but mortgage financing instruments usually limit additional indebtedness on such properties. There are currently no restrictions on the amount of debt that Wellsford may incur.

     Also, Wellsford does not plan to distribute dividends for the foreseeable future, which will permit it to accumulate for reinvestment cash flow from investments, disposition of investments and other business activities.

     Wellsford has a two-year $50 million line of credit from BankBoston and Morgan Guaranty. This facility is subject to certain financial and other covenants. In the future, Wellsford may seek to extend, expand, reduce or renew such facility, or obtain an additional or a replacement facility. See "WELLSFORD'S LINES OF CREDIT."

POLICIES WITH RESPECT TO OTHER ACTIVITIES

     Wellsford does not intend to qualify as a REIT, but it may, from time to time, invest in REITs, sell properties or entities to REITs for cash and/or securities. Further, it may spin-off to its common shareholders, shares of its subsidiaries or shares of other entities it has acquired through the sale of its properties, investments or otherwise. These spin-offs may be taxable or non-taxable, depending upon the facts and circumstances. Wellsford's policies with respect to its activities may be reviewed and modified from time to time by Wellsford's directors without notice to or vote of its shareholders.

                            MANAGEMENT OF WELLSFORD

DIRECTORS AND EXECUTIVE OFFICERS

     The executive officers and directors of Wellsford, their ages and their positions are as follows:

NAME                      AGE    POSITION HELD
-----------------------   ---    --------------------------------------
Jeffrey H. Lynford.....   50     Chairman of the Board, Secretary and
                                   Director**
Edward Lowenthal.......   53     President, Chief Executive Officer and
                                   Director*
Gregory F. Hughes......   34     Chief Financial Officer
David Strong...........   39     Vice President for Development
Douglas Crocker II.....   57     Director**
Rodney F. Du Bois......   61     Director*
Mark S. Germain........   47     Director**
Frank J. Hoenemeyer....   78     Director***
Frank J. Sixt..........   46     Director***

------------------
  * Term expires 1998

 ** Term expires 1999

*** Term expires 2000

     Jeffrey H. Lynford has been the Chairman of the Board, Secretary and Director of Wellsford since its formation in January 1997. Mr. Lynford served as the Chairman of the Board and Secretary of Wellsford Residential from its formation in July 1992 until consummation of the EQR Merger in May 1997 and was the Chief Financial Officer of Wellsford Residential from July 1992 until December 1994. Mr. Lynford currently serves as a trustee emeritus of the National Trust for Historic Preservation and as a director of five mutual funds:
Cohen & Steers Total Return Realty Fund, Inc., Cohen & Steers Realty Shares, Inc., Cohen & Steers Realty Income Fund, Inc., Cohen & Steers Special Equity Fund, Inc. and Cohen & Steers Equity Income Fund, Inc. Mr. Lynford also serves as a trustee of EQR. He is also a member of the New York bar. Prior to founding Wellsford Group Inc. ("WGI") in 1986, Mr. Lynford gained real estate and investment banking experience as a partner of Bear Stearns & Co. and a managing director of A.G. Becker Paribas, Inc.

     Edward Lowenthal has been the President, Chief Executive Officer and Director of Wellsford since its formation in January 1997. Mr. Lowenthal served as the President and Chief Executive Officer and a trustee of Wellsford

Residential from its formation in July 1992 until consummation of the EQR Merger in May 1997. Mr. Lowenthal currently serves as a director of United American Energy Corporation, a developer, owner and operator of energy facilities, a director of Corporate Renaissance Group, Inc., a mutual fund, a director of Omega Healthcare, Inc., a REIT, a director of Great Lakes REIT, Inc., a REIT that owns and operates office buildings, a trustee of Corporate Realty Income Trust, a REIT, and a trustee of EQR. He is also a member of The Board of Governors of NAREIT. Prior to founding WGI in 1986, Mr. Lowenthal gained real estate and investment banking experience as a partner of Bear Stearns & Co., a managing director of A.G. Becker Paribas, Inc., and a partner in the law firm of Robinson Silverman Pearce Aronsohn & Berman.

     Gregory F. Hughes has been the Chief Financial Officer of Wellsford since its formation in January 1997. Mr. Hughes served as a Vice President - Chief Financial Officer of Wellsford Residential from December 1994 until consummation of the EQR Merger in May 1997. From March 1993 until December 1994 he was a Vice President and Chief Accounting Officer of Wellsford Residential. During 1992, Mr. Hughes was a controller with Jones Lang Wootton Realty Advisors, a firm that provides real estate asset management and investment consultation services. From 1985 to 1991, Mr. Hughes was a manager with Kenneth Leventhal & Company, a public accounting firm specializing in real estate and financial services. Mr. Hughes is a certified public accountant.

     David M. Strong has been a Vice President for Development of Wellsford since its formation in January 1997. Mr. Strong served as a Vice President of Wellsford Residential from July 1995 until consummation of the EQR Merger in May 1997. From July 1994 until July 1995 he was Acquisitions and Development Associate of

Wellsford Residential. From 1991 to 1994, Mr. Strong was President and owner of LPI Management, Inc., a commercial real estate company providing management and consulting services. From 1984 to 1991, he was a senior executive with the London Pacific Investment Group, a real estate development, investment and management firm active in Southern California and Western Canada. From 1979 to 1984, Mr. Strong was a manager with Arthur Young, a public accounting firm. Mr. Strong is a member of the Canadian Institute of Chartered Accountants.

     Douglas Crocker II has been a director of Wellsford since consummation of the EQR Merger. Mr. Crocker has been President, Chief Executive Officer and a Trustee of EQR, the general partner of ERP Operating Partnership, since March 1993. He is also a director of Horizon Group Incorporated, an owner, developer and operator of outlet retail properties. Mr. Crocker has been President and Chief Executive Officer of First Capital Financial Corporation, a sponsor of public limited real estate partnerships ("First Capital"), since December 1992 and a director of First Capital since January 1993. He has been an executive vice president of Equity Financial and Management Company, a subsidiary of Equity Group Investments, Inc., an owner, manager and financier of real estate and corporations ("EGI"), providing strategic direction and services for EGI's real estate and corporate activities since November 1992. From September 1992 until November 1992, Mr. Crocker was a managing director of investment banking with Prudential Securities, an investment banking firm. He was a director and President of Republic Savings Bank, a national chartered savings and loan association ("Republic"), from December 1988 to June 1992, at which time the Resolution Trust Corporation took control of Republic.

     Rodney F. Du Bois has been a director of Wellsford since May 1997. Mr. Du Bois served as a trustee of Wellsford Residential from November 1992 until consummation of the EQR Merger in May 1997. Mr. Du Bois also has been President and co-owner of Goshawk Corporation, which provides finance and general corporate services, since 1982. Mr. Du Bois was a founder of Mountain Cable Company, a cable TV multiple system operator, and its Chairman from 1985 until the company's sale in 1988. Previously Mr. Du Bois served as Executive Vice President and a director of C. Brewer and Co., Chairman of Alexander and Baldwin Agribusiness, Inc., a managing director of Warburg, Paribas, Becker, Inc. and a Professor of Real Estate at the Amos Tuck School of Business Administration at Dartmouth College.

     Mark S. Germain has been a director of Wellsford since May 1997. Mr. Germain served as a trustee of Wellsford Residential from November 1992 until consummation of the EQR Merger in May 1997. Currently he is employed by Olmstead Group L.L.C., which is a consultant to biotechnology and other high technology companies. Mr. Germain also serves as a board member of several privately held biotechnology companies. Previously, from 1990 to 1994, Mr. Germain was employed by D. Blech & Company, Incorporated, a merchant bank. From 1986 to 1989, he was President and Chief Operating Officer of The Vista Organization, Ltd., and from 1989 to 1990, its President and Chief Executive Officer. Mr. Germain was a partner in a New York law firm prior to 1986.

     Frank J. Hoenemeyer has been a director of Wellsford since May 1997. Mr. Hoenemeyer served as a trustee of Wellsford Residential from November 1992 until consummation of the EQR Merger in May 1997. Mr. Hoenemeyer also currently serves as a director of American International Group, Inc., Mitsui Trust Bank (U.S.A.), W.P. Carey Advisors, Inc. and Carey Fiduciary Advisors, Inc. (subsidiaries of W.P. Carey & Co., Inc.) and ARIAD Pharmaceuticals, Inc. and as Vice Chairman of the Investment Committee of W.P. Carey & Co., Inc. From 1947 to 1984, he was employed by The Prudential Insurance Company of America where he served as Vice Chairman and Chief Investment Officer prior to his retirement.

     Frank J. Sixt has been a director of Wellsford since May 1997. Mr. Sixt served as a trustee of Wellsford Residential from November 1992 until consummation of the EQR Merger in May 1997. Mr. Sixt also currently serves as an executive director of Cheung Kong (Holdings) Limited, Cheung Kong Infrastructure Holdings Limited and Hutchinson Whampoa Limited Group of Companies. He also serves as a director of Husky Oil Limited, Concord Property and Financial Company Limited and World Financial Properties Limited. He is also a director of and Chairman of the Executive Committee of the Board of Directors of Gordon Capital Corporation. Previously, from 1987 to 1990, Mr. Sixt was a partner in the law firm of Stikeman Elliot.

KEY EMPLOYEE


     Richard R. Previdi is the Chief Operating Officer of Wellsford Office and has been active in seeking to acquire commercial properties on behalf of Wellsford and its predecessor since September 1996. From May 1994 until June 1996, he was a managing director of Emmes & Company, a real estate investment company. From April 1990 until May 1994, Mr. Previdi was a managing director of Trammell Crow N.E., Inc., and Chief Executive Officer of that company's Northern Virginia Commercial Division. Previously, from October 1985 until April 1990, he was first a marketing principal, and later a partner, of Trammell Crow Company. From October 1982 until October 1985, Mr. Previdi was a manager with Arthur Young and Company, a public accounting firm.

COMPENSATION OF DIRECTORS

     Wellsford pays to each of its directors who are not employees of Wellsford
(i) an annual fee of $16,000, payable quarterly in shares of Wellsford Common Stock, and (ii) a fee of $2,250 payable in cash for each regular quarterly Wellsford Board meeting at which such director is present in person or by telephone. Each non-employee director also receives options to purchase 5,000 shares of Wellsford Common Stock annually. Messrs. Du Bois, Germain, Hoenemeyer and Sixt also each received options to purchase 47,750 shares of Wellsford Common Stock and Mr. Crocker received options to purchase 26,375 shares of Wellsford Common Stock, all under Wellsford's 1997 Management Incentive Plan. See "--1997 Management Incentive Plan." Directors who are employees of Wellsford are not paid any directors' fees. In addition, Wellsford will reimburse the directors for travel expenses incurred in connection with their activities on behalf of Wellsford.

BOARD COMMITTEES

     The Wellsford Board has established an Executive Committee, a Compensation Committee and an Audit Committee. The Wellsford Board does not have a nominating committee or a committee performing the functions of a nominating committee; the entire Wellsford Board performs the usual functions of such committee.

     Executive Committee. The Executive Committee consists of Messrs. Lynford, Lowenthal and Hoenemeyer. The Executive Committee has the authority to acquire, dispose of and finance investments for Wellsford and execute contracts and agreements, including those related to the borrowing of money by Wellsford, and generally to exercise all other powers of the directors except for those which require action by all directors or the independent directors under the Wellsford Charter or Bylaws or under applicable law.

     Compensation Committee. The Compensation Committee consists of Messrs. Crocker, Du Bois, Germain, Hoenemeyer and Sixt, none of whom are employees of Wellsford. The Compensation Committee reviews Wellsford's compensation and employee benefit plans, programs and policies, approves employment agreements and monitors the performance and compensation of the executive officers and other employees.

     Audit Committee. The Audit Committee consists of Messrs. Du Bois, Germain, Hoenemeyer and Sixt and makes recommendations concerning the engagement of independent public accountants, reviews with the independent public accountants the plans and results of the audit engagement, approves the professional services provided by the independent public accountants, reviews the independence of the independent public accountants, considers the range of audit and non-audit fees, reviews the adequacy of Wellsford's internal accounting controls and reviews related party transactions.

EXECUTIVE COMPENSATION

     Messrs. Lynford, Lowenthal, Hughes and Strong received a base salary on an annualized basis of $275,000, $275,000, $200,000 and $125,000, respectively, during the fiscal year ended December 31, 1997. In addition, Messrs. Lynford, Lowenthal and Hughes received bonuses in the form of cash and stock for the fiscal year ended December 31, 1997. Messrs. Lynford, Lowenthal and Hughes each received a cash bonus of $225,000, Mr. Strong received a cash bonus of $75,000 and Messrs. Lynford and Lowenthal each received a stock bonus of 19,048 shares of Wellsford Common Stock. 14,286 shares of restricted Wellsford Common Stock, vesting over a period of five years, were also granted to each of Messrs. Lynford, Lowenthal and Hughes during the fiscal year ended December 31, 1997.

     In May 1997, Wellsford granted options to purchase 85,500 shares of Wellsford Common Stock under the 1997 Management Investment Plan to each of Messrs. Lynford, Lowenthal, Hughes and Strong. In December 1997, Wellsford also granted Messrs. Lynford, Lowenthal and Hughes options to purchase 400,000, 400,000 and 200,000 shares of Wellsford Common Stock, respectively. See "--1997 Management Incentive Plan."

EMPLOYMENT AGREEMENTS

     Wellsford has entered into employment agreements with Messrs. Lynford and Lowenthal (the "Senior Executives"), pursuant to which Mr. Lynford will serve as the Chairman of the Board of Wellsford and Mr. Lowenthal will serve as its President and Chief Executive Officer. Wellsford has also entered into employment agreements with Messrs. Hughes and Strong. The employment agreements with Messrs. Lynford and Lowenthal will expire on December 31, 2002, and the employment agreements with Messrs. Hughes and Strong on May 29, 1999.

     Each of the employment agreements is automatically extended for additional one-year periods unless either the executive officer or Wellsford gives prior notice not to extend the employment agreement, as specified in the agreement.

     Pursuant to the employment agreements, each of the executive officers is also entitled to incentive compensation to be determined by the Compensation Committee. Mr. Hughes is entitled to incentive compensation equal to at least 50% of his annual base salary.

     In the event that either of the Senior Executives dies during the term of his employment agreement, or if Wellsford elects to terminate his employment agreement as a result of the Senior Executive's total disability, Wellsford is required to pay additional compensation for the longer of 36 months after such termination or for the remaining term of his agreement at the rate of his then annual base salary.


     If a Senior Executive's employment agreement is terminated by the Senior Executive following a "change in control of Wellsford" (as defined in the agreements), then the Senior Executive shall be entitled to receive a lump sum cash payment generally equal to the sum of (i) the amount of compensation that he would have been entitled to had the agreement not been so terminated and (ii) 299% of his average annual compensation of every type and form includible in gross income received during the three year period preceding the calendar year in which employment is terminated. If a Senior Executive's employment agreement is terminated by Wellsford other than for "proper cause" (as defined in the agreements) or death or disability, then the Senior Executive shall be entitled to receive a lump sum cash payment generally equal to the greater of (i) the amount of compensation that he would have been entitled to had the agreement not been so terminated or (ii) 299% of his average annual compensation of every type and form includible in gross income received during the three year period preceding the calendar year in which employment is terminated.

     The Senior Executives are also entitled to reimbursement of income taxes on certain non-cash taxable income resulting from a change in control of Wellsford, including taxable income resulting from accelerated loan forgiveness or vesting of restricted shares or options. In addition, each Senior Executive is entitled to receive an additional sum to cover certain resulting income and excise tax liabilities that may be incurred on all of the foregoing.

     If following a "change in control of Wellsford" (as defined in the agreements), the employment agreement of either Mr. Hughes or Mr. Strong is terminated (a) by Wellsford, other than for "Cause" (as defined in the agreements) or (b) by Mr. Hughes or Mr. Strong, as the case may be, then Mr. Hughes or Mr. Strong, as the case may be, shall be entitled to receive a lump sum cash payment generally equal to the greater of (i) the amount of compensation that he would have been entitled to had the agreement not been so terminated and (ii) 200% of his average annual compensation of every type and form includible in gross income received during the three year period preceding the calendar year in which employment is terminated.

1997 MANAGEMENT INCENTIVE PLAN

     Wellsford has established its 1997 Management Incentive Plan (the "Management Incentive Plan") for the purpose of aligning the interests of Wellsford's directors, executive officers and employees with those of the shareholders and to enable Wellsford to attract, compensate and retain directors, executive officers and employees and provide them with appropriate incentives and rewards for their performance. The existence of the Management Incentive Plan should enable Wellsford to compete more effectively for the services of such individuals. The Management Incentive Plan provides for administration by a committee of two or more non-employee directors established for such purpose.

     Awards to directors, executive officers and other employees under the

Management Incentive Plan may take the form of stock options, including corresponding stock appreciation rights and reload options, restricted stock awards and stock purchase awards. Wellsford may also provide stock purchase loans to enable Management Incentive Plan participants to pay for stock purchase awards. The maximum number of shares of Wellsford Common Stock that may be the subject of awards under the Management Incentive Plan is 1,750,000 shares. Options to acquire 1,621,375 shares of Wellsford Common Stock have been granted under the Management Incentive Plan to 15 individuals, including directors, executive officers and employees of Wellsford.

ROLLOVER STOCK OPTION PLAN

     Wellsford has established a Rollover Stock Option Plan (the "Rollover Plan"), which is substantially similar to the Management Incentive Plan, for the purpose of granting options and corresponding rights to purchase Wellsford Common Stock in replacement for former Wellsford Residential share options. All 1,326,235 options issuable under the Rollover Plan were granted at the closing of the EQR Merger principally to certain executive officers and directors of Wellsford.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The Compensation Committee consists of the five independent directors of
Wellsford: Douglas Crocker II, Rodney F. Du Bois, Mark S. Germain, Frank J. Hoenemeyer and Frank J. Sixt, none of whom is, or has been, an officer or employee of Wellsford. Jeffrey H. Lynford, Wellsford's Chairman of the Board, and Edward Lowenthal, Wellsford's President and Chief Executive Officer, each serve on the board of trustees of EQR.

MANAGEMENT OF WELLSFORD CAPITAL CORPORATION AND THE SUCCESSOR

     The executive officers and directors of Merger Subsidiary did not receive compensation during the fiscal year ended December 31, 1997 for serving in such capacities. Following the Merger, the executive officers and directors of Merger Subsidiary immediately prior to the Merger and other individuals who were not officers and directors of VLP prior to the Merger, will be the executive officers and directors of VLP, the successor in the Merger.

                        WELLSFORD'S CERTAIN TRANSACTIONS

     In February 1997, the contracts to purchase Chatham, the Cyanamid Office Portfolio and Greenbrook were transferred to Wellsford by an entity ("Wellsford Commercial") of which Messrs. Lynford and Lowenthal, the wife of Mark Germain (a director of Wellsford), and three unaffiliated parties are owners, for 218,447 shares of Common Stock having an aggregate value of approximately $2.25 million and Wellsford's agreement to repay a $1.0 million advance used for the down payment on the Cyanamid Office Portfolio. Upon liquidation of Wellsford Commercial, Mr. Lynford, Mr. Lowenthal and the wife of Mark Germain each received approximately 16.4%, 16.4% and 13.8%, respectively, of the shares of Common Stock to be issued to Wellsford Commercial, and the other three unaffiliated owners received the remainder of the shares. The aggregate purchase price for these commercial properties paid by Wellsford was approximately $47.6 million, including the approximately $2.25 million referred to above. The above transfers to Wellsford, along with the Contribution and the purchase of stock by

ERP Operating Partnership under the Stock Purchase Agreement, were made as part of a single plan intended to qualify as a tax-free transaction.

     On May 30, 1997, Wellsford made short-term loans to Messrs. Lynford and Lowenthal in the amounts of $590,000 and $119,000, respectively. The proceeds of these loans, which were repaid on July 1, 1997, were used to satisfy certain withholding tax obligations.

                           CERTAIN AGREEMENTS BETWEEN
                    WELLSFORD AND ERP OPERATING PARTNERSHIP

     The following describes certain aspects of the agreements entered into by Wellsford and ERP Operating Partnership upon consummation of the Distribution and EQR Merger. The following descriptions do not purport to be complete and are qualified in their entirety by reference to the full text of the agreements, copies of which have been filed with the Commission as exhibits to the Registration Statement of which this Proxy Statement/Prospectus is a part and are available from Wellsford upon request.

COMMON STOCK AND PREFERRED STOCK PURCHASE AGREEMENT

     Wellsford has entered into the Stock Purchase Agreement with ERP Operating Partnership, providing for the sale of Class A Common and Series A Preferred to ERP Operating Partnership on the terms described below.

  Class A Common Stock

     Pursuant to the terms of the Stock Purchase Agreement, ERP Operating Partnership purchased from Wellsford at the closing of the EQR Merger 339,806 shares of Class A Common at a price per share equal to $10.30 (the book value per share of the Wellsford Common Stock on the date of the EQR Merger) for an aggregate purchase price of $3.5 million. For a description of the Class A Common, see "DESCRIPTION OF WELLSFORD CAPITAL STOCK--Class A Common."

  Series A Preferred Stock

     Pursuant to the terms of the Stock Purchase Agreement, ERP Operating Partnership has agreed to purchase from Wellsford up to 1,000,000 shares of Series A Preferred at $25.00 per share as requested by Wellsford over the three-year period (the "Commitment Period") commencing on May 30, 1997, subject to the satisfaction of certain conditions. If at the end of the Commitment Period, ERP Operating Partnership has purchased less than 1,000,000 shares of Series A Preferred, ERP Operating Partnership has the right to purchase the remainder of the 1,000,000 shares of Series A Preferred not purchased prior to that time. In addition, Wellsford's rights to cause ERP Operating Partnership to purchase shares of Series A Preferred under the Stock Purchase Agreement have been pledged to the lenders under the Line of Credit as collateral to secure Wellsford's obligations under the Line of Credit. See "WELLSFORD'S LINES OF CREDIT."


     For a description of the Series A Preferred, see "DESCRIPTION OF WELLSFORD CAPITAL STOCK--Series A 8% Convertible Redeemable Preferred Stock."

  Company Board Member Nominated or Elected by ERP Operating Partnership

     ERP Operating Partnership, as the holder of Class A Common, has the right to nominate or elect an employee of ERP Operating Partnership for election to the Wellsford Board. Douglas Crocker II is currently ERP Operating Partnership's representative on the Wellsford Board.

     Holders of the Class A Common, as a class, may nominate or elect a director to the Wellsford Board (a "Class A Director") as described above until May 30, 1999 or, if later, so long as (i) ERP Operating Partnership is obligated to purchase preferred stock in Wellsford pursuant to the Stock Purchase Agreement;
(ii) ERP Operating Partnership has obligations pursuant to the Agreement Regarding Palomino Park or pursuant to the Credit Enhancement Agreement; or
(iii) the aggregate liquidation value of the shares of Series A Preferred owned by ERP Operating Partnership is greater than $10 million.

  Voting of Class A Common and Series A Preferred

     Until May 30, 2007, Wellsford has the right to direct the voting of all shares of Series A Preferred, Class A Common and Wellsford Common Stock owned by ERP Operating Partnership or any of its affiliates, except as to the election of the Class A Director or any matter relating to the rights, preferences and privileges of the Series A Preferred or the Class A Common.

  Right of First Offer

     Until May 30, 2007, Wellsford has the right of first offer with respect to any shares of Common Stock, Class A Common, Series A Preferred or warrants to purchase Wellsford Common Stock proposed to be sold by ERP Operating Partnership.

REGISTRATION RIGHTS AGREEMENT

     Wellsford and ERP Operating Partnership have entered into a Registration Rights Agreement providing for registration rights at Wellsford's expense with respect to shares of Class A Common, Series A Preferred and Wellsford Common Stock.

     After May 30, 1998, subject to certain limitations, upon request (a "Demand Notice") of ERP Operating Partnership, Wellsford has agreed to register Registrable Securities with the Commission. In addition, subject to certain limitations, if Wellsford proposes to register any Wellsford Common Stock for public sale pursuant to an underwritten offering it will include Registrable Securities in the registration statement upon request (a "Registration Notice") from ERP Operating Partnership. "Registrable Securities" means any of: (i) Series A Preferred issuable or issued; (ii) Wellsford Common Stock issuable or issued upon conversion of shares of Series A Preferred or Class A Common, or

(iii) Wellsford Common Stock issuable or issued upon the exercise of warrants issued pursuant to the Articles Supplementary.

AGREEMENT REGARDING PALOMINO PARK

  General

     Wellsford currently owns 80% of the shares of WPHC, consisting of voting Class A Shares (the "Class A Shares"), and ERP Operating Partnership owns the remaining 20% of the shares of WPHC, consisting of non-voting Class B Shares (the "Class B Shares"). WPHC, together with Feld, are the two members of the limited liability companies--Park at Highlands LLC and Red Canyon at Palomino Park LLC--which own Phase I and Phase II, respectively. Wellsford and ERP Operating Partnership have entered into an agreement (the "Palomino Agreement") regarding their rights and obligations as shareholders of WPHC and certain aspects of the development of Palomino Park, including Phases I (Blue Ridge) and II (Red Canyon). Certain of the terms are summarized below.

  Capital Contributions

     WPHC is obligated to make capital contributions to the Phase I LLC and Phase II LLC for certain acquisition costs, and to fund the deficit between construction costs and construction loan proceeds, respectively. These subsequent capital contribution obligations ("Phase Contributions") are limited to the deficits as projected in the budgets originally adopted for each Phase. Wellsford has guaranteed the Phase Contributions.

     ERP Operating Partnership has no obligation to contribute capital to WPHC.

  Issuance of Additional WPHC Shares to Wellsford; Anti-Dilution Provisions

     If additional shares of WPHC are issued to Wellsford or to one of its subsidiaries, ERP Operating Partnership will have the right to purchase a sufficient number of such shares to retain a 20% interest in WPHC. Any Class A Shares acquired by ERP Operating Partnership will be converted into Class B Shares.

  Offers to Purchase Class A Shares or Class B Shares; Rights of First Refusal; Wellsford's Drag Along Right

     ERP Operating Partnership may transfer all, but not part, of its Class B Shares, except in a Tag Along transaction (described below).

     Wellsford may transfer all or part of its Class A Shares after the expiration of the lock-up period (i.e., the period during which ERP Operating Partnership is liable to the construction lender under a Tri- Party Agreement, as described below).

     If Wellsford receives an offer to purchase all of the Class A Shares, Wellsford has the right ("Drag Along Right") to compel ERP Operating Partnership to sell all of its Class B Shares as part of that transaction to enable Wellsford to effectuate a total sale of WPHC to a third party.

     If ERP Operating Partnership or Wellsford shall receive an offer from a bona fide third party to purchase all (or in the case of Wellsford any part) of their shares in WPHC, then the selling shareholder shall be obligated to offer to sell its shares to the other shareholder (i.e. the non-selling shareholder) who shall have a preemptive right ("Right of First Refusal") to purchase the offered shares on the same terms. The Right of First Refusal granted to ERP Operating Partnership does not apply to a written offer from a bona fide purchaser that is not an affiliate of Wellsford to purchase all of the shares of WPHC owned by Wellsford and ERP Operating Partnership if Wellsford validly exercises its Drag Along Rights in connection therewith.

  ERP Operating Partnership's Tag Along Right

     ERP Operating Partnership has a right ("Tag Along Right") to compel Wellsford to include ERP Operating Partnership's Class B Shares in a sale of the Class A Shares, in such amount as will preserve the 80%-20% ratio between the Class A Shares held by Wellsford and Class B Shares held by ERP Operating Partnership.

  The Put/Call Feature of One-Half of the Class B Shares

     One-half of ERP Operating Partnership's Class B Shares (the "Put/Call Shares") are subject to a Put/Call agreement in favor of either ERP Operating Partnership (the Put feature) or Wellsford (the Call feature) at the Put/Call Price.

     Pursuant to its Put right, ERP Operating Partnership may compel Wellsford to purchase from ERP Operating Partnership the Put/Call Shares at any time after the fifth year for the Put/Call Price.

     Pursuant to its Call right, Wellsford may compel ERP Operating Partnership to sell to Wellsford the Put/Call Shares at any time for the Put/Call Price.

     The Put/Call Price equals $1.9 million (adjusted, in the case of the Call, for inflation after the fifth year), less any amounts previously received by ERP Operating Partnership from sale and refinancing proceeds.

     Consistent with the foregoing, one-half of the Class B Shares in any sale transaction effected by means of either the Drag Along Right or the Tag Along Right is deemed Put/Call Stock and (i) in the case of a sale transaction effected by means of the Drag Along Right, entitled to receive the Put/Call Price and (ii) in the case of a sale transaction effected by means of the Tag Along Right, entitled to receive the greater of the purchase price in such transaction or a pro-rated portion of the Put/Call Price.

  Future Acquisitions of the Remaining Overall Property

     Any future Phase acquired by WPHC will be acquired by WPHC or in a Colorado limited liability company substantially similar to the Phase II LLC.

  ERP Operating Partnership's Right of First Offer if WPHC Elects to Assign its

  Interest in the Land Contract

     If Wellsford, through WPHC, decides not to acquire a future Phase and instead to assign the land contract to a third party for such future Phase, then ERP Operating Partnership, subject to the similar interests of Feld, has a preemptive right of first offer with respect to such proposed assignment.

  ERP Operating Partnership's Right of First/Last Offer for Sale of Blue Ridge and Red Canyon

     With the exception of sales pursuant to a condominium or townhome plan, ERP Operating Partnership is accorded certain rights of first and last offer with respect to a sale of either WPHC's interest in the Phase I LLC or the Phase II LLC, or the sale of fee title to Phase I or Phase II by either of said entities.

  Tri-Party Agreement and Standby Agreement

     Phase II Tri-Party Agreement. With respect to the development of Phase II, NationsBank, N.A. ("NationsBank") has provided a construction loan of approximately $29.5 million. ERP Operating Partnership has agreed ("Phase II Tri-Party Agreement"), assuming completion of construction of Phase II, if the loan is not paid when due, to pay NationsBank the lesser of the loan balance or the final agreed upon budget. ERP Operating Partnership will receive a fee of
(i) 1% of the committed construction loan amount for each of the first two years and (ii) 1 1/2% of such amount for the third year.

     The Standby Agreement. If ERP Operating Partnership does, in fact, pay off the construction loan pursuant to its obligations under the Phase II Tri-Party Agreement, ERP Operating Partnership shall be entitled to acquire fee title to Phase II for $100.

     Events of Default. Upon an event of default (as described below), ERP Operating Partnership may exercise all remedies available to it; provided, however, ERP Operating Partnership may not disaffirm its obligations under the Phase II Tri-Party Agreement. An event of default includes, among other things, a material misrepresentation by Wellsford, failure to make payments after a material default by Wellsford under the Palomino Agreement or any document entered into pursuant to the Palomino Agreement, an undischarged judgment against Wellsford in excess of $250,000 and a change in control of Wellsford.

CREDIT ENHANCEMENT AGREEMENT

     Pursuant to a certain agreement (the "Bank Reimbursement Agreement"), (i) Dresdner Bank, AG, NY Branch ("Dresdner") issued a letter of credit ("Dresdner Letter of Credit") to insure the repayment of the Bonds and (ii) Wellsford has undertaken to reimburse Dresdner if the Dresdner Letter of Credit is drawn upon.

     ERP Operating Partnership has entered into a Credit Enhancement Agreement with Wellsford (the "Credit Enhancement Agreement") under which ERP Operating Partnership has made its own credit available to Dresdner in the form of a guaranty to Dresdner of Wellsford's obligations under the Bank Reimbursement Agreement for a period of eight years from the consummation of the EQR Merger (the "ERP Guaranty").

     The ERP Guaranty will be revised and made available with respect to any similar letter of credit or credit facility issued in lieu or replacement of the Dresdner Letter of Credit.

     Wellsford has agreed to pay ERP Operating Partnership for the ERP Guaranty an annual credit enhancement fee, payable quarterly, equal to .5% of the face amount of the Dresdner Letter of Credit (or the face amount of any alternate credit arrangement). Following an event of default by Wellsford, ERP Operating Partnership will have the right, among other remedies, to select an alternate interest rate on the Bonds and to direct the actions of PPPIC under the Credit Enhancement Agreement. In addition, pursuant to the Credit Enhancement Agreement there are certain restrictions on the ability to convert the rate mode of the Bonds. Wellsford has agreed to reimburse ERP Operating Partnership for any amounts it pays under the ERP Guaranty or any amendment thereto, together with interest on such amount.

                     DESCRIPTION OF WELLSFORD CAPITAL STOCK

     The following summary of the terms of Wellsford's capital stock does not purport to be complete and is subject to and qualified in its entirety by reference to Maryland law and the Wellsford Charter and Bylaws, copies of which have been filed with the Commission as exhibits to the Registration Statement of which this Proxy Statement/Prospectus is a part and are available from Wellsford upon request.

GENERAL

     The Wellsford Charter provides that Wellsford may issue up to 200,000,000 shares of Wellsford Common Stock. The Wellsford Board may reclassify any unissued shares of stock in one or more classes or series of stock. As of December 31, 1997, the Wellsford Board had reclassified 350,000 shares of Wellsford Common Stock as shares of Class A Common and 2,000,000 shares of Wellsford Common Stock as shares of Series A Preferred. As of December 31, 1997, there were 16,656,707 shares of Wellsford Common Stock issued and outstanding and 339,806 shares of Class A Common issued and outstanding. Of the 2,000,000 shares of Series A Preferred authorized for issuance, 1,000,000 shares are subject to issuance pursuant to that certain Common Stock and Preferred Stock Purchase Agreement (the "Stock Purchase Agreement"), dated as of May 30, 1997, between Wellsford and ERP Operating Partnership and 1,000,000 shares are subject to issuance pursuant to Wellsford's right to pay dividends on Series A Preferred by the issuance of additional shares of Series A Preferred. In addition, up to 1,750,000 shares of Wellsford Common Stock have been reserved for issuance under Wellsford's 1997 Management Incentive Plan, 1,326,235 shares of Wellsford Common Stock have been reserved for issuance under Wellsford's Rollover Stock Option Plan, approximately 5,000,000 shares of Wellsford Common Stock have been reserved for issuance upon conversion of the Series A Preferred and Class A Common, 4,349,715 shares of Wellsford Common Stock have been reserved for issuance upon exercise by Whitehall Partner of the Warrants and 3,350,000 shares of Wellsford Common Stock will be issued in connection with the consummation of the Merger. Also, 1,626,016 shares of Wellsford Common Stock will be available for issuance to Whitehall Partner upon its exchange of certain membership units in Wellsford Office for shares of Wellsford Common Stock, assuming a price per share of Wellsford Common Stock of $15 3/8 (the last reported sale price of a share of Common Stock on the AMEX on January 6, 1998). See "BUSINESS AND PROPERTIES OF WELLSFORD/WHITEHALL PROPERTIES, L.L.C.--Warrant Agreement and Other Rights of Whitehall Partner to Acquire Wellsford Common Stock."

     Under Maryland law, stockholders generally are not liable for the corporation's debts and obligations.

     Wellsford Common Stock is listed on the AMEX. The United States Trust Company of New York acts as transfer agent and registrar of Wellsford Common Stock.

     Wellsford intends to furnish to its stockholders an annual report containing audited consolidated financial statements and an opinion thereon expressed by an independent public accounting firm.


WELLSFORD COMMON STOCK

     All shares of Wellsford Common Stock have been duly authorized, and are fully paid, validly issued and nonassessable. Subject to the preferential rights of any other class or series of stock, holders of Wellsford Common Stock are entitled to receive dividends on such stock if, as and when authorized and declared by the Wellsford Board out of assets legally available therefor and to share ratably in the assets of Wellsford legally available for distribution to its shareholders in the event of its liquidation, dissolution or winding up after payment of or adequate provision for all known debts and liabilities of Wellsford and payment of liquidation preferences to holders of preferred stock.

     Each outstanding share of Wellsford Common Stock entitles the holder to one vote on all matters submitted to a vote of stockholders, including the election of directors, and, except as provided with respect to any other class or series of stock, the holders of such shares will possess exclusive voting power. There is no cumulative voting in the election of directors, which means that, except with respect to the director elected by the holders of Class A Common, the holders of a majority of the outstanding shares of Wellsford Common Stock can elect all of the directors then standing for election and the holders of the remaining shares will not be able to elect any directors. See "--Class A Common Stock."

     Holders of shares of Wellsford Common Stock have no preference, conversion, exchange, sinking fund, redemption or appraisal rights and have no preemptive rights to subscribe for any securities of Wellsford. Except for the rights of the Class A Common described below, shares of Wellsford Common Stock will have equal dividend, liquidation and other rights.

     Under the MGCL, a Maryland corporation generally may not dissolve, amend its charter, merge, sell all or substantially all of its assets, engage in a share exchange or engage in similar transactions outside the ordinary course of business unless approved by the affirmative vote of shareholders holding at least two-thirds of the shares entitled to vote on the matter unless a lesser percentage (but not less than a majority of all of the votes entitled to be cast on the matter) is set forth in the corporation's charter. The Wellsford Charter provides for approval of consolidations, share exchanges, mergers in which Wellsford is the successor, and amendments to the charter (except amendments to the provisions relating to the classification and removal of directors or any amendment reducing supermajority voting requirements) by the affirmative vote of holders of shares entitled to cast a majority of the votes entitled to be cast on the matter.

CLASSIFICATION OR RECLASSIFICATION OF WELLSFORD COMMON STOCK OR PREFERRED STOCK

     The Wellsford Charter authorizes the Wellsford Board to reclassify any unissued shares of stock from time to time in one or more classes or series of stock. Prior to issuance of shares of each series, the Wellsford Board is required by MGCL and the Wellsford Charter to set the terms, preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications and terms or conditions of redemption for each such series. Thus, the Wellsford Board could authorize the issuance of shares of Preferred Stock with terms and conditions which could have the effect of delaying, deferring or preventing a transaction with or a change in control of Wellsford that might involve a premium price for the holders of Wellsford Common Stock or otherwise be in their best interest. As of December 31, 1997, no shares of Preferred Stock were outstanding, and Wellsford had no plans to issue any Preferred Stock, other than pursuant to the Stock Purchase Agreement.

POWER TO ISSUE ADDITIONAL SHARES OF WELLSFORD COMMON STOCK AND PREFERRED STOCK

     Wellsford believes that the power of the Wellsford Board to issue additional authorized but unissued shares of Wellsford Common Stock and to reclassify any unissued shares of Wellsford Common Stock and thereafter to cause Wellsford to issue such reclassified shares of stock will provide Wellsford with increased flexibility in structuring possible future financings and acquisitions and in meeting other needs which might arise. The additional classes or series, as well as Wellsford Common Stock, will be available for issuance without further action by Wellsford's shareholders, unless such action is required by applicable law or the rules of any stock exchange or automated quotation system on which Wellsford's securities may be listed or traded. Although the Wellsford Board has no intention at the present time of doing so, it could authorize Wellsford to issue a class or series that could, depending on the terms of such class or series, delay, defer or prevent a change of control of Wellsford or other transaction that might involve a premium price for holders of common stock or otherwise be in their best interest.

CLASS A COMMON STOCK

  Rights Generally

     Each share of Class A Common entitles its holder to all the rights of a share of Wellsford Common Stock in addition to the rights described below. Holders of Class A Common do not have any preemptive rights to acquire other securities of Wellsford.

  Voting Rights

     Holders of Class A Common, as a class, may nominate or elect a director to the Wellsford Board, as described in "CERTAIN AGREEMENTS BETWEEN WELLSFORD AND ERP OPERATING PARTNERSHIP--Common Stock and Preferred Stock Purchase Agreement."

  Optional and Automatic Conversion

     Holders of Class A Common have the right, exercisable at any time and from time to time, to convert all or any shares of Class A Common into shares of Wellsford Common Stock at a conversion rate of one share of Wellsford Common Stock for each share of Class A Common, subject to adjustment. Any outstanding shares of Class A Common will automatically convert, at the conversion rate, into shares of Wellsford Common Stock upon the sale, transfer, pledge or other disposition ("Transfer") of such shares of Class A Common to any entity other than an affiliate of ERP Operating Partnership or Equity Residential Properties Trust, a Maryland real estate investment trust and the general partner of ERP Operating Partnership.

  Adjustment of Conversion Rate

     If Wellsford (a) reclassifies the outstanding shares of Wellsford Common Stock into shares of some other class or series of stock of Wellsford, (b) subdivides the outstanding shares of Wellsford Common Stock into a greater number of shares of Wellsford Common Stock or (c) combines the outstanding shares of Wellsford Common Stock into a smaller number of shares of Wellsford Common Stock, the conversion rate immediately prior to such action shall be adjusted so that the holder of any shares of Class A Common thereafter surrendered for conversion shall be entitled to receive the number of shares of Wellsford Common Stock which he would have owned immediately following such action had such shares of Class A Common been converted immediately prior thereto.

PURCHASE OF SHARES OF VOTING STOCK IN EXCESS OF REIT OWNERSHIP LIMIT

     If an event which is undertaken or caused by Wellsford occurs resulting in ERP Operating Partnership, EQR or any of their affiliates collectively owning outstanding shares of Class A Common in excess of the REIT ownership limits (initially 9.9% of the value of the voting stock of Wellsford), then Wellsford will purchase such shares of Class A Common in excess of the REIT ownership limit at the market price thereof.

SERIES A 8% CONVERTIBLE REDEEMABLE PREFERRED STOCK

  General

     The Wellsford Board has reclassified and designated 2,000,000 shares of Wellsford Common Stock as shares of a series of preferred stock designated Series A 8% Convertible Redeemable Preferred Stock, $.01 par value per share ("Series A Preferred"). The maximum number of authorized shares of Series A Preferred is 2,000,000.

  Seniority

     With respect to the right to receive dividends and to participate in distributions or payments in the event of any liquidation, dissolution or winding up of Wellsford, Series A Preferred will rank (i) junior to any other preferred stock of Wellsford ranking, as to dividends and upon liquidation, prior to Series A Preferred, (ii) on a parity with any other preferred stock of Wellsford ranking, as to dividends and upon liquidation, on a parity with Series A Preferred, and (iii) senior to Wellsford Common Stock and any other class or series of shares of stock of Wellsford ranking, as to dividends and upon liquidation, junior to Series A Preferred (collectively the "Junior Shares"). Notwithstanding the foregoing, Wellsford may make distributions or pay dividends in Wellsford Common Stock or in any other shares of Wellsford ranking junior to Series A Preferred as to distribution rights and liquidation preference at any time.


  Dividends

     The holders of Series A Preferred are entitled to receive, when and as declared by the Wellsford Board out of any funds legally available therefor, dividends at the rate of $2.00 per share per year, payable in cash, except as provided below, in equal amounts quarterly on the fifteenth (or, if not a business day, the next succeeding business day) of January, April, July and October each year (each such day being called a "Quarterly Dividend Date" and each period ending on a Quarterly Dividend Date being called a "Dividend Period"). The amount of any dividend payable for the initial Dividend Period and for any Dividend Period shorter than a full Dividend Period shall be prorated.

     Notwithstanding the foregoing, for any 12 Dividend Periods, Wellsford has the right to pay the dividend in additional shares of Series A Preferred determined by dividing the total amount of the dividend to be paid in shares by $25.00.

     In the event Wellsford fails to pay any dividend on Series A Preferred on any Quarterly Dividend Date, Wellsford shall not pay any dividends on any other class of stock of Wellsford other than (i) pro rata with other securities of Wellsford ranking pari passu with Series A Preferred or (ii) with Junior Shares until such dividend on Series A Preferred has been paid.

  Distributions Upon Liquidation, Dissolution or Winding-Up

     Upon the voluntary or involuntary dissolution, liquidation or winding-up of Wellsford, the holders of shares of Series A Preferred will be entitled to receive and to be paid out of the assets of Wellsford available for distribution to its shareholders, before any payment or distribution is made on any Junior Shares, the amount of $25.00 per share of Series A Preferred ("Liquidation Value"), plus any accrued and unpaid dividends thereon. If, upon any dissolution, liquidation, or winding-up of Wellsford, the amounts payable to the holders of shares of Series A Preferred and holders of any other shares of stock of Wellsford ranking as to any such distribution on a parity with Series A Preferred are not paid in full, the holders of Series A Preferred and of such other shares will share ratably in such distribution of assets of Wellsford in proportion to the full respective preference amounts to which they are entitled.

  Redemption

     Optional Redemption. On and after May 30, 2002, Wellsford may, at its option, redeem at any time all or any part of the outstanding Series A Preferred at a price per share (the "Redemption Price") equal to $25.00 per share of Series A Preferred, together with all accrued and unpaid dividends to and including the date fixed for redemption (the "Redemption Date"); provided, however, that no partial redemption of Series A Preferred may be effected if after giving effect thereto the aggregate Liquidation Value of Series A

Preferred outstanding is less than $10,000,000. The Redemption Price and all accrued and unpaid dividends will be paid in cash; provided, however, that if
(a) a holder of Series A Preferred desires to convert any of its Series A Preferred called for redemption but such conversion would cause any direct or indirect holder which is classified as a REIT under Section 856 of the Code, to own, directly or indirectly, more than 9.9% of the outstanding voting stock of Wellsford or would otherwise cause any direct or indirect holder of such outstanding voting stock to lose its status as a REIT under the Code, and (b) such holder has so notified Wellsford in writing prior to the Redemption Date, stating the number of shares of Series A Preferred which have been called for redemption which such holder is unable to convert for such reason (such shares being referred to as the "Unconvertible Shares"), then Wellsford shall pay, in cash, the Redemption Price plus all accrued and unpaid dividends for each Unconvertible Share and shall issue to such holder a warrant to purchase the number of shares of Wellsford Common Stock equal to (i) the fair market value of a share of Wellsford Common Stock on the Redemption Date (calculated pursuant to the terms of Wellsford's Articles Supplementary classifying the Series A Preferred (the "Articles Supplementary")) over the Redemption Price, multiplied by (ii) the number of shares of Wellsford Common Stock into which the Unconvertible Shares redeemed from such holder were convertible immediately prior to such redemption, and divided by (iii) the fair market value of a share of Wellsford Common Stock on the Redemption Date. Such warrant shall be exercisable without cost to the holder thereof at any time and from time to time for a period of 10 years from the date of issuance of such warrant. The warrant shall be on such terms and conditions as are customarily contained in like warrants, including provisions to protect the holder of the warrant from dilution. Wellsford shall have the right, at any time, to redeem such warrant at a price equal to the fair market value of such warrant on the date of any such redemption.

     Required Redemption. Upon the (A) (i) non-payment by Wellsford of any dividend on the Quarterly Dividend Date applicable to such dividend for three Dividend Periods which need not be consecutive or (ii) failure by Wellsford to comply with any term or obligations under the Articles Supplementary (the occurrences in (i) and (ii) each called an "Event of Default") or (B) on and after May 30, 2012, whichever comes first, the holder of any shares of Series A Preferred may, at its option, cause Wellsford to redeem at any time all of Series A Preferred held by such holder at $25.00 per share, payable in cash, together with all accrued and unpaid dividends to and including the Redemption Date. Notwithstanding the provisions of the previous sentence, provided an Event of Default has not occurred, Wellsford has the right to extend the date during which a required redemption is not permitted for three separate additional five year periods if the dividend rate on Series A Preferred is changed to the then market rate of comparable preferred stock (the "Market Rate") on the first day of each such additional five year period; provided, however, in no event shall the dividend be reduced to less than $2.00 per share of Series A Preferred. The Market Rate shall be determined by mutual agreement of the holders of Series A Preferred Stock and Wellsford or, if they cannot agree, by an investment banking firm under the procedure set forth in the Articles Supplementary.

  Voting Rights

     Until May 30, 2007, pursuant to the Stock Purchase Agreement, Wellsford has the right to direct the voting of all shares of Series A Preferred owned by ERP Operating Partnership or any of its affiliates, except as to any matter relating to the rights, preferences and privileges of Series A Preferred.

     The holders of Series A Preferred are not be entitled to vote on any matter except as provided below; provided, however, the holders of Series A Preferred are not to have any voting rights to the extent such rights will cause any holder of Series A Preferred to own more than 9.9% of the outstanding voting stock of Wellsford or otherwise cause any holder of Series A Preferred that is classified as a REIT under Section 856 of the Code to lose its status as a REIT under the Code.

     So long as any shares of Series A Preferred remain outstanding, Wellsford will not, without the affirmative vote of the holders of at least two-thirds of the shares of Series A Preferred outstanding at the time, (i) authorize, create or issue, or increase the authorized or issued amount of any class or series of shares of stock ranking prior to Series A Preferred with respect to the payment of dividends or the distribution of assets upon liquidation, dissolution or winding up or reclassify any authorized shares of stock of Wellsford into such shares, or create, authorize or issue any obligation or security convertible into or evidencing the right to purchase any such shares; or (ii) amend, alter or repeal the provisions of the Wellsford Charter or the terms of the Series A Preferred, whether by merger, consolidation or otherwise (an "Event"), so as to materially and adversely affect any right, preference, privilege or voting power of Series A Preferred or the holders thereof; provided, however, with respect to the occurrence of any of the Events set forth in (ii) above, so long as the shares of Series A Preferred remain outstanding with the terms thereof materially unchanged, even if upon the occurrence of an Event, Wellsford may not be the surviving entity, the occurrence of any such Event will not be deemed to materially and adversely affect such rights, preferences, privileges or voting power of holders of Series A Preferred and provided further that (x) any increase in the amount of the authorized or issued shares of preferred stock of Wellsford or the creation or issuance of any other preferred stock of Wellsford, or (y) any increase in the amount of authorized or issued shares of Series A Preferred or any other preferred stock of Wellsford, in each case ranking on a parity with or junior to Series A Preferred with respect to payment of dividends or the distribution of assets upon liquidation, dissolution or winding up, shall not be deemed to materially and adversely affect such rights, preferences, privileges or voting powers.

  Rights of Conversion

     Holders of Series A Preferred have the right, exercisable at any time and from time to time, except in the case of Series A Preferred called for redemption, to convert all or any of such Series A Preferred into shares of Wellsford Common Stock at a conversion price per share of Wellsford Common Stock equal to $11.124 (representing a premium of 8% in excess of the book value per share of Wellsford Common Stock on the date of the EQR Merger) (the "Conversion Price"). In the case of Series A Preferred called for redemption, conversion rights will expire at the close of business on the last business day preceding the Redemption Date.

  Adjustments of Conversion Rate

     The conversion rate in effect at any time for Series A Preferred is subject to adjustment from time to time to protect against certain dilutive events.

     In case Wellsford (1) pays or makes a distribution in shares of Wellsford Common Stock to holders of Wellsford Common Stock, (2) reclassifies the outstanding Wellsford Common Stock into shares of some other class or series of shares, (3) subdivides the outstanding Wellsford Common Stock into a greater number of shares of Wellsford Common Stock or (4) combines the outstanding Wellsford Common Stock into a smaller number of shares of Wellsford Common Stock, the conversion rate immediately prior to such action shall be adjusted so that the holder of any shares of Series A Preferred thereafter surrendered for conversion will be entitled to receive the number of shares of Wellsford Common Stock which he would have owned immediately following such action had such Series A Preferred been converted immediately prior to such event.

     In case Wellsford issues rights, options or warrants to all holders of Wellsford Common Stock entitling them to subscribe for or purchase Wellsford Common Stock (or securities convertible into Wellsford Common Stock) at a price per share less than the current market price (as determined pursuant to the Articles Supplementary) of Wellsford Common Stock on such record date, the number of shares of Wellsford Common Stock into which each share of Series A Preferred is convertible will be adjusted so that the same shall be equal to the number determined by multiplying the number of shares of Wellsford Common Stock into which such share of Series A Preferred was convertible immediately prior to such record date by a fraction of which the numerator shall be the number of shares of Wellsford Common Stock outstanding on such record date plus the number of additional shares of Wellsford Common Stock offered (or into which the convertible securities so offered are convertible), and of which the denominator shall be the number of shares of Wellsford Common Stock outstanding on such record date, plus the number of shares of Wellsford Common Stock which the aggregate offering price of the additional shares of Wellsford Common Stock offered (or into which the convertible securities so offered are convertible) would purchase at such current market price.

     In case Wellsford distributes to all holders of Wellsford Common Stock any class of shares of capital stock other than Wellsford Common Stock, evidences of indebtedness or assets of Wellsford (other than cash distributions out of current or retained earnings), or distributes to all holders of Wellsford Common Stock rights or warrants to subscribe for securities other than those referred to in the immediately preceding paragraph, then in each case the number of shares of Wellsford Common Stock into which each share of Series A Preferred will be convertible will be adjusted so that the same shall equal the number determined by multiplying the number of shares of Wellsford Common Stock into which such share of Series A Preferred was convertible immediately prior to the date of such distribution by a fraction of which the numerator shall be the current market price of Wellsford Common Stock on the record date mentioned below, and of which the denominator shall be such current market price of Wellsford Common Stock, less the then fair market value (as determined by the Wellsford Board) of the portion of the securities or assets so distributed or of such subscription rights or warrants applicable to one share of Wellsford Common Stock. Notwithstanding the foregoing, in the event that Wellsford distributes rights or warrants (other than those referred to in the immediately preceding paragraph) ("Rights") pro rata to holders of Wellsford Common Stock, Wellsford may, in lieu of making any adjustment described in this paragraph make proper provision so that each holder of a share of Series A Preferred who converts such share after the record date for such distribution and prior to the expiration or redemption of the Rights shall be entitled to receive upon such conversion, in addition to Wellsford Common Stock issuable upon such conversion (the "Conversion Shares"), a number of Rights to be determined as follows: (1) if such conversion occurs on or prior to the date for the distribution to the holders of Rights of separate certificates evidencing such Rights (the "Distribution Date"), the same number of Rights to which a holder of a number of shares of Wellsford Common Stock equal to the number of Conversion Shares is entitled at the time of such conversion in accordance with the terms and provisions of and applicable to the Rights; and (2) if such conversion occurs after the Distribution Date, the same number of Rights to which a holder of the number of shares of Wellsford Common Stock into which a share of Series A Preferred so converted was convertible immediately prior to the Distribution Date would have been entitled on the Distribution Date in accordance with the terms and provisions of and applicable to the Rights.

  Options

     So long as any Series A Preferred is outstanding, Wellsford may not issue any options to purchase shares of Wellsford ("Employee Stock Options") to officers, directors or employees of, or consultants to, Wellsford, whether pursuant to employee stock option or purchase plans of Wellsford or employment or consulting agreements or otherwise for an exercise price which is less than the fair market value of such shares on the date of grant. In the event the number of shares of Wellsford Common Stock subject to Employee Stock Options (excluding any Employee Stock Options issued on the date of the EQR Merger in exchange for Wellsford Residential share options) at any time exceeds, in the aggregate, 10% of the shares of Wellsford Common Stock outstanding at such time, all Employee Stock Options outstanding at such time in excess of such 10%, shall be deemed for certain anti-dilution purposes to have an exercise price per share equal to 20% of the average fair market value of a share of Wellsford Common Stock on the date of grant of those shares subject to Employee Stock Options most recently granted in excess of such 10%.

WARRANTS AND OTHER RIGHTS OF WHITEHALL PARTNER

     For a description of the Warrants and other rights of Whitehall Partner to acquire Wellsford Common Stock, see "BUSINESS AND PROPERTIES OF WELLSFORD/ WHITEHALL PROPERTIES, L.L.C.--Warrant Agreement and Other Rights of Whitehall Partner to Acquire Common Stock."


                        COMPARISON OF RIGHTS OF HOLDERS

GENERAL

     VLP is organized as a REIT and Wellsford is organized as a corporation under the laws of the State of Maryland.

     As a Maryland REIT, VLP is governed by Title 8 and certain other provisions of the Annotated Code of Maryland. The matters covered by Title 8 include liabilities of the trust, shareholders, trustees and officers; amendment of the declaration of trust; and mergers of a REIT with other entities.

     As a Maryland corporation, Wellsford is subject to the MGCL, which is a general corporation statute dealing with a wide variety of matters, including election, tenure, duties, liabilities and indemnification of directors and officers; dividends and other distributions; meetings and voting rights of stockholders; and extraordinary actions, such as amendments to the charter, mergers, sales of all or substantially all of the assets and dissolution.

     There are many matters that are addressed in the MGCL that are not dealt with in Title 8, and it is a general practice of REITs to address some of these matters through provisions in the declaration of trust.

     Certain differences between (a) Title 8 and the MGCL and (b) the VLP Declaration of Trust and Bylaws and Wellsford Charter and Bylaws are discussed below. However, the discussion of the comparative rights of shareholders of VLP and stockholders of Wellsford set forth below does not purport to be complete and is subject to and qualified in its entirety by reference to Title 8 and the MGCL and also to the VLP Declaration of Trust and Bylaws and the Wellsford Charter and Bylaws. Copies of the VLP Declaration of Trust and Bylaws are available from VLP upon request, and copies of the Wellsford Charter and Bylaws have been filed as exhibits to the Registration Statement of which this Proxy Statement/Prospectus is a part and are available from Wellsford upon request.

AUTHORIZED AND ISSUED SHARES

     The VLP Declaration of Trust authorizes the issuance of 20,000,000 VLP Shares and 3,500,000 VLP Preferred Shares.

     The Wellsford Charter authorizes the issuance of 200,000,000 shares of Wellsford Common Stock. Pursuant to a power contained in the Wellsford Charter, Wellsford has reclassified 350,000 shares of Wellsford Common Stock as Class A Common, and 2,000,000 shares of Wellsford Common Stock as Series A Preferred.

VLP BOARD AND WELLSFORD BOARD

     The VLP Declaration of Trust and Bylaws provide that the VLP Board may increase or decrease the number of trustees of VLP from time to time. However, the number of trustees cannot be less than five nor more than 12. There are currently seven trustees. The trustees are elected for a one-year term at each annual meeting of shareholders. Subject to the provisions of any series of Preferred Shares then outstanding, any vacancy (including a vacancy created by an increase in the number of trustees) may be filled by the remaining trustee or by a majority of the remaining trustees even though less than a quorum.

     The Wellsford Charter and Bylaws provide that, pursuant to the MGCL, whenever there are three or more stockholders of Wellsford, there must be at least three directors. Under the Bylaws of Wellsford, the Wellsford Board may have a maximum of 15 directors. Subject to the foregoing limitations, the number of directors may be increased or decreased by the Wellsford Board from time to time. There are currently seven directors of Wellsford. The directors are divided into three classes, with the term of one class expiring at each annual meeting of stockholders. Pursuant to the MGCL and the Bylaws of Wellsford, vacancies resulting from any cause except an increase in the number of directors may be filled by a majority of the remaining directors, whether or not sufficient to constitute a quorum, and vacancies resulting from an increase in the number of directors must be filled by a majority of the entire board. The staggered terms of directors may delay, defer or prevent a tender offer or an attempt to change control of Wellsford, even though a tender offer or change in control might involve a premium price for the holders of Wellsford Common Stock or otherwise be in the best interest of the stockholders.

SPECIAL MEETINGS

     Under the Bylaws of VLP, a special meeting of shareholders may be called by the Chairman of the Board, by the trustees or by the holders of shares entitled to cast not less than 25% of all the votes entitled to be cast at such meeting.

     Under the Bylaws of Wellsford, a special meeting of stockholders of Wellsford may be called by the Chairman of the Board, the President, the Chief Executive Officer or the Wellsford Board and must be called by the Secretary of Wellsford at the written request of holders of shares entitled to cast not less than a majority of all the votes entitled to be cast at such meeting.

ADVANCE NOTICE FOR STOCKHOLDER NOMINATIONS FOR DIRECTOR AND PROPOSALS OF NEW BUSINESS

     The Bylaws of Wellsford provide that (a) with respect to an annual meeting of stockholders, nominations of persons for election to the Wellsford Board and the proposal of business to be considered by stockholders may be made only (i) pursuant to Wellsford's notice of the meeting, (ii) by or at the direction of the Wellsford Board or (iii) by a stockholder who is entitled to vote at the meeting and has complied with the advance notice procedures set forth in the Bylaws and (b) with respect to special meetings of stockholders, only the business specified in Wellsford's notice of meeting may be brought before the meeting of stockholders and nominations of persons for election to the Wellsford Board may be made only (i) pursuant to Wellsford's notice of the meeting, (ii) by or at the direction of the Wellsford Board or (iii) provided that the Wellsford Board has determined that directors shall be elected at such meeting, by a stockholder who is entitled to vote at the meeting and has complied with the advance notice provisions set forth in the Bylaws. These advance notice provisions of the Bylaws could delay, defer or prevent a change in control of Wellsford or other transaction that might involve a premium price for holders of

Wellsford Common Stock or otherwise be in their best interest.

     The Bylaws of VLP contain no such provisions, except for the requirement that, with respect to special meetings of shareholders, the business to be conducted at special meetings is limited to that described in the notice of such meetings.

ACTION BY WRITTEN CONSENT OF STOCKHOLDERS AND SHAREHOLDERS

     The MGCL permits stockholder action by consent only by the unanimous written consent of all stockholders entitled to vote on the matter. While Title 8 does not address shareholder action by consent, the VLP Declaration of Trust provides that any action which may be taken at a meeting of shareholders may be taken without a meeting if a written consent to the action is signed by holders of a majority of outstanding shares entitled to vote on the matter or such larger proportion of outstanding shares as would be required for a vote of shareholders at a meeting.

AMENDMENT OF CHARTER AND DECLARATION OF TRUST

     Under Title 8 and the VLP Declaration of Trust, the trustees, by a two-thirds vote, may at any time amend the VLP Declaration of Trust to enable VLP to qualify as a REIT under the Code, without the approval of the shareholders. Other amendments to the VLP Declaration of Trust require the vote of holders of a majority of the outstanding shares entitled to vote on the matter, except that amendments to the VLP Declaration of Trust relating to the limitation of liability of shareholders, trustees and officers and the prohibition against assessment upon shareholders require a vote of the holders of all outstanding shares entitled to vote on the matter.

     As permitted by the MGCL, the Wellsford Charter provides that an amendment to the Wellsford Charter must be approved by holders of a majority of the outstanding shares of stock entitled to vote on the matter; however, amendments affecting Wellsford Charter provisions pertaining to number and classification of directors and removal of directors and certain other provisions must be approved by holders of two-thirds of the outstanding shares of stock entitled to vote on the matter.

AMENDMENT OF BYLAWS

     The Bylaws of VLP provide for amendment by a majority of trustees in office at any regular or special meeting of trustees.

     The Bylaws of Wellsford provide that the Wellsford Board has the exclusive power to amend the Bylaws.

ISSUANCE OF ADDITIONAL SHARES

     The VLP Declaration of Trust provides that all VLP Shares shall be of the same class and shall have equal voting, dividend or distribution, liquidation and other rights. The trustees have the power to issue additional shares by affirmative vote of a majority of the trustees. The VLP Declaration of Trust also provides that the trustees may issue Preferred Shares in series with such terms as they fix.

     The Wellsford Charter provides that the Wellsford Board has the power to authorize issuance of additional classes or series of stock and may reclassify any unissued shares of stock from time to time in one or more classes or series of stock.

APPROVAL OF MERGER, CONSOLIDATION OR SALE OF ASSETS

     Title 8 requires the approval of the shareholders of a Maryland REIT for any merger (with certain exceptions) to which VLP is a party. There are no provisions in Title 8 on shareholder approval of a consolidation or a sale of assets. The VLP Declaration of Trust provides that the vote or consent of two-thirds of the outstanding shares entitled to vote shall be required to approve the nature and amount of the consideration and the other principal terms of any transaction involving the sale, lease, exchange or other disposition of substantially all of the VLP estate as a whole.

     The MGCL requires the approval of the stockholders of a Maryland corporation for any merger, consolidation or sale of all or substantially all of the assets of the corporation. As permitted by the MGCL, the Wellsford Charter provides that notwithstanding any provision of law permitting or requiring such action to be taken or authorized by the affirmative vote of the holders of shares entitled to cast a greater number of votes, a consolidation or a share exchange or a merger in which Wellsford is the successor must be approved by the affirmative vote of holders of shares entitled to cast a majority of all the votes entitled to be cast on the matter. A merger in which Wellsford is not the successor requires approval by the stockholders by the affirmative vote of two-thirds of all the votes entitled to be cast on the matter, as provided by the MGCL.

TERMINATION OF VLP AND DISSOLUTION OF WELLSFORD

     The VLP Declaration of Trust permits the termination of VLP by the affirmative vote of the holders of not less than two-thirds of the outstanding shares entitled to vote on the matter.

     Under the MGCL, a corporation may be dissolved if (a) the board of directors of the corporation, by resolution adopted by a majority of the entire board, (i) declares such dissolution advisable and (ii) directs that the proposed dissolution be submitted for consideration at either an annual or special meeting of stockholders and (b) the proposed dissolution is approved by the stockholders by the affirmative vote of two-thirds of all votes entitled to be cast on the matter.

BUSINESS COMBINATIONS


     Under the MGCL, as applicable both to a Maryland corporation and to a Maryland REIT, certain "business combinations" (including certain mergers, consolidations, share exchanges and asset transfers and certain issuances or reclassifications of equity securities) between a Maryland corporation or REIT and any person who beneficially owns 10% or more of the voting power of the corporation's or trust's shares or an affiliate of the corporation or trust who, at any time within the two-year period prior to the date in question, was the beneficial owner of 10% or more of the voting power of the then-outstanding voting shares (an "Interested Shareholder") or an affiliate of the Interested Shareholder are prohibited for five years after the most recent date on which the Interested Shareholder becomes an Interested Shareholder. Thereafter, any such business combination must be recommended by the board and approved by the affirmative vote of at least (a) 80% of the votes entitled to be cast by holders of outstanding voting shares of the corporation or trust and (b) two-thirds of the votes entitled to be cast by holders of voting shares of the corporation or trust other than shares held by the Interested Shareholder with whom (or with whose affiliate) the business combination is to be effected, unless, among other conditions, the corporation's or trust's common shareholders receive a minimum price (as defined in the MGCL) for their shares and the consideration is received in cash or in the same form as previously paid by the Interested Shareholder for its shares. These provisions of the MGCL do not apply, however, to business combinations that are approved or exempted by the board of the corporation or trust prior to the time that the Interested Shareholder becomes an Interested Shareholder.

     The directors of Wellsford have exempted from the foregoing provisions any business combinations with Jeffrey H. Lynford or Edward Lowenthal or any of their affiliates or any other person acting in concert or as a group with any such persons. The directors of Wellsford have also exempted from the Maryland statute any business combinations with Mutual, or any affiliate of Mutual, provided that any such business combination is approved prior to its consummation by the directors of Wellsford, including a majority of the directors of Wellsford who are not employees or otherwise affiliated with Mutual or any of its affiliates. Immediately after the Merger, Mutual will beneficially own more than 10% of the outstanding shares of Wellsford Common Stock and would, therefore, be subject to the business combination provisions of the MGCL. However, as a result of such exemption by the Wellsford Board, the five-year prohibition and the super-majority vote requirements will, under certain circumstances, not apply to business combinations between Mutual and Wellsford. As a result, Mutual may be able to enter into business combinations with Wellsford that may not be in the best interest of the shareholders without compliance by Wellsford with the super-majority vote requirements and the other provisions of the statute.

     The business combination statute could have the effect of delaying, deferring or preventing offers from parties other than Mr. Lynford, Mr. Lowenthal or Mutual to acquire Wellsford.

CONTROL SHARE ACQUISITIONS

     The MGCL, as applicable to a Maryland corporation and a Maryland REIT, provides that "control shares" of a Maryland corporation or real estate investment trust acquired in a "control share acquisition" have no voting rights except to the extent approved by a vote of two-thirds of the votes entitled to be cast on the matter, excluding shares owned by the acquiror, by officers or by directors or trustees who are employees of the corporation or the trust. "Control Shares" are voting shares of stock or of beneficial interest which, if aggregated with all other such shares previously acquired by the acquiror, or in respect of which the acquiror is able to exercise or direct the exercise of voting power (except solely by virtue of a revocable proxy), would entitle the acquiror to exercise voting power in electing trustees within one of the following ranges of voting power: (i) one-fifth or more but less than one-third,
(ii) one-third or more but less than a majority, or (iii) a majority or more of all voting power. Control shares do not include shares the acquiring person is then entitled to vote as a result of having previously obtained shareholder approval. A "control share acquisition" means the acquisition of control shares, subject to certain exceptions.

     A person who has made or proposes to make a control share acquisition, upon satisfaction of certain conditions (including an undertaking to pay expenses), may compel the board of the corporation or trust to call a special meeting of shareholders to be held within 50 days of demand to consider the voting rights of the shares. If no request for a meeting is made, the corporation or trust may itself present the question at any shareholders meeting.

     If voting rights are not approved at the meeting or if the acquiring person does not deliver an acquiring person statement as required by the statute, then, subject to certain conditions and limitations, the corporation or trust may redeem any or all of the control shares (except those for which voting rights have previously been approved) for fair value determined, without regard to the absence of voting rights for the control shares, as of the date of the last control share acquisition by the acquiror or of any meeting of shareholders at which the voting rights of such shares are considered and not approved. If voting rights for control shares are approved at a shareholders meeting and the acquiror becomes entitled to vote a majority of the shares entitled to vote, all other shareholders may exercise appraisal rights. The fair value of the shares as determined for purposes of such appraisal rights may not be less than the highest price per share paid by the acquiror in the control share acquisition.

     The control share acquisition statute does not apply (a) to shares acquired in a merger, consolidation or share exchange if the corporation or trust is a party to the transaction or (b) to acquisitions approved or exempted by the declaration of trust or charter or bylaws of a trust or corporation, as the case may be.

     The Bylaws of Wellsford contain a provision exempting from the control share acquisition statute any and all acquisitions by any person of Wellsford's shares of stock. There can be no assurance that such provision will not be amended or eliminated at any time in the future.

RESTRICTIONS ON TRANSFER AND OWNERSHIP OF SHARES


     The VLP Declaration of Trust contains certain restrictions on transfer and ownership of shares in order to maintain its status as a REIT under the Code. The proposed amendment of the VLP Declaration of Trust will eliminate such restrictions in order to allow consummation of the transactions contemplated by the Merger Agreement.

     The Wellsford Charter contains no such provisions with respect to ownership of Wellsford Common Stock.

REMOVAL OF DIRECTORS AND TRUSTEES

     Under Title 8, a trustee may be removed with or without cause, by the affirmative vote of holders of at least a majority of the shares outstanding and entitled to vote in the election of trustees, unless the declaration of trust provides otherwise. Under the VLP Declaration of the Trust, a trustee may be removed with cause by the vote of two-thirds of the remaining trustees or with or without cause by the vote of two-thirds of the outstanding shares entitled to vote.

     As permitted by the MGCL, the Wellsford Charter provides that, subject to the rights of holders of one or more classes or series of stock to nominate or elect one or more directors, any director, or the entire Wellsford Board, may be removed, but only for cause, defined with respect to any particular director as a final judgment of a court of competent jurisdiction holding that such director caused demonstrable, material harm to Wellsford through bad faith or active and deliberate dishonesty, and then only by the affirmative vote of the holders of at least two-thirds of the votes entitled to be cast in the election of directors.

DIVIDENDS AND OTHER DISTRIBUTIONS

     Under the MGCL, a dividend or other distribution may not be made if after giving effect to it (i) the corporation would not be able to pay its debts as they become due in the usual course of business or (ii) the corporation's total assets would be less than the corporation's total liabilities plus (unless the corporation's charter permits otherwise, which the Wellsford Charter does with respect to the Series A 8% Convertible

Redeemable Preferred Stock) the amount that would be needed, if the corporation were to be dissolved at the time of the distribution, to satisfy the preferential rights upon dissolution of stockholders whose preferential rights upon dissolution are superior to those receiving the distribution.

     Under Title 8 and the VLP Declaration of Trust, there are no similar limits on the payment of dividends or other distributions; however, a court applying Maryland law may consider the MGCL provisions relevant to the validity of a dividend or distribution made by a Maryland REIT, such as VLP.

RESTRICTIONS ON INVESTMENT AND USE


     Under Title 8, VLP, as a Maryland REIT, must hold at least 75% of the value of its assets in real estate assets, mortgages or mortgage-related securities, government securities, cash and cash equivalent items (including high-grade short-term securities and receivables) and may not use or apply land for farming, agriculture, horticulture or similar purposes. In addition, the VLP Declaration of Trust generally prohibits VLP, with certain exceptions and qualifications, from: (i) investing in any uninsured mortgage loan if as a result thereof any borrower would be obligated to VLP in an amount exceeding 15% of VLP's total assets; (ii) purchasing real property at a price in excess of its appraised value (as determined by a disinterested independent appraiser); (iii) investing more than 10% of the VLP's total assets in the ownership of, participation in the ownership of, or loans on, unimproved non-income-producing real property that is not expected to be improved within a reasonable period of time; (iv) making warehousing loans secured by the pledge of First Mortgage loans (as defined in the VLP Declaration of Trust) to the adviser of VLP or any affiliate of such adviser; (v) investing in commodities, bullion or chattels;
(vi) investing in any contracts for the sale of real estate; (vii) engaging in short sales; (viii) engaging in trading as compared with investment activities or engaging in underwriting or agency distribution of securities issued by others; (ix) investing in any real property which is subject to a mortgage to any person other than a bank, insurance company, pension fund, other institutional lender, or corporation or trust engaged in the business of mortgage investments except in the case of a purchase money mortgage; (x) holding property primarily for sale to customers in the ordinary course of the trade or business of VLP; (xi) investing in companies for the purpose of exercising management or control; and (xii) investing in equity securities the issuer of which, to the actual knowledge of the trustees, is holding investments or engaging in activities prohibited to VLP, if, after giving effect to the investment, the aggregate amount of such investment exceeds 5% of VLP's total assets.

     There are no such limits for corporations organized under the MGCL or in the Wellsford Charter.

COMMITTEES

     The Bylaws of VLP provide for the establishment of an audit committee, a nominating committee and such other committees of trustees, with each committee consisting of two or more trustees, as the VLP Board may designate and the delegation of powers to such committees by the VLP Board, subject to specified limitations. Under the Bylaws, no committee of trustees shall have the authority of the VLP Board with reference to (1) amending the Bylaws, (2) declaring a dividend, (3) issuing authorized but unissued shares or (4) recommending to the shareholders any plan for the sale, lease or exchange of all or substantially all of the property and assets of VLP or any amendment or termination of the VLP Declaration of Trust.

     The Bylaws of Wellsford provide that the Wellsford Board may appoint from among its members committees composed of one or more directors and may delegate to such committees any of the powers of the Wellsford Board, except as prohibited by law.

TRANSACTIONS BETWEEN VLP AND TRUSTEES AND BETWEEN WELLSFORD AND DIRECTORS


     The VLP Declaration of Trust provides that VLP shall not knowingly, directly or indirectly, (i) acquire any property from, or sell, lend, or otherwise transfer any property to, a trustee, or (ii) make any such transaction with any affiliate of a trustee or any entity of which a trustee owns more than 1% of the voting securities, unless certain conditions, including, without limitation, approval by a majority of the trustees who are unaffiliated with such trustee after full disclosure of the nature of the trustee's or affiliate's interest, are satisfied.

     The Wellsford Charter provides that, subject to certain restrictions, Wellsford may enter into any contract or transaction of any kind (including, without limitation, for the purchase or sale of property or for any type of services, including those in connection with underwriting the offer or sale of securities of Wellsford) with any person or entity, including any director, officer, employee or agent of Wellsford or any person or entity affiliated with a director, officer, employee or agent of Wellsford, whether or not any of them has a financial interest in such transaction.

                                 LEGAL MATTERS

     Certain legal matters in connection with the Merger will be passed upon for Wellsford by Robinson Silverman Pearce Aronsohn & Berman LLP, New York, New York. Certain legal matters in connection with the Merger will be passed upon for VLP by Goodwin, Procter & Hoar, LLP, Boston, Massachusetts. Ballard Spahr Andrews & Ingersoll, Baltimore, Maryland will pass upon certain matters relating to Maryland law.

                                    EXPERTS

     The combined financial statements of Wellsford Real Properties, Inc. (Predecessor) at December 31, 1996 and 1995, for the year ended December 31, 1996, and for the period from March 22, 1995 to December 31, 1995, the combined statement of revenues and certain expenses of the Whitehall Properties for the year ended December 31, 1996, the statement of revenues and certain expenses of Mountain Heights Office Center for the year ended December 31, 1996 and the statement of revenues and certain expenses of Sonterra at Williams Centre for the year ended December 31, 1996, all appearing in this Prospectus and Registration Statement, have been audited by Ernst & Young LLP, independent auditors, as set forth in their reports thereon appearing elsewhere herein, and are included in reliance upon such reports given upon the authority of such firm as experts in accounting and auditing.

     The consolidated financial statements of VLP at September 30, 1997 and 1996 and for the years then ended and the combined statement of revenues and certain expenses of the Abbey Companies for the year ended December 31, 1996, have been included herein in reliance on the reports of Coopers & Lybrand L.L.P., independent accountants, given on the authority of that firm as experts in accounting and auditing. The consolidated statements of operations and cash flows for the year ended September 30, 1995 have been included herein in reliance on the report of Ernst & Young LLP, independent auditors, given on the authority of that firm as experts in accounting and auditing.

     The audited combined statement of revenue and certain expenses of the DFW Trade Center I, L.P., Buildings 1, 2 and 3 from the date of inception (July 1,
1996) to December 31, 1996 included herein, has been audited by Arthur Andersen LLP, independent public accountants, as indicated in their report and is included herein in reliance upon the authority of such firm as experts in accounting and auditing in giving said reports.

                             SHAREHOLDER PROPOSALS

     If the shareholders of VLP do not approve and adopt the Merger Agreement and authorize the Merger and the other transactions contemplated by the Merger Agreement, or if the Merger is not consummated for any other reason, the VLP Board will schedule the next annual meeting of VLP shareholders for a future date and will make provision for presentation of proposals at the next such annual meeting by its shareholders who are eligible under, and who have complied with, the relevant regulations of the Commission.

                                 OTHER MATTERS

     The VLP Board does not intend to present and knows of no other person who intends to present at the VLP Special Meeting any matter or business other than that set forth in the accompanying Notice of Special Meeting of Shareholders. If other matters are properly brought before the VLP Special Meeting, it is the intention of the persons named in the accompanying form of proxy to vote any proxies on such matters in accordance with their best judgment.

                         INDEX TO FINANCIAL STATEMENTS

                                                                                                         PAGE
                                                                                                     ------------
WELLSFORD REAL PROPERTIES, INC. AND SUBSIDIARIES
  Historical
     Consolidated Balance Sheet as of September 30, 1997 (Unaudited)..............................            F-3
     Consolidated Statements of Income For the Nine Months
       Ended September 30, 1997 and 1996 (Unaudited)..............................................            F-4
     Consolidated Statements of Cash Flows For the Nine Months
       Ended September 30, 1997 and 1996 (Unaudited)..............................................            F-5
     Notes to Consolidated Financial Statements...................................................    F-6 to F-12

  Pro Forma
     Consolidated Income Statement For the Nine Months
       Ended September 30, 1997 (Unaudited).......................................................   F-13 to F-14
     Notes to Unaudited Consolidated Income Statement.............................................   F-15 to F-16
     Consolidated Income Statement for the Year Ended December 31, 1996 (Unaudited)...............           F-17
     Notes to Unaudited Consolidated Income Statement.............................................   F-18 to F-19
     Consolidated Balance Sheet, September 30, 1997 (Unaudited)...................................   F-20 to F-21
     Notes to Unaudited Consolidated Balance Sheet................................................           F-22

WELLSFORD REAL PROPERTIES, INC. (PREDECESSOR)
  Historical
     Report of Independent Auditors...............................................................           F-23
     Combined Balance Sheets as of December 31, 1996 and 1995.....................................           F-24
     Combined Statement of Income and Equity For the Year Ended December 31, 1996.................           F-25
     Combined Statements of Cash Flows For the Year Ended December 31, 1996
       and the Period From March 22 to December 31, 1995..........................................           F-26
     Notes to Combined Financial Statements.......................................................   F-27 to F-30

VALUE PROPERTY TRUST
     Reports of Independent Auditors..............................................................   F-31 to F-32
     Consolidated Statements of Operations (Years ended
       September 30, 1997, 1996 and 1995).........................................................           F-33
     Consolidated Balance Sheets (September 30, 1997 and 1996)....................................           F-34
     Consolidated Statements of Cash Flows (Years ended
       September 30, 1997, 1996 and 1995).........................................................           F-35
     Consolidated Statement of Shareholders' Equity (Years ended
       September 30, 1997, 1996 and 1995).........................................................           F-36
     Notes to the Consolidated Financial Statements...............................................   F-37 to F-51
     Schedule III--Real Estate Owned and Accumulated Depreciation
       and Amortization (September 30, 1997)......................................................   F-52 to F-57
     Schedule XII--Mortgage Loans on Real Estate (September 30, 1997).............................   F-58 to F-59

WELLSFORD OFFICE PROPERTIES CONTRIBUTED BY WHITEHALL PARTNER
     Report of Independent Auditors...............................................................           F-60
     Combined Statement of Revenues and Certain Expenses for the Year Ended December 31, 1996

      (audited) and Six Months Ended June 30, 1997 (unaudited)....................................           F-61
     Notes to Combined Statement of Revenues and Certain Expenses.................................   F-62 to F-63

PROPERTIES OF THE ABBEY ENTITIES
     Report of Independent Accountants............................................................           F-64
     Combined Statement of Revenues and Certain Expenses for the Year Ended December 31, 1996
      (audited) and Nine Months Ended September 30, 1997 (unaudited)..............................           F-65
     Notes to Combined Statement of Revenues and Certain Expenses.................................   F-66 to F-67

THE MOUNTAIN HEIGHTS FINANCIAL STATEMENTS
     Report of Independent Auditors...............................................................           F-68
     Statement of Revenues and Certain Expenses for the Year Ended December 31, 1996 (audited) and
      Nine Months Ended September 30, 1997 (unaudited)............................................           F-69
     Notes to Statement of Revenues and Certain Expenses..........................................           F-70

THE SONTERRA AT WILLIAMS CENTRE FINANCIAL STATEMENTS
     Report of Independent Auditors...............................................................           F-71
     Statement of Revenues and Certain Expenses for the Year Ended December 31, 1996 (audited) and
      Nine Months Ended September 30, 1997 (unaudited)............................................           F-72
     Notes to Statement of Revenues and Certain Expenses..........................................           F-73

DFW TRADE CENTER I, L.P., BUILDING 1, 2 AND 3 FINANCIAL STATEMENTS
     Report of Independent Public Accountants.....................................................           F-74
     Combined Statements of Revenue and Certain Expenses From the Date of Inception (July 1, 1996)
      to December 31, 1996 (audited) and Nine Months Ended
       September 30, 1997 (unaudited).............................................................           F-75
     Notes to Combined Statements of Revenue and Certain Expenses.................................   F-76 to F-77

                WELLSFORD REAL PROPERTIES, INC. AND SUBSIDIARIES

                           CONSOLIDATED BALANCE SHEET

                                                                                                 SEPTEMBER 30, 1997
                                                                                                 ------------------
                                                                                                    (UNAUDITED)
                                            ASSETS
Real estate assets, at cost:
  Land........................................................................................      $         --
  Buildings and improvements..................................................................                --
                                                                                                 ------------------
                                                                                                              --
     Less, accumulated depreciation...........................................................                --
                                                                                                 ------------------
                                                                                                              --
  Construction in progress....................................................................        21,864,426
                                                                                                 ------------------
                                                                                                      21,864,426
  Notes receivable............................................................................       145,879,967
  Investment in joint venture.................................................................        32,425,349
                                                                                                 ------------------
Total real estate assets......................................................................       200,169,742
Cash and cash equivalents.....................................................................         5,532,540
Restricted cash...............................................................................         6,717,105
Prepaid and other assets......................................................................         1,982,939
                                                                                                 ------------------
Total assets..................................................................................      $214,402,326
                                                                                                 ------------------
                                                                                                 ------------------

                             LIABILITIES AND SHAREHOLDERS' EQUITY
Liabilities:
  Mortgage notes payable......................................................................      $ 14,755,000
  Credit facility.............................................................................        10,000,000
  Accrued expenses and other liabilities......................................................         6,667,004
                                                                                                 ------------------
Total liabilities.............................................................................        31,422,004
                                                                                                 ------------------
Commitments and contingencies.................................................................                --
Minority interest.............................................................................         3,092,105
Shareholders' equity:
  Common Stock, 197,650,000 shares authorized--16,572,043 shares, $.01 par value per share,
     issued and outstanding at September 30, 1997.............................................           165,720
  Class A Common Stock, 350,000 shares authorized--339,806 shares, $.01 par value per share,
     issued and outstanding at September 30, 1997.............................................             3,398
  Series A 8% Convertible Redeemable Preferred Stock, $.01 par value per share, 2,000,000
     shares authorized, no shares issued and outstanding......................................                --
  Paid in capital in excess of par value......................................................       178,288,032

  Retained earnings...........................................................................         1,431,067
                                                                                                 ------------------
Total shareholders' equity....................................................................       179,888,217
                                                                                                 ------------------
Total liabilities and shareholders' equity....................................................      $214,402,326
                                                                                                 ------------------
                                                                                                 ------------------

               WELLSFORD REAL PROPERTIES, INC. AND SUBSIDIARIES

                       CONSOLIDATED STATEMENTS OF INCOME
                                  (UNAUDITED)

                                                                                             NINE MONTHS ENDED
                                                                                               SEPTEMBER 30,
                                                                                           ----------------------
                                                                                              1997         1996
                                                                                           ----------    --------
Revenue
  Rental income.........................................................................   $1,259,854    $     --
  Interest income.......................................................................    4,124,890     356,000
                                                                                           ----------    --------
     Total revenue......................................................................    5,384,744     356,000
                                                                                           ----------    --------
Expenses
  Property operating and maintenance....................................................      241,257          --
  Real estate taxes.....................................................................      105,692          --
  Depreciation and amortization.........................................................      220,514          --
  Property management...................................................................       18,356          --
  General and administrative............................................................    1,521,124           0
                                                                                           ----------    --------
     Total expenses.....................................................................    2,106,943           0
                                                                                           ----------    --------

Income from joint venture...............................................................      160,235          --
                                                                                           ----------    --------
Income before taxes.....................................................................    3,438,036     356,000
Income tax expense......................................................................    1,003,000          --
                                                                                           ----------    --------
Net income (loss).......................................................................   $2,435,036    $356,000
                                                                                           ----------    --------
                                                                                           ----------    --------
Net income (loss) per common share--Note 5..............................................   $     0.14
                                                                                           ----------
                                                                                           ----------
Weighted average number of common shares outstanding--Note 5............................   16,911,849
                                                                                           ----------
                                                                                           ----------

                            See accompanying notes.

                WELLSFORD REAL PROPERTIES, INC. AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF CASH FLOWS
                                  (UNAUDITED)

                                                                                          NINE MONTHS ENDED
                                                                                            SEPTEMBER 30,
                                                                                    -----------------------------
                                                                                        1997             1996
                                                                                    -------------    ------------
Cash flows from operating activities:
  Net Income.....................................................................   $   2,435,036    $    356,000
  Adjustments to reconcile net income to net cash provided by operating activities:
     Depreciation and amortization...............................................         220,514              --
     Decrease (increase) in assets
       Restricted cash...........................................................      (1,197,105)      4,059,000
       Prepaid and other assets..................................................      (1,881,127)       (134,000)
     (Decrease) increase in liabilities
       Accrued expenses and other liabilities....................................       6,667,004              --
                                                                                    -------------    ------------
     Net cash provided by operating activities...................................       6,244,322       4,281,000
                                                                                    -------------    ------------
Cash flows from investing activities:
  Investment in real estate assets...............................................     (49,784,452)     (9,073,000)
  Investment in notes receivable.................................................     (97,653,823)    (17,800,000)
  Investment in joint venture....................................................      (2,320,593)             --
                                                                                    -------------    ------------
     Net cash provided by (used in) investing activities.........................    (149,758,868)    (26,873,000)
                                                                                    -------------    ------------

Cash flows from financing activities:
  Proceeds from credit facility..................................................      56,900,000              --
  Repayment of credit facility...................................................     (46,900,000)             --
  Proceeds from bridge loan......................................................       6,000,000              --
  Repayment of bridge loan.......................................................      (6,000,000)             --
  Proceeds from private offering of common shares................................     121,986,453              --
  Equity contributions prior to and at spin-off..................................      17,060,633      22,592,000
                                                                                    -------------    ------------
     Net cash provided by (used in) financing activities.........................     149,047,086      22,592,000
                                                                                    -------------    ------------

     Net increase (decrease) in cash and cash equivalents........................       5,532,540              --
     Cash and cash equivalents, beginning of period..............................              --              --
                                                                                    -------------    ------------
     Cash and cash equivalents, end of period....................................   $   5,532,540    $         --
                                                                                    -------------    ------------
                                                                                    -------------    ------------
Supplemental information:

  Cash paid during the period for interest.......................................   $   1,233,525    $    384,000
Supplemental schedule of non-cash investing and financing activities
  Purchase price of commercial office property acquired..........................   $  15,870,435    $         --
  Less: shares issued............................................................      (2,250,000)             --
                                                                                    -------------    ------------
  Cash paid......................................................................   $  13,620,435    $         --
                                                                                    -------------    ------------
                                                                                    -------------    ------------
  Gross investment in joint venture..............................................   $  32,425,349    $         --
  Properties contributed.........................................................     (54,332,555)             --
  Debt contributed...............................................................      30,426,144              --
  Warrants issued................................................................      (6,198,345)             --
                                                                                    -------------    ------------
  Cash paid......................................................................   $   2,320,593    $         --
                                                                                    -------------    ------------
                                                                                    -------------    ------------

                            See accompanying notes.

                WELLSFORD REAL PROPERTIES, INC. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                  (UNAUDITED)

1. GENERAL

     Wellsford Real Properties, Inc. (the "Company") was formed on January 8, 1997, as a corporate subsidiary of Wellsford Residential Property Trust (the "Trust"). The Trust was formed in 1992 as the successor to Wellsford Group Inc. (and affiliates) which was formed in 1986. On May 30, 1997, the Trust merged (the "Merger") with Equity Residential Properties Trust ("EQR"). Immediately prior to the Merger, the Trust contributed certain of its assets to the Company and the Company assumed certain liabilities of the Trust. Immediately after the contribution of assets to the Company and immediately prior to the Merger, the Trust distributed to its common shareholders all the outstanding shares of the Company owned by the Trust (the "Spin-off"). The common shareholders of the Trust received 0.25 common share of the Company for each common share of the Trust owned. Upon consummation of the Spin-off and Merger, the Company had issued and outstanding approximately 4,572,043 shares of common stock and 339,806 shares of Class A common stock that was issued to an affiliate of EQR.

     The Company was organized to create and realize value by identifying and making opportunistic real estate investments through the direct acquisition, rehabilitation, development, financing and management of real properties and/or participation in these activities through the purchase of debt or equity securities of entities engaged in such real estate businesses. The Company has established three strategic business units ("SBUs") within which it intends to execute its business plan: Wellsford Commercial Properties Trust ("WCPT"), an SBU for debt and equity investments and an SBU for property development and land investments. At the time of the Spin-off, the management of the Company had implemented its business strategy by identifying, negotiating and consummating the following initial investments: (i) five office properties, three of which are vacant, located in Northern New Jersey containing an aggregate of approximately 949,400 square feet and acquired for an aggregate of approximately $47.6 million, or approximately $50 per square foot of building area (the "Commercial Properties"); (ii) a $25 million subordinated secured mezzanine loan due in April 2007 and bearing interest at approximately 12% per annum (the "277 Park Loan") with respect to a class A office building located at 277 Park Avenue, New York City; (iii) a $17.8 million mortgage due in July 1999 and bearing interest at 9% per annum (the "Sonterra Mortgage") on, and option to purchase, a 344-unit class A residential apartment complex in Tucson, Arizona and (iv) an approximate 80% interest in Phases I, II and III of, and in options to acquire (at fixed prices) and develop Phases IV and V of, a 1,880-unit class A multifamily development ("Palomino Park") in a suburb of Denver, Colorado. These investments were financed with proceeds from the Spin-off (and related transactions), the Private Placement (Note 2), and a $14.8 million tax exempt mortgage note payable which requires interest only payments at a variable rate (currently approximately 4%) until it matures in December 2035 (the "Palomino Park Bonds"). The tax exempt mortgage note payable is security for tax-exempt bonds, which are backed by a letter of credit from a AAA rated financial institution. The Company and EQR have guaranteed the reimbursement of the financial institution in the event that the letter of credit is drawn upon (the latter guarantee being the "EQR Enhancement").

     The accompanying consolidated financial statements include the assets and liabilities contributed to and assumed by the Company from the Trust, from the time such assets and liabilities were acquired or incurred, respectively, by the Trust. Such financial statements have been prepared using the historical basis of the assets and liabilities and the historical results of operations related to the Company's assets and liabilities.

     The accompanying consolidated financial statements and related notes of the Company have been prepared in accordance with generally accepted accounting principles for interim financial reporting and the instructions to Form 10-Q and Rule 10-01 of Regulation S-X. Accordingly, certain information and footnote disclosures normally included in financial statements prepared under generally accepted accounting principles have been condensed or omitted pursuant to such rule. In the opinion of management, all adjustments considered necessary for a fair presentation of the Company's financial position, results of operations and cash flows have been included and are of a normal and recurring nature. These financial statements should be read in conjunction with

                WELLSFORD REAL PROPERTIES, INC. AND SUBSIDIARIES

                                  (UNAUDITED)

1. GENERAL--(CONTINUED)

the Company's Form 10 that was declared effective by the Securities and Exchange Commission on April 24, 1997.

     In June 1997, the FASB issued SFAS No. 131 "Disclosure about Segments of an Enterprise and Related Information" which is effective for fiscal years beginning after December 15, 1997. Accordingly, the Company plans to adopt SFAS No. 131 with the fiscal year beginning January 1, 1998. SFAS No. 131 does not have any impact on the financial results or financial condition of the Company, but will result in certain changes in required disclosures of segment information.

2. CAPITALIZATION

     On June 2, 1997, the Company sold 12,000,000 shares of common stock in a private placement (the "Private Placement") exempt from the registration requirements of the Securities Act of 1933, as amended, under Regulation D thereof, to a group of institutional investors at $10.30 per share, the Company's then book value per share. Pursuant to a registration rights agreement executed by the Company and the purchasers of such shares, the Company has filed a shelf registration statement with the Securities and Exchange Commission with respect to such shares. The proceeds of the Private Placement of approximately $123.6 million have been applied to (a) approximately $53 million to repay the

Company's credit facility and other debt on the date of the Private Placement,
(b) $5 million to purchase a portion of the 277 Park Loan, (c) approximately $7 million on renovations and tenant fit-out for the Commercial Properties, and (d) the balance towards the investments described in Note 3 and towards working capital.

     The Company has (i) the commitment, until May 30, 2000, of an affiliate of EQR to acquire at the Company's option up to $25 million of the Company's Series A 8% Convertible Redeemable Preferred Stock ("Series A Preferred"), each share of Series A Preferred being convertible into shares of common stock at a price of $11.124 (the "EQR Preferred Commitment") and (ii) a $50 million two-year line of credit (extendible for one year) from BankBoston and Morgan Guaranty Trust Company of New York (the "Line of Credit") which initially bears interest at an annual rate equal to LIBOR plus 175 basis points. The EQR Preferred Commitment is pledged as security for the Line of Credit. If at May 30, 2000, the affiliate of EQR has purchased less than $25 million of Series A Preferred, it has the right to purchase the balance of the $25 million commitment not purchased prior to that time.

3. RECENT ACTIVITIES

  Wellsford Commercial Properties Trust ("WCPT")

     On August 28, 1997, the Company, through its subsidiary WCPT, in a joint venture with WHWEL Real Estate Limited Partnership ("Whitehall"), an affiliate of Goldman, Sachs & Co., formed a private real estate operating company, Wellsford/Whitehall Properties, L.L.C. ("Wellsford Commercial"). Wellsford Commercial currently focuses on opportunistic acquisitions of underperforming or vacant properties, in excellent locations within recovering markets, where management can create significant value through adaptive reuse. Wellsford Commercial's initial target markets include New York, New Jersey, Connecticut and the Boston and Washington D.C. metropolitan areas. WCPT manages Wellsford Commercial on a day-to-day basis, and certain major decisions require the consent of both partners. WCPT intends to qualify as a real estate investment trust ("REIT") and has a 50.1% interest in Wellsford Commercial. Except in certain limited circumstances, all of the Company's office property activities will be conducted through Wellsford Commercial.

     Wellsford Commercial currently owns and operates ten properties containing approximately 2.1 million square feet ("SF") of office space in New Jersey and Washington, D.C. These properties consist of the Commercial Properties, which were contributed by the Company upon formation of Wellsford Commercial, and

                WELLSFORD REAL PROPERTIES, INC. AND SUBSIDIARIES

                                  (UNAUDITED)

3. RECENT ACTIVITIES--(CONTINUED)


300 Atrium Drive, 400 Atrium Drive, 500 Atrium Drive and 1275 K Street, which were contributed by Whitehall upon formation of Wellsford Commercial, as well as 700 Atrium Drive which was acquired in September 1997 for $18.1 million. The properties contributed by Whitehall were encumbered by approximately $48 million of debt bearing interest at LIBOR plus 3% which was assumed by Wellsford Commercial. The lender on this note is Goldman Sachs Mortgage Corporation. Wellsford Commercial has an interest rate protection agreement related to this debt which caps LIBOR at 7.69% until June 15, 2000.

     WCPT is entitled to incentive compensation equal to (a) 17.5% of available cash after a return of capital to WCPT and Whitehall and a 17.5% return on equity to each of them, and (b) 22.5% of available cash after a 22.5% return on equity to WCPT and Whitehall. The Company and Whitehall have committed to make additional equity contributions of $50 million each for new acquisitions, capital needs, and working capital. Whitehall may exchange the membership units it receives in Wellsford Commercial relating to capital contributions in excess of an additional $25 million up to an additional $50 million, for shares of the Company's common stock or, in the Company's sole discretion, cash, based upon the price paid for such membership units and the current market value of the Company's common stock.

     In connection with the transactions described above, the Company issued warrants (the "Warrants") to Whitehall to purchase 4,132,230 shares of common stock at an exercise price of $12.10 per share. The Warrants are exercisable for five years for either, at the Company's option, shares of the Company's common stock or cash. The exercise price for the Warrants is payable either with membership units in Wellsford Commercial or cash.

     In addition, the Company entered into a Term Loan Agreement ("TLA") with Wellsford Commercial pursuant to which the Company has agreed to loan to Wellsford Commercial up to approximately $86.3 million for a period of 90 days ending on November 26, 1997. Approximately $78.9 million has been advanced under the TLA as of September 30, 1997. The loan bears interest at LIBOR plus 3% and may be extended for an additional 90 days at LIBOR plus 4%.

     See Note 7 for the September 30, 1997 financial statements of Wellsford Commercial.

  Value Property Trust

     On September 18, 1997, the Company and its subsidiary, Wellsford Capital Corporation, entered into a definitive agreement with Value Property Trust (NYSE: VLP), a real estate investment trust, pursuant to which the Company will acquire VLP in a merger transaction for cash and stock valued at approximately $169 million.

     Pursuant to the terms of the merger agreement, the Company will pay to VLP shareholders approximately $130 million in cash and issue an aggregate of approximately 3.35 million shares of its common stock resulting in each VLP shareholder receiving $11.58 in cash and 0.2984 common shares of the Company for each share of VLP. VLP primarily owns 21 properties (with 2.1 million SF) and currently has approximately $64 million in net cash. The portfolio is diversified both by property type and geographic location. Seven office/industrial properties with 600,000 SF are located in Southern California, and 14 office/industrial and retail properties with 1.5 million SF are located primarily throughout the mid-Atlantic region.

     The closing of the transaction under such agreement is subject to the satisfaction of various closing conditions, including approval of VLP shareholders. The proposed acquisition, which will be accounted for as a purchase, is expected to be completed by January, 1998.

     The Company has entered into an agreement to sell, upon completion of the merger, for $65 million, 13 of the VLP properties to an affiliate of Whitehall ("Whitehall Property Buyer").

                WELLSFORD REAL PROPERTIES, INC. AND SUBSIDIARIES

                                  (UNAUDITED)

3. RECENT ACTIVITIES--(CONTINUED)

  The Abbey Company

     On August 28, 1997, the Company and Morgan Guaranty Trust Company of New York ("MGT") originated a $70 million secured credit facility to affiliates of The Abbey Company, Inc. ("Abbey"), an owner and operator of office, industrial, and retail properties in Southern California.

     The loan facility will be made available to Abbey for three years. Advances under the facility can be made for up to 80% of the value of the borrowing base collateral which will initially consist of 10 properties, all cross-collateralized, totaling approximately 1.1 million SF and having an average occupancy rate of 94% as of August 28, 1997.

     The initial advance under the facility was for approximately $48.4 million ($24.2 million of which represented the Company's 50% participation). Under the terms of its participation agreement with MGT, the Company will take a 50% junior participation on all advances under the facility.

     The Company will be entitled to receive interest on its advances under the facility at LIBOR plus 400 basis points.

     Abbey is owned 90% by Don Abbey and 10% by Mace Siegel and associates. Mr. Siegel is the Chairman of Macerich, a REIT traded on the New York Stock Exchange.

4. COMMITMENTS AND CONTINGENCIES

     The Company has entered into employment agreements with four of its officers. Such agreements are for terms which expire between 1999 and 2002, and provide for aggregate annual fixed payments of approximately $1.0 million, $1.0 million and $0.6 million in 1997, 1998 and 1999 through 2002, respectively.


     The Company has established its 1997 Management Incentive Plan (the "Management Incentive Plan"). Awards under the Management Incentive Plan may take the form of stock options, including corresponding stock appreciation rights and reload options, restricted stock awards and stock purchase awards. The Company may also provide stock purchase loans to enable Management Incentive Plan participants to pay for stock purchase awards. The maximum number of shares of common stock that may be the subject of awards under the Management Incentive Plan is 1,750,000 shares. Options to acquire 591,375 shares of common stock were granted under the Management Incentive Plan at the closing of the Spin-off to sixteen individuals including directors, executive officers and employees of the Company.

     The Company has established a Rollover Stock Option Plan (the "Rollover Plan"), which is substantially similar to the Management Incentive Plan, for the purpose of issued options and corresponding rights to purchase common stock in replacement for former Trust share options. All 1,326,235 options issuable under the Rollover Plan were issued at the closing of the Merger primarily to certain executive officers and directors of the Company in exchange for existing Trust options of equal value.

     Statement of Financial Accounting Standards ("SFAS") 123 "Accounting for Stock-Based Compensation" established a fair value based method of accounting for share based compensation plans, including share options. The disclosure requirements of SFAS 123 are effective for financial statements for fiscal years beginning after December 15, 1995. However, registrants may elect to continue accounting for share option plans under Accounting Principles Board ("APB") 25, but are required to provide proforma net income and earnings per share information "as if" the new fair value approach had been adopted. Because the Company has elected to continue to account for its share based compensation plans under APB 25, there has been no impact on the Company's consolidated financial statements resulting from SFAS 123.

     Pursuant to SFAS 123, the pro forma net income available to common shareholders for the three and nine month periods ended September 30, 1997, as if the fair value approach to accounting for share-based

                WELLSFORD REAL PROPERTIES, INC. AND SUBSIDIARIES

                                  (UNAUDITED)

4. COMMITMENTS AND CONTINGENCIES--(CONTINUED)

compensation had been applied, would be $0.8 million and $2.1 million, respectively, or $0.05 and $0.12 per common share, respectively, after income taxes. No options were outstanding prior to the Spin-off. The fair values of the options used in calculating these amounts were calculated using the Black-Scholes option pricing model and the following assumptions: (i) a risk-free interest rate of 6.24%, (ii) an expected life of 10 years, and (iii)

an expected volatility of 20%. The Black-Scholes option pricing model was developed for use in estimating the fair value of traded options which have no vesting restrictions and are fully transferable. In addition, option pricing models require the input of highly subjective assumptions including the expected share price volatility. Because the Company's employee share options have characteristics significantly different from those of traded options, and because changes in the subjective input assumptions can materially affect the fair value estimate, in management's opinion, the existing models do not necessarily provide a reliable single measure of the fair value of its employee share options.

5. EARNINGS PER SHARE

     The Company was a corporate subsidiary of the Trust until the Spin-off. Net income per share for the periods ended September 30, 1997 was calculated using the weighted average number of shares outstanding of 16,911,849, which includes the Company's common shares and Class A common shares, for the period May 30, 1997 to September 30, 1997.

     The Financial Accounting Standards Board issued SFAS 128, "Earnings per Share," which will require the Company to change the method previously used to compute earnings per share and to restate all prior periods as of December 31, 1996. Under the new requirements for calculating primary earnings per share, the dilutive effect of stock options will be excluded. At this time, the Company does not expect that these requirements will have a material effect on either basic or diluted earnings per share for any prior period.

6. INCOME TAXES

     The provision for income taxes consists of the following components:

Current federal tax........................................   $   762,000
Current state tax..........................................       215,000
Deferred federal tax.......................................        20,000
Deferred state tax.........................................         6,000
                                                              -----------
                                                              $ 1,003,000
                                                              -----------
                                                              -----------

     Deferred income taxes reflect the net tax effects of temporary differences between the carrying amount of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. The Company's deferred income tax liability of $26,000 at September 30, 1997 is included in Accrued Expenses and Other Liabilities and is the result of rental income recorded for book purposes but not for income tax purposes.

                WELLSFORD REAL PROPERTIES, INC. AND SUBSIDIARIES

                                  (UNAUDITED)

7. INVESTMENT IN JOINT VENTURE

     As of September 30, 1997, the Company, through its subsidiary, WCPT, owned a 50.1% interest in Wellsford Commercial (see Note 3). The following is a summary of the financial position of Wellsford Commercial which was formed on August 28, 1997:

                                                             SEPTEMBER 30,
                                                                 1997
                                                             -------------
Real estate, net..........................................   $ 176,915,203
Cash......................................................       1,400,644
Other assets..............................................       2,104,856
                                                             -------------
Total assets..............................................   $ 180,420,703
                                                             -------------
                                                             -------------
Atrium mortgage loan......................................   $  48,092,954
Bridge loan from the Company..............................      78,899,440
Other liabilities.........................................       3,108,479
Equity....................................................      50,319,830
                                                             -------------
Total liabilities and equity..............................   $ 180,420,703
                                                             -------------
                                                             -------------

     The following is a summary of the results of operations of Wellsford
Commercial:

                                                            PERIOD FROM
                                                          AUGUST 28, 1997
                                                           (INCEPTION) TO
                                                         SEPTEMBER 30, 1997
                                                         ------------------
Revenues
Rental income.........................................       $2,075,340
Other income..........................................          134,568
Expenses
Operating expense.....................................         (909,449)
Interest expense......................................         (673,247)
Depreciation and amortization.........................         (228,180)
General and administrative............................          (79,202)

                                                         ------------------
Net income............................................       $  319,830
                                                         ------------------
                                                         ------------------
Net income per unit...................................       $     0.06
                                                         ------------------
                                                         ------------------

     Wellsford Commercial's real estate assets are comprised of the Commercial Properties, 300 Atrium Drive, 400 Atrium Drive, 500 Atrium Drive, 700 Atrium Drive, and 1275 K Street as described in Note 3.

     Wellsford Commercial's debt is comprised as follows:

                                            AMOUNT       INTEREST RATE    MATURITY        SECURITY
                                         ------------    -------------    --------    ----------------
Atrium mortgage loan..................   $ 48,092,954        LIBOR +3%     5/15/00*     300, 400 and
                                                                                      500 Atrium Drive
Bridge loan from the Company..........     78,899,440        LIBOR +3%    11/26/97**     Unsecured
                                         ------------
Total.................................   $126,992,394
                                         ------------
                                         ------------

------------------
     * extendable for two years, with each one year extension increasing the interest rate by 0.75%.
     ** extendable for 90 days at LIBOR +4%.

     Wellsford Commercial has 5,000,000 membership units outstanding which were issued upon its formation at a value of $10 per unit.

                WELLSFORD REAL PROPERTIES, INC. AND SUBSIDIARIES

                                  (UNAUDITED)

7. INVESTMENT IN JOINT VENTURE--(CONTINUED)

     Allocations of income and distributions between the members of Wellsford Commercial are generally made in accordance with the ownership percentages as described in its operating agreement.

     Wellsford Commercial expects to meet its liquidity requirements, such as financing renovations to its properties, with operating cash flow from its properties, equity contributions from the owners of Wellsford Commercial, WCPT and Whitehall, and a $375 million loan facility that Wellsford Commercial is currently negotiating, consisting of a $225 million secured term loan facility and a $150 million secured revolving credit facility. There can be no assurance that such loan facility will be consummated.

                WELLSFORD REAL PROPERTIES, INC. AND SUBSIDIARIES
                    PRO FORMA CONSOLIDATED INCOME STATEMENTS

                  FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1997
                      AND THE YEAR ENDED DECEMBER 31, 1996
                      (IN THOUSANDS EXCEPT PER SHARE DATA)
                                  (UNAUDITED)

     During the year ended December 31, 1997, the Company consummated the Wellsford Office joint venture transaction, participated in the Abbey Credit Facility, the origination of the Woodlands Loan and the origination of the IPH Mezzanine Facility, acquired the Sonterra at Williams Centre property and the Blue Ridge property and executed a definitive Agreement and Plan of Merger with VLP and a Purchase and Sale Agreement with Whitehall Property Buyer, and Wellsford Office purchased 700 Atrium Drive and Mountain Heights, commercial office properties, and closed the Wellsford Office Bank Facility.

     The unaudited Pro Forma Consolidated Income Statements for the nine months ended September 30, 1997 and the year ended December 31, 1996 are presented as if the Company's transactions, each as referred to above, as well as the acquisition of certain properties (600 Atrium Drive and 15 Broad Street) by Wellsford Office had been consummated on January 1, 1997 and January 1, 1996, respectively. All of the pro forma adjustments shown are solely attributed to the transactions described. In the opinion of the Company's management, all adjustments necessary to reflect the effects of these transactions have been made.

     This unaudited Pro Forma Consolidated Income Statement is presented for comparative purposes only, and is not necessarily indicative of what the actual consolidated results of operations of the Company would have been for the period presented; nor does it purport to represent the results for future periods. This unaudited Pro Forma Consolidated Income Statement should be read in conjunction with, and is qualified in its entirety by, the historical consolidated financial statements and notes thereto and historical combined financial statements and notes thereto of the Company included in this Proxy Statement/Prospectus.

                        WELLSFORD REAL PROPERTIES, INC.

                    PRO FORMA CONSOLIDATED INCOME STATEMENT

                      NINE MONTHS ENDED SEPTEMBER 30, 1997
                      (IN THOUSANDS EXCEPT PER SHARE DATA)
                                  (UNAUDITED)

                                                     WHITEHALL         VLP           OTHER
                                                     PRO FORMA      PRO FORMA      PRO FORMA
                                      HISTORICAL    ADJUSTMENTS    ADJUSTMENTS    ADJUSTMENTS    PRO FORMA
                                      ----------    -----------    -----------    -----------    ---------
Revenue
  Rental income....................     $1,260        $(1,260)(A)    $ 3,710(D)     $ 1,876(F)    $ 6,286
                                                                                        700(G)
  Other income.....................                                                                     0
  Interest income..................      4,125            287(B)          38(D)     $ 1,619(H)      6,847
                                                                                      1,170(I)
                                                                                        810(J)
                                                                                     (1,202)(K)
  Joint venture income.............        160           (619)(C)                                    (459)
                                      ----------    -----------    -----------    -----------    ---------
     Total revenue.................      5,545         (1,592)         3,748          4,973        12,674
                                      ----------    -----------    -----------    -----------    ---------
Expenses
  Property operating and                   241           (241)(A)      1,137(D)         385(F)      1,685
     maintenance...................                                                     163(G)
  Real estate taxes................        106           (106)(A)        458(D)         143(F)        671
                                                                                         70(G)
  General and administrative.......      1,521
                                                                                                    1,521
  Depreciation.....................        221           (189)(A)        579(E)         475(L)      1,306
                                                                                        220(M)
  Interest.........................                                                     168(N)        168
  Property management..............         18            (18)(A)        122(D)          64(F)        211
                                                                                         25(G)
                                      ----------    -----------    -----------    -----------    ---------
     Total expenses................      2,107           (554)         2,296          1,713         5,562
                                      ----------    -----------    -----------    -----------    ---------
Income before income taxes.........      3,438         (1,038)         1,452          3,260         7,112
Provision for income taxes.........      1,003           (458)           640          1,438         2,623(O)
                                      ----------    -----------    -----------    -----------    ---------
Net income.........................     $2,435        $  (580)       $   812        $ 1,822       $ 4,489
                                      ----------    -----------    -----------    -----------    ---------
                                      ----------    -----------    -----------    -----------    ---------
Net income per common share........     $ 0.14                                                    $  0.22(P)
                                      ----------                                                 ---------
                                      ----------                                                 ---------
Weighted average common shares

  outstanding......................     16,912                                                     20,262(P)
                                      ----------                                                 ---------
                                      ----------                                                 ---------

                        WELLSFORD REAL PROPERTIES, INC.

                NOTES TO PRO FORMA CONSOLIDATED INCOME STATEMENT

                      NINE MONTHS ENDED SEPTEMBER 30, 1997
                                  (UNAUDITED)

(A) Represents the elimination of the historical operating revenues and expenses of Greenbrook Corporate Center which is accounted for in joint venture income pursuant to note (C) below.

(B) Represents interest income on the $4.3 million bridge loan to Wellsford/Whitehall Properties, L.L.C. for nine months at 9% (LIBOR + 3%).

(C) Represents nine months of operations of Wellsford/Whitehall Properties, L.L.C. as follows:

                                   (In thousands)
    Pointview, 1700 Valley Road,
      1800 Valley Road, Chatham        $    0   Under construction during this
                                                period.
    Greenbrook Corporate Center         1,765   *
    300/400/500 Atrium Drive            4,335   *
    1275 K Street                       1,404   *
    700 Atrium Drive                    1,356   *
    15 Broad Street                       427   *
    600 Atrium Drive                      (33)  *
    Mountain Heights                    1,626   *
    General and administrative exp.    (1,835)  Represents the estimated general
                                                and administrative costs of
                                                Wellsford/Whitehall Properties,
                                                L.L.C. for nine months.
    Depreciation expense               (2,849)  Represents depreciation on the
                                                assets marked * above for nine
                                                months utilizing a 40 year
                                                estimated useful life.
    Interest expense--Wellsford        (8,637)  Represents interest on the
      Office Bank Facility                      $146.9 million draws on the
                                                Wellsford Office Bank Facility
                                                for nine months at 7.84% (LIBOR
                                                + an average of 1.84%).
    Interest exp.--Company bridge        (287)  Represents interest on the $4.3
      loan                                      million Company bridge loan for
                                                nine months at 9% (LIBOR + 3%).
    Capitalized interest                1,812   Represents interest capitalized

                                                on properties under construction
                                                for nine months.
                                       ------
                                         (916)
    Company interest through WCPT       50.10%
                                       ------
                                       ($ 459)
    Actual September 1997              ($ 160)
                                       ------
                                       ($ 619)
                                       ------
                                       ------

    * Represents historical operating revenues and expenses of these assets (historical real estate taxes in the case of 600 Atrium Drive) for the nine months ended September 30, 1997.

(D) Represents historical operating revenues and expenses of the VLP assets (which are not under contract to be sold) for the nine months ended September 30, 1997.

(E) Represents depreciation on the VLP assets for nine months utilizing a 40 year estimated useful life.

                        WELLSFORD REAL PROPERTIES, INC.

                      NINE MONTHS ENDED SEPTEMBER 30, 1997
                                  (UNAUDITED)

(F) Represents historical operating revenues and expenses of the Sonterra at Williams Centre property for the nine months ended September 30, 1997.

(G) Represents historical operating revenues and expenses of the Blue Ridge property for the period subsequent to its substantial completion through September 30, 1997.

(H) Represents interest income on the $24.2 million Abbey Credit Facility for the period prior to its acquisition at 10% (LIBOR + 4%).

(I) Represents interest income on the $15.0 million Woodlands Loan for nine months at 10.4% (LIBOR + 4.4%).

(J) Represents interest income on the $9.8 million IPH Mezzanine Facility for nine months at 11% (LIBOR + 5%).

(K) Represents the reversal of interest income from the $17.8 million Sonterra Loan at 9% for nine months.


(L) Represents depreciation on the Sonterra at Williams Centre property for nine months utilizing a 27.5 year estimated useful life.

(M) Represents depreciation on the Blue Ridge property for the period subsequent to its substantial completion utilizing a 27.5 year estimated useful life.

(N) Represents non-capitalized interest on the Company's credit facility at 7.75% (LIBOR + 1.75%) for nine months.

(O) Represents the Company's estimated provision for federal and state income taxes at rates of 35% and 14%, respectively.

(P) Reflects the issuance of 3.35 million common shares in connection with the VLP transaction.

                        WELLSFORD REAL PROPERTIES, INC.

                    PRO FORMA CONSOLIDATED INCOME STATEMENT

                          YEAR ENDED DECEMBER 31, 1996
                      (IN THOUSANDS EXCEPT PER SHARE DATA)
                                  (UNAUDITED)

                                                              WHITEHALL          VLP            OTHER
                                                              PRO FORMA       PRO FORMA       PRO FORMA
                                               HISTORICAL    ADJUSTMENTS     ADJUSTMENTS     ADJUSTMENTS     PRO FORMA
                                               ----------    -----------     -----------     -----------     ---------
Revenue
  Rental income.............................                                   $ 4,547(C)      $ 1,766(E)    $  6,313
  Other income..............................                                                                        0
  Interest income...........................      $757        $     383(A)          50(C)        2,418(F)       5,491
                                                                                                 1,560(G)
                                                                                                 1,080(H)
                                                                                                  (757)(I)
  Joint venture income......................                     (3,328)(B)                                    (3,328)
                                               ----------    -----------     -----------     -----------     ---------
     Total revenue..........................       757           (2,945)         4,597           6,067          8,476
                                               ----------    -----------     -----------     -----------     ---------
Expenses
  Property operating and maintenance........                                     1,490(C)          512(E)       2,002
  Real estate taxes.........................                                       572(C)           45(E)         617
  General and administrative................                                                                        0
  Depreciation..............................                                       773(D)          634(J)       1,407
  Interest..................................                                                       224(K)         224
  Property management.......................                                       199(C)           87(E)         286
                                               ----------    -----------     -----------     -----------     ---------
  Total expenses............................         0                0          3,034           1,502          4,536

                                               ----------    -----------     -----------     -----------     ---------
Income before income taxes..................       757           (2,945)         1,563           4,565          3,940
Provision for income taxes..................                     (1,299)           689           2,013          1,403 (L)
                                               ----------    -----------     -----------     -----------     ---------
Net income..................................      $757        ($  1,646)       $   874         $ 2,552       $  2,537
                                               ----------    -----------     -----------     -----------     ---------
                                               ----------    -----------     -----------     -----------     ---------

                        WELLSFORD REAL PROPERTIES, INC.

                NOTES TO PRO FORMA CONSOLIDATED INCOME STATEMENT

                          YEAR ENDED DECEMBER 31, 1996
                                  (UNAUDITED)

(A) Represents interest income on the $4.3 million bridge loan to Wellsford/Whitehall Properties, L.L.C. for one year at 9% (LIBOR + 3%).


(B) Represents one year of operations of Wellsford/Whitehall Properties, L.L.C. as follows:
                              (IN THOUSANDS)

    Pointview, 1700 Valley Road,
    1800 Valley Road, Chatham....... $     0     Under construction during this
                                                 period.
    Greenbrook Corporate Center.....   2,420     *
    300/400/500 Atrium Drive........    (793)    *
    1275 K Street...................   3,916     *
    700 Atrium Drive................   1,860     *
    15 Broad Street.................     320     *
    600 Atrium Drive................     (38)    *
    Mountain Heights................   1,401     *
    General and administrative exp..  (2,446)    Represents the estimated
                                                 general and administrative
                                                 costs of Wellsford/Whitehall
                                                 Properties, L.L.C. for one
                                                 year.
    Depreciation expense............  (3,799)    Represents depreciation on the
                                                 assets marked * above for one
                                                 year utilizing a 40 year
                                                 estimated useful life.
    Interest expense--Wellsford
    Office Bank Facility............ (11,516)    Represents interest on the
                                                 $146.9 million draws on the
                                                 Wellsford Office Bank Facility
                                                 for one year at 7.84% (LIBOR +
                                                 an average of 1.84%).
    Interest exp.--Company bridge
    loan............................    (383)    Represents interest on the $4.3
                                                 million Company bridge loan for
                                                 one year at 9% (LIBOR + 3%).
    Capitalized interest............   2,416     Represents interest capitalized
                                                 on properties under
                                                 construction for one year.
                                     -------
                                      (6,646)

    Company interest through WCPT...   50.10%
                                     -------


                                     ($3,328)
                                     -------
                                     -------

    * Represents historical operating revenues and expenses of these assets (historical real estate taxes in the case of 600 Atrium Drive) for the year ended December 31, 1996.

(C) Represents historical operating revenues and expenses of the VLP assets (which are not under contract to be sold) for the year ended December 31, 1996.

(D) Represents depreciation on the VLP assets for one year utilizing a 40 year estimated useful life.

(E) Represents historical operating revenues and expenses of the Sonterra at Williams Centre property for the year ended December 31, 1996.

(F) Represents interest income on the $24.2 million Abbey Credit Facility for one year at 10% (LIBOR + 4%).

(G) Represents interest income on the $15.0 million Woodlands Loan for the one year at 10.4% (LIBOR + 4.4%).

(H) Represents interest income on the $9.8 million IPH Mezzanine Facility for one year at 11% (LIBOR + 5%).

(I) Represents the reversal of interest income from the $17.8 million Sonterra Loan at 9% for the period it was outstanding.

(J) Represents depreciation on the Sonterra at Williams Centre property for the period the buildings were completed and available for occupancy utilizing a
    27.5 year estimated useful life.

(K) Represents non-capitalized interest on the Company's credit facility at 7.75% (LIBOR + 1.75%) for one year.

(L) Represents the Company's estimated provision for federal and state income taxes at rates of 35% and 14%, respectively.

                WELLSFORD REAL PROPERTIES, INC. AND SUBSIDIARIES

                      PRO FORMA CONSOLIDATED BALANCE SHEET

                               SEPTEMBER 30, 1997
                                 (IN THOUSANDS)
                                  (UNAUDITED)

     This unaudited Pro Forma Consolidated Balance Sheet is presented as if the origination of the Woodlands Loan, the origination of the IPH Mezzanine Facility, the acquisition of the Sonterra at Williams Centre property, the acquisition of the Blue Ridge property, the VLP Merger, the sale of certain VLP assets to Whitehall Property Buyer, the acquisition of certain properties (600 Atrium Drive, 15 Broad Street and Mountain Heights) by Wellsford Office and the closing of the Wellsford Office Bank Facility had been consummated on September 30, 1997.

     This unaudited Pro Forma Consolidated Balance Sheet is presented for comparative purposes only, and is not necessarily indicative of what the actual consolidated financial position of the Company would have been at September 30, 1997; nor does it purport to represent the future consolidated financial position of the Company. This unaudited Pro Forma Consolidated Balance Sheet should be read in conjunction with, and is qualified in its entirety by, the historical consolidated financial statements and notes thereto and historical combined financial statements and notes thereto of the Company included in this Prospectus.

                        WELLSFORD REAL PROPERTIES, INC.

                      PRO FORMA CONSOLIDATED BALANCE SHEET
                               SEPTEMBER 30, 1997
                                 (IN THOUSANDS)
                                  (UNAUDITED)

                                                               VLP            OTHER        BLUE RIDGE
                                                            PRO FORMA       PRO FORMA       PRO FORMA
                                            HISTORICAL     ADJUSTMENTS     ADJUSTMENTS     ADJUSTMENTS     PRO FORMA
                                            ----------     -----------     -----------     -----------     ---------
                 ASSETS
Real estate assets, at cost:
  Land...................................    $       0      $   5,453       $   3,075       $   5,225      $  13,753
  Buildings and improvements.............                      30,902          17,425          36,275         84,602
                                            ----------     -----------     -----------     -----------     ---------
                                                     0         36,355          20,500(H)       41,500(L)      98,355
     Less, accumulated depreciation......                                                                          0
                                            ----------     -----------     -----------     -----------     ---------
                                                     0         36,355          20,500          41,500         98,355
  Construction in process................       21,864                                         (5,500)(L)     16,364
                                            ----------     -----------     -----------     -----------     ---------
                                                21,864         36,355(A)       20,500          36,000        114,719
Notes receivable.........................      145,880                         24,821(I)                      78,256
                                                                              (74,645)(J)
                                                                              (17,800)(H)
Investment in joint venture..............       32,425                         12,052(K)                      44,477
                                            ----------     -----------     -----------     -----------     ---------
Total real estate assets.................      200,169         36,355         (35,072)         36,000        237,452
Cash and cash equivalents................        5,533       (130,000)(B)     (24,821)(I)      (1,200)(L)     37,905
                                                               64,000(C)       74,645(J)
                                                               65,000(D)       (2,700)(H)
                                                                 (500)(E)     (12,052)(K)
Restricted cash..........................        6,717                                                         6,717
Deferred tax asset.......................                       4,007(F)                                       4,007
Other assets.............................        1,983                                                         1,983
                                            ----------     -----------     -----------     -----------     ---------
Total Assets.............................    $ 214,402      $  38,862       $       0       $  34,800      $ 288,064
                                            ----------     -----------     -----------     -----------     ---------
                                            ----------     -----------     -----------     -----------     ---------

         LIABILITIES AND EQUITY
Liabilities:
  Tax exempt mortgage note payable.......    $  14,755                                                     $  14,755
  Mortgage payable.......................                                                   $  34,500(L)      34,500
  Credit facility........................       10,000                                                        10,000
  Other liabilities......................        6,667                                                         6,667
                                            ----------     -----------     -----------     -----------     ---------
Total Liabilities........................       31,422      $       0       $       0          34,500         65,922

                                            ----------     -----------     -----------     -----------     ---------
Commitments and contingencies............           --             --              --              --             --
Minority Interest........................        3,092                                            300(L)       3,392
Equity:
  Common Stock, 197,650,000 shares
     authorized--19,922,043 shares, $.01
     par value per share, issued and
     outstanding as adjusted.............          166             33                                            199
  Class A Common Stock, 350,000 shares
     authorized--339,806, $.01 par value
     per share, issued and outstanding as
     adjusted............................            3                                                             3
  Series A 8% Convertible Redeemable
     Preferred Stock, 2,000,000 shares
     authorized--no shares, $.01 par
     value per share, issued and
     outstanding.........................           --                                                            --
  Paid in capital in excess of par
     value...............................      178,288         38,829                                        217,117
  Retained earnings......................        1,431                                                         1,431
                                            ----------     -----------     -----------     -----------     ---------
Total Equity.............................      179,888         38,862(G)            0               0        218,750
                                            ----------     -----------     -----------     -----------     ---------
Total Liabilities and Equity.............    $ 214,402      $  38,862       $       0       $  34,800      $ 288,064
                                            ----------     -----------     -----------     -----------     ---------
                                            ----------     -----------     -----------     -----------     ---------

                        WELLSFORD REAL PROPERTIES, INC.

                 NOTES TO PRO FORMA CONSOLIDATED BALANCE SHEET

                               SEPTEMBER 30, 1997
                                 (IN THOUSANDS)
                                  (UNAUDITED)

(A) Represents real estate assets (which are not under contract to be sold) to be acquired in the VLP transaction, as follows:

       Gross real estate assets to be acquired................. $101,355
       Real estate assets to be sold (pursuant to (D) below)...  (65,000)
                                                                --------
       Net real estate assets to be acquired................... $ 36,355
                                                                --------
                                                                --------

(B) Represents cash to be paid to the VLP shareholders in the VLP transaction.

(C) Represents VLP cash to be received in the VLP transaction.

(D) Represents proceeds from the sale of certain VLP real estate assets which are under contract to be sold to Whitehall Property Buyer.

(E) Represents estimated stock issuance costs to be paid in connection with the VLP transaction.

(F) Represents the net deferred tax asset to be acquired in the VLP transaction, which consists of $34,927 (related to the VLP NOL carryforward) net of an allowance of $29,319 and a deferred tax liability of $1,601.

(G) Represents 3,350,000 Company common shares to be issued at $11.75 per share in connection with the VLP transaction, less $0.5 million of stock issuance costs.

(H) Represents the purchase of the Sonterra at Williams Centre property for $20.5 million utilizing the Sonterra Loan balance of $17.8 million and $2.7 million of cash.

(I) Represents funding of the Woodlands Loan ($15.0 million at LIBOR + 4.4%) and the IPH Mezzanine Facility ($9.8 million at LIBOR + 5.0%).

(J) Represents repayment of a portion of the Company's bridge loan to Wellsford/Whitehall Properties, L.L.C. with proceeds from the Wellsford Office Bank Facility.

(K) Represents funding of the Company's capital contribution to Wellsford/Whitehall Properties, L.L.C. for the purchase of Mountain Heights plus additional equity contributions totalling $12.1 million made in December 1997.

(L) Represents the purchase of the Blue Ridge property for $41.5 million utilizing $1.5 million of cash and a $34.5 million mortgage loan. Blue Ridge was under construction prior to its purchase and $5.5 million of the purchase price was previously included in the Company's construction in process balance representing land and infrastructure costs. Cash of $0.3 million is funded by the minority partner.

                         REPORT OF INDEPENDENT AUDITORS

To the Shareholders and Board of Directors of Wellsford Real Properties, Inc.

     We have audited the accompanying combined balance sheets of the Predecessor to Wellsford Real Properties, Inc. (the "Company") as of December 31, 1996 and 1995, and the related combined statements of income and equity for the year ended December 31, 1996 and cash flows for the year ended December 31, 1996 and for the period from March 22, 1995 (the date the assets were acquired and liabilities incurred) to December 31, 1995. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     As described in Note 1, no operating revenues or expenses were incurred in the period from March 22, 1995 through December 31, 1995. Accordingly, the statement of income for the period ended December 31, 1995 has been omitted.

     In our opinion, the combined financial statements referred to above present fairly, in all material respects, the combined financial position of the Company at December 31, 1996 and 1995, and the combined results of its operations for the year ended December 31, 1996 and its cash flows for the year ended December 31, 1996 and for the period from March 22, 1995 to December 31, 1995, in conformity with generally accepted accounting principles.

                                          ERNST & YOUNG LLP

New York, New York
February 28, 1997

                 WELLSFORD REAL PROPERTIES, INC. (PREDECESSOR)

                            COMBINED BALANCE SHEETS
                                 (IN THOUSANDS)

                                                                                        DECEMBER 31,    DECEMBER 31,
                                                                                            1996            1995
                                                                                        ------------    ------------
                                       ASSETS

Construction in process..............................................................     $ 21,306        $  7,955
Restricted cash......................................................................        5,520          10,414
Mortgage note and interest receivable................................................       17,934               0
                                                                                        ------------    ------------
  Total Assets.......................................................................     $ 44,760        $ 18,369
                                                                                        ------------    ------------
                                                                                        ------------    ------------
                               LIABILITIES AND EQUITY

Tax exempt mortgage note payable.....................................................     $ 14,755        $ 14,755
                                                                                        ------------    ------------
  Total Liabilities..................................................................       14,755          14,755
                                                                                        ------------    ------------
                                                                                        ------------    ------------
Commitments and contingencies........................................................           --              --
Equity...............................................................................       30,005           3,614
                                                                                        ------------    ------------
Total Equity.........................................................................       30,005           3,614
                                                                                        ------------    ------------
  Total Liabilities and Equity.......................................................     $ 44,760        $ 18,369
                                                                                        ------------    ------------
                                                                                        ------------    ------------

                            See accompanying notes.

                 WELLSFORD REAL PROPERTIES, INC. (PREDECESSOR)

                    COMBINED STATEMENT OF INCOME AND EQUITY
                                 (IN THOUSANDS)

                                                                   YEAR
                                                                  ENDED
                                                               DECEMBER 31,
                                                                   1996
                                                               ------------
Interest income.............................................     $    757
                                                               ------------
Net income..................................................          757
                                                               ------------
Equity, January 1, 1996.....................................        3,614
Contributions...............................................       25,634
                                                               ------------
Equity, December 31, 1996...................................     $ 30,005
                                                               ------------
                                                               ------------

                            See accompanying notes.

                 WELLSFORD REAL PROPERTIES, INC. (PREDECESSOR)

                        COMBINED STATEMENTS OF CASH FLOW

                                                                                            YEAR        PERIOD FROM
                                                                                           ENDED        MARCH 22 TO
                                                                                        DECEMBER 31,    DECEMBER 31,
                                                                                            1996            1995
                                                                                        ------------    ------------
                                                                                               (IN THOUSANDS)
Cash flows from operating activities:
  Net Income.........................................................................     $    757        $      0
     Adjustments to reconcile net income to net cash provided by operating activities:
       Decrease (increase) in assets:
          Debt service reserve.......................................................        4,894           4,341
          Interest receivable........................................................         (134)              0
                                                                                        ------------    ------------
Net cash provided by operating activities............................................        5,517           4,341
                                                                                        ------------    ------------
Cash flows from investing activities:
  Investments in real estate assets..................................................      (13,351)         (7,955)
  Investment in mortgage note receivable.............................................      (17,800)              0
                                                                                        ------------    ------------
Net cash (used) in investing activities..............................................      (31,151)         (7,955)
                                                                                        ------------    ------------
Cash flows from financing activities:
  Proceeds from tax exempt mortgage note payable.....................................            0          14,755
  Funding of restricted cash accounts................................................            0         (14,755)
  Equity contributions...............................................................       25,634           3,614
                                                                                        ------------    ------------
Net cash provided by financing activities............................................       25,634           3,614
                                                                                        ------------    ------------
Net increase (decrease) in cash and cash equivalents.................................            0               0
Cash and cash equivalents, beginning of period.......................................            0               0
                                                                                        ------------    ------------
Cash and cash equivalents, end of period.............................................     $      0        $      0
                                                                                        ------------    ------------
                                                                                        ------------    ------------
Cash paid during the period for interest.............................................     $    663        $    335
                                                                                        ------------    ------------
                                                                                        ------------    ------------

                            See accompanying notes.

                 WELLSFORD REAL PROPERTIES, INC. (PREDECESSOR)

                     NOTES TO COMBINED FINANCIAL STATEMENTS

1. ORGANIZATION AND BASIS OF PRESENTATION

     Wellsford Real Properties, Inc. ("WRP Newco"), a C corporation formed on January 8, 1997, is a subsidiary of Wellsford Residential Property Trust ("Wellsford"). On January 16, 1997 Wellsford announced its intention to merge with Equity Residential Properties Trust ("EQR"). Immediately prior to the Merger, Wellsford intends to contribute certain of its assets to WRP Newco and have WRP Newco assume certain liabilities of Wellsford. Immediately after the contribution of assets to WRP Newco and immediately prior to the Merger, Wellsford intends to distribute to its common shareholders all the outstanding shares of WRP Newco owned by Wellsford. The common shareholders of Wellsford will receive one common share of WRP Newco for each four common shares of Wellsford owned.

     The accompanying combined financial statements of the predecessor to WRP Newco (the "Company") include the assets and liabilities to be contributed and assumed by WRP Newco from the time the assets and liabilities were acquired or incurred, respectively, by Wellsford or the majority owned or controlled subsidiary of Wellsford. Such financial statements have been prepared using the historical basis of the assets and liabilities and historical results of operations related to the Company's assets.

     For the purpose of the Company, the assets were acquired and liabilities incurred beginning on March 22, 1995. During the period from March 22, 1995 through December 31, 1996 the Company was principally involved in the initial phase of construction development activities with no operating revenues or expenses incurred. Accordingly, the income statement for the period ended December 31, 1995 has been omitted. The Company has earned interest income on the Sonterra Mortgage (see Note 4) during the year ended December 31, 1996.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     Principles of Combination. All significant intercompany transactions between Wellsford and the majority owned or controlled subsidiaries relating to the assets and liabilities that are to be contributed or assumed by WRP Newco have been eliminated in combination.

     Income Recognition. Residential communities are leased under operating leases with terms generally one year or less; rental revenue is recognized monthly as it is earned. Commercial properties are leased under operating leases; rental revenue is recognized on a straight-line basis over the terms of the leases.

     Cash and Cash Equivalents. The Company considers all demand and money market accounts and short term investments in government funds with an original maturity of three months or less to be cash and cash equivalents.

     Real Estate and Depreciation. Costs directly related to the acquisition and improvement of real estate are capitalized, including interest expense incurred during and related to construction and including all improvements identified during the underwriting of a property acquisition.

     Depreciation is computed over the expected useful lives of depreciable property on a straight line basis, principally 40 years for buildings and improvements and 5 to 12 years for furnishings and equipment.

     The Company has adopted Statement of Financial Accounting Standard ("SFAS") 121 "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed of" which requires that long-lived assets to be held and used be reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable and that long-lived assets to be disposed of be measured at the lower of carrying amount or net realizable value. The adoption of SFAS 121 has not had an impact on the Company's combined financial position or results of operations.

     Mortgage Note Receivable Impairment. The Company considers a note impaired if, based on current information and events, it is probable that all amounts due under the note agreement are not collectable.

                 WELLSFORD REAL PROPERTIES, INC. (PREDECESSOR)

Impairment is measured based upon the fair value of the underlying collateral. No impairment has been recorded through December 31, 1996.

     Financing Costs. Financing and refinancing costs are capitalized and amortized over the term of the related loan under the interest method. Credit facility fees are capitalized and amortized over the term of the commitment on a straight-line basis.

     Estimates. The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

3. RESTRICTED CASH

     Restricted cash primarily consists of the remaining proceeds from the Palomino Park tax-exempt mortgage note (Note 5) which are restricted in their use to construction costs and capitalized interest related to the Palomino Park development project (Note 4).

4. MULTIFAMILY COMMUNITIES AND MORTGAGE NOTE RECEIVABLE


     The Company holds a $17.8 million mortgage on a 344 unit, newly constructed community in Tucson, Arizona known as Sonterra at Williams Centre (the "Sonterra Mortgage"). The Sonterra Mortgage was originated in July 1996, bears interest at 9% per annum and matures in July 1999. The Company also has the exclusive option to purchase the community for $20.5 million through December 1997 and $21 million during 1998. Interest receivable of $0.1 million is included in the December 31, 1996 balance. The fair market value of the Company's mortgage note receivable, estimated by using a discounted cash flow analysis, approximates the carrying amount. In connection with the Sonterra Mortgage, a $0.2 million origination fee was paid to Wellsford by the borrower.

     The Company currently has two multifamily projects under development in a suburb of Denver, Colorado, totaling 760 apartment units (collectively, the "Development Communities"). The Development Communities are the first of five communities at Palomino Park, a 1,880 unit master-planned, security controlled apartment/townhome community. The Company has the option to develop phases three through five, but is not obligated to do so. The 181.8 acre master site surrounds an amenity-filled, 24 acre park and an approximately 29,000 square foot recreational center to be shared by all phases. The Development Communities are being constructed pursuant to fixed-price contracts, with a local developer, and are estimated to cost approximately $76.1 million in total, including certain development and incentive fees payable to the developer. The Company is committed to purchase 100% of the Development Communities upon completion and the achievement of certain occupancy levels. At December 31, 1996 the Company had invested $21 million related to the land for the Development Communities, the recreation center and general infrastructure work. A portion of such infrastructure will become the property of certain local governmental entities at the date of completion and retirement of the tax-exempt mortgage note payable described in Note 5. In addition, approximately $21.8 million was outstanding at December 31, 1996 on a construction loan to the developer, which the Company would repay upon purchase assuming completion and achievement of certain occupancy levels. During the periods ended December 31, 1996, and December 31, 1995, respectively, the Company capitalized $0.7 million and $0.3 million of interest to the Development Communities. The Company expects to fund the construction of its Development Communities from its working capital and with proceeds from a credit facility and a $14.8 million tax-exempt mortgage note (Note 5).

     Subsequent to December 31, 1996, the Company entered into contracts on five commercial office properties for $47.6 million in aggregate, and has closed on four of the properties. The purchase prices for these commercial properties include approximately $2.25 million in value of shares of WRP Newco Common to be issued to an

                 WELLSFORD REAL PROPERTIES, INC. (PREDECESSOR) entity in consideration for the assignment of the purchase contracts entered into by such entity. Upon liquidation of such entity, each of the Chairman of the Board and President of Wellsford, Messrs. Lynford and Lowenthal, will receive approximately 16.4% of such shares, and the wife of Mark Germain, a trustee of Wellsford, will receive approximately 13.8% of such shares. Each are owners of such entity.

     Greenbrook Corporate Center ($23.7 million) is a Class A, three-story office building with a 35 foot atrium, located in Fairfield, NJ, and comprising approximately 190,000 square feet. It is situated on a 20 acre developed site with 7 acres of additional, contiguous undeveloped land.

     Point View ($15.8 million) consists of 194 acres containing two office buildings, totaling approximately 560,000 square feet, an adjacent 10-acre undeveloped site, and a central utility plant located in Wayne, NJ. The site is currently undergoing a major renovation. The purchase of this building was closed in February 1997.

     1700 Valley Road ($1.0 million) is a Class B+, two-story vacant office building located in Wayne, NJ and comprising approximately 70,600 square feet. It is situated on a nine acre site. The purchase of this building was closed in February 1997.

     1800 Valley Road ($2.0 million) is a Class B+, two-story vacant office building located in Wayne, NJ and comprising approximately 54,800 square feet. It is situated on a 14 acre site. The purchase of this building was closed in February 1997.

     The Chatham Building ($5.1 million) is a three-story office building located in Chatham, NJ and comprising approximately 65,000 square feet. The site is currently undergoing a major renovation. The purchase of this building was closed in January 1997.

5. TAX EXEMPT MORTGAGE NOTES PAYABLE

     At December 31, 1996 and 1995, the Company had $14.8 million of tax exempt mortgage notes payable outstanding. The Company's tax exempt mortgage note payable is secured by certain infrastructure at the Company's Palomino Park development and bears interest-only payments at a variable rate (which approximates the Standard & Poor's/J.J. Kenney index for short-term high grade tax-exempt bonds, currently 3.65 %) until it matures in December 2035.

     The tax-exempt mortgage note payable is security for tax-exempt bonds which are backed by a letter of credit from a AAA rated financial institution. Wellsford has guaranteed the reimbursement of the financial institution in the event that the letter of credit is drawn upon. It is anticipated that as a result of the Merger, this guaranty will be replaced by the guarantees of WRP Newco and EQR. These bonds require the Company to obtain the approval of both the trustee, as defined in the bond documents, and the above mentioned financial institution for transactions such as those anticipated in connection with the Merger and Distribution. The Company expects to receive such approvals.

     The fair market value of the variable rate tax exempt mortgage note is considered to be the carrying amount.


6. COMMITMENTS AND CONTINGENCIES

     WRP Newco will enter into employment agreements with certain of its officers. Such agreements will be for terms which expire between 1999 and 2002, and will provide for aggregate annual base salaries of $0.9 million, $0.9 million and $0.6 million in 1997, 1998 and 1999 through 2002, respectively. The Company is obligated under an operating lease covering its corporate headquarters for $0.2 million in 1997, $0.2 million in 1998, and $0.2 million in 1999, plus certain operating expense escalations.

     As a commercial real estate owner, the Company is subject to potential environmental costs. The Company's Point View site contains asbestos containing materials ("ACMs"); upon acquisition of the property, the Company intends to proceed with the removal of all ACMs in such property which is anticipated to cost

                 WELLSFORD REAL PROPERTIES, INC. (PREDECESSOR)

$3.5 million. At this point in time, management of the Company is not aware of any environmental concerns that would have a material adverse effect on the Company's financial position or future results of operations except as just described.

     In 1997 WRP Newco will adopt a defined contribution savings plan pursuant to Section 401 of the Internal Revenue Code. Under such a plan there are no prior service costs. All employees will be eligible to participate in the plan after one year of service. Employer contributions will be made based on a discretionary amount determined by WRP Newco's management. Employer contributions, if any, will be based upon the amount contributed by an employee.

     The Company will lend $20 million of an $80 million secured subordinated mezzanine loan to an entity which owns substantially all of the equity interest (the "Equity Interest") in the owner of a 52-story, approximately 1.75 million sq. ft. Class A office building located at 277 Park Avenue, New York City (the "277 Park Loan"). The loan will be secured primarily by a pledge of the Equity Interest owned by the Borrower. The 277 Park Loan will be due in April 2007 and will bear interest at the rate of approximately 12% per annum.

                         REPORT OF INDEPENDENT AUDITORS

To the Trustees and Shareholders of
Value Property Trust:

     We have audited the accompanying consolidated balance sheets of Value Property Trust as of September 30, 1997 and 1996, and the related consolidated statements of operations, shareholders' equity and cash flows for the years then ended and related financial statement schedules. These financial statements and financial statement schedules are the responsibility of the Trust's management. Our responsibility is to express an opinion on these financial statements and financial statement schedules based on our audits. The financial statements and financial statement schedules of Value Property Trust as of September 30, 1995, and for the year then ended, were audited by other auditors whose report dated November 10, 1995, included an emphasis of matter paragraph which described the reorganization and the implementation of Fresh Start Reporting as discussed in
Note 1 to the financial statements.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the 1997 and 1996 consolidated financial statements referred to above present fairly, in all material respects, the financial position of Value Property Trust as of September 30, 1997 and 1996, and the consolidated results of their operations and their cash flows for the years then ended, in conformity with generally accepted accounting principles. In addition, in our opinion, the related 1997 and 1996 financial statement schedules referred to above, when considered in relation to the basic financial statements taken as a whole, present fairly in all material aspects, the information required to be included therein.

COOPERS & LYBRAND L.L.P.

New York, New York
November 28, 1997

                         REPORT OF INDEPENDENT AUDITORS

Trustees and Shareholders
Value Property Trust

     We have audited the balance sheets of Value Property Trust (formerly Mortgage and Realty Trust) at September 30, 1995 and 1994 and the related statements of operations, shareholders' equity, and cash flows for each of the three years in the period ended September 30, 1995. These financial statements are the responsibility of the Trust's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     As more fully described in the financial statements, on September 22, 1995, the Bankruptcy Court confirmed the Trust's plan of reorganization which was consummated on September 29, 1995 permitting the Trust to emerge from proceedings under the Bankruptcy Code. The Trust implemented the guidance as to the accounting for entities emerging from Chapter 11 set forth in Statement of Position 90-7, "Financial Reporting by Entities in Reorganization under the Bankruptcy Code" ("Fresh Start Reporting") as of September 30, 1995. Due to the reorganization and the implementation of Fresh Start Reporting, assets were recorded at reorganization value, liabilities were recorded at fair values and outstanding obligations were discharged primarily in exchange for cash, new indebtedness and equity. As a result, the balance sheet at September 30, 1995 reflects a new basis of accounting and, accordingly, is not comparable to balance sheets prior to that date.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Value Property Trust, at September 30, 1995 and 1994, and the results of its operations and its cash flows for each of the three years in the period ended September 30, 1995, in conformity with generally accepted accounting principles.

                                          ERNST & YOUNG LLP

Philadelphia, Pennsylvania
November 10, 1995

                              VALUE PROPERTY TRUST

                     CONSOLIDATED STATEMENTS OF OPERATIONS

                        FOR THE YEARS ENDED SEPTEMBER 30
                    (DOLLARS IN THOUSANDS EXCEPT PER SHARE)

                                                                                    POST-                    PRE-
                                                                                 CONFIRMATION            CONFIRMATION
                                                                              ------------------         ------------
                                                                               1997       1996               1995
                                                                              -------    -------         ------------
Revenue:
Rental properties:
  Rental income............................................................   $20,486    $26,925    |      $ 24,608
  Operating expense reimbursement..........................................     2,975      3,557    |         2,286
Interest and fee income on mortgage loans..................................       202      2,853    |         9,353
Interest on short-term investments.........................................     3,064      1,713    |         3,086
Other......................................................................         9         18    |           131
                                                                              -------    -------    |      --------
  Total Revenue............................................................    26,736     35,066    |        39,464
                                                                              -------    -------    |      --------
Expenses:                                                                                           |
Interest...................................................................     4,640     10,489    |        35,900
Rental properties:                                                                                  |
  Operating................................................................     8,971     12,084    |        11,702
  Depreciation and amortization............................................     1,717      2,347    |         7,306
Other operating expenses...................................................     3,053      3,173    |         4,518
Litigation settlement......................................................       751         --    |            --
Provision for losses on mortgage loans and related investments.............        --         --    |         3,000
                                                                              -------    -------    |      --------
  Total Expenses...........................................................    19,132     28,093    |        62,426
                                                                              -------    -------    |      --------
Income (loss) from operations before reorganization items, and gain on sale                         |
  of real estate and extraordinary item....................................     7,604      6,973    |       (22,962)
                                                                              -------    -------    |      --------
Reorganization items:                                                                               |
  Professional fees and other..............................................        --         --    |         6,219
  Interest income..........................................................        --         --    |          (441)
  Write down of invested assets to reorganization value....................        --         --    |        66,597
                                                                              -------    -------    |      --------
  Total reorganization items...............................................        --         --    |        72,375
                                                                              -------    -------    |      --------
Income (loss) before gain on sale of real estate and extraordinary item....     7,604      6,973    |       (95,337)
                                                                              -------    -------    |      --------
Gain on sale of real estate................................................    24,861         --    |            --
                                                                              -------    -------    |      --------
Income (loss) from operations before extraordinary item....................    32,465      6,973    |       (95,337)
Extraordinary item-gain on extinguishment of debt..........................        --         --    |        75,304
                                                                              -------    -------    |      --------

  Net income (loss)........................................................   $32,465    $ 6,973    |      $(20,033)
                                                                              -------    -------    |      --------
                                                                              -------    -------    |      --------
Per share:                                                                                          |
Income from operations before reorganization items, gain on sale of real                            |
  estate and extraordinary item *..........................................   $  0.68    $  0.62    |
Gain on sale of real estate *..............................................   $  2.21    $  0.00    |
                                                                              -------    -------    |
  Net income *.............................................................   $  2.89    $  0.62    |
                                                                              -------    -------    |
                                                                              -------    -------    |
Weighted average number of common shares outstanding.......................    11,226     11,226    |        11,226

------------------
* Net income (loss) per share for the pre-confirmation period is not presented because this information is not meaningful as a result of the Reorganization and the adoption of "Fresh Start Reporting." See Item 7. Management's Discussion and Analysis of Financial Condition and Results of Operations.

          See accompanying notes to consolidated financial statements.

                              VALUE PROPERTY TRUST

                          CONSOLIDATED BALANCE SHEETS

                               AS OF SEPTEMBER 30
                             (DOLLARS IN THOUSANDS)

                                                                                               1997        1996
                                                                                             --------    --------
                                          ASSETS
Assets held for sale:
  Investment in partnerships..............................................................   $  5,869    $ 10,219
  Real estate owned.......................................................................     22,001      38,171
                                                                                             --------    --------
Total assets held for sale................................................................     27,870      48,390
                                                                                             --------    --------
Assets held for investment:
  Mortgage loans..........................................................................      6,805         663
  Investment in partnerships..............................................................         --      13,486
  Real estate owned.......................................................................     37,934      63,196
                                                                                             --------    --------
Total assets held for investment..........................................................     44,739      77,345
                                                                                             --------    --------
Total invested assets.....................................................................     72,609     125,735
Cash and cash equivalents.................................................................     81,409      29,501
Restricted cash...........................................................................      1,673      12,213
Interest receivable and other assets......................................................      3,391       4,962
                                                                                             --------    --------
Total Assets..............................................................................   $159,082    $172,411
                                                                                             --------    --------
                                                                                             --------    --------

                                       LIABILITIES

Senior secured notes (Due 1999)...........................................................   $ 18,222    $ 63,226
Accounts payable and accrued expenses.....................................................      1,245       1,804
Interest payable..........................................................................        103         334
                                                                                             --------    --------
Total liabilities.........................................................................     19,570      65,364
                                                                                             --------    --------
Commitments and contingencies

                                   SHAREHOLDERS' EQUITY

Preferred shares, $1 par value: 3,500,000 shares authorized, none issued..................         --          --
Common shares, $1 par value: 20,000,000 shares authorized, 11,226,310 in fiscal 1997 and
  fiscal 1996 shares issued and outstanding...............................................     11,226      11,226
Additional paid-in capital................................................................     88,848      88,848
Accumulated earnings......................................................................     39,438       6,973
                                                                                             --------    --------

Total shareholders' equity................................................................    139,512     107,047
                                                                                             --------    --------
Total liabilities and shareholders' equity................................................   $159,082    $172,411
                                                                                             --------    --------
                                                                                             --------    --------

          See accompanying notes to consolidated financial statements.

                              VALUE PROPERTY TRUST

                     CONSOLIDATED STATEMENTS OF CASH FLOWS

                        FOR THE YEARS ENDED SEPTEMBER 30
                             (DOLLARS IN THOUSANDS)

                                                                                   POST-                     PRE-
                                                                               CONFIRMATION              CONFIRMATION
                                                                           ---------------------         ------------
                                                                             1997        1996                1995
                                                                           --------    ---------         ------------
Cash flows from operating activities:                                                               |
  Net income (loss).....................................................   $ 32,465    $   6,973    |       $(20,033)
  Adjustments to reconcile net income (loss) to net cash provided by                                |
     (used in) operating activities:                                                                |
     Write down of invested assets to reorganization value..............         --           --    |         66,597
     Extraordinary item-gain on extinguishment of debt..................         --           --    |        (75,304)
     Depreciation and amortization on real estate.......................      1,717        2,347    |          7,306
     Provision for losses...............................................         --           --    |          3,000
(Decrease) increase in accounts payable and accrued expenses............       (559)      (2,942)   |            199
(Decrease) increase in interest payable.................................       (231)         334    |        (32,568)
Decrease (increase) in receivables and other assets.....................      2,095        2,675    |           (576)
Net change in interest reserves, deferred income........................         --           --    |           (162)
Recoveries of charge-offs to allowance for losses.......................         --           --    |            631
Gain on sale of real estate.............................................    (24,861)          --    |             --
                                                                           --------    ---------    |       --------
Total adjustments.......................................................    (21,839)       2,414    |        (30,877)
                                                                           --------    ---------    |       --------
Net cash provided by (used in) operating activities.....................     10,626        9,387    |        (50,910)
                                                                           --------    ---------    |       --------
Cash flows from investing activities:                                                               |
  Investment in real estate:                                                                        |
     Real estate owned..................................................     (3,716)      (4,550)   |        (11,283)
     Advances on mortgage loans.........................................     (6,257)         (73)   |           (733)
     Partnerships.......................................................       (813)        (344)   |         (2,211)
Principal repayments on mortgage loan receivables.......................        115          332    |         22,711
Proceeds from the sale of real estate...................................     86,417       27,093    |          3,350
Proceeds from the sale of mortgage loans and notes receivable...........         --       57,047    |             --
Repayments on notes receivable..........................................         --          338    |            217
                                                                           --------    ---------    |       --------
Net cash provided by investing activities...............................     75,746       79,843    |         12,051
                                                                           --------    ---------    |       --------
Cash flows from financing activities:                                                               |
  Payment of mortgage payable...........................................         --      (17,535)   |            (58)
  Principal payment of senior secured notes (due 2002)..................         --     (109,975)   |         (4,647)
  Principal payment of senior secured notes (due 1999)..................    (45,004)      (4,153)   |             --
  Borrowing of senior notes (due 1999)..................................         --       67,379    |             --
  Decrease (increase) in restricted cash................................     10,540       (5,422)   |         (3,808)
                                                                           --------    ---------    |       --------

Net cash used in financing activities...................................    (34,464)     (69,706)   |         (8,513)
                                                                           --------    ---------    |       --------
Net increase (decrease) in cash and cash equivalents....................     51,908       19,524    |        (47,372)
Cash and cash equivalent at beginning of period.........................     29,501        9,977    |         57,349
                                                                           --------    ---------    |       --------
Cash and cash equivalent at end of period...............................   $ 81,409    $  29,501    |       $  9,977
                                                                           --------    ---------    |       --------
Supplemental schedule of non-cash investing activities:                                             |
  Charge-offs against allowance for losses..............................   $     --    $      --    |       $  5,515
  Transfer of mortgage loans to real estate owned.......................   $     --    $   5,120    |       $ 10,900
Interest Paid...........................................................   $  3,230    $   9,972    |       $     --

          See accompanying notes to consolidated financial statements.

                              VALUE PROPERTY TRUST

                CONSOLIDATED STATEMENTS OF SHAREHOLDERS' EQUITY

             FOR THE YEARS ENDED SEPTEMBER 30, 1997, 1996 AND 1995
                 (DOLLARS IN THOUSANDS EXCEPT NUMBER OF SHARES)

                                          COMMON SHARES       ADDITIONAL    ACCUMULATED       TOTAL
                                        ------------------     PAID-IN       (DEFICIT)     SHAREHOLDERS"
                                        SHARES     AMOUNT      CAPITAL       EARNINGS         EQUITY
                                        -------    -------    ----------    -----------    ------------
Balance at September 30, 1994........    11,226    $11,226    $ 182,375      $(173,568)     $   20,033
Net loss.............................       --         --           --         (20,033)        (20,033)
Reverse stock split..................   (10,889)   (10,889)    (268,905)           --         (279,794)
Issuance of Common Stock.............    10,889     10,889      175,378            --          186,267
Adjustment to restate accumulated
  deficit to zero....................       --         --            --        193,601         193,601
                                        -------    -------    ----------    -----------    ------------

Balance at September 30, 1995........    11,226    $11,226    $  88,848      $       0      $  100,074
Net income...........................       --         --            --          6,973           6,973
Balance at September 30, 1996........    11,226    $11,226    $  88,848      $   6,973      $  107,047
Net income...........................       --         --            --         32,465          32,465
Balance at September 30, 1997........    11,226    $11,226    $  88,848      $  39,438      $  139,512
                                        -------    -------    ----------    -----------    ------------
                                        -------    -------    ----------    -----------    ------------

          See accompanying notes to consolidated financial statements.

                              VALUE PROPERTY TRUST

                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

1. BASIS OF FINANCIAL INFORMATION AND PLAN OF REORGANIZATION

     On September 29, 1995, the Trust's Prepackaged Plan of Reorganization was declared effective by the United States Bankruptcy Court for the Central District of California.

     Under the Prepackaged Plan, holders of the Trust's $290,000,000 principal amount of Senior Secured Uncertificated Notes due 1995 received (i) $110,000,000 principal amount of newly issued 11 1/8% Senior Secured Notes due 2002, (ii) $71,000,000 ($25,000,000 paid in April 1995) in cash and (iii) approximately 10,889,430 newly issued Common Shares representing, in the aggregate, approximately 97% of the Common Shares outstanding after the effective date. In connection with the Prepackaged Plan, the Trust effected a 1 for 33.33 reverse stock split of all outstanding Common Shares.

     In connection with its emergence from the Chapter 11 proceeding, the Trust implemented Fresh Start Reporting as of September 30, 1995, as set forth in Statement of Position 90-7 "Financial Reporting by Entities in Reorganization Under the Bankruptcy Code." The Trust adopted Fresh Start Reporting because (i) the holders of existing voting shares immediately before filing and confirmation of the Prepackaged Plan received less than 50% of the voting shares of the new entity and (ii) the reorganization value immediately before the date of confirmation was less than the total of all post-petition liabilities and allowed claims, as shown below:

                                                                 ($ IN 000)
                                                                 ----------
Total post-petition liabilities and allowed claims............    $ 351,833
Reorganization value..........................................     (278,354)
                                                                 ----------
Excess of liabilities over reorganization value...............    $  73,479
                                                                 ----------
                                                                 ----------

     The post-confirmation financial statements and schedules amounts have been segregated by a black line in order to signify that the financial statements and schedules are that of a new reporting entity and have been prepared on a basis which is not comparable to the pre-confirmation financial statements and schedules.

     The Trust based the reorganization value of assets on the mid-point of the range of values prepared by independent specialists in the field of real estate valuation. The valuation of its real estate investments was prepared as of March 31, 1995 and was adjusted to September 30, 1995 for various accounts such as cash and cash equivalents, accounts receivable and accounts payable.


     The Trust's liabilities were stated at their fair value. The difference between reorganization value of the assets and the fair value of the liabilities was recorded as an adjustment to shareholders' equity with the accumulated deficit restated to zero.

     The real estate valuation analysis reflected the selection of 26 assets which represented 81% of the Trust's book value at March 31, 1995. The selection was divided between east coast and west coast assets and generally represented the highest dollar values in the portfolio.

     The analysis factored in, among other things, (i) the most recent property cash flow projections for the properties selected, (ii) where applicable, the most recent operating rent roll and other financial information relative to the assets selected, (iii) the most recent third party, independent appraisals, where applicable and available, (iv) discussions with the respective asset managers to determine loan status, property characteristics, current occupancy, existing market rental rates, new leases, current payoff discussions and asset sales, and (v) a review of limited market information for the properties.

     The valuation of the asset portfolio assumed continued operation of the portfolio for several years. Sales and pay-offs of certain assets occurred throughout the analysis period (six years) and no additional investments were made. Property cash flows, loan payments and pay-offs, and reversion amounts (based on normalized capital expenditures in the reversion year) were discounted to present value at 12 percent per year. Amounts do not include extraordinary expenses for reorganization or litigation.

     The going concern value was reduced by other operating expenses that would be incurred over a six year period. The present value of expenses was calculated by applying a capitalization rate of 10 percent to Year 6 stabilized other expenses and discounting both the capitalized, stabilized Year 6 expenses and the annual expenses at 12 percent. The net present value of operating expenses was $27.3 million.

                              VALUE PROPERTY TRUST

     The effect of the Fresh Start Reporting on the Trust's historical cost balance sheet at September 30, 1995 is as follows:

                                                       PRE-        REORGANIZATION      FRESH START          POST-
                                                   CONFIRMATION     ADJUSTMENTS        ADJUSTMENTS       CONFIRMATION
                                                   ------------    --------------      ------------      ------------
                                                                         (DOLLARS IN THOUSANDS)

                     ASSETS
Assets held for sale:
     Mortgage loans.............................     $ 30,225                            ($ 8,259)(E)      $ 21,966
     Investments in partnerships................        6,478                              (1,258)(E)         5,220
     Real estate owned..........................       50,406                              (8,347)(E)        42,059
                                                   ------------    --------------      ------------      ------------
                                                       87,109                 0           (17,864)(E)        69,245
                                                   ------------    --------------      ------------      ------------
Assets held for investment:
     Mortgage loans.............................       46,721                             (11,708)(E)        35,013
     Investments in partnerships................       26,249                              (5,601)(E)        20,648
     Notes receivable...........................          700                                 (67)(E)           633
     Real estate owned..........................      124,484                             (42,903)(E)        81,581
                                                   ------------    --------------      ------------      ------------
                                                      198,154                 0           (60,279)(E)       137,875
                                                   ------------    --------------      ------------      ------------
                                                      285,263                 0           (78,143)(E)       207,120
Less: allowance for losses......................      (11,546)                             11,546(E)              0
                                                   ------------    --------------      ------------      ------------
                                                      273,717                 0           (66,597)(E)       207,120
Cash and cash equivalents.......................       56,002           (46,025)(A)                           9,977
Restricted cash.................................        6,791                                                 6,791
Interest receivable and other assets............        8,441                                                 8,441
                                                   ------------    --------------      ------------      ------------
     Total assets...............................     $344,951        ($  46,025)         ($66,597)         $232,329
                                                   ------------    --------------      ------------      ------------
                  LIABILITIES
Senior Notes Due 1995...........................     $290,000        ($ 290,000)(B)                        $      0
Senior Notes Due 2002...........................            0           109,975(B)                          109,975
Mortgage payable................................       17,535                                                17,535
Interest payable................................       41,378           (41,378)(B)                               0
Accounts payable and other......................        2,920             1,825(C)                            4,745
                                                   ------------    --------------      ------------      ------------
     Total liabilities..........................      351,833          (219,578)                0           132,255
                                                   ------------    --------------      ------------      ------------
              SHAREHOLDERS' EQUITY
Common stock at par.............................       11,226                                                11,226
Additional paid in capital......................      182,375           175,378(D)       (268,905)(F)        88,848
Accumulated deficit.............................     (200,483)           (1,825)(C)       202,308(F)              0
                                                   ------------    --------------      ------------      ------------
     Total shareholders' equity.................       (6,882)          173,553           (66,597)          100,074
                                                   ------------    --------------      ------------      ------------
     Total liabilities and
       Shareholders' equity.....................     $344,951        $  (46,025)         $(66,597)         $232,329
                                                   ------------    --------------      ------------      ------------
                                                   ------------    --------------      ------------      ------------

                     ADJUSTMENTS TO REFLECT REORGANIZATION

(A) Reflects a $46,025 payment to creditors made at implementation of the plan.

(B) Reflects the cancellation of the Senior Secured Notes due 1995 in the face amount of $290,000 and the related interest payable on these notes of $41,378 and the recording of the new Senior Notes due 2002 in the face amount of $109,975.

                              VALUE PROPERTY TRUST

(C) Reflects the cost of the termination pay plan (See Note 9) ($1,325) and the cost associated with the restructuring ($500).

(D) Reflects the conversion of amounts previously owed under the Senior Secured Notes due 1995 converted to a 97% interest in the common shares of the reorganized Trust as follows:

                                                                 ($ IN 000)
                                                                 ----------
Face amount of Senior Notes due 1995..........................    $ 290,000
Interest payable..............................................       41,378
                                                                 ----------
Total amount payable to creditors.............................      331,378
Less: Senior Notes due 2002...................................     (109,975)
Less: Cash payment to creditors...............................      (46,025)
                                                                 ----------
Amount previously due creditors converted to equity...........    $ 175,378
                                                                 ----------
                                                                 ----------

     The following unaudited table reflects the ownership (as between holders of Outstanding Common Shares and holders of Outstanding Notes) of the Trust's Common Shares before and after consummation of the 1995 Restructuring.

                                     COMMON SHARES BEFORE           COMMON SHARES AFTER                   COMMON
                                     REVERSE STOCK SPLIT          REVERSE STOCK SPLIT BUT              SHARES AFTER
                                       OR CONSUMMATION             BEFORE CONSUMMATION OF              CONSUMMATION
                                     OF THE RESTRUCTURING            THE RESTRUCTURING             OF THE RESTRUCTURING
                                  --------------------------     --------------------------     --------------------------
                                  NUMBER OF     PERCENT OF       NUMBER OF     PERCENT OF       NUMBER OF     PERCENT OF
                                   SHARES      COMMON SHARES      SHARES      COMMON SHARES      SHARES      COMMON SHARES
                                  ---------    -------------     ---------    -------------     ---------    -------------
                                                                          (IN 000)

Holders of Outstanding Notes...          0            0               0              0            10,889           97%
Holders of Outstanding Common
  Shares.......................     11,226          100%            337            100%              337            3%

                  ADJUSTMENT TO REFLECT FRESH START ACCOUNTING

(E) Reflects adjustment made to carrying value of loans and owned real estate to adjust to reorganization values.

(F) Reflects an adjustment of the accumulated deficit to zero as a result of the restructure and the adjustment of additional paid in capital as follows:

                                                                ($ IN 000)
                                                                ----------
Adjust accumulated deficit to reset to zero..................   $ (202,308)
Adjustment to carrying value of invested assets..............      (66,597)
                                                                ----------
                                                                $ (268,905)
                                                                ----------
                                                                ----------

     The following unaudited Pro Forma Statement of Operations is presented as if the Prepackaged Plan of Reorganization and implementation of Fresh Start Reporting had occurred as of October 1, 1994. Such pro forma information is based upon the historical financial statements of Value Property Trust. In management's opinion all adjustments necessary to reflect the effects of those transactions have been made. The following unaudited Pro Forma Statement of Operations is not necessarily indicative of what the actual results of operations of the Trust would have been assuming such transaction had occurred as of October 1, 1994, nor does it purport to represent the results of operations for future periods.

                              VALUE PROPERTY TRUST

1. BASIS OF FINANCIAL INFORMATION AND PLAN OF REORGANIZATION--(CONTINUED)

                       PRO FORMA STATEMENT OF OPERATIONS

                         YEAR ENDED SEPTEMBER 30, 1995
                                  (UNAUDITED)


                    (DOLLARS IN THOUSANDS EXCEPT PER SHARE)

                                                                                        PRO FORMA
                                                                           1995        ADJUSTMENTS      PRO FORMA
                                                                         --------      -----------      ---------
Revenue:
  Income of rental properties:
     Rental income....................................................   $ 24,608        $    --         $24,608
     Operating expense reimbursements.................................      2,286             --           2,286
  Interest and fee income on mortgage loans...........................      9,353             --           9,353
  Interest on short-term investments..................................      3,086         (2,586)(G)         500
  Other...............................................................        131             --             131
                                                                         --------      -----------      ---------
                                                                           39,464         (2,586)         36,878
                                                                         --------      -----------      ---------
Expenses:
  Interest............................................................     35,900        (21,780)(H)      14,120
  Expenses of rental properties:
     Depreciation and amortization....................................      7,306         (2,390)(J)       4,916
     Operating........................................................     11,702             --          11,702
  Other operating expenses............................................      4,518             --           4,518
  Provision for losses on mortgage loans and related investments......      3,000         (3,000)(I)          --
                                                                         --------      -----------      ---------
                                                                           62,426        (27,170)         35,256
                                                                         --------      -----------      ---------
  Income (loss) from operations before reorganization items,
     and extraordinary item...........................................    (22,962)        24,584           1,622
Reorganization items:
     Professional fees and other......................................     (6,219)         6,219 (K)          --
     Interest income..................................................        441           (441)(K)          --
     Write down of invested assets to reorganization value............    (66,597)        66,597 (K)          --
                                                                         --------      -----------      ---------
Total reorganization items............................................    (72,375)        72,375              --
                                                                         --------      -----------      ---------
Income (loss) before extraordinary item...............................    (95,337)        96,959           1,622
                                                                         --------      -----------      ---------
Extraordinary item--gain on extinguishment of debt....................     75,304        (75,304)(L)          --
                                                                         --------      -----------      ---------
Net income (loss).....................................................   $(20,033)       $21,655         $ 1,622
                                                                         --------      -----------      ---------
                                                                         --------      -----------      ---------
Weighted average number of common shares outstanding..................     11,226                         11,226
Net income per share..................................................          *                        $   .14

------------------

* Net income (loss) per share is not presented because this information is not meaningful as a result of the Reorganization and the adoption of "Fresh Start Reporting." See Item 7. Management's Discussion and Analysis of Financial Condition and Results of Operations.

                              VALUE PROPERTY TRUST

              NOTES TO UNAUDITED PRO FORMA STATEMENT OF OPERATIONS

                             PRO FORMA ADJUSTMENTS


(G) Reflects an adjustment to investment income to reflect an average cash position of approximately $10.0 million at an average investment rate of 5.0% for fiscal 1995.

(H) Reflects the reversal of interest expense related to the Outstanding Notes ($34.0 million) which were cancelled and the addition of interest expense for the New Senior Notes ($12.2 million) which bear interest at a fixed rate of 11.125%.

(I) Reflects the reversal of the $3.0 million provision for losses which would be eliminated as a result of the adjustment of invested assets to reorganization value.

(J) Reflects an adjustment to depreciation and amortization resulting from the reduced basis in owned real estate as a result of the adjustment of invested assets to reorganization value.

(K) Reflects the reversal of reorganization expenses based upon the assumption that the Restructuring was completed and no non-recurring expenses related to the Restructuring were incurred.

(L) Reflects the reversal of gain on extinguishment of debt based upon the assumption that the Restructuring was completed October 1, 1994.

2. SIGNIFICANT ACCOUNTING POLICIES

  Use of Estimates in the Preparation of Financial Statements

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. The most significant of these estimates relate to the carrying value of the assets held for sale and the estimated useful lives of assets held for investment. Actual results could differ from those estimates.

  Principles of Consolidation


     The accounts of the Trust and its wholly owned subsidiaries are consolidated in the accompanying financial statements. All significant intercompany balances and transactions have been eliminated in consolidation.

  Income Taxes

     The Trust is a real estate investment trust ("REIT") that has elected to be taxed under Sections 856-860 of the Internal Revenue Code of 1986, as amended (the "Code"). Accordingly, the Trust does not pay Federal income tax on income as long as income distributed to shareholders is at least equal to 95% of real estate investment trust taxable income, and pays no Federal income tax on capital gains distributed to shareholders.

     In July 1997, the Trust contacted the Internal Revenue Service (the "IRS") regarding interpretative advice concerning a technical provision of the REIT requirements of the Internal Revenue Code and, based upon such interpretive advice, potential violations of such provision during fiscal 1994 and 1995. The Trust does not believe that any such potential violations would have a material adverse effect on the Trust. However, the Trust has sought the IRS' interpretation of the technical provision of the REIT requirements and its concurrence that, if any technical violations were deemed to have occurred, such violations would not affect the Trust's REIT status. The Trust believes that if its status as a REIT was terminated, potential corporate taxes for prior periods would not be material due to the net operating losses available in prior periods. Moreover, there should be no material adverse

                              VALUE PROPERTY TRUST
tax consequences to shareholders during such prior periods since no distributions were made to shareholders during such periods. The effect of a termination of REIT status in current and future periods would be based upon a number of factors; because the Trust is unable to predict the occurrence or magnitude of such factors; it is unable to predict the effect of a termination of REIT status on the Trust or its shareholders for such periods.

     For the fiscal years ended September 30, 1996 and 1995, there were significant differences between taxable net loss and net income (loss) as reported in the financial statements. The differences were related to the recognition of bad debt deductions and accounting for reorganization costs and Fresh Start Reporting. For financial accounting purposes, these items are expensed currently, while for tax purposes some portion of these items are deferred to future periods or may not be deductible. In addition, the Fresh Start Reporting discussed in Note 1 is not recognized for tax purposes, and will result in future years financial reporting and tax basis differences.


     The Trust has approximately $107 million in net operating losses (the "NOLs") for tax purposes attributable to losses generated in fiscal years 1992 through 1996. The NOLs attributable to each year can be carried forward up to fifteen years from the year the loss was generated. The use of NOLs in any taxable year (together with any recognized losses that are economically attributable to the period up to the Restructuring) will be subject to an annual limitation under Section 382 of the Code. The Trust estimates that this annual limitation is approximately $6 million.

  Interest Income

     Interest income on each loan is recorded as earned. Interest income is not recognized if, in the opinion of the management, collection is doubtful. The Trust generally considers loans as delinquent if payment of interest and/or principal, as required by the terms of the note, is more than 60 days past due. Accrual of interest income is generally terminated and foreclosure proceedings are started if payment is more than 60 days past due.

  Allowance for Losses

     Prior to the implementation of Fresh Start Reporting, the allowance for losses on mortgage loans and related investments was determined in accordance with The American Institute of Certified Public Accountants Statement of Position on Accounting Practices of Real Estate Investment Trusts 75-2 ("SOP 75-2"), as amended. This statement required adjustment of the carrying value of mortgage loans to the lower of their carrying value or estimated net realizable value. Estimated net realizable value was the estimated selling price of a property offered for sale in the open market allowing a reasonable time to find a buyer, reduced by the estimated cost to complete and hold the property (including the estimated cost of capital), net of estimated cash income. With the implementation of Fresh Start Reporting, as of September 30, 1995, the allowance for losses was reset to zero.

     Effective October 1, 1995, the Trust adopted the Financial Accounting Standards Board SFAS No. 114, "Accounting by Creditors for Impairment of a Loan," which requires that impaired loans be measured based on the present value of expected future cash flows discounted at the loan's effective interest rate or, as a practical expedient, at the loan's observable market price or the fair value of the collateral if the loan is collateral dependent. Adoption of this statement did not have a significant impact on the Trust's financial position or results of operations.

  Net Income Per Share

     Net income per share is computed using the weighted average common shares outstanding during the period. Net loss per share for all pre-confirmation periods is not presented because this information is not meaningful as a result of the Reorganization and the implementation of "Fresh Start Reporting." See
Note 1.

                              VALUE PROPERTY TRUST

2. SIGNIFICANT ACCOUNTING POLICIES--(CONTINUED)

  Depreciation and Amortization

     At September 30, 1995, as a result of Fresh Start Reporting, all assets and liabilities of the Trust were restated to reflect their respective reorganization value or fair value. The accumulated depreciation on real estate owned was reset to zero as a result of the adoption of Fresh Start Reporting. At September 30, 1995, the Trust segregated the real estate portfolio into two categories: Held for Sale and Held for Investment. The Trust depreciates the Held for Investment category over the estimated useful lives of the assets; 40 years for buildings, three to five years for other property and over the term of the related lease for lease commissions and tenant improvements. The Held for Sale category is not depreciated. During fiscal 1997, the Trust reclassified six properties totaling $35.7 million to real estate held for sale from real estate held for investment and no longer depreciates these assets. During fiscal 1996, the Trust reclassified seven properties totaling $18.7 million to real estate held for sale from real estate held for investment and no longer depreciates these assets.

  Cash and Cash Equivalents

     Cash and cash equivalents and restricted cash include short-term investments (high grade commercial paper, bank CDs and US Treasury Securities) with original maturities not exceeding a term greater than 90 days.

  Investment in Partnerships

     The investment in partnership represents the Trust's investment in a real estate partnership. The Trust owns a majority percentage interest in the partnership and receives substantially all of the cash flow. The Trust accounts for the partnership in a similar manner as real estate investments.

  Real Estate Owned

     Real estate and leasehold improvements are stated at cost. In accordance with Statement of Financial Accounting Standards No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be disposed of," the Trust records impairment writedowns on long-lived assets, when events and circumstances indicate that the assets might be impaired and the estimated undiscounted cash flows to be generated by those assets are less than the carrying amounts of those assets. No such impairment losses have been recognized in these financial statements.

     As of September 30, 1995, the Trust's invested assets were adjusted to reorganization value which became the new historical cost basis. Subsequently, real estate held for investment is carried at historical cost less depreciation. Real estate held for sale is carried at the lower of cost or net realizable value. In conjunction with the adoption of Fresh Start Reporting on September 30, 1995, all gains or losses for a period of one year after such adoption are applied against the carrying value of long lived assets held for investment. Through September 30, 1996, the Trust has reduced the carrying values of assets Held for Investment by $12.6 million as a result of the net gains on both the disposition of substantially all of its mortgage loan portfolio in March 1996 and the sale of nine properties classified as real estate held for sale. At September 30, 1997, the Trust owned 21 properties of which six are classified as Held for Sale. The fiscal 1997 revenue and net operating income from these six properties were $5.8 million and $3.4 million, respectively.

  Deferred Costs

     Included in other assets are costs incurred in obtaining debt financing which are deferred and amortized over the term of the related debt agreement. Amortization expense is included in interest expense in the accompanying statement of operations for fiscal 1997 and fiscal 1996. Net deferred financing costs included in other assets in the accompanying balance sheet amounted to $0.5 million and $2.2 million at September 30, 1997 and September 30, 1996, respectively.

                              VALUE PROPERTY TRUST

  Revenue Recognition

     The Trust recognizes base rental revenue for financial statement purposes as earned over the term of the lease.

  Interest Rate Swap Agreement

     The Trust is a party to an interest rate protection agreement (the "Cap") used to hedge its interest rate exposure on floating rate debt (See Note 5 "Borrowings"). The differential to be paid or received is recognized in the period incurred and included in interest expense.

3. MORTGAGE LOANS AND INVESTMENT IN REAL ESTATE AND PARTNERSHIPS

     The following table summarizes the Trust's mortgage loan portfolio:

                                          SEPTEMBER 30, 1997                         SEPTEMBER 30, 1996
                                 -------------------------------------      -------------------------------------
                                  NUMBER OF        CARRYING AMOUNT           NUMBER OF        CARRYING AMOUNT
TYPE OF UNDERLYING SECURITY      INVESTMENTS    ----------------------      INVESTMENTS    ----------------------
------------------------------   -----------    (DOLLARS IN THOUSANDS)      -----------    (DOLLARS IN THOUSANDS)
Residential/Condominium*......        7                 $  563                    7                 $663

Retail Buildings..............        1                  6,242                   --                   --
                                     --                -------                   --               ------
     Total....................        8                 $6,805                    7                 $663
                                     --                 ------                   --               ------
                                     --                 ------                   --               ------

------------------
* Includes 111 residential mortgage loans on 7 mortgage investments at September 30, 1997 and 117 residential mortgage loans on 7 mortgage investments at September 30, 1996.

     During the fourth quarter of fiscal 1997, the Trust provided mortgage financing in the amount of $6.2 million in conjunction with the sale one real estate property.

     During the second quarter of fiscal 1996, the Trust completed the disposition of substantially all of its mortgage loan portfolio. The Trust received $55.5 million in net cash proceeds through a series of transactions which included loan repayments and a bulk sale of certain mortgage loans. The carrying value of the mortgage loans involved in these transactions totaled $50.5 million. Early in fiscal 1996, the Trust foreclosed on the two non-earning loans totaling $5.1 million and has obtained title to the related properties. During fiscal 1995 loans totaling $38,834,000 were extended beyond their original contractual maturity dates. In addition, seven loans totaling $26,101,000 had interest rate reductions due to financial difficulties of the borrower. Loan terms are extended or modified in the normal course of business due to financial difficulties of the borrower.

     At September 30, 1997 and 1996, mortgage loans outstanding consisted solely of fixed rate loans of $6.8 million and $0.7 million. At September 30, 1997, the mortgage loan portfolio had interest rates ranging from 6.75% to 9.50% with maturities ranging from June 2000 to June 2009. At September 30, 1996, the mortgage loan portfolio had interest rates ranging from 6.20% to 9.50% with maturities ranging from June 2000 to June 2009.

                              VALUE PROPERTY TRUST

     The following table summarizes the Trust's real estate owned, net of accumulated depreciation of $2.5 million at September 30, 1997 and $1.9 million at September 30, 1996:

                                          SEPTEMBER 30, 1997                         SEPTEMBER 30, 1996
                                 -------------------------------------      -------------------------------------

                                  NUMBER OF                                 NUMBER OF
TYPE OF PROPERTY                 INVESTMENTS       CARRYING AMOUNT         INVESTMENTS       CARRYING AMOUNT
------------------------------   -----------    ----------------------     -----------    ----------------------
                                                (DOLLARS IN THOUSANDS)                    (DOLLARS IN THOUSANDS)
Apartments....................         1               $  8,474                   2               $ 16,166
Office Buildings..............        13                 28,657                  14                 34,004
Industrial Buildings..........         4                  9,755                   6                 14,892
Retail Buildings..............         2                 13,049                   4                 36,305
                                      --               --------                  --               --------

Total.........................        20               $ 59,935                  26               $101,367
                                      --               --------                  --               --------
                                      --               --------                  --               --------

     The following table summarizes the Trust's investment in partnerships, net of accumulated depreciation of $26,000 at September 30, 1997 and $311,000 at September 30, 1996:

                                          SEPTEMBER 30, 1997                         SEPTEMBER 30, 1996
                                 -------------------------------------      -------------------------------------
                                  NUMBER OF                                 NUMBER OF
TYPE OF PROPERTY                 INVESTMENTS       CARRYING AMOUNT         INVESTMENTS       CARRYING AMOUNT
------------------------------   -----------    ----------------------     -----------    ----------------------
                                                (DOLLARS IN THOUSANDS)                    (DOLLARS IN THOUSANDS)
Industrial Buildings..........         1                $5,869                   3                $ 13,658
Retail Buildings..............        --                    --                   2                  10,047
                                      --               --------                  --               --------
     Total....................         1                $5,869                   5                $ 23,705
                                      --               --------                  --               --------
                                      --               --------                  --               --------

     The Trust may be liable for environmental problems on sold properties. At September 30, 1997, the Trust was not aware of any environmental problems on sold properties.

4. ALLOWANCE FOR LOSSES

     The change in the allowance for losses for the year ended September 30, 1995 is as follows:

                                                                1995
                                                       ----------------------
                                                       (DOLLARS IN THOUSANDS)
Balance at beginning of year........................          $ 13,430
Provisions charged to expense.......................             3,000

                                                            ----------
                                                                16,430
Less charges against allowance, net of recoveries or
  reorganization adjustments........................            16,430
                                                            ----------
Balance at end of year..............................          $     --
                                                            ----------
                                                            ----------

     For the years ended September 30, 1997 and 1996, the Trust did not provide for an allowance for losses.

     The Trust adjusted the balance of allowance for losses at September 30, 1995 as part of "Fresh Start Reporting" (see Note 1).

5. BORROWINGS

  Mortgage Payable

     On April 30, 1996, the Trust prepaid the mortgage loan of $13.9 million (the "Mortgage Payable"). See discussion below with respect to the Trust's prepayment of the Prior Notes.

                              VALUE PROPERTY TRUST

5. BORROWINGS--(CONTINUED)

  Senior Secured Notes

     The Holders of the Prior Notes had a first priority lien on all of the Trust's collateral. The Prior Notes were governed by the Prior Indenture between the Trust and Wilmington Trust Co., as Trustee, dated as of the effective date of the Trust's reorganization (September 29, 1995). Interest on the Prior Notes accrued at 11-1/8% per annum and was payable semi-annually in arrears on each June 30 and December 31. The Prior Indenture included affirmative covenants, negative covenants and financial covenants.

     On March 28, 1996, the Trust entered into a financing agreement which provided for the issuance of $67.4 million of new Floating Rate Notes (the "Floating Rate Notes"), which issuance occurred on April 30, 1996. The Floating Rate Notes bear interest at 30 day LIBOR + 1.375 percent, payable monthly, and have a stated maturity date of May 1, 1999.

     The proceeds received from the Floating Rate Notes, together with approximately $56.5 million of cash on hand, were used to prepay the Trust's Prior Notes and Mortgage Payable. The face amount outstanding of the Prior Notes and the Mortgage Payable at the time of repayment was $110.0 million and $13.9 million, respectively. The Prior Notes and Mortgage Payable were repaid in full on April 30, 1996.

     Effective April 30, 1996, the Trust entered into an interest rate protection agreement (the "Cap") that serves to cap the floating interest component of the Floating Rate Notes at 8%. The Trust paid a one-time fee of $377,000 to the counterparty to the Cap.

     The indenture relative to the Floating Rate Notes (the "New Indenture") generally requires that, on a monthly basis, the Trust deposit into a Trapped Funds Account, as defined, maintained by the indenture trustee (the "New Indenture Trustee") for the Floating Rate Notes all Cash Flow and Asset Sale Proceeds (each as defined in the New Indenture). Cash Flow from the Trapped Funds Account will be distributed to pay the New Indenture Trustee's expenses, pay all accrued but unpaid interest on the Floating Rate Notes and to maintain a Debt Service Reserve Account before any funds are released to the Trust. In the event of a sale of, or certain casualty, or indemnification events with respect to any of the remaining fifteen properties of the original twenty-four properties mortgaged under the terms of the Floating Rate Notes (underlying collateralized carrying value of $44.7 million at September 30, 1997), the proceeds therefrom will be used to retire up to 125% of a portion of the allocated debt of such property before any funds are released to the Trust. The New Indenture includes affirmative covenants and negative covenants. At September 30, 1996, the Trust was in compliance with the New Indenture.

     During fiscal 1997, the Trust sold ten real estate properties, three of the nine buildings owned in an industrial park and a 7.6 acre parcel of unimproved land. Six of the real estate properties and the three of the nine buildings sold in fiscal 1997 were encumbered under the terms of the New Indenture. The Trust used a portion of the net proceeds from the sale of the encumbered properties to prepay a portion of the Floating Rate Notes, as required under the terms of the New Indenture. During the first quarter of fiscal 1997, the Trust used $7.0 million from the net proceeds from the sale of two encumbered properties sold in September of fiscal 1996, and $1.4 million from the net proceeds from the sale of an encumbered property sold in October of fiscal 1997 to prepay the Trust's senior indebtedness. During the remainder of fiscal 1997, the Trust used $36.6 million from the fiscal 1997 net proceeds from the sale of six encumbered properties and three of nine encumbered buildings in an industrial park, to prepay the Trust's senior indebtedness.

     On November 3, 1997, the Trust utilized a portion of available cash on hand to retire its senior indebtedness in full. The face amount outstanding of the Floating Rate Notes at the time of repayment was $18.2 million.

                              VALUE PROPERTY TRUST

6. FAIR VALUE OF FINANCIAL INSTRUMENTS


     The Financial Accounting Standards Board Statement No. 107--Disclosure of Fair Value of Financial Statements ("SFAS 107") requires disclosure of fair value information about financial instruments, whether or not recognized in the balance sheet, for which it is practicable to estimate that value. In cases where quoted market prices are not available, fair values are based on estimates using present value or other valuation techniques.

     The carrying value of cash and cash equivalents approximates their fair value because of the liquidity and short-term maturities of these instruments.

     The carrying value and fair value of off-balance sheet derivative financial instruments used to manage the interest rate sensitivity of the Floating Rate Notes were $199,000 and $2,000 at September 30, 1997, respectively.

     Although the off-balance sheet derivative financial instrument does not expose the Trust to credit risk equal to the notional amount of $67.4 million, the Trust is exposed to credit risk equal to the extent of the fair value gain of an off-balance sheet derivative financial instrument should the counterparty fail to perform. The Trust minimized such credit risk by dealing only with a high quality counterparty. In addition, the Trust's policy is to require that the CAP be governed by an International Swaps and Derivatives Association Master Agreement. Bilateral collateral arrangements are in place for the all dealer counterparty.

     The carrying value of the Floating Rate Notes at September 30, 1996 approximates their fair value because of the floating rate of these instruments.

7. SHARE OPTION PLAN

  1984 Share Option Plan

     As part of the Plan of Reorganization, the 1984 Share Option Plan was terminated and 348,500 common stock options were canceled.

  1995 Share Option Plan

     On October 2, 1995, the Board of Trustees adopted a 1995 Share Option Plan (the "1995 Plan") for Trustees, officers, employees and other key persons of the Trust. On February 15, 1996, the Trust's shareholders approved the adoption of the 1995 Plan at the Trust's 1996 Annual Meeting of Shareholders.

     The 1995 Plan provides for the grant of options to purchase up to 870,000 common shares at not less than 100% of the fair market value of the common shares, subject to adjustment for share splits, share dividends and similar events. To the extent that awards under the 1995 Plan do not vest or otherwise revert to the Trust, the common shares represented by such awards may be the subject of subsequent awards.

     The 1995 Plan provides for the grant of incentive stock options ("Incentive Options") which qualify under Section 422 of the Code and non-qualified stock options ("Non-Qualified Options"). Holders of options also receive dividend equivalent rights. Under the 1995 Plan, 894,000 shares were granted with a price ranging from $10.00 to $12.25 per share and 55,000 shares were forfeited at a price of $10.00 per share during fiscal 1996. During fiscal 1997, no shares were issued or forfeited. The weighted average exercise price is $10.13 per share. The options vest equally over a three year period starting one year from the date of grant. The options expire four years from the date of grant.

     The Trust accounts for the 1995 Plan using APB Opinion 25, accordingly, no compensation costs have been recognized for the 1995 Plan. The fair value of each option grant is estimated on the date of grant using the Black-Scholes option-price model. The expected volatility and risk-free interest rate weighted average assumptions for the 1995 Plan grants were 25.0% and 5.625%, respectively.

                              VALUE PROPERTY TRUST

     The Trust has elected the disclosures only requirements of SFAS No. 123, "Accounting for Stock-Based Compensation." Accordingly, no compensation cost has been recognized for the Stock Incentive Plan. Had compensation cost for the Trust's Stock Incentive Plan been determined based on the fair value at the grant date for awards in fiscal 1997 consistent with the provisions of SFAS No. 123, the effect on the Trust's earnings and earnings per share would have been reduced to the pro forma amounts indicated below:

                                                                          YEAR ENDED SEPTEMBER 30,
                                                                     (DOLLARS IN THOUSANDS, EXCEPT PER
                                                                                   SHARE)
                                                                   --------------------------------------
                                                                   POST-CONFIRMATION     PRE-CONFIRMATION
                                                                   ------------------    ----------------
                                                                    1997        1996           1995
                                                                   -------     ------    ----------------
Net Earnings (loss)--as reported................................   $32,465     $6,673        ($20,033)
Net Earnings (loss)--pro forma..................................   $31,651     $5,859        ($20,033)
Earnings (loss) per share as reported...........................   $  2.89     $ 0.62             --*
Earnings (loss) per share--pro forma............................   $  2.78     $ 0.52             --*

------------------

* Net earnings (loss) per share for the pre-confirmation period is not presented because this information is not meaningful as a result of the Reorganization and the adoption of "Fresh Start Reporting."

     All the outstanding share of 1995 Plan will fully vest and be cancelled upon the consummation of the definitive merger agreement with Wellsford in early 1998. Under the merger agreement the options under the 1995 Plan will be cancelled for the aggregate payment to the optionee holders for approximately $4.7 million, which will be treated as compensation at the time of closing.

8. BENEFIT PLANS

  Pension Plans

     Effective September 30, 1989, the Trustees adopted an Employees' Retirement Plan. On December 16, 1992, the Trustees amended and restated the Employees' Retirement Plan effective January 1, 1992 (as amended on July 20, 1994, and effective January 1, 1994 and as may be further amended, the "Retirement Plan"). In November 1995, the Trustees amended the Retirement Plan effective January 1, 1996 to switch from the Pension Benefit Guaranty Corporation ("PBGC") interest rate used for valuing lump sum distributions to the new General Agreement on Tariffs and Trade interest rate and mortality table for valuing lump sum distributions. In July 1996, the Trustees voted to terminate the pension plan effective July 1, 1996.

     All employees as of the termination date of the plan were eligible to participate in the Retirement Plan provided that they were at least 21 years of age and had been employed for twelve consecutive months, during which period the employee completed at least 1,000 hours of service. Under the Retirement Plan, each eligible employee after completing five years of vesting service become 100% vested and entitled to a retirement pension.

     The Trust has submitted the required applications to the PBGC to formally terminate the plan. There were 15 former employees who received final payouts under the plan in fiscal 1996. There were four current employees and one former employee that were due benefits under the plan as of July 1, 1996. Upon the formal termination of the plan, the Trust distributed the remaining benefits to the remaining eligible employees.

  Savings and Investment Plan

     The Trust also maintains a 401(k) profit sharing plan and trust. Employer contributions are limited to 6% of participant's compensation, with a maximum per year of $3,000 per participant. Profit sharing expense was $32,000, $49,000 and $72,000 for years ended September 30, 1997, 1996 and 1995, respectively.

                              VALUE PROPERTY TRUST

  Incentive Plan

     During fiscal 1996, the Board of Trustees adopted the Performance Incentive

Bonus Plan (the "Bonus Plan"). All of the Trust's executive officers and employees are eligible for an annual cash bonus under the Bonus Plan. In determining the amount of annual cash bonuses, if any, to be paid, the Compensation Committee, at the end of the fiscal year, reviews the performance of the Trust to the performance measurement targeted by the Bonus Plan to promote the long-term strategic growth of the Trust. The amount awarded under the Bonus Plan for fiscal 1997 and fiscal 1996 were $217,000 and $215,500, respectively.

     The maximum potential payout under the Performance Incentive Bonus Plan, which is at the discretion of the Board of Trustees, is $3.1 million. Any award under the Bonus Plan as a result of the definitive merger agreement with Wellsford will be determined and paid immediately prior to the closing of the proposed transaction.

  Employment Agreement

     The Trust entered into an Employment Agreement (the "Employment Agreement") with George R. Zoffinger on September 29, 1995. The original term of the Employment Agreement is three years and is automatically renewed for additional one-year periods unless otherwise terminated by the Trust or Mr. Zoffinger. In addition, Mr. Zoffinger is eligible for compensation in the form of bonuses under the Trust's Performance Incentive Bonus Plan and option grants under the 1995 Share Option Plan. Mr. Zoffinger has agreed to devote substantially all of his business time and efforts to the business and affairs of the Trust.

     If the employment of Mr. Zoffinger is terminated by the Trust without cause or by Mr. Zoffinger upon occurrence of certain events such as a material breach of the Employment Agreement by the Trust, Mr. Zoffinger will be entitled to continue to receive the Base Salary at the same rate for six (6) months. Additionally, any unexercised vested options will remain exercisable only to the extent provided in the applicable share option plan and option agreement.

     The consummation of the proposed transaction with Wellsford will cause the occurrence of a certain event under the employment agreement. Mr. Zoffinger would continue to receive his base salary at the same rate for six months.

9. EMPLOYEE TERMINATION PLAN

     A termination pay plan was established to cover termination of employment without cause during the period that the Old Notes, as defined, were outstanding. Employees were entitled to compensation ranging from a minimum of twelve weeks to a maximum of eighteen months pay. In addition, certain health benefits would continue to be paid by the Trust over a period of time equal to the employee's severance period. At September 30, 1995, the Trust accrued the $1.3 million cost of the Termination Pay Plan. After the fiscal year end, the majority of existing employees were terminated and the Trust commenced payments to those employees. The Trust has liquidated the termination plan by payments to those employees terminated and the repayment of the Old Notes on April 30, 1996.

                              VALUE PROPERTY TRUST

10. SELECTED QUARTERLY FINANCIAL INFORMATION (UNAUDITED)

     The quarterly results of operations for fiscal 1997 and 1996 are summarized as follows:

                                                                          QUARTER ENDED
                                                        --------------------------------------------------
                                                        DECEMBER 31    MARCH 31    JUNE 30    SEPTEMBER 30
                                                        -----------    --------    -------    ------------
                                                           (AMOUNTS IN THOUSANDS, EXCEPT PER SHARE DATA)
FISCAL 1997
Total revenue........................................     $ 7,309       $7,179     $ 6,743       $5,505
Interest expense.....................................     $ 1,382       $1,391     $ 1,389       $  478
Net income...........................................     $ 3,974       $8,223     $13,716       $6,552
                                                        -----------    --------    -------    ------------
                                                        -----------    --------    -------    ------------
Net income per share.................................     $  0.35       $ 0.74     $  1.22       $ 0.58
                                                        -----------    --------    -------    ------------
                                                        -----------    --------    -------    ------------
FISCAL 1996
Total revenue........................................     $ 9,395       $9,438     $ 8,462       $7,771
Interest expense.....................................     $ 3,565       $3,420     $ 2,064       $1,440
Net income...........................................     $ 1,437       $1,450     $ 2,016       $2,070
                                                        -----------    --------    -------    ------------
                                                        -----------    --------    -------    ------------
Net income per share.................................     $  0.13       $ 0.13     $  0.18       $ .018
                                                        -----------    --------    -------    ------------
                                                        -----------    --------    -------    ------------

11. ACCOUNTING PRONOUNCEMENTS

     In February 1997, the Financial Accounting Standards Board ("FASB") issued Statement of Financial Accounting Standards ("SFAS") No. 128, "Earnings Per Share" and SFAS No. 129, "Disclosure of Information about Capital Structure." SFAS No. 128 specifies the computation, presentation and disclosure requirements for earnings per share ("EPS"). It will require the Trust to present both basic and diluted EPS amounts from income for continuing operations and net income on the face of the income statement. The statement will be effective for financial statements issued for periods ending after December 15, 1997, including interim periods. SFAS No. 129 requires disclosure about capital structure that had been included in a number of separate statements and opinions of authoritative accounting literature. SFAS 129 is effective for financial statements issued for periods ending after December 15, 1997.

     In June 1997, the Financial Accounting Standards Board ("FASB") issued Statement of Financial Accounting Standards No. 130, "Reporting Comprehensive

Income". The statement establishes standards for reporting and display of comprehensive income and its components in a full set of general-purpose financial statements. SFAS No. 130 is effective for financial statements issued for periods beginning after December 15, 1997.

     The Trust is currently evaluating the above statements and believes that their adoption will not have a significant impact on the disclosures in the financial statements of the Trust.

12. LEGAL PROCEEDINGS

     A discussion of events surrounding the Trust's Prior Bankruptcy Case and an explanation of the material terms of the Trust's reorganization under the Joint Plan of Reorganization confirmed by the Bankruptcy Court by an order entered February 27, 1991 are set forth in the section entitled "Previous Chapter 11 Case and 1991 Plan of Reorganization." The Prior Bankruptcy Case was closed on November 4, 1994 pursuant to a final order of the Bankruptcy Court.

     A discussion of events surrounding the Trust's 1995 prepackaged bankruptcy filing and an explanation of the material terms of the Trust's reorganization under the Prepackaged Plan which became effective September 29, 1995 (the "Prepackaged Plan") are set forth in the section entitled "Recent Chapter 11 Case and 1995 Prepackaged Plan of Reorganization." Notwithstanding the confirmation of the Trust's Prepackaged Plan as of

                              VALUE PROPERTY TRUST

September 29, 1995, the Bankruptcy Court continued to have jurisdiction among other things, to resolve disputes that may arise under the Prepackaged Plan.

     Neither the Trust nor any of its properties are presently subject to any material litigation nor, to the Trust's knowledge, is any material litigation threatened against the Trust or any of its properties, other than routine litigation arising in the ordinary course of business and which is expected to be covered by liability insurance.

13. LEASING ARRANGEMENTS

     For real estate held for investment future minimum rentals to be received under existing non-cancelable operating leases as of September 30, 1997 are as follows:


YEAR                                                           AMOUNT
----                                                   ----------------------
                                                       (DOLLARS IN THOUSANDS)
1998................................................          $  8,893
1999................................................             7,738
2000................................................             5,538
2001................................................             4,172
2002................................................             2,507
thereafter..........................................             5,506
                                                            ----------
Total...............................................          $ 34,354
                                                            ----------
                                                            ----------

14. RELATED PARTY TRANSACTIONS

     The Trust is subleasing a portion of the 8th floor of 120 Albany Street from the New Brunswick Development Authority, a not-for-profit 501(c)(3) corporation for the benefit of the City of New Brunswick of which George R. Zoffinger, C.E.O., President and Trustee of the Trust, is Chairman of the Board of Trustees. The sublease covers 4000 square feet at an annual rental rate of $75,000. The sublease is in effect until December 31, 1997, at which point the Trust has the option to renew at the same rate for another year. The Trust has three more subsequent options to renew the sublease at the current rental rate in December 1997, 1998 and 1999.

15. SIGNIFICANT EVENTS

     As disclosed previously on Form 8-K filed on September 22, 1997 with the Securities and Exchange Commission ("SEC"), the Trust entered into a definitive agreement on September 18, 1997 to be acquired by Wellsford Real Properties, Inc. ("Wellsford") in a merger transaction for cash and stock. The proposed transaction, which will be accounted by Wellsford as a purchase, is subject to certain closing conditions and is expected to be completed in early 1998. Franklin Mutual Advisors, Inc., whose advisory clients currently hold approximately 50% of the Trust's outstanding shares, has agreed to vote the shares of the Trust over which it has voting power in favor of the proposed transaction. The proposed transaction, if consummated, will result in a change of control of the Trust.

                              VALUE PROPERTY TRUST

                                  SCHEDULE III
        REAL ESTATE OWNED AND ACCUMULATED DEPRECIATION AND AMORTIZATION

                               SEPTEMBER 30, 1997
                             (DOLLARS IN THOUSANDS)

                                                                                     COSTS CAPITALIZED
                                                                                       SUBSEQUENT TO
                                                REORGANIZATION VALUE(B)             REORGANIZATION VALUE
                                        ----------------------------------------    --------------------    ADJUST FOR
                                                                    BUILDINGS &             BUILDINGS &      UNREAL.
CLASSIFICATION                          ENCUMBRANCES(A)    LAND     IMPROVEMENTS    LAND    IMPROVEMENTS     GAIN(B)
-------------------------------------   ---------------    -----    ------------    ----    ------------    ----------
Apartments:
  Junipers of Yarmouth
  Yarmouth, ME.......................            0         1,530        6,120         0           199             0
  Villa Del Cresta
  Florissant, MO.....................        6,868         1,640        6,568         0           266             0

Industrial:
  Parkway Business Center
  Richmond, CA.......................            0           430        1,730         0            87          (302)
  Moreno Valley
  Moreno Valley, CA..................        2,490           950        3,820         0             1          (655)
  Oaktree Industrial Park
  San Dimas, CA......................          976             0            0       345         1,458          (235)
  Chino Business Park
  Chino, CA..........................        1,353             0            0       670         2,829             0
  Avenue Hall Executive Center
  Valencia, CA.......................            0           450        1,800         0           145             0
  900 Building
  Minneapolis, MN....................        1,508           410        1,630         0           204             0

Office:
  Stadium Towers
  Anaheim, CA........................        1,842           700        2,810         0           482          (534)
  615 Nash Street
  El Segundo, CA.....................        1,325           470        1,870         0           276          (340)
  Clarewood
  Woodland Hills, CA.................        1,124           400        1,580         0           362          (298)
  268 Summer Street
  Boston, MA.........................          823           330        1,327         0           229          (228)
  250 Turnpike Street
  Canton, MA.........................          721           290        1,150         0            73          (198)
  Burtonsville Commerce Center
  Burtonsville, MD...................        2,745           920        3,670         0           101          (634)
  Keewaydin Drive

  Salem, NH..........................        1,339           610        2,450         0           114          (429)
  501 Hoes Lane
  Piscataway, NJ.....................          551           180          715         0           238          (136)

                              VALUE PROPERTY TRUST

                                  SCHEDULE III
 REAL ESTATE OWNED AND ACCUMULATED DEPRECIATION AND AMORTIZATION-- (CONTINUED)

                               SEPTEMBER 30, 1997
                             (DOLLARS IN THOUSANDS)

                                               GROSS AMOUNT CARRIED
                                                 AT END OF PERIOD
                                          ------------------------------
                                                   BUILDINGS &              ACCUMULATED      DATE OF         LIFE FOR
CLASSIFICATION                            LAND     IMPROVEMENTS    TOTAL    DEPRECIATION   CONSTRUCTION    DEPRECIATION
---------------------------------------   -----    ------------    -----    -----------    ------------    ------------
Apartments:
  Junipers of Yarmouth
  Yarmouth, ME.........................       0            0           0          0        1971            (b)
  Villa Del Cresta
  Florissant, MO.......................   1,640        6,834       8,474          0        1967/1974       (b)

Industrial:
  Parkway Business Center
  Richmond, CA.........................       0            0           0          0        1986            3-40 years
  Moreno Valley
  Moreno Valley, CA....................     950        3,166       4,116        175        1993            3-40 years
  Oaktree Industrial Park
  San Dimas, CA........................     345        1,223       1,568         86        1985            3-40 years
  Chino Business Park
  Chino, CA............................     405        1,712       2,117         28        1992            (b)
  Avenue Hall Executive Center
  Valencia, CA.........................       0            0           0          0        1988            (b)
  900 Building
  Minneapolis, MN......................     410        1,834       2,244          1        1910            (b)

Office:
  Stadium Towers
  Anaheim, CA..........................     700        2,758       3,458        238        1984            3-40 years
  615 Nash Street
  El Segundo, CA.......................     470        1,806       2,276        166        1987            3-40 years
  Clarewood
  Woodland Hills, CA...................     400        1,644       2,044        197        1980            3-40 years
  268 Summer Street

  Boston, MA...........................     330        1,328       1,658        121        1897            3-40 years
  250 Turnpike Street
  Canton, MA...........................     290        1,025       1,315         56        1980            3-40 years
  Burtonsville Commerce Center
  Burtonsville, MD.....................     920        3,137       4,057        191        1989            3-40 years
  Keewaydin Drive
  Salem, NH............................     610        2,135       2,745        149        1973            3-40 years
  501 Hoes Lane
  Piscataway, NJ.......................     180          817         997        104        1987            3-40 years

                              VALUE PROPERTY TRUST

                                  SCHEDULE III
 REAL ESTATE OWNED AND ACCUMULATED DEPRECIATION AND AMORTIZATION-- (CONTINUED)

                               SEPTEMBER 30, 1997
                             (DOLLARS IN THOUSANDS)

                                                                                   COSTS CAPITALIZED
                                                                                     SUBSEQUENT TO
                                            REORGANIZATION VALUE(B)               REORGANIZATION VALUE
                                   ------------------------------------------    ----------------------    ADJUST FOR
                                                                 BUILDINGS &               BUILDINGS &      UNREAL.
CLASSIFICATION                     ENCUMBRANCES(A)     LAND      IMPROVEMENTS     LAND     IMPROVEMENTS     GAIN(B)
--------------------------------   ---------------    -------    ------------    ------    ------------    ----------
Office:
(continued)
  Two Executive Campus
  Cherry Hill, NJ...............           894            240           939           0           413              0
  Riverside Centre
  Portland, OR..................             0          1,170         4,680           0           557              0
  Pinebrook II
  King of Prussia, PA...........             0              0         1,790           0           161           (251)
  421 Chestnut Street
  Philadelphia, PA..............             0            500         2,020           0           140           (347)
  Pinebrook I
  King of Prussia, PA...........             0              0         1,629           0           168           (232)
  Six Sentry Parkway
  Blue Bell, PA.................             0            920         3,670           0           990           (680)

Retail:
  Gateway Plaza (Paseo)
  Fremont, CA...................             0          4,320        17,280         300           516         (3,042)
  Arcade Square
  Sacramento, CA................             0          1,120         4,460           0           563           (828)
  Berdon Plaza

  Fairhaven, MA.................         4,157          1,350         5,403           0           891              0
  Bradford Plaza
  West Chester, PA..............             0          1,330         5,081           0           187           (917)
                                   ---------------    -------    ------------    ------    ------------    ----------
Total Real Estate Owned.........       $28,716        $20,260      $ 84,192      $1,315      $ 11,650       $(10,286)
                                   ---------------    -------    ------------    ------    ------------    ----------
                                   ---------------    -------    ------------    ------    ------------    ----------

                              VALUE PROPERTY TRUST

                                  SCHEDULE III
 REAL ESTATE OWNED AND ACCUMULATED DEPRECIATION AND AMORTIZATION-- (CONTINUED)

                               SEPTEMBER 30, 1997
                             (DOLLARS IN THOUSANDS)

                                         GROSS AMOUNT CARRIED
                                           AT END OF PERIOD
                                  ----------------------------------
                                             BUILDINGS &                  ACCUMULATED      DATE OF         LIFE FOR
CLASSIFICATION                     LAND      IMPROVEMENTS     TOTAL       DEPRECIATION   CONSTRUCTION    DEPRECIATION
-------------------------------   -------    ------------    -------      -----------    ------------    ------------
Office:
(continued)
  Two Executive Campus
  Cherry Hill, NJ..............       240         1,352        1,592             36      1970            (b)
  Riverside Centre
  Portland, OR.................         0             0            0              0      1945            (b)
  Pinebrook II
  King of Prussia, PA..........         0         1,700        1,700            116      1983            3-40 years
  421 Chestnut Street
  Philadelphia, PA.............       500         1,813        2,313            116      1857            3-40 years
  Pinebrook I
  King of Prussia, PA..........         0         1,565        1,565            119      1981            3-40 years
  Six Sentry Parkway
  Blue Bell, PA................       920         3,980        4,900            354      1990            3-40 years

Retail:
  Gateway Plaza (Paseo)
  Fremont, CA..................         0             0            0              0      1969            3-40 years
  Arcade Square
  Sacramento, CA...............         0             0            0              0      1955            3-40 years
  Berdon Plaza
  Fairhaven, MA................     1,350         6,294        7,644              5      1968            (b)
  Bradford Plaza
  West Chester, PA.............     1,330         4,351        5,681            271      1990            3-40 years

                                  -------    ------------    -------      -----------
Total Real Estate Owned........   $11,990      $ 50,474      $62,464(c,d)   $ 2,529
                                  -------    ------------    -------      -----------
                                  -------    ------------    -------      -----------

                                      F-55

                              VALUE PROPERTY TRUST

                                  SCHEDULE III
 REAL ESTATE OWNED AND ACCUMULATED DEPRECIATION AND AMORTIZATION--(CONTINUED)

                               SEPTEMBER 30, 1997
                             (DOLLARS IN THOUSANDS)

NOTES:

(A) The encumbrances of Senior Notes due 1999 are collateralized by a first priority Lien on 15 of the Trust's assets, including personal property and real property held by the Trust or any subsidiary.

(B) See Note 2 "Significant Accounting Policies" to the consolidated financial statements.

(C) Cost for federal income tax purposes is approximately $96,000.

(D) The changes in carrying amounts during the year ended September 30, 1997 are summarized as follows:

      Balance at September 30, 1996..........................           $103,299
      Additions during the year:
        Improvements.........................................              3,443
      Deductions during the year:
        Sale of real estate..................................             44,278
                                                                        --------
      Balance at September 30, 1997..........................           $ 62,464
                                                                        --------
                                                                        --------

    The changes in carrying amounts during the year ended September 30, 1996 are summarized as follows:

      Balance at September 30, 1995..........................           $123,640
      Reclassification from foreclosure property.............              5,120
      Additions during year:
        Improvements.........................................              4,551
      Deductions during year:
        Sale of real estate.................................. $19,726
        Adjustments for deferred gains.......................  10,286     30,012
                                                              -------   --------
      Balance at September 30, 1996..........................           $103,299
                                                                        --------

                                                                        --------

    The changes in carrying amounts during the year ended September 30, 1995 are summarized as follows:

      Balance at September 30, 1994..........................           $ 66,880
      Reclassification from foreclosure property and mortgage
        loans................................................            109,565
      Additions during year:
        Improvements.........................................             11,283
      Deductions during year:
        Sale of real estate.................................. $ 3,350
        Charge off against allowance for losses..............   2,881
        Adjustments for fresh start reporting................  57,857     64,088
                                                              -------   --------
      Balance at September 30, 1995..........................           $123,640
                                                                        --------
                                                                        --------

                              VALUE PROPERTY TRUST

                                  SCHEDULE III
 REAL ESTATE OWNED AND ACCUMULATED DEPRECIATION AND AMORTIZATION--(CONTINUED)

                               SEPTEMBER 30, 1997
                             (DOLLARS IN THOUSANDS)

NOTES:--(CONTINUED)

    The change in accumulated depreciation and amortization during the year ended September 30, 1997 is summarized as follows:

      Balance at September 30, 1996.......................... $ 1,932
      Additions during year:
        Charge to income.....................................   1,601
      Deductions during year:
        Adjustment for sold properties.......................   1,004
                                                              -------
      Balance at September 30, 1997.......................... $ 2,529
                                                              -------
                                                              -------

    The change in accumulated depreciation and amortization during the year ended September 30, 1996 is summarized as follows:

      Balance at September 30, 1995.......................... $    --
      Additions during year:
        Charge to income.....................................   2,035
      Deductions during year:
        Adjustment for sold properties.......................     103

                                                              -------
      Balance at September 30, 1996.......................... $ 1,932
                                                              -------
                                                              -------

    The change in accumulated depreciation and amortization during the year ended September 30, 1995 is summarized as follows:

      Balance at September 30, 1994.......................... $10,023
      Reclassification from foreclosure property.............   8,264
      Additions during year:
        Charge to income.....................................   6,608
      Deductions during year:
        Adjustment for fresh start reporting.................  24,895
                                                              -------
      Balance at September 30, 1995.......................... $    --
                                                              -------
                                                              -------

                              VALUE PROPERTY TRUST

                                  SCHEDULE XII
                         MORTGAGE LOANS ON REAL ESTATE

                               SEPTEMBER 30, 1997
                             (DOLLARS IN THOUSANDS)

                                                                                                       PRINCIPAL
                                                                                                        AMOUNT
                                                                                                       OF LOANS
                                                                                                      SUBJECT TO
                                                                                                      DELINQUENT
                                      NUMBER                          FINAL           CONTRACTUAL     PRINCIPAL
                                        OF       INTEREST           MATURITY           AMOUNT OF          OR
TYPE OF LOANS                         LOANS        RATE               DATE             MORTGAGES       INTEREST
-----------------------------------   ------    -----------    -------------------    -----------     ----------
Assets Held for Investment:
Residential/Condominiums (a).......     111     6.75%-9.50%    June 2000-June 2009      $   904        $     --
Commercial mortgage................       1        9.00%            July 1998             6,242
                                                                                      -----------     ----------
Total contractual amount of
  mortgage loans...................                                                       7,146        $     --
                                                                                      -----------     ----------
                                                                                      -----------     ----------
Adjust contractual amount to
  reorganization value of mortgage
  loans............................                                                        (234)
Adjust contractual amount to
  reallocate unrealized gain on
  sale.............................                                                        (107)
                                                                                      -----------
Carrying value of mortgage loans
  and investments..................                                                     $ 6,805 (b)(c)
                                                                                      -----------
                                                                                      -----------

                                      F-58

                              VALUE PROPERTY TRUST

                                  SCHEDULE XII
                   MORTGAGE LOANS ON REAL ESTATE--(CONTINUED)

                               SEPTEMBER 30, 1997
                             (DOLLARS IN THOUSANDS)

NOTES:


(A) Consists of 111 residential mortgage loans on 7 mortgage investments.

(B) The aggregate cost for federal income tax purposes is $7,146.

(C) The change in carrying value of mortgage loans during the year ended September 30, 1997 were as follows:

      Balance at September 30, 1996..................... $    663
      New commercial mortgage loan......................    6,257
                                                         --------
                                                            6,920
      Collections of principal..........................     (115)
                                                         --------
      Balance at September 30, 1997..................... $  6,805
                                                         --------
                                                         --------

    The change in carrying value of mortgage loans during the year ended September 30, 1996 were as follows:

      Balance at September 30, 1995..................... $ 56,979
      Advances on mortgage loans........................      100
                                                         --------
                                                           57,079
      Collections of principal..........................  (51,188)
      Transfer to real estate...........................   (5,120)
      Adjustment for unrealized gains...................     (108)
                                                         --------
      Balance at September 30, 1996..................... $    663
                                                         --------
                                                         --------

    The change in carrying value of mortgage loans during the year ended September 30, 1995 were as follows:

      Balance at September 30, 1994..................... $ 69,322
      Reclassification from in-substance foreclosure....   29,441
      Advances on mortgage loans........................      733
      Net change in interest reserves...................      162
                                                         --------
                                                           99,658
      Collections of principal..........................  (22,711)
      Adjustment for fresh start accounting.............  (19,968)
                                                         --------
      Balance at September 30, 1995..................... $ 56,979
                                                         --------
                                                         --------

                         REPORT OF INDEPENDENT AUDITORS

Board of Directors and Stockholders
Wellsford Real Properties, Inc.

We have audited the combined statement of revenues and certain expenses of the properties known as 1275 K Street, 300 Atrium Drive, 400 Atrium Drive, 500 Atrium Drive, 600 Atrium Drive, 700 Atrium Drive, and 15 Broad Street, (collectively, the "Whitehall Properties"), acquired or to be acquired by Wellsford/Whitehall Properties, L.L.C., as described in Note 1, for the year ended December 31, 1996. This financial statement is the responsibility of Wellsford/Whitehall Properties, L.L.C. management. Our responsibility is to express an opinion on this financial statement based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statement is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statement. An audit also includes assessing the accounting principles used and the significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

The accompanying combined statement of revenues and certain expenses was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission for inclusion in Form 8-K of Wellsford Real Properties, Inc. and is not intended to be a complete presentation of the Whitehall Properties' revenues and expenses.

In our opinion, the financial statement referred to above presents fairly, in all material respects, the combined revenues and certain expenses of the Whitehall Properties as described in Note 1 for the year ended December 31, 1996, in conformity with generally accepted accounting principles.

                                          ERNST & YOUNG LLP

New York, New York
October 20, 1997

                            THE WHITEHALL PROPERTIES

              COMBINED STATEMENT OF REVENUES AND CERTAIN EXPENSES
                                 (IN THOUSANDS)
                                    (NOTE 1)

                                                                                              SIX MONTHS        YEAR ENDED
                                                                                                ENDED            DECEMBER
                                                                                            JUNE 30, 1997        31, 1996
                                                                                           --------------       ---------
                                                                                             (UNAUDITED)
Revenues:
  Base rents............................................................................     $ 8,212            $ 11,716
  Tenant escalations, reimbursements, and parking income................................         823               1,695
                                                                                           -----------         ----------
  Total revenues........................................................................       9,035              13,411
                                                                                           -----------         ----------
Certain Expenses:
  Property operating expenses...........................................................       2,335               4,664
  Real estate taxes.....................................................................       1,378               2,982
  Management fees.......................................................................         226                 498
                                                                                           -----------         ----------
Total certain expenses..................................................................       3,939               8,144
                                                                                           -----------         ----------
Revenues in excess of certain expenses..................................................     $ 5,096            $  5,267
                                                                                           -----------         ----------
                                                                                           -----------         ----------

                            See accompanying notes.

                            THE WHITEHALL PROPERTIES

          NOTES TO COMBINED STATEMENT OF REVENUES AND CERTAIN EXPENSES

                      FOR THE YEAR ENDED DECEMBER 31, 1996

1. BASIS OF PRESENTATION

     Presented herein is the combined statement of revenues and certain expenses related to the operations of seven commercial real estate properties known as 1275 K Street, 300 Atrium Drive, 400 Atrium Drive, 500 Atrium Drive, 600 Atrium Drive, 700 Atrium Drive and 15 Broad Street (collectively, the "Whitehall Properties"). The Whitehall Properties are not a legal entity, but are a combination of the operations of certain real estate properties which properties or contracts to purchase such properties were or are expected to be contributed to Wellsford/Whitehall Properties, L.L.C. ("Wellsford Office") by WHWEL Real Estate Limited Partnership (the "Whitehall Partner"). The Whitehall Partner has a 49.9% interest in Wellsford Office and is an affiliate of Goldman, Sachs & Co. Wellsford Commercial Properties Trust ("WCPT"), a subsidiary of Wellsford Real Properties, Inc. ("WRP"), has a 50.1% interest in Wellsford Office. 1275 K Street, located in Washington, D.C., 300 Atrium Drive, 400 Atrium Drive, 500 Atrium Drive, and the contract to purchase 700 Atrium Drive, all located in Somerset County, New Jersey, were contributed to Wellsford Office on the date of its formation, August 28, 1997, by the Whitehall Partner.

     On September 25, 1997, Wellsford Office acquired 700 Atrium Drive. It is currently anticipated that 600 Atrium Drive, a parcel of vacant land located in Somerset County, New Jersey, and 15 Broad Street, an office building located in Boston, Massachusetts, will be contributed to Wellsford Office by the Whitehall Partner by December 15, 1997.

     The accompanying financial statement has been prepared in accordance with the applicable rules and regulations of the Securities and Exchange Commission for the acquisition of real estate properties. Accordingly, the financial statement excludes certain expenses that may not be comparable to those expected to be incurred by Wellsford Office in the proposed future operations of the Whitehall Properties. Expenses excluded consist of interest, depreciation and general and administrative expenses not directly related to the future operations.

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

     The combined statement of revenues and certain expenses for the six months ended June 30, 1997 is unaudited; however, in the opinion of management, all adjustments (consisting solely of normal recurring adjustments) necessary for a fair presentation of the combined statement of revenues and certain expenses for this interim period have been included. The results of interim periods are not necessarily indicative of the results to be obtained for a full fiscal year.


2. LEASE AND REVENUE RECOGNITION

     The Whitehall Properties are being leased to tenants under operating leases. Minimum rental income is generally recognized on a straight-line basis over the term of the lease. The excess of amounts due pursuant to the underlying leases over amounts recognized on a straight-line basis amounted to approximately $217,000, for the year ended December 31, 1996. The lease agreements for certain of the Whitehall Properties generally contain provisions which provide for reimbursement of real estate taxes and operating expenses over base year amounts, as well as fixed increases in rent.

     The Whitehall Properties are principally multi-tenant office buildings with leases expiring at various dates over the next eleven years.

3. MANAGEMENT AND LEASING AGREEMENTS

     The Whitehall Properties are managed and leased by various management companies. These management companies provide property management services to the Whitehall Properties at the rate of 2% to 5% of gross cash receipts.

                            THE WHITEHALL PROPERTIES
   NOTES TO COMBINED STATEMENT OF REVENUES AND CERTAIN EXPENSES--(CONTINUED)

                      FOR THE YEAR ENDED DECEMBER 31, 1996

4. PROPERTY OPERATING EXPENSES

     Property operating expenses for the year ended December 31, 1996 include approximately $227,000 for insurance, $2,198,000 for utilities, $213,000 in general and administrative expenses, $1,676,000 in repair and maintenance costs, and $350,000 for payroll costs.

5. SIGNIFICANT TENANTS

     Six tenants, Merck and Co., Inc., Society of Plastics Engineers, Merrill Lynch & Co., Metzger, Hollis & Gordon, Sun Microsystems, and The Mobil Corporation accounted for approximately 23%, 14%, 8%, 5%, 4%, and 3% of the combined 1996 base rents on a straight line basis, respectively.

     The Society of Plastics Engineers lease expired on December 31, 1996. Metzger, Hollis & Gordon vacated its space in August 1997.

                       REPORT OF INDEPENDENT ACCOUNTANTS

To the Members
The Abbey Companies

We have audited the accompanying combined statement of revenues and certain expenses of The Abbey Companies (the "Company") for the year ended December 31, 1996. This combined statement is the responsibility of the Company's management. Our responsibility is to express an opinion on this statement based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the statement is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the statement. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the statement. We believe that our audit provides a reasonable basis for our opinion.

The accompanying statement was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission described in
Note 2 and is not intended to be a complete presentation of the Company's revenues and expenses.

In our opinion, the combined statement referred to above presents fairly, in all material respects, the revenues and certain expenses described in Note 2 of the Company for the year ended December 31, 1996, in conformity with generally accepted accounting principles.

COOPERS & LYBRAND L.L.P.

Los Angeles, California
March 28, 1997

                              THE ABBEY COMPANIES

              COMBINED STATEMENT OF REVENUES AND CERTAIN EXPENSES


                                                                                                        NINE MONTHS
                                                                                        YEAR ENDED         ENDED
                                                                                       DECEMBER 31,    SEPTEMBER 30,
                                                                                           1996            1997
                                                                                       ------------    -------------
                                                                                                        (UNAUDITED)
Revenues:
  Minimum rents.....................................................................    $6,103,153      $ 4,829,755
  Tenant recoveries.................................................................       716,093          856,931
  Other income......................................................................       333,363          290,509
                                                                                       ------------    -------------
  Total revenues....................................................................     7,152,609        5,977,195
                                                                                       ------------    -------------
Certain expenses:
  Operating.........................................................................     2,085,067        1,247,304
  General and administrative........................................................     1,176,150          761,013
  Real property taxes...............................................................       531,066          492,727
                                                                                       ------------    -------------
                                                                                         3,792,283        2,501,044
                                                                                       ------------    -------------
Revenues in excess of certain expenses..............................................    $3,360,326      $ 3,476,151
                                                                                       ------------    -------------
                                                                                       ------------    -------------

    The accompanying notes are an integral part of this combined statement.

                              THE ABBEY COMPANIES

          NOTES TO COMBINED STATEMENT OF REVENUES AND CERTAIN EXPENSES

1. ORGANIZATION AND BASIS OF PRESENTATION

     The combined statement includes the revenues and certain expenses of Abbey Investment, Inc., The Abbey Company, Inc. and Nittany Lion Landscaping, Inc., all California subchapter S corporations, and Abbey Properties, L.L.C., a limited liability company which owns 99% of 9 properties, each held in a limited liability company. Abbey Properties, L.L.C., was formed and capitalized in July 1996, when MS Abbey, L.L.C. contributed $1,000,000 for its 10% ownership interest and Donald G. Abbey, an individual, contributed eight properties for his 90% ownership interest. The properties contributed by Donald G. Abbey were recorded at historical cost by Abbey Properties, L.L.C.

     The Abbey Companies (the "Company") is a combination of these ten limited liability companies and three corporations primarily engaged in the acquisition and operation of commercial/retail real estate in the Southern California area. At December 31, 1996, the Company owned and operated 9 properties encompassing approximately 900,000 square feet (unaudited) of commercial/retail space.

     The property management and leasing are provided to the properties by The Abbey Company, Inc. Landscaping services are provided by Nittany Lion Landscaping, Inc. All material intercompany transactions have been eliminated in the combined statement.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     The accompanying combined statement of revenues and certain expenses is not representative of the actual operations for the year ended December 31, 1996 because certain expenses, which may not be comparable to those expected to be incurred in the proposed future operations of the properties, have been excluded. Expenses excluded consist of mortgage interest, depreciation and amortization, and management fees not directly related to future operations of the properties.

  Revenue Recognition

     Operating revenues and expenses are presented on the accrual basis of accounting. Commercial and retail spaces are generally leased to tenants under noncancellable operating leases that range from 1 to 10 years. Minimum rent revenues are recognized on a straight-line basis over the respective lease term. Some tenants are also charged for certain operating expenses that are subject to recovery by the Company, including real estate taxes, insurance and common area costs.

  Income Taxes

     No provision for federal and state income taxes has been made in the accompanying combined statement since such taxes, if any, are the liability of the individual members.


  Use of Estimates

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

  Concentration of Risk

     There are owners and developers of real estate that compete with the Company in its trade areas. This results in competition for tenants to occupy space. The existence of competition could have a material impact on the Company's ability to lease space and on the level of rent that can be achieved.

                              THE ABBEY COMPANIES

  Interim Financial Data (Unaudited)

     The interim financial data for the nine-month period ended September 30, 1997 is unaudited; however, in the opinion of management, the interim data includes all adjustments, consisting of normal recurring adjustments and eliminations necessary for a fair presentation of the results of the period. The results of revenues and certain expenses for the nine-month period ended September 30, 1997 are not necessarily indicative of the results for the full year.

3. FUTURE RENTAL REVENUES

     Under existing noncancellable operating lease agreements, tenants are committed to pay the following minimum rentals to the Company:


YEARS ENDING
DECEMBER 31,
------------
1997.............................................  $   6,287,311
1998.............................................      5,111,538
1999.............................................      3,848,984
2000.............................................      2,808,500
2001.............................................      1,726,666
Thereafter.......................................      2,673,229
                                                   -------------

                                                   $  22,456,227
                                                   -------------
                                                   -------------

4. COMMITMENTS

     Under two existing noncancellable operating ground lease agreements, the Company is committed to pay the following minimum rents:

YEARS ENDING
DECEMBER 31,
------------
1997.............................................  $     415,535
1998.............................................        415,535
1999.............................................        415,535
2000.............................................        415,535
2001.............................................        415,535
Thereafter.......................................     13,935,459
                                                   -------------
                                                   $  16,013,134
                                                   -------------
                                                   -------------

     Rent expense associated with ground leases was $425,434 in 1996.

                         REPORT OF INDEPENDENT AUDITORS

Board of Directors and Stockholders
Wellsford Real Properties, Inc.

We have audited the statement of revenues and certain expenses of the property known as Mountain Heights Office Center (the "Property"), acquired by Wellsford/Whitehall Properties, L.L.C., as described in Note 1, for the year ended December 31, 1996. This financial statement is the responsibility of the Wellsford/Whitehall Properties, L.L.C. management. Our responsibility is to express an opinion on this financial statement based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statement is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statement. An audit also includes assessing the accounting principles used and the significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

The accompanying statement of revenues and certain expenses was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission for inclusion in Form 8-K of Wellsford Real Properties, Inc. and is not intended to be a complete presentation of the Property's revenues and expenses.

In our opinion, the financial statement referred to above presents fairly, in all material respects, the revenues and certain expenses of Mountain Heights Office Center as described in Note 1 for the year ended December 31, 1996, in conformity with generally accepted accounting principles.

                                          ERNST & YOUNG LLP

New York, New York
December 19, 1997

                         MOUNTAIN HEIGHTS OFFICE CENTER

                  STATEMENTS OF REVENUES AND CERTAIN EXPENSES
                                 (IN THOUSANDS)
                                    (NOTE 1)


                                                                                        NINE MONTHS
                                                                                           ENDED        YEAR ENDED
                                                                                       SEPTEMBER 30,    DECEMBER 31,
                                                                                           1997             1996
                                                                                       -------------    ------------
                                                                                        (UNAUDITED)
Revenues:
  Base rents........................................................................      $ 2,677          $2,858
  Tenant escalations and reimbursements.............................................          118             178
                                                                                       -------------    ------------
Total revenues......................................................................        2,795           3,036
                                                                                       -------------    ------------
Certain Expenses:
  Property operating expenses.......................................................          769           1,061
  Real estate taxes.................................................................          356             516
  Management fees...................................................................           44              58
                                                                                       -------------    ------------
Total certain expenses..............................................................        1,169           1,635
                                                                                       -------------    ------------
Revenues in excess of certain expenses..............................................      $ 1,626          $1,401
                                                                                       -------------    ------------
                                                                                       -------------    ------------

                            See accompanying notes.

                         MOUNTAIN HEIGHTS OFFICE CENTER

              NOTES TO STATEMENTS OF REVENUES AND CERTAIN EXPENSES

                      FOR THE YEAR ENDED DECEMBER 31, 1996

1. BASIS OF PRESENTATION

     Presented herein are the statements of revenues and certain expenses related to the operations of two office buildings, Mountain Heights Office Center (the "Property"), located in Berkeley Heights, New Jersey. The Property is comprised of a 100% leased building and an unoccupied building to be renovated. The Property was acquired by Wellsford/Whitehall Properties, L.L.C. ("Wellsford Office") on December 16, 1997 from California State Teachers Retirement Systems ("CalSters"). Wellsford Real Properties, Inc. has a 50.1% interest in Wellsford Office.

     The accompanying financial statements have been prepared in accordance with the applicable rules and regulations of the Securities and Exchange Commission for the acquisition of real estate properties. Accordingly, the financial statements exclude certain expenses that may not be comparable to those expected to be incurred by Wellsford Office in the proposed future operations of the Property. Expenses excluded consist of interest, depreciation and general and administrative expenses not directly related to the future operations.

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statement and accompanying notes. Actual results could differ from those estimates.

     The statement of revenues and certain expenses for the nine months ended September 30, 1997 is unaudited; however, in the opinion of management, all adjustments (consisting solely of normal recurring adjustments) necessary for a fair presentation of the statement of revenues and certain expenses for this interim period have been included. The results of interim periods are not necessarily indicative of the results to be obtained for a full fiscal year.

2. LEASE AND REVENUE RECOGNITION

     The Property is being leased to tenants under operating leases with leases expiring at various dates over the next nine years. Minimum rental income is generally recognized on a straight-line basis over the term of the lease. The excess of amounts so recognized over amounts due pursuant to the underlying leases amounted to approximately $257,000, for the year ended December 31, 1996. The lease agreements generally contain provisions which provide for reimbursement of real estate taxes and operating expenses over base year amounts, as well as fixed increases in rent.

3. MANAGEMENT AND LEASING AGREEMENTS

     During 1996 the Property was managed and leased by Compass Management and Leasing, Inc.


4. PROPERTY OPERATING EXPENSES

     Property operating expenses for the year ended December 31, 1996 include approximately $30,000 for insurance, $389,000 for utilities, $65,000 in general and administrative expenses, $451,000 in repair and maintenance costs, and $126,000 for payroll costs.

5. SIGNIFICANT TENANTS

     Five tenants accounted for approximately 19%, 11%, 9%, 9%, and 8% of the 1996 base rents on a straight line basis, respectively.

                         REPORT OF INDEPENDENT AUDITORS

Board of Directors and Stockholders
Wellsford Real Properties, Inc.

We have audited the statement of revenues and certain expenses of the property known as Sonterra at Williams Centre (the "Property"), to be acquired by Wellsford Real Properties, Inc., as described in Note 1, for the year ended December 31, 1996. This financial statement is the responsibility of the Property's management. Our responsibility is to express an opinion on this financial statement based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statement is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statement. An audit also includes assessing the accounting principles used and the significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

The accompanying statement of revenues and certain expenses was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission for inclusion in Form 8-K of Wellsford Real Properties, Inc. and is not intended to be a complete presentation of the Property's revenues and expenses.

In our opinion, the financial statement referred to above presents fairly, in all material respects, the revenues and certain expenses of Sonterra at Williams Centre as described in Note 1 for the year ended December 31, 1996, in conformity with generally accepted accounting principles.

                                          ERNST & YOUNG LLP

New York, New York
December 19, 1997

                          SONTERRA AT WILLIAMS CENTRE

                  STATEMENTS OF REVENUES AND CERTAIN EXPENSES
                                 (IN THOUSANDS)
                                    (NOTE 1)

                                                                                          NINE MONTHS
                                                                                             ENDED       YEAR ENDED
                                                                                           SEPTEMBER      DECEMBER
                                                                                           30, 1997       31, 1996
                                                                                          -----------    ----------
                                                                                          (UNAUDITED)
Revenues:
  Rental income........................................................................     $ 1,787        $1,677
  Miscellaneous income.................................................................          89            89
                                                                                          -----------    ----------
Total revenues.........................................................................       1,876         1,766
                                                                                          -----------    ----------
Certain expenses:
  Property operating and maintenance expenses..........................................         385           512
  Real estate taxes....................................................................         143            45
  Management fees......................................................................          64            87
                                                                                          -----------    ----------
Total certain expenses.................................................................         592           644
                                                                                          -----------    ----------
Revenues in excess of certain expenses.................................................     $ 1,284        $1,122
                                                                                          -----------    ----------
                                                                                          -----------    ----------

                            See accompanying notes.

                          SONTERRA AT WILLIAMS CENTRE

              NOTES TO STATEMENTS OF REVENUES AND CERTAIN EXPENSES

                      FOR THE YEAR ENDED DECEMBER 31, 1996

1. BUSINESS

     The accompanying statements of revenues and certain expenses relate to the operations of the property known as Sonterra at Williams Centre (the "Property"). The Property is a 344 unit multifamily apartment complex located in Tucson, Arizona, currently owned by Specified Properties VIII, L.P. Wellsford Real Properties, Inc. owns an option to acquire the Property and intends to acquire the Property on or about January 15, 1998.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

  Basis of Presentation

     The accompanying financial statements have been prepared in accordance with the applicable rules and regulations of the Securities and Exchange Commission for the acquisition of real estate properties. Accordingly, the financial statement excludes certain expenses that may not be comparable to those expected to be incurred by Wellsford Real Properties, Inc. in the proposed future operations of the Property. Expenses excluded consist of interest, depreciation and general and administrative expenses not directly related to the future operations.

     Construction was completed on the Property, consisting of several buildings, during June 1996. Accordingly, in accordance with Statement of Financial Accounting Standards No. 67, Accounting for Costs and Initial Rental Operations of Real Estate Projects, the accompanying statement of revenues and certain expenses reflects the rental revenues and expenses related to the buildings which comprise the Property from the time each building was substantially completed and held available for occupancy. Expenses incurred prior to that time have been capitalized.

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

     The statement of revenues and certain expenses for the nine months ended September 30, 1997 is unaudited; however, in the opinion of management, all adjustments (consisting solely of normal recurring adjustments) necessary for a fair presentation of the statement of revenues and certain expenses for this interim period have been included. The results of interim periods are not necessarily indicative of the results to be obtained for a full fiscal year.

  Revenue Recognition

     Rental income attributable to leases is recognized on a straight-line basis over the term of the leases, which are generally for one year.

3. MANAGEMENT AND LEASING AGREEMENTS

     The Property is managed and leased by Lexford Properties, Inc. which, since July 1, 1996, provides property management services at the rate of 3.25% of gross cash receipts. Prior to July 1, 1996, such services were provided at a monthly amount of $9,000.

4. PROPERTY OPERATING EXPENSES

     Property operating expenses for the year ended December 31, 1996 include approximately $26,000 for insurance, $80,000 for utilities, $62,000 in general and administrative expenses, $88,000 in repair and maintenance costs, and $256,000 for payroll costs.

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

The Owners of the
DFW Trade Center, I, L.P., Buildings 1, 2 and 3:

We have audited the accompanying Combined Statement of Revenue and Certain Expenses of the DFW Trade Center I, L.P., Buildings 1, 2 and 3 (the Portfolio) from the date of inception (July 1, 1996) to December 31, 1996. The Combined Statement of Revenue and Certain Expenses is the responsibility of the Portfolio's management. Our responsibility is to express an opinion on the Combined Statement of Revenue and Certain Expenses based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the Combined Statement of Revenue and Certain Expenses is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures made in the Combined Statement of Revenue and Certain Expenses. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the Combined Statement of Revenue and Certain Expenses. We believe that our audit provides a reasonable basis for our opinion.

The accompanying Combined Statement of Revenue and Certain Expenses was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission for inclusion in the Registration Statement on Form S-4 of Wellsford Real Properties, Inc. as described in Note 2 and is not intended to be a complete presentation of the Portfolio's revenues and expenses.

In our opinion, the Combined Statement of Revenue and Certain Expenses referred to above presents fairly, in all material respects, the revenue and certain expenses of the Portfolio described in Note 2 for the period from inception to December 31, 1996, in conformity with generally accepted accounting principles.

                                          ARTHUR ANDERSEN LLP

Boston, Massachusetts
November 24, 1997

                 DFW TRADE CENTER I, L.P., BUILDINGS 1, 2 AND 3

              COMBINED STATEMENTS OF REVENUE AND CERTAIN EXPENSES

                                                                                                        FROM THE DATE
                                                                                      NINE MONTHS       OF INCEPTION
                                                                                         ENDED        (JULY 1, 1996) TO
                                                                                     SEPTEMBER 30,      DECEMBER 31,
                                                                                         1997              1996
                                                                                     -------------    -----------------
                                                                                      (UNAUDITED)
Revenues:
Base rents........................................................................    $ 1,289,844         $ 315,038
Tenant reimbursements.............................................................        304,903            32,400
                                                                                     -------------    -----------------
  Total Revenues..................................................................      1,594,747           347,438
                                                                                     -------------    -----------------
Expenses:
Property operating costs..........................................................         93,369            38,177
Maintenance and repairs...........................................................         20,256             4,397
Real estate taxes.................................................................        306,802            40,993
Management fees...................................................................         44,392            10,580
Insurance.........................................................................         24,802             8,064
                                                                                     -------------    -----------------
  Total Expenses..................................................................        489,621           102,211
                                                                                     -------------    -----------------
Revenues in Excess of Certain Expenses............................................    $ 1,105,126         $ 245,227
                                                                                     -------------    -----------------
                                                                                     -------------    -----------------

         The accompanying notes are an integral part of this combined financial statement.

                 DFW TRADE CENTER I, L.P., BUILDINGS 1, 2 AND 3

          NOTES TO COMBINED STATEMENTS OF REVENUE AND CERTAIN EXPENSES

                               DECEMBER 31, 1996

1. BUSINESS

     The accompanying Combined Statement of Revenue and Certain Expenses relates to the operations of DFW Trade Center I, L.P., Buildings 1, 2 and 3 (the Portfolio). The Portfolio consists of three buildings in Grapevine, Texas totalling approximately 1,182,361 rentable square feet as follows:

PROPERTY TYPE            # TENANTS     DATE OF INCEPTION     SQUARE FEET
---------------------    ---------     -----------------     -----------
Workspace Industrial         3         February 7, 1997         202,361
Bulk Warehouse               2         July 1, 1996             540,000
Bulk Warehouse               2         June 30, 1997            440,000
                                                             -----------
                                                              1,182,361
                                                             -----------
                                                             -----------

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

  Basis of Presentation

     The accompanying Combined Statement of Revenue and Certain Expenses was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission for inclusion in the Registration Statement on Form S-4 of Wellsford Real Properties, Inc. The statement is not representative of the actual operations of the Portfolio for the period presented nor indicative of future operations as certain expenses, primarily depreciation, amortization and interest expenses, which may not be comparable to the expenses expected to be incurred by Industrial Properties Holding, L.P. in future operations of the Portfolio, have been excluded.

     The combined financial statement, and information included in these notes to the combined financial statement, for the nine months ended September 30, 1997, is unaudited. In the opinion of management, such financial statement and information reflect all adjustments necessary for a fair presentation of the results of the interim period. All adjustments are of a normal, recurring nature.

  Revenue and Expense Recognition

     Revenue is recognized on a straight-line basis over the terms of the related leases. Expenses are recognized in the period in which they are incurred.

  Use of Estimates

     The preparation of the Combined Statement of Revenue and Certain Expenses in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

3. RENTAL REVENUE

     All leases are classified as operating leases.

                 DFW TRADE CENTER I, L.P., BUILDINGS 1, 2 AND 3

                               DECEMBER 31, 1996

4. FUTURE MINIMUM RENTAL RECEIPTS

     Future minimum rental receipts due on noncancelable operating leases for the Portfolio as of December 31, 1996 were as follows:

1997.............................................  $   2,113,650
1998.............................................      4,052,194
1999.............................................      4,189,944
2000.............................................      4,275,444
2001.............................................      3,906,861
Thereafter.......................................     15,741,473
                                                   -------------
                                                   $  34,279,566
                                                   -------------
                                                   -------------

     The above amounts do not include additional rental receipts that will become due as a result of the expense pass-through and escalation provisions in the leases. The Portfolio is subject to the usual business risks associated with the collection of the above scheduled rents.

                                                                         ANNEX A
                          AGREEMENT AND PLAN OF MERGER

--------------------------------------------------------------------------------

                          AGREEMENT AND PLAN OF MERGER

                                     AMONG

                             VALUE PROPERTY TRUST,
                        WELLSFORD REAL PROPERTIES, INC.
                                      AND
                         WELLSFORD CAPITAL CORPORATION

                         DATED AS OF SEPTEMBER 18, 1997

--------------------------------------------------------------------------------

                               TABLE OF CONTENTS
                                                                       PAGE
                                                                       ----
      1. THE MERGER...................................................  A-1
         1.1       The Merger.........................................  A-1
         1.2       The Closing........................................  A-1
         1.3       Effective Time.....................................  A-1

      2. [INTENTIONALLY OMITTED]......................................  A-2

      3. DECLARATION OF TRUST AND BYLAWS OF THE SUCCESSOR.............  A-2
         3.1       Charter............................................  A-2
         3.2       Bylaws.............................................  A-2

      4. DIRECTORS AND OFFICERS OF THE SUCCESSOR......................  A-2
         4.1       Directors..........................................  A-2
         4.2       Officers...........................................  A-2

      5. CONVERSION OF SHARES.........................................  A-2
         5.1       Conversion of VPT Shares...........................  A-2
         5.2       Consideration Election.............................  A-2
         5.3       Employee Stock Options.............................  A-3

      6. PAYMENT FOR SHARES...........................................  A-4
         6.1       Payment for VPT Shares.............................  A-4
         6.2       Adjustments........................................  A-5

      7. REPRESENTATIONS AND WARRANTIES OF VPT........................  A-5
         7.1       Existence; Good Standing; Authority; Compliance
                   With Law...........................................  A-5
         7.2       Authorization, Validity and Effect of Agreements...  A-6
         7.3       Capitalization.....................................  A-6
         7.4       Subsidiaries.......................................  A-7
         7.5       Other Interests....................................  A-7
         7.6       No Violation.......................................  A-7
         7.7       SEC Documents......................................  A-8
         7.8       Litigation.........................................  A-8
         7.9       Absence of Certain Changes.........................  A-8
         7.10      INTENTIONALLY OMITTED..............................  A-9
         7.11      Taxes..............................................  A-9
         7.12      Books and Records.................................. A-10
         7.13      Properties......................................... A-10
         7.14      Environmental Matters.............................. A-13
         7.15      No Brokers......................................... A-13
         7.16      Opinion of Financial Advisor....................... A-13
         7.17      Related Party Transactions......................... A-13
         7.18      Contracts and Commitments.......................... A-13
         7.19      Definition of VPT's Knowledge...................... A-14
         7.20      ERISA; Benefit Plans............................... A-14
         7.21      Anti-takeover Plan................................. A-15
         7.22      Shareholder Vote Required.......................... A-15
         7.23      Undisclosed Liabilities............................ A-15

         7.24      Insurance.......................................... A-15
         7.25      Absence of Sensitive Payments...................... A-15
         7.26      Amendment of Registration Rights Agreement......... A-15

                                                                       PAGE
                                                                       ----
      8. REPRESENTATIONS AND WARRANTIES OF BUYER...................... A-16
         8.1       Existence; Good Standing; Authority; Compliance
                   With Law........................................... A-16
         8.2       Authorization, Validity and Effect of Agreements... A-16
         8.3       No Violation....................................... A-17
         8.4       Financing.......................................... A-17
         8.5       Title Reports and Surveys Obtained by Buyer on
                   Properties......................................... A-17
         8.6       Capitalization..................................... A-17
         8.7       Subsidiaries....................................... A-18
         8.8       Other Interests.................................... A-18
         8.9       SEC Documents...................................... A-18
         8.10      Litigation......................................... A-18
         8.11      Absence of Certain Changes......................... A-19
         8.12      Taxes.............................................. A-19
         8.13      Books and Records.................................. A-20
         8.14      Properties......................................... A-20
         8.15      Environmental Matters.............................. A-21
         8.16      No Brokers......................................... A-21
         8.17      Related Party Transactions......................... A-21
         8.18      Definition of Buyer's Knowledge.................... A-21
         8.19      Anti-takeover Plan................................. A-21
         8.20      Undisclosed Liabilities............................ A-21

      9. COVENANTS.................................................... A-22
         9.1       Conduct of Businesses.............................. A-22
         9.2       New Leases and Lease Modifications................. A-24
         9.3       Meeting of Shareholders............................ A-25
         9.4       Filings; Other Action.............................. A-25
         9.5       Access to Information.............................. A-26
         9.6       Publicity.......................................... A-27
         9.7       Certain Benefits................................... A-27
         9.8       Listing Application................................ A-27
         9.9       Further Action..................................... A-27
         9.10      Indemnification and Insurance...................... A-28
         9.11      REIT Status........................................ A-29
         9.12      Other Offers....................................... A-29
         9.13      Notice of Certain Events........................... A-29
         9.14      Affiliate Letters.................................. A-30
         9.15      Amendment to Registration Rights Agreement......... A-30

     10. CONDITIONS................................................... A-30
         10.1      Conditions to Each Party's Obligation to Effect the
                   Merger............................................. A-30

         10.2      Conditions to Obligations of VPT to Effect the
                   Merger............................................. A-31
         10.3      Conditions to Obligation of Buyer and Merger
                   Subsidiary to Effect the Merger.................... A-31

     11. TERMINATION.................................................. A-32
         11.1      Termination........................................ A-32
         11.2      Effect of Termination.............................. A-33
         11.3      Expenses........................................... A-33
         11.4      Extension; Waiver.................................. A-34

                                                                       PAGE
                                                                       ----
     12. GENERAL PROVISIONS........................................... A-34
         12.1      Nonsurvival of Representations, Warranties and
                   Agreements......................................... A-34
         12.2      Notices............................................ A-34
         12.3      Assignment; Binding Effect; Benefit................ A-35
         12.4      Entire Agreement................................... A-35
         12.5      Confidentiality.................................... A-35
         12.6      Amendment.......................................... A-35
         12.7      Governing Law...................................... A-35
         12.8      Counterparts....................................... A-35
         12.9      Headings........................................... A-35
         12.10     Waivers............................................ A-35
         12.11     Incorporation...................................... A-36
         12.12     Severability....................................... A-36
         12.13     Interpretation and Certain Definitions............. A-36
         12.14     Specific Performance............................... A-36
         12.15     Broker Liability Release........................... A-36

     EXHIBIT A -- Form of Affiliate Letter

                          AGREEMENT AND PLAN OF MERGER

     This AGREEMENT AND PLAN OF MERGER (this "Agreement") is made and entered into as of September 18, 1997 among Value Property Trust, a Maryland real estate investment trust ("VPT"), Wellsford Real Properties, Inc., a Maryland corporation ("Buyer"), and Wellsford Capital Corporation, a Maryland corporation and wholly-owned subsidiary of Buyer ("Merger Subsidiary").

                                    RECITALS

     A. The Board of Trustees of VPT and the Board of Directors of Buyer and Merger Subsidiary each have determined that a business combination between VPT, Buyer and Merger Subsidiary is fair to and in the best interests of their respective companies and stockholders and accordingly have agreed to effect the merger provided for herein upon the terms and subject to the conditions set forth herein.

     B. As a condition to the willingness of Buyer, Merger Subsidiary and VPT to enter into this Agreement, an affiliate of a stockholder of VPT has entered into a Voting Agreement, dated as of the date hereof, with Buyer and Merger Subsidiary (the "Voting Agreement").

     NOW, THEREFORE, in consideration of the foregoing, and of the representations, warranties, covenants and agreements contained herein, the parties hereto hereby agree as follows:

1. THE MERGER

     1.1 The Merger. Subject to the terms and conditions of this Agreement, at the Effective Time (as defined in Section 1.3 hereof), Merger Subsidiary shall be merged with and into VPT in accordance with this Agreement and the separate corporate existence of Merger Subsidiary shall thereupon cease (the "Merger"). VPT shall be the successor real estate investment trust in the Merger (sometimes hereinafter referred to as the "Successor"). The Merger shall have the effects specified in Sections 8-501.1(n) and 3-114 of the Maryland General Corporation Law ("MGCL"). At the election of Buyer, any wholly-owned subsidiary of Buyer may be substituted for Merger Subsidiary as a constituent corporation in the Merger. In such event, this Agreement shall be deemed modified to reflect the foregoing, and if requested by Buyer, VPT agrees to execute an appropriate amendment to this Agreement in order to reflect the foregoing.

     1.2 The Closing. Subject to the terms and conditions of this Agreement, the closing of the Merger (the "Closing") shall take place at the offices of Robinson Silverman Pearce Aronsohn & Berman LLP, at 10:00 a.m., local time, on
(a) the first business day immediately following the day on which the last of the conditions set forth in Article 10 shall be fulfilled or waived in accordance herewith, or (b) at such other time, date or place as the parties hereto may agree. Unless the parties shall otherwise agree, the parties shall use their reasonable best efforts to cause the Closing to occur as soon as possible after the meeting of stockholders held pursuant to Section 9.3. The date on which the Closing occurs is hereinafter referred to as the "Closing Date."


     1.3 Effective Time.  If all the conditions to the Merger set forth in
Article 10 shall have been fulfilled or waived in accordance herewith, and this Agreement shall not have been terminated as provided in Article 11, the parties hereto shall cause Articles of Merger satisfying the requirements of Title 8 of the Corporations and Associations Article of the Annotated Code of Maryland ("Title 8") and the MGCL to be properly executed, verified and delivered for filing in accordance Title 8 and with the MGCL on the Closing Date. The Merger shall become effective upon the acceptance for record of the Articles of Merger by the State Department of Assessments and Taxation of Maryland in accordance with the MGCL (but not earlier than the Closing Date) or at such later time which the parties hereto shall have agreed upon and designated in such filing in accordance with applicable law as the effective time of the Merger (the "Effective Time").

2. [INTENTIONALLY OMITTED]

3. DECLARATION OF TRUST AND BYLAWS OF THE SUCCESSOR

     3.1 Charter. The Declaration of Trust of VPT in effect immediately prior to the Effective Time shall be the Declaration of Trust of the Successor, until duly amended in accordance with applicable law.

     3.2 Bylaws. The Bylaws of VPT in effect immediately prior to the Effective Time shall be the Bylaws of the Successor, until duly amended in accordance with applicable law.

4. DIRECTORS AND OFFICERS OF THE SUCCESSOR

     4.1 Directors. The directors of Merger Subsidiary immediately prior to the Effective Time, shall automatically become the trustees of the Successor as of the Effective Time.

     4.2 Officers. The officers of Merger Subsidiary immediately prior to the Effective Time shall automatically become the officers of the Successor as of the Effective Time.

5. CONVERSION OF SHARES

     5.1 Conversion of VPT Shares.

     (a) Except as provided in Section 5.2(a) with respect to holders of VPT Shares who make an Election (as defined herein) and as otherwise provided in this Section 5.1(a), at the Effective Time, each common share of beneficial interest, par value $1.00 per share, of VPT (each a "VPT Share" and collectively, the "VPT Shares"), issued and outstanding (other than VPT Shares to be canceled pursuant to Section 5.1(b)) shall, at the Effective Time, by virtue of the Merger and without any action on the part of Buyer, Merger Subsidiary, VPT or the holder thereof, be converted into the right to receive its pro rata portion (based on the number of VPT Shares outstanding immediately prior to the Effective Time) of (i) $129,996,350 in cash and (ii) 3,350,000 shares of common stock, par value $.01 per share ("Buyer Common Stock"), of Buyer payable to the holder thereof, without interest thereon, upon the surrender of the certificate formerly evidencing such VPT Share. The aggregate consideration to be received by holders of VPT Shares pursuant to this Section 5.1(a), as adjusted pursuant to Section 5.2(a), is referred to herein as the "Merger Consideration."

     At the Effective Time, all such VPT Shares shall no longer be outstanding and shall automatically be canceled and retired and shall cease to exist, and each holder of a certificate evidencing any such VPT Shares shall cease to have any rights with respect thereto, except the right to receive its pro rata share (based on the number of VPT Shares held by such holder in relation to all outstanding VPT Shares, in each case, immediately prior to the Effective Time) of the Merger Consideration, without interest.

     (b) Each VPT Share held by Buyer or by any direct or indirect subsidiary of VPT or Buyer immediately prior to the Effective Time shall, at the Effective Time, by virtue of the Merger and without any action on the part of the holder thereof, be canceled and retired and cease to exist and no payment shall be made with respect thereto.

     5.2 Consideration Election.

     (a) Notwithstanding the provisions of Section 5.1(a), each person who, on the Election Date (as hereinafter defined), is a record holder of VPT Shares (other than those VPT Shares to be canceled pursuant to Section 5.1(b)) will be entitled, with respect to all but not less than all of the VPT Shares held by such holder, to make an election (an "Election") as specified in such holder's Form of Election (as defined in Section 5.2(b)) to maximize either the amount of cash ("Cash Electing Shares") or the amount of Buyer Common Stock ("Stock Electing Shares") to be received from Buyer in exchange for such holder's VPT Shares following the Effective Time. Any holder of VPT Shares who does not make an Election in accordance with the provisions of this Agreement shall receive the Merger Consideration in accordance with Section 5.1. The actual amount of cash and Buyer Common Stock to be received by a holder of VPT Shares who has made an Election shall be adjusted on a pro rata basis to the extent possible to reflect the holders' respective Elections to maximize the amount of Merger Consideration to consist of either cash or Buyer Common Stock (subject to the aggregate limitations on the amount of cash and Buyer common Stock which constitute the aggregate Merger Consideration as provided herein). For purposes of determining the allocation of the Merger Consideration amongst the Cash Electing Shares and the Stock Electing Shares (and for no other purpose, except as otherwise specifically provided for herein), a share of Buyer Common Stock shall be valued (the "Buyer Valuation Price") at the average closing price per share of such shares on the American Stock Exchange (or such other national securities exchange or automated quotation system which is then the principal place of listing or quotation of shares of Buyer Common Stock ("AMEX")) for the ten (10) trading days immediately preceding the Closing Date.


     Notwithstanding anything to the contrary contained herein, if after giving effect to the allocation of the Merger Consideration (as defined below) for the VPT Shares as provided in Section 5.1 and the provisions of this Section 5.2, the number of shares of Buyer Common Stock to be held by a holder of VPT Shares or a "group" (within the meaning of Section 13(d) of the Exchange Act) of such holders would be greater than twenty-five percent (25%) of the outstanding shares of Buyer Common Stock on the Closing Date (the "25% Threshold"), the allocation of cash and shares of Buyer Common Stock which would have been paid to holders of VPT Shares in accordance with their Elections and the provisions of this Section 5.2 shall be adjusted on a pro rata basis so that no holder of VPT Shares will exceed the 25% Threshold.

     (b) Buyer shall prepare a form of election, which form shall be subject to the reasonable approval of VPT (the "Form of Election"), and Buyer shall cause the Exchange Agent (as hereinafter defined) to mail such Form of Election with the transmittal letter referenced in Section 6.2(b) to the record holders of VPT Shares as of the Effective Time, which Form of Election shall be used by each record holder of VPT Shares who wishes to make an Election with respect to all VPT Shares held by such holder. Buyer will use its reasonable best efforts to make the Form of Election and the transmittal letter available to all persons who become holders of VPT Shares during the period between the Effective Time and the Election Date referred to below. Any such holder's Election shall have been properly made only if the Exchange Agent shall have received at its designated office, by 5:00 p.m., New York City time, on the Election Date, a Form of Election properly completed and signed and accompanied by certificates for the VPT Shares to which such Form of Election relates, duly endorsed in blank or otherwise in form acceptable for transfer on the books of Buyer (or by an appropriate guarantee of delivery of such certificates as set forth in such Form of Election from a firm which is a member of a registered national securities exchange or of the National Association of Securities Dealers, Inc. or a commercial bank or trust company having an office or correspondent in the United States, provided such certificates are in fact delivered to the Exchange Agent within three AMEX trading days after the date of execution of such guarantee of delivery). As used herein, the "Election Date" means the 7th business day following the date on which the Forms of Election are mailed to the former holders of VPT Shares or such other date, agreed upon by Buyer and VPT, which date shall be announced by Buyer, in a news release delivered to Dow Jones News Service, as the last day on which Forms of Election will be accepted, which date shall be at least five business days following the date of such news release.

     (c) Any Form of Election may be revoked by the stockholder submitting it to the Exchange Agent only by written notice received by the Exchange Agent prior to 5:00 p.m., New York City time, on the Election Date. If a Form of Election is revoked, the certificate or certificates (or guarantees of delivery, as appropriate) for the VPT Shares to which such Form of Election relates shall be promptly returned to the stockholder submitting the same to the Exchange Agent.

     (d) The determination of the Exchange Agent shall be binding as to whether or not an Election has been properly made or revoked pursuant to this Section
5.2 with respect to VPT Shares. If the Exchange Agent determines that any Election was not properly made with respect to VPT Shares, such shares shall be treated by the Exchange Agent as shares that were not Cash Electing Shares or

Stock Electing Shares ("Non Electing Shares") at the Election Date, and such shares shall be exchanged in the Merger pursuant to Section 5.1(a). The Exchange Agent may, with the mutual agreement of Buyer and VPT, make such rules as are consistent with this Section 5.2 for the implementation of the Elections provided for herein as shall be necessary or desirable fully to effect such Elections.

     5.3 Employee Stock Options. As soon as practicable after the date hereof, VPT shall take all necessary action to provide that, immediately prior to the Closing, each holder of an outstanding option to purchase VPT Shares (the "VPT Options") granted under VPT's 1995 Stock Option Plan, as amended, whether or not then exercisable, shall become fully exercisable and vested, and each VPT Option shall be canceled and the holders of

VPT Options shall be entitled to receive a cash payment from VPT equal to the product of (a) the excess, if any, of $15.75 over the per VPT Share exercise price of such VPT Option and (b) the number of VPT Shares subject thereto (net of any applicable federal and state withholding tax); provided that the foregoing shall be subject to obtaining any necessary consents of optionees ("Option Consents") which VPT covenants and agrees to use its reasonable best efforts to obtain.

6. PAYMENT FOR SHARES

     6.1 Payment for VPT Shares.

     (a) Prior to the Effective Time, Buyer shall designate United States Trust Company of New York or such other bank or trust company as shall be reasonably acceptable to VPT to act as Exchange Agent in connection with the Merger (the "Exchange Agent"). At, or immediately prior to, the Effective Time, Buyer will take all steps necessary to deposit with the Exchange Agent for the benefit of the holders of VPT Shares the cash and a certificate representing the shares of Buyer Common Stock necessary to make the payments of the Merger Consideration as provided in Sections 5.1 and 5.2.

     (b) Promptly after the Effective Time, the Buyer and the Successor shall cause the Exchange Agent to mail to each person who was a record holder, as of the Effective Time, of an outstanding certificate or certificates which immediately prior to the Effective Time represented VPT Shares (the "Certificates"), a form letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon proper delivery of the Certificates to the Exchange Agent), instructions for use in effecting the surrender of the Certificates for payment therefor and a Form of Election. Upon surrender to the Exchange Agent of a Certificate, together with such letter of transmittal duly executed, and any other required documents, the holder of such Certificate shall be entitled to receive in exchange therefor such holder's share of the Merger Consideration as calculated pursuant to Sections 5.1 and 5.2 (including (i) a certificate representing the number of whole shares of Buyer Common Stock, if any, to which such holder shall be entitled, and (ii) a check representing the amount of cash, if any, to which such holder shall be entitled), and such Certificate shall forthwith be canceled. No interest will be paid or accrued on the Merger Consideration payable upon the surrender of the Certificates. If payment is to be made to a person other than the person in whose name the Certificate surrendered is registered, it shall be a condition of payment that the Certificate so surrendered shall be properly endorsed or otherwise in proper form for transfer as determined by the Exchange Agent, and that the person requesting such payment shall pay any transfer, or other taxes required by reason of the payment to a person other than the registered holder of the Certificate surrendered or establish to the satisfaction of the Successor that such tax has been paid or is not applicable. Until surrendered in accordance with the provisions of this Section 6.1, each Certificate (other than Certificates representing VPT Shares canceled pursuant to Section 5.1(b)) shall represent for all purposes only the right to receive the Merger Consideration, without any interest thereon. In the event of a transfer of ownership of VPT Shares which is not registered in the stock transfer records of VPT, the amount and type of Merger Consideration may be issued to such a transferee if the certificate representing VPT Shares is presented to the Exchange Agent, accompanied by all documents required to evidence and effect such transfer and to evidence that any applicable stock transfer taxes have been paid.

     (c) No fractional shares of Buyer Common Stock shall be issued pursuant to this Agreement. In lieu of the issuance of any fractional shares of Buyer Common Stock pursuant to this Agreement, each holder of VPT Shares shall be paid an amount in cash (without interest), rounded to the nearest cent, determined by multiplying (i) the Buyer Valuation Price by (ii) the fractional amount of the Buyer Common Stock which such holder would otherwise be entitled to receive under Article 5.

     (d) At any time following the sixth month after the Effective Time, the Successor shall be entitled to require the Exchange Agent to deliver to it any funds which had been made available to the Exchange Agent and not disbursed to holders of VPT Shares (including, without limitation, all interest and other income received by the Exchange Agent in respect of all funds made available to
it), and thereafter such holders shall be entitled to look to the Successor (subject to abandoned property, escheat and other similar laws) only as general creditors thereof with respect to any consideration set forth in Sections 5.1 and 5.2 hereof that may be payable, without interest, upon due surrender of the Certificates held by them. If any Certificates shall not have been surrendered prior to three years after the Effective Time (or immediately prior to such time in which any payment in respect hereof would otherwise escheat or become the property of any governmental unit or agency), the payment in respect of such Certificates shall, to the extent permitted by applicable law, become the property of the Successor, free and clear of all claims or interest of any person previously entitled thereto. Notwithstanding the foregoing, neither the Successor, the Exchange Agent nor the Buyer shall be liable to any holder of a VPT Share for any consideration set forth in Sections 5.1 and 5.2 hereof delivered in respect of such VPT Share to a public official pursuant to any abandoned property, escheat or other similar law.

     (e) After the Effective Time there shall be no registration of transfers of the VPT Shares on the share transfer books of the Successor which were outstanding immediately prior to the Effective Time, and as of the Effective Time, the share ledger of VPT shall be closed. All Merger Consideration paid upon the surrender of Certificates in accordance with the terms of this Article 6 shall be deemed to have been paid in full satisfaction of all rights pertaining to the VPT shares previously evidenced by such Certificates. After the Effective Time, the holders of VPT Shares outstanding at the Effective Time shall cease to have any rights with respect to such VPT Shares except as provided herein or by applicable law. If, after the Effective Time, certificates evidencing VPT Shares are presented to the Successor, they shall be canceled and exchanged for the Merger Consideration as provided in this Article 6.

     6.2 Adjustments. If at any time during the period between the date of this Agreement and the Effective Time, any change in the VPT Shares or Buyer Common Stock shall occur by reason of any reclassification, recapitalization, stock dividend, stock split or combination, exchange or readjustment of shares, or any stock dividend thereon with the record date during such period, the Merger Consideration to be paid to holders of the VPT Shares in the Merger shall be appropriately adjusted.

7. REPRESENTATIONS AND WARRANTIES OF VPT

     VPT represents and warrants to Buyer as follows:

     7.1 Existence; Good Standing; Authority; Compliance With Law.

     (a) VPT is a real estate investment trust duly organized, validly existing and in good standing under the laws of Maryland. VPT is duly licensed or qualified to do business as a foreign trust and is in good standing under the laws of any other state of the United States in which the character of the properties owned or leased by it therein or in which the transaction of its business makes such qualification necessary, except where the failure to be so licensed or qualified would not have, individually or in the aggregate, a VPT Material Adverse Effect. For purposes of this Agreement, the term "VPT Material Adverse Effect" means any circumstance, change or effect that (i) is or is reasonably likely to be materially adverse to the condition (financial or otherwise), business, assets or results of operations of VPT and the VPT Subsidiaries (as defined below) taken as a whole or adversely affects the ability of VPT to consummate the transactions contemplated by this Agreement in any material respect or materially impairs or delays VPT's ability to perform its obligations hereunder or (ii) would constitute a violation of any criminal law or regulation except if such violation would only have an immaterial effect on Buyer in its capacity as the owner of the Successor or the condition (financial or otherwise), business, assets or results of operations of VPT and the VPT Subsidiaries taken as a whole. VPT has all requisite trust power and authority to own, operate, lease and encumber its properties and carry on its business as now conducted.

     (b) Each of the VPT Subsidiaries is a corporation or partnership duly incorporated or organized, validly existing and in good standing under the laws of its jurisdiction of incorporation or organization, has the corporate or partnership power and authority to own its properties and to carry on its business as it is now being conducted, and is duly qualified to do business and is in good standing in each jurisdiction in which the ownership of its property or the conduct of its business requires such qualification, except for jurisdictions in which such failure to be so qualified or to be in good standing would not, individually or in the aggregate, have a VPT Material Adverse Effect.

     (c) Except as set forth in Section 7.1 of the disclosure letter delivered at or prior to the execution hereof to Buyer, which shall refer to the relevant sections of this Agreement (the "VPT Disclosure Letter"), the business of VPT and the VPT Subsidiaries has been operated in compliance with all laws, ordinances, regulations and orders of all governmental entities, except for violations which would not have, individually or in the aggregate, a

VPT Material Adverse Effect. Notwithstanding the above, the preceding sentence shall not be deemed a representation or warranty with respect to Environmental Laws (as defined below), and any and all representations and warranties of VPT with respect to the compliance with Environmental Laws are set forth in Section
7.14 hereof. VPT and the VPT Subsidiaries have all permits, certificates, licenses, approvals, consents and other authorizations (collectively, "Government Approvals") of all governmental agencies, entities, commissions, boards, bureaus, tribunals, officials or authorities, whether Federal, state or local (collectively, "Governmental Agencies"), required by law with respect to the operation of their businesses, except those the absence of which would not, individually or in the aggregate, have a VPT Material Adverse Effect or prevent or delay consummation of the Merger. All such Government Approvals are in full force and effect, and, VPT and the VPT Subsidiaries are in compliance in all material respects with all conditions and requirements of the Government Approvals and with all rules and regulations relating thereto. VPT has not received any notices of violations of any Federal, state and local laws, regulations and ordinances relating to its business, operations or assets or the VPT Properties (as hereinafter defined) which, if it were determined that a violation had occurred, would have a VPT Material Adverse Effect.

     (d) The Amended and Restated Declaration of Trust, Certificates of Incorporation or other charter documents, Bylaws, organizational documents and partnership, shareholder, joint venture or similar agreements (and in each such case, all amendments thereto) of VPT and each of the VPT Subsidiaries are listed in Section 7.1 of the VPT Disclosure Letter, true and correct copies of which have previously been delivered or made available to Buyer and its counsel. For the purposes of this Agreement, the term "VPT Subsidiary" shall include any of the entities listed under such heading in Section 7.4 of the VPT Disclosure Letter.

     7.2 Authorization, Validity and Effect of Agreements. VPT has the requisite power and authority to enter into the transactions contemplated hereby and to execute and deliver this Agreement. The Trustees of VPT have approved this Agreement, the Merger, and the transactions contemplated by this Agreement and have agreed to recommend that the holders of VPT Shares adopt and approve this Agreement, the Merger, and the transactions contemplated by this Agreement at the VPT shareholders' meeting which will be held in accordance with the provisions of Section 9.3 hereof. In connection with the foregoing, the Trustees of VPT have taken all necessary actions and votes to render the provisions of Sections 3-602 and 3-701 of the MGCL inapplicable to Buyer and Merger Subsidiary in connection with this Agreement, the Merger, and the transactions contemplated by this Agreement. To the knowledge of VPT, no other state takeover or similar statute or regulation applies to the Merger or any of the transactions contemplated by this Agreement with respect to VPT. As of the date hereof, all of the trustees and executive officers of VPT have indicated that they presently intend to vote all VPT Shares which they own to approve this Agreement, the Merger, and the transactions contemplated by this Agreement at the VPT shareholders meeting which will be held in accordance with the provisions of
Section 9.3 hereof. Subject only to the approval of this Agreement and the transactions contemplated hereby by the holders of two-thirds of the outstanding VPT Shares and the filing and acceptance for record of appropriate merger documents as required by Title 8 and the MGCL, the execution by VPT of this Agreement and the consummation of the transactions contemplated by this Agreement have been duly authorized by all requisite action on the part of VPT. Assuming this Agreement constitutes a valid and binding obligation of Buyer and Merger Subsidiary, this Agreement constitutes the valid and legally binding obligation of VPT, enforceable against VPT in accordance with its terms, subject to applicable bankruptcy, insolvency, moratorium or other similar laws relating to creditors' rights and general principles of equity.

     7.3 Capitalization. The Amended and Restated Declaration of Trust of VPT ("VPT's Declaration of Trust") authorizes it to issue 20,000,000 VPT Shares and 3,500,000 shares of preferred shares of beneficial interest, par value $1.00 per share (the "VPT Preferred Shares"). As of the date hereof, there are 11,226,310 VPT Shares issued and outstanding and no VPT Preferred Shares issued and outstanding. All such outstanding shares of VPT are duly authorized, validly issued, fully paid, nonassessable and free of preemptive rights. Except as set forth in Section 7.3 of the VPT Disclosure Letter, VPT has no outstanding bonds, debentures, notes or other obligations the holders of which have or upon the happening of certain events would have the right to vote (or which are convertible into or exercisable for securities having the right to vote) with the shareholders of VPT on any matter. Except as set forth in Section 7.3 of the VPT Disclosure Letter, there are no existing options, warrants, calls, subscriptions, convertible securities, or other rights, agreements, stock appreciation rights or similar derivative securities or instruments or commitments which obligate VPT to issue, transfer or sell any shares of beneficial interest of VPT or make any payments in lieu thereof. Since January 30, 1997, VPT has not granted any options or other rights to purchase any shares of beneficial interest of VPT. There are no agreements or understandings to which VPT or any VPT Subsidiary is a party with respect to the voting of any shares of beneficial interest of VPT or which restrict the transfer of any such shares, nor does VPT have knowledge of any such agreements or understandings with respect to the voting of any such shares or which restrict the transfer of any such shares, other than the Voting Agreement and those set forth in VPT's Declaration of Trust with respect to the maintenance of

VPT as a real estate investment trust under the Code (as defined below) ("REIT"). There are no outstanding contractual obligations of VPT or any VPT Subsidiary to repurchase, redeem or otherwise acquire any shares of beneficial interest, partnership interests or any other securities of VPT or any VPT Subsidiary. Except as set forth in Section 7.3 of the VPT Disclosure Letter, neither VPT nor any VPT Subsidiary is under any obligation, contingent or otherwise, by reason of any agreement to register any of their securities under the Securities Act. VPT has delivered to Buyer complete and correct copies of all VPT option plans and all forms of options issued pursuant to any VPT option plan, including all amendments thereto. Section 7.3 of the VPT Disclosure letter contains a complete and correct list setting forth as of the date hereof (i) the number of options outstanding, (ii) the dates on which such options were granted, (iii) the exercise price of each outstanding option and (iv) the amount to be paid to each optionholder pursuant to Section 5.3(d) (without taking account of applicable withholding taxes). Section 7.3 of the VPT Disclosure Letter contains a list of those persons from whom VPT has received Option Consents as of the date hereof.

     7.4 Subsidiaries. Except as set forth in Section 7.4 of the VPT Disclosure Letter, VPT owns directly or indirectly each of the outstanding shares of capital stock or all of the partnership or other equity interests of each of the VPT Subsidiaries. Each of the outstanding shares of capital stock in each of the VPT Subsidiaries having corporate form is duly authorized, validly issued, fully paid and nonassessable. Except as set forth in Section 7.4 of the VPT Disclosure Letter, each of the outstanding shares of capital stock of, or partnership or other equity interests in, each of the VPT Subsidiaries owned, directly or indirectly, by VPT is owned free and clear of all liens, pledges, security interests, claims or other encumbrances. Except as set forth in Section 7.4 of the VPT Disclosure Letter, there are no options, warrants, calls, subscriptions, convertible securities, or other rights, agreements or commitments which obligate VPT or any VPT Subsidiary to issue, transfer or sell any shares of capital stock, of any VPT Subsidiary. The following information for each VPT Subsidiary is set forth in Section 7.4 of the VPT Disclosure Letter: (i) its name and jurisdiction of incorporation or organization; (ii) its authorized capital stock or share capital or partnership or other interests; (iii) to VPT's knowledge, the name of each stockholder or owner of a partnership or other equity interest and the number of issued and outstanding shares of capital stock or share capital or percentage ownership for non-corporate entities held by it and (iv) the names of the general partners, if applicable.

     7.5 Other Interests. Except for interests in the VPT Subsidiaries as set forth in Section 7.4 of the VPT Disclosure Letter, neither VPT nor any VPT Subsidiary owns directly or indirectly any interest or investment (whether equity or debt) in any corporation, partnership, joint venture, business, trust or other entity (other than investments in short-term investment securities). VPT has provided to Buyer a complete copy of all partnership agreements to which VPT is a party. VPT owns its interest in all such partnerships free and clear of all liens, pledges, security interests, claims or other encumbrances subject, however, to claims identified in Section 7.8 of the VPT Disclosure Letter.

     7.6 No Violation. Except as set forth in Section 7.6 of the VPT Disclosure Letter, neither the execution and delivery by VPT of this Agreement nor the consummation by VPT of the transactions contemplated by this Agreement in accordance with its terms will: (i) conflict with or result in a breach of any provisions of VPT's Declaration of Trust or Bylaws; (ii) violate, result in a breach of any provision of, or constitute a default under, or require any approval or consent under or result in the termination or in a right of termination or cancellation of, or accelerate the performance required by or result in a material adverse change to, or result in the creation of any lien, security interest, charge or encumbrance upon any of the VPT Properties under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust or any license, franchise, permit, lease, contract, agreement or other instrument to which VPT or any of the VPT Subsidiaries is a party, or by which VPT or any of the VPT Subsidiaries or any of the VPT Properties is bound or affected, except for any of the foregoing matters in this clause which, individually or in the aggregate, would not have a VPT Material Adverse Effect; (iii) contravene or conflict with or constitute a violation of any provision of any law, rule, regulation, judgment, injunction, order or decree binding upon or applicable to VPT or any VPT Subsidiary; or (iv) other than the filings provided for in this Agreement, required under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 (the "HSR Act"), the Securities Exchange Act of 1934, as amended (the "Exchange Act"), the Securities Act or applicable state securities and "Blue Sky" laws (collectively, the "Regulatory Filings"), require any consent, approval or authorization of, or declaration, filing or registration with, any governmental or regulatory authority which has not been obtained or made, except where the failure to obtain any such consent, approval or authorization of, or declaration, filing or registration with, any governmental or regulatory authority would not have a VPT Material Adverse Effect.

     7.7 SEC Documents. Since October 1, 1995, VPT has timely filed with the Securities and Exchange Commission ("SEC") all forms, reports and documents required to be filed by VPT since October 1, 1995 under the Securities Act, the Exchange Act and the rules and regulations promulgated thereunder (the "Securities Laws"), including, without limitation, (i) all Annual Reports on form 10-K, (ii) all Quarterly Reports on form 10-Q, (iii) all proxy statements relating to meetings of shareholders (whether annual or special), (iv) all Current Reports on form 8-K and (v) all other reports, schedules, registration statements and other documents, each as amended (collectively, the "VPT SEC Reports"), all of which were prepared in compliance in all material respects with the applicable requirements of the Exchange Act and the Securities Act. VPT has no knowledge that any VPT SEC Reports required to be filed with the SEC prior to October 1, 1995 have not been filed. As of their respective dates, the VPT SEC Reports (i) complied as to form in all material respects with the applicable requirements of the Securities Laws and (ii) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein, in the light of the circumstances under which they were made, not misleading. Each of the consolidated balance sheets of VPT included in or incorporated by reference into the VPT SEC Reports (including the related notes and schedules) fairly presents the consolidated financial position of VPT and the VPT Subsidiaries as of its date and each of the consolidated statements of operations, cash flows and shareholders' equity included in or incorporated by reference into the VPT SEC

Reports (including any related notes and schedules) fairly presents the results of operations, cash flows and shareholders' equity, as the case may be, of VPT and the VPT Subsidiaries for the periods set forth therein (subject, in the case of unaudited statements, to normal year-end audit adjustments which would not be material in amount or effect), in each case in accordance with generally accepted accounting principles consistently applied during the periods involved, except as may be noted therein and except, in the case of the unaudited statements, as permitted by Form 10-Q pursuant to Section 13 or 15(d) of the Exchange Act.

     7.8 Litigation. Except as set forth in Section 7.8 of the VPT Disclosure Letter, there are (i) no continuing orders, injunctions or decrees of any court, arbitrator or governmental authority to which VPT or any VPT Subsidiary is a party or by which any of its properties or assets are bound or likely to be affected and (ii) no actions, suits or proceedings pending against VPT or any VPT Subsidiary or to which any of their respective properties or assets are likely to be subject or, to the knowledge of VPT, threatened against VPT or any VPT Subsidiary or to which any of their respective properties or assets are likely to be subject, at law or in equity, that in each such case would, individually or in the aggregate, have a VPT Material Adverse Effect.

     7.9 Absence of Certain Changes. Except as disclosed in the VPT SEC Reports filed with the SEC prior to the date hereof or as set forth in Section 7.9 of the VPT Disclosure Letter, since October 1, 1995, VPT and the VPT Subsidiaries have conducted their business only in the ordinary course of such business and consistent with past practices and there has not been (i) any VPT Material Adverse Effect; provided, however, that changes affecting the real estate industry generally, changes in the economies of the jurisdictions in which VPT or the VPT Subsidiaries conduct business, and any changes in the condition, business, operations or financial results of VPT and the VPT Subsidiaries taken as a whole that are caused primarily or substantially by such changes or events or as a result of the announcement of this Agreement and the transactions contemplated hereby, or required by this Agreement shall not be deemed to be a VPT Material Adverse Effect and no VPT Material Adverse Effect shall be deemed to have occurred as a result of the payment by VPT of costs, expenses, fees or similar charges incurred by its contemplation, negotiation, execution or consummation of this Agreement, (ii) any declaration, setting aside or payment of any dividend or other distribution with respect to the VPT Shares, (iii) any repurchase, redemption or other reacquisition by VPT or any VPT Subsidiary of any outstanding shares of capital stock or securities of, or ownership interest in, VPT or any VPT Subsidiary, (iv) any split, combination or reclassification of any of VPT's shares of beneficial interest or issuance or authorization relating to the issuance of any other securities in respect of, in lieu of or in substitution for VPT's shares of beneficial interest, (v) any amendment of any term of any outstanding security of VPT or any VPT Subsidiary,
(vi) any incurrence, assumption or guaranty by VPT or any VPT Subsidiary of any indebtedness for borrowed money or any other agreement or arrangement entered into by VPT or any VPT Subsidiary having the economic effect of any of the foregoing except in the ordinary course of business, consistent with past business practice, (vii) any creation or assumption by VPT or any VPT Subsidiary of any Lien on any material asset other than in the ordinary course of business, consistent with past practices (including the sale, pledging or assigning of receivables), (viii) any change in any method of accounting or accounting practice by VPT or any VPT Subsidiary except for any such change required by reason of a concurrent change in generally accepted accounting principles or to conform a VPT Subsidiary's accounting policies and practices to those of VPT,
(ix) (a) any grant of any severance or termination pay to any director, executive officer or key employee of VPT or any VPT Subsidiary, (b) any entering into of any employment, deferred compensation or other similar agreement (or any amendment to any such existing agreement) with any director, executive officer or key employee of VPT or any VPT Subsidiary, (c) any increase in benefits payable under any existing severance or termination pay policies or employment agreements with any director, executive officer or key employee, or (d) any increase in compensation, bonus or any other benefits payable to directors, executive officers or employees of VPT or any VPT Subsidiaries, (x) any sale or transfer (other than granting of mortgage liens) by VPT of any of the assets of VPT (other than sales or transfers of immaterial assets in the ordinary course of business), cancellation of any material debts or claims or waiver of any material rights of VPT, (xi) except pursuant to VPT's obligations hereunder, any amendment to VPT's Declaration of Trust or by-laws, (xii) any loans, advances or capital contributions by VPT to or investments by VPT in, any other person, other than to any direct or indirect wholly-owned subsidiary of VPT and other than travel and entertainment advances to employee of VPT in the ordinary course of business consistent with past practice, (xiii) except for this Agreement and any other agreement executed and delivered pursuant to this Agreement, any material transactions by VPT and VPT has not incurred any material expenditure other than in the ordinary course of business or as specifically permitted under other sections of this Agreement, and (xiv) any payments or other distributions by VPT or any VPT Subsidiary to any of their officers, directors or affiliates other than in the ordinary course of business and consistent with past practices or as disclosed in the VPT SEC Reports filed prior to the date hereof.

     7.10 INTENTIONALLY OMITTED.

     7.11 Taxes. Except as set forth in Section 7.11 of the VPT Disclosure Letter or where such failure would not have, individually or in the aggregate, a VPT Material Adverse Effect:

          (a) VPT and each of the VPT Subsidiaries has paid or caused to be paid all federal, state, local, foreign, and other taxes, and all deficiencies, or other additions to tax, interest, fines and penalties (collectively, "Taxes"), owed or accrued by it and due and payable through the date hereof.

          (b) VPT and each of the VPT Subsidiaries have timely filed all federal, state, local and foreign tax returns (collectively "Tax Returns") required to be filed by any of them through the date hereof, and all such returns accurately set forth the amount of any Taxes relating to the applicable period.

          (c) VPT and each of the VPT Subsidiaries have withheld and paid all Taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, independent contractor, creditor, shareholder or other party.

          (d) For the nine month period ending September 30, 1971 and at all times thereafter up to and including the date hereof, VPT (i) has qualified to be treated as a REIT within the meaning of Sections 856-860 of the Code, including, without limitation, the requirements of Sections 856 and 857 of the Code, (ii) has operated, and intends to continue to operate through the date prior to the Effective Time, in such a manner as to qualify as a REIT for the tax year ending September 30, 1997 and (iii) has not taken or omitted to take any action, other than any action taken pursuant to or contemplated by this Agreement, which could result in a challenge to its status as a REIT and no such challenge is pending or threatened. For the periods described in the preceding sentence, VPT has met all requirements necessary to be treated as a REIT for purposes of the income tax provisions of those states in which VPT is subject to income tax and which provide for the taxation of a REIT in a manner similar to the treatment of REITs under Sections 856-860 of the Code.

          (e) The most recent financial statements contained in the VPT SEC Reports reflect adequate reserves for Taxes payable by VPT and each VPT Subsidiary for all taxable periods and portions thereof through the date of such financial statements.

          (f) Since the date of the most recent financial statements included in the VPT SEC Reports, VPT and each VPT Subsidiary have not incurred any liability for taxes under Sections 857(b), 860(c) or 4981 of the Code and have made sufficient accrual for Taxes in accordance with generally accepted accounting principles with respect to periods for which Tax Returns have not been filed.

          (g) There are no outstanding agreements, waivers of arrangements extending the statutory period of limitations applicable to any claim for, or the period for the collection or assessment of, Taxes due from VPT and each VPT Subsidiary for any taxable period and there have been no deficiencies proposed, assessed or asserted for such Taxes.

          (h) Except as contemplated by Section 10.3(d) hereof, there are no closing agreements that could affect Taxes of VPT and each VPT Subsidiary for periods after the Effective Time pursuant to Section 7121 of the Code or any similar provision under state, local or foreign tax laws.

          (i) No audit or other proceedings by any court, governmental or regulatory authority or similar authority has occurred, been asserted or is pending and none of VPT and each VPT Subsidiary have received notice that any such audit or proceeding may be commenced.

          (j) No election has been made or filed by or with respect to, and no consent to the application of, Section 341(f)(2) has been made by or with respect to, VPT, VPT Subsidiary or any of its properties or assets.


          (k) None of the assets of VPT and each VPT Subsidiary is an asset or property that is or will be required to be treated as being owned by any person (other than VPT or each such Subsidiary) pursuant to the provisions of Section 168(f)(8) of the Internal Revenue Code of 1954, as amended and in effect immediately before the enactment of the Tax Reform Act of 1986.

          (l) VPT and each VPT Subsidiary have not agreed to, or filed application for, and are not required to make any changes or adjustment to the accounting method.

          (m) There is no contract, agreement, plan or arrangement covering any person that, individually or collectively, could give rise to the payment of any amount that would not be deductible by VPT or any VPT Subsidiary by reason of Section 280G of the Code.

     7.12 Books and Records.

     (a) The books of account and other financial records of VPT and each of the VPT Subsidiaries are true, complete and correct in all material respects, have been maintained in accordance with good business practices, and are accurately reflected in all material respects in the financial statements included in the VPT SEC Reports.

     (b) The minute books and other records of VPT and each of the VPT Subsidiaries have been, or will be prior to the Closing, made available to Buyer, contain in all material respects accurate records of all meetings and accurately reflect in all material respects all other action of the shareholders and Trustees and any committees of the Trustees of VPT and each of the VPT Subsidiaries.

     7.13 Properties.

     (a) Title and Survey Matters. All of the real estate properties owned by VPT and each of the VPT Subsidiaries (the "VPT Properties") are set forth in
Section 7.13 of the VPT Disclosure Letter. VPT has made available to Buyer for inspection the title reports (as supplemented or superseded by any title reports, title insurance commitments or pro forma title policies obtained by or provided to Buyer on or prior to the date hereof, the "Title Reports") and surveys (as supplemented or superseded by any updated or recertified surveys or surveyor's certificates or reports obtained by or provided to Buyer on or prior to the date hereof, the "Surveys") in its possession or control relating to the VPT Properties. VPT has not created or consented to and is not aware of any encumbrance to title to the VPT Properties or any survey matter affecting the VPT Properties other than (i) matters listed in the Title Reports, (ii) matters shown on the Surveys, (iii) ordinances and regulations, including zoning ordinances and building codes, affecting building use or occupancy, (iv) mechanics', carriers', workmen's liens or encumbrances which are the responsibility of tenants under leases, (v) rights of tenants, as tenants only under the Leases, and (vi) matters disclosed in Section 7.13 of the VPT Disclosure Letter (collectively, the "Permitted Exceptions").

     (b) Leases. The rent rolls (the "Rent Rolls") for each of the VPT Properties set forth in Section 7.13 of the VPT Disclosure Letter are true, correct and complete as of July 31, 1997 in all material respects. Since July 31, 1997 there have been no changes on the Rent Rolls that have had, when considered in conjunction with all other changes on the Rent Rolls, more than an immaterial aggregate negative effect on the value of the VPT Properties taken as a whole. Except as set forth on the Rent Rolls, there are no Leases (as defined below) or other material written or oral agreements relating to the use or occupancy of any of the VPT Properties or any portion thereof. With respect to each VPT Property that is not a multifamily Property, the Rent Rolls show all leases, license agreements and other material agreements, written or oral, relating to the use or occupancy of any part of a VPT Property (the "Leases"), including the name of each tenant, the date of each tenant's Lease and all amendments or modifications, if any, thereto, and any subleases as to which VPT has given consent or otherwise has knowledge. With respect to each VPT Property that is a multifamily property, to VPT's knowledge the Rent Rolls show all leases, license agreements and other material occupancy agreements relating to the use or occupancy of any part of a multifamily property (the "Multifamily Leases"). Section 7.13 of the VPT Disclosure Letter sets forth a complete and accurate list of any security deposit paid or deposited by the tenant under each Lease and Multifamily Lease as of July 31, 1997 (and, if such security deposit is in the form of a letter of credit or otherwise not in cash, the form of such security deposit) and whether any security deposit under a Lease has been applied against the tenant's obligations under its Lease. VPT has delivered to Buyer a true, correct and complete copy of each of the Leases (including all amendments thereto). Except as may be otherwise disclosed on the Rent Rolls, in
Section 7.13 of the VPT Disclosure Letter or in any of the tenant estoppel letters delivered to Buyer prior to the date hereof:

          (i) each of the Leases is in full force and effect;

          (ii) except as set forth in the schedule of rent receivables included in Section 7.13 of the Disclosure Letter, there are no arrearages of base annual rent or any additional rent payable by any tenant under any Lease in excess of one (1) month;

          (iii) except as set forth in Section 7.13 of the VPT Disclosure Letter, to the knowledge of VPT, none of the tenants is in default in the observance of any of the monetary or other material obligations to be kept, observed or performed by it under its Lease;

          (iv) no tenant under the Leases is entitled to any free rent, rebate, concession, deduction or offset not set forth in the Leases;

          (v) except as set forth in the schedule of outstanding obligations with respect to tenant improvements, leasing commissions and capital expenditures required under the Leases included in Section 7.13 of the VPT Disclosure Letter (the "Schedule of Outstanding Tenant Obligations"), and except as set forth in any tenant estoppel certificate received by Buyer or its advisors on or prior to the date of this Agreement, no tenant under any Lease is entitled to receive money, or any contribution from the landlord, either in money or in kind, on account of the construction of any improvements, and all alterations, installations, decorations and other work required to be performed by the landlord under the provisions of each Lease have been completed and fully paid for or will be completed in accordance with the requirements of the Leases or will be paid for in the ordinary course of business;

          (vi) to the best knowledge of VPT, neither VPT nor any VPT Subsidiary has received from any tenant under a Lease a written notice of default by VPT in performing any of its obligations as landlord under such Lease or written notice of violation of any statute, rule, law, ordinance, or other legal regulation pertaining to the VPT Properties or any part thereof in each case (a) during the last twelve months and (b) which has not been cured or resolved to the satisfaction of the sender of such notice;

          (vii) VPT has the sole right to collect rent under each Lease and each Multifamily Lease and such right has not been assigned, pledged, hypothecated or otherwise encumbered, except for an assignment as security for the payment of any indebtedness to any existing mortgage holder of any of the VPT Properties that VPT shall discharge and release at or prior to closing; and

          (viii) VPT is the holder of all unapplied security deposits identified in the Rent Rolls.

     (c) Contracts. Set forth in Section 7.13 of the VPT Disclosure Letter are complete and accurate schedules (the "Contract Schedules") of all service agreements, management and leasing brokerage agreements and other written or oral agreements of any similar kind or character (the "Contracts") binding upon VPT, except for those which VPT shall terminate on the Closing Date without penalty or liability to Buyer. Except as set forth on the Contract Schedules, there are no material written or oral agreements relating to the management, leasing, operation or maintenance of any of the VPT Properties or any portion thereof. VPT has not delivered or received any written notice alleging any default in the performance or observance of any of the covenants, conditions or obligations to be kept, observed or performed under any of the Contracts. VPT has delivered to Buyer a true, correct and complete copy of each of the Contracts (including all amendments thereto).

     (d) Leasing Commissions. Except as set forth in the Schedule of Outstanding Tenant Obligations, on the Closing Date and at all times thereafter, there shall be no leasing commissions due and owing in connection with any of the Leases or any renewals or extensions thereof of any expansion options set forth in such Leases or under the Multifamily Leases, except (i) those commissions (the "Renewal Commissions") due and payable in the event a tenant exercises an option available under a Lease to renew or extend the term of the Lease or expand the space occupied by the tenant, (ii) those other commissions (the "Other Commissions") which become due and payable after the Closing Date upon conditions set forth in the commission agreements described in Section 7.13 of the VPT Disclosure Letter, (iii) leasing commissions payable in connection with Leases entered into after the date hereof which are permitted hereunder or approved or deemed approved by Buyer or Merger Subsidiary and (iv) leasing commissions payable in the ordinary course with respect to Multifamily Leases. All Renewal Commissions and all Other Commissions which may become due and payable after the date hereof are set forth in Section 7.13 of the VPT Disclosure Letter.

     (e) Condemnation Proceedings. VPT has received no written notice of any pending or contemplated condemnation or eminent domain proceedings affecting all or any part of the VPT Properties.

     (f) Bankruptcy. Except as set forth on Section 7.13 of the VPT Disclosure Letter, there is no bankruptcy, insolvency, rearrangement or similar action or proceeding, whether voluntary or involuntary (a "Bankruptcy"), pending or, to VPT's knowledge, threatened against VPT, any VPT Subsidiary or any of the tenants listed on Section 7.13(f) of the VPT Disclosure Letter (the "Major Tenants").

     (g) Compliance with Permitted Exceptions. VPT has not received notice of and, to the best of VPT's knowledge, neither VPT nor any VPT Subsidiary is in material default in complying with the terms and provisions of, any of the covenants, conditions, restrictions, rights-of-way or easements constituting one or more of the Permitted Exceptions which are to be performed or complied with by the owner of the VPT Properties.

     (h) Ground Leases. Set forth on Section 7.13 of the VPT Disclosure Letter is a complete and accurate list of all ground leases affecting the VPT Properties (the "Ground Lease Schedule"). Except as set forth on the Ground Lease Schedule, each ground lease is in full force and effect, neither VPT nor any VPT Subsidiary is in default in the payment of ground rent or in the performance of any monetary or other material covenant or obligation to be performed by VPT or any VPT Subsidiary, as ground lessee, under such ground lease and, to the knowledge of VPT, the ground lessor is not in default under such ground lease.

     (i) Mechanics' Liens. Except as set forth in the Title Reports, VPT has no knowledge of any material mechanics' liens or suppliers' liens affecting any of the VPT Properties.

     (j) Material Adverse Effect. The term "VPT Material Adverse Effect," when used in this Section 7.13, in Section 7.14 and in Sections 10.3(a) and 10.3(c) but only insofar as they relate to the representations and warranties contained in this Section 7.13 and Section 7.14, shall mean the following: (i) a "VPT Material Adverse Effect," as defined in Section 7.1(a) hereof, or (ii) any negative circumstances, changes or effects, when considered in conjunction with any positive circumstances, changes or effects and offset to the extent of any insurance, that have resulted in, or are reasonably likely to result in, an aggregate decrease in the value of the VPT Properties, taken as a whole, of $4,500,000 or more.

     7.14 Environmental Matters. Except as set forth in Section 7.14 of the VPT Disclosure Letter or in any environmental assessment or report listed therein or otherwise obtained by or provided to Buyer or its advisors on or prior to the date of this Agreement (collectively, the "Environmental Reports"), to the best of VPT's knowledge, (i) no hazardous substances or hazardous wastes, including asbestos, lead and petroleum, have been generated, stored, released, discharged or disposed of from or on the VPT Properties during the period of VPT's ownership of such properties except for hazardous materials or hazardous wastes commonly used by landlords and tenants for or contained in similar properties which were used in the ordinary course of business and in compliance with all Environmental Laws (as hereinafter defined), (ii) VPT has not received written notice from any governmental authority that any of the VPT Properties is in violation of any laws, regulations, judgments or consent decrees relating to hazardous substances or hazardous waste (collectively, "Environmental Laws"), and (iii) there is no pending civil, criminal or administrative suit or other legal proceeding against VPT (and no such suit or proceeding has been threatened in writing to VPT) or any unsatisfied judgment against VPT with respect to any Environmental Laws or principals of common law relating to hazardous substances or hazardous waste. VPT has provided to Buyer complete copies of all environmental reports, assessments, studies and similar items with respect to the VPT Properties within its possession or control. As used in this Agreement, the terms "hazardous substances" and "hazardous wastes" shall have the meanings set forth in the Comprehensive Environmental Response, Compensation and Liability Act, as amended, and the regulations thereunder; the Resource Conservation and Recovery Act, as amended, and the regulations thereunder; and the Federal Clean Water Act, as amended, and the regulations thereunder.

     7.15 No Brokers. Neither VPT nor any of the VPT Subsidiaries has entered into any contract, arrangement or understanding with any person or firm which may result in the obligation of such entity or Buyer to pay any finder's fees, brokerage or agent's commissions or other like payments in connection with the negotiations leading to this Agreement or the consummation of the transactions contemplated hereby, except that VPT has retained Merrill Lynch & Co. ("Merrill Lynch") pursuant to an engagement letter previously furnished to Buyer to act as its financial advisor in connection with the transactions contemplated by this Agreement. VPT is not aware of any claim for payment of any finder's fees, brokerage or agent's commissions or other like payments in connection with the negotiations leading to this Agreement or the consummation of the transactions contemplated hereby.

     7.16 Opinion of Financial Advisor. VPT has received the opinion of Merrill Lynch, to the effect that, as of the date hereof, the VPT Merger Consideration is fair to the holders of VPT Shares from a financial point of view, and has delivered a true and correct copy of such opinion to Buyer.

     7.17 Related Party Transactions. Section 7.17 of the VPT Disclosure Letter or the VPT SEC Reports set forth all arrangements, agreements and contracts or understandings entered into by VPT or any of the VPT Subsidiaries (which are or will be in effect as of or after the date of this Agreement) with (i) any consultant (X) involving payments in excess of $60,000 or (Y) which may not be terminated at will by VPT or the VPT Subsidiary which is a party thereto, or

(ii) any person who is an officer, trustee, director or affiliate of VPT or any of the VPT Subsidiaries. All such documents are listed in Section 7.17 of the VPT Disclosure Letter and the copies of such documents, which have previously been provided or made available to Buyer and its counsel, are true and correct copies. Except as disclosed in Section 7.17 of the VPT Disclosure Letter and the VPT SEC Reports, VPT (including all VPT Subsidiaries) has not made any payments to, received any services from, or is dependent on any services of, any affiliate of VPT other than services provided by officers and directors in such capacities and payments to such officers and directors of VPT.

     7.18 Contracts and Commitments. There is no contract, agreement or understanding required to be described or filed as an exhibit to any VPT SEC Report that is not described or filed as required by the Securities Act or the Exchange Act, as the case may be. Except as would not individually or in the aggregate have a VPT Material Adverse Effect, all such contracts, agreements and understandings are valid and binding on VPT and are in full force and effect and enforceable against VPT in accordance with their respective terms other than contracts, agreements or understandings which are by their terms no longer in force or effect. Except as disclosed in the VPT Disclosure Letter, no approval or consent of, or notice to any Person is needed in order that such contract, agreement or understanding shall continue in full force and effect in accordance with its terms without penalty, acceleration or rights of early termination following the consummation of the transactions contemplated by this Agreement. Except to the extent any of the following would not individually or in the aggregate have a VPT Material Adverse Effect, VPT is not in violation of, breach of or default under any such contract, agreement or understanding nor, to VPT's knowledge, is any other party to any such contract, agreement or understanding. Except as set forth in the VPT SEC Reports or in Section 7.18 of the VPT Disclosure Letter, VPT is not a party to any contracts, agreements or arrangements (including leases of real property) relating to non-competition, indebtedness, guarantees of indebtedness of any other person, employment, or collective bargaining.

     7.19 Definition of VPT's Knowledge. As used in this Agreement, the phrase "to the knowledge of VPT" or "to the best knowledge of VPT" or any similar phrase means the actual knowledge after due inquiry of VPT's current President, Executive Vice President and two Senior Vice Presidents, and shall include information disclosed to VPT by written notice from Buyer whether pursuant to the terms hereof or otherwise.

     7.20 ERISA; Benefit Plans.

     (a) "Employee Plans" shall mean each "employee benefit plan," as defined in
Section 3(3) of the Employee Retirement Income Security Act of 1974 ("ERISA"), which (i) is subject to any provision of ERISA and (ii) is maintained, administered or contributed to by VPT or any affiliate (as defined below) and covers any employee or former employee of VPT or any affiliate or under which VPT or any affiliate has any liability. For purposes of this Section and Section 4.13, "affiliate" of any Person means any other Person which, together with such

Person, would be treated as a single employee under Section 414 of the Internal Revenue Code of 1986, as amended (the "Code").

     (b) No Employee Plan constitutes a "multiemployer plan," as defined in
Section 3(37) of ERISA, and no Employee Plan, other than VPT's Terminated Employee's Retirement Plan, is subject to Title IV of ERISA. Neither VPT nor any of its affiliates has incurred, nor are they reasonably likely to incur, any liability under Title IV of ERISA arising in connection with the termination of, or complete or partial withdrawal from, any plan previously covered by Title IV of ERISA that would have, individually or in the aggregate, a VPT Material Adverse Effect. No transaction or holding of any asset under or in connection with any employee Plan has or will make VPT or any of the VPT Subsidiaries or any officer or director of VPT or any of the VPT Subsidiaries subject to any liability under Section 502(i) of ERISA or liable for any tax pursuant to
Section 4975 of the Code that would have, individually or in the aggregate, a VPT Material Adverse Effect.

     (c) Except to the extent it would not have, individually or in the aggregate, a VPT Material Adverse Effect, (i) each Employee Plan that is intended to be qualified under Section 401(a) of the Code is the subject of a favorable determination letter issued by the Internal Revenue Service relating to its qualified status, and, to VPT's knowledge, nothing has occurred that would adversely effect the qualified status of any such plan, and (ii) each Employee Plan has been maintained in material compliance with its terms and with the requirements prescribed by any and all statutes, orders, final rules and final regulations, including but not limited to ERISA and the Code, which are applicable to such Employee Plan. Except for routine claims for benefits, there are no material liabilities arising under, or relating to, such Employee Plans.

     (d) "Benefit Arrangement" shall mean each employment, severance or other similar contract, arrangement or policy and each plan or arrangement (written or oral) providing for compensation, bonus, profit-sharing, stock option, or other stock related rights or other forms of incentive or deferred compensation, which
(i) is not an Employee Plan, and (ii) is entered into, maintained or contributed to, as the case may be, by the VPT or any of its affiliates. Except to the extent that it would not have, individually or in the aggregate, a VPT Material Adverse Effect, each Benefit Arrangement has been maintained in material compliance with its terms and with the requirements prescribed by and any all statutes, orders, rules and regulations that are applicable to such Benefit Arrangement. Except for routine claims for benefits, there are no material liabilities arising under, or relating to, such Benefit Arrangement.

     (e) With respect to each Employee Plan and Benefit Arrangement (where applicable); VPT has made available to Buyer complete and accurate copies of the following: (i) all plan texts and agreements; (ii) all material employee communications (including summary plan descriptions); (iii) the most recent annual report; (iv) the most recent annual and periodic accounting of plan assets; (v) the most recent determination letter received from the IRS; and (vi) the most recent actuarial valuation.

     (f) Except as set forth on Section 7.20 of the VPT Disclosure Letter, the consummation of the transactions contemplated by this Agreement will not (i) entitle any individual to severance pay, (ii) accelerate the time of payment or vesting of, or increase the amount of, compensation due to any individual or
(iii) result in the payment of an amount that will be taken into account in determining whether there is an "excess parachute payment" under Section 280G(b)(1) of the Code. Notwithstanding the foregoing, in connection with the cash payments for the VPT Options as provided in Section 5.3, VPT has obtained consent to such cash payments from the persons listed in Section 7.3 of the VPT Disclosure Letter.

     7.21 Anti-takeover Plan. Neither VPT nor any VPT Subsidiary has in effect any plan, scheme, device or arrangement, commonly or colloquially known as a "poison pill" or, except as set forth in VPT's Declaration of Trust or by-laws, an "Anti-takeover" plan or any similar plan, scheme, device or arrangement. The Trustees of VPT have approved the Merger and this Agreement and have agreed (unless otherwise required in accordance with fiduciary duties of the Trustees of VPT under applicable law as advised by independent legal counsel) to recommend that the holders of the VPT Shares vote their shares in favor of the Merger.

     7.22 Shareholder Vote Required. The only vote of the holders of any class or series of shares of beneficial interest of VPT necessary to approve the Merger and the transactions contemplated by this Agreement is the affirmative vote of holders of two-thirds of the outstanding VPT Shares.

     7.23 Undisclosed Liabilities. Except as and to the extent reflected, reserved against or otherwise disclosed in VPT's consolidated balance sheet dated June 30, 1997 (including the notes thereto) or as set forth in Section
7.23 of the Disclosure Letter, neither VPT nor any VPT subsidiary had, at June 30, 1997, any liabilities or obligations of any kind, whether accrued, absolute, asserted or unasserted, contingent or otherwise, whether or not such liabilities would have been required to be reflected in a balance sheet prepared in accordance with generally accepted accounting principles consistently applied, which would have, individually or in the aggregate, a VPT Material Adverse Effect.

     7.24 Insurance. VPT maintains, and has maintained or caused to be maintained, without interruption, during its existence, policies or binders of insurance covering such risk, and events, including personal injury, property damage and general liability in amounts VPT reasonably believes adequate for its business and operations, and its current insurance policies (other than directors' and officers' insurance) will not terminate due to the consummation of the Merger.

     7.25 Absence of Sensitive Payments. To VPT's knowledge, none of VPT or any VPT Subsidiary or affiliate or any officer or director or any of them acting alone or together, has performed any of the following acts, except to the extent that such acts, individually or collectively, would not have a VPT Material Adverse Effect: (i) the making of any contribution, payment, remuneration, gift or other form of economic benefit (a "Payment") to or for the private use of any governmental official, employee, or agent where the Payment or the purpose of the Payment was illegal under the laws of the United States or the jurisdiction in which such Payment was made, (ii) the establishment or maintenance of any unrecorded fund, asset or liability for any purpose or for the making of any false or artificial entries on its books, (iii) the making of any Payment to any person or the receipt of any Payment with the intention or understanding that any part of the Payment was to be used for any purpose other than that described in the document supporting the Payment, or (iv) the giving of any Payment to, or the receipt of any Payment from, any person who was or could have been in a position to help or hinder the business of VPT or any VPT Subsidiary (or assist VPT or any VPT Subsidiary in connection with any actual or proposed transaction) which (A) would reasonably have been expected to subject VPT or any VPT Subsidiary to any damage or penalty in any civil, criminal or governmental litigation or proceeding, (B) if not given in the past, would have had a VPT Material Adverse Effect or (C) if it had not continued in the future, would have had a VPT Material Adverse Effect.

     7.26 Amendment of Registration Rights Agreement. The Registration Rights Agreement (as defined in Section 9.15) may be amended with the consent of VPT and the holders of a majority of the Registrable Securities (as defined in the Registration Rights Agreement) outstanding.

8. REPRESENTATIONS AND WARRANTIES OF BUYER

     Buyer and Merger Subsidiary represent and warrant to VPT as follows:

     8.1 Existence; Good Standing; Authority; Compliance With Law.

     (a) Buyer is a corporation duly organized, validly existing and in good standing under the laws of the State of Maryland and Merger Subsidiary is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Maryland. Buyer is duly licensed or qualified to do business and is in good standing under the laws of any other state of the United States in which the character of the properties owned or leased by it therein or in which the transaction of its business makes such qualification necessary, except where the failure to be so licensed or qualified would not have a Buyer Material Adverse Effect. For purposes hereof, the term "Buyer Material Adverse Effect" means any change or effect that is or is reasonably likely to be materially adverse to the condition (financial or otherwise), business, assets or results of operations of the Buyer and the Buyer Subsidiaries (as defined below) taken as a whole or adversely affects the ability of Buyer or Merger Subsidiary to consummate the transactions contemplated by this Agreement in any material respect or materially impairs or delays Buyer's or Merger Subsidiary's abilities to perform their obligations hereunder. Each of Buyer and Merger Subsidiary has all requisite corporate power and authority to own, operate, lease and encumber its properties and carry on its business as now conducted.

     (b) The business of Buyer and the Buyer Subsidiaries has been operated in compliance with all laws, ordinances, regulations and orders of all governmental entities, except for violations which would not have, individually or in the aggregate, a Buyer Material Adverse Effect, or except as set forth in Section
8.1 of the disclosure letter delivered at or prior to the execution hereof to VPT, which shall refer to the relevant sections of this Agreement (the "Buyer

Disclosure Letter"). Notwithstanding the above, the preceding sentence shall not be deemed a representation or warranty with respect to Environmental Laws and any and all representations and warranties of Buyer with respect to the compliance with Environmental Laws are set forth in Section 8.15 hereof. Buyer and the Buyer Subsidiaries have all Governmental Approvals of all Governmental Agencies required by law with respect to the operation of their businesses, except those the absence of which would not, individually or in the aggregate, have a Buyer Material Adverse Effect or prevent or delay consummation of the Merger. All such Government Approvals are in full force and effect, and, Buyer and the Buyer Subsidiaries are in compliance in all material respects with all conditions and requirements of the Government Approvals and with all rules and regulations relating thereto. Buyer has not received any notices of violations of any Federal, state and local laws, regulations and ordinances relating to its business, operations or assets or the Buyer Properties (as defined in Section 8.14) which, if it were determined that a violation had occurred, would have a Buyer Material Adverse Effect.

     (c) The Articles of Incorporation or other charter documents and Bylaws (and all amendments thereto) of Buyer and each of the Buyer Subsidiaries are listed in Section 8.1 of the Buyer Disclosure Letter, true and correct copies of which have previously been delivered or made available to VPT or its counsel. For purposes of this Agreement, the term "Buyer Subsidiary" shall include any of the entities set forth under such heading in Section 8.7 of the Buyer Disclosure Letter.

     8.2 Authorization, Validity and Effect of Agreements. Buyer and Merger Subsidiary each has the requisite corporate power and authority to enter into the transactions contemplated hereby and to execute and deliver this Agreement. To the extent required by law, the Board of Directors of each of Buyer and Merger Subsidiary has approved this Agreement, the Merger and the other transactions contemplated by this Agreement. No vote of the Buyer's stockholders is required to approve the issuance of the Buyer Common Stock as contemplated by this Agreement. The Board of Directors of Buyer has taken all necessary actions and votes (such votes being in substantially the form previously provided to VPT) to provide under certain circumstances exemption from Section 3-602 of the MGCL for certain affiliates of VPT acquiring Buyer Common Stock in connection with the transactions contemplated by this Agreement from subsequent business combinations with Buyer. The Bylaws of Buyer provide that Title 3, Subtitle 7 of the MGCL shall not apply to any acquisition by any person of shares of stock of Buyer. To the knowledge of Buyer, no other state takeover or similar statute or regulation applies to the Merger or any of the transactions contemplated by this Agreement with respect to Buyer. Subject to the filing and acceptance for record of appropriate merger documents as required by MGCL, the execution by Buyer and

Merger Subsidiary of this Agreement and the consummation of the transactions contemplated by this Agreement have been duly authorized by all requisite action on the part of Buyer and the Merger Subsidiary. Assuming this Agreement constitutes a valid and binding obligation of VPT, this Agreement constitutes the valid and legally binding obligation of Buyer and Merger Subsidiary, enforceable against Buyer and Merger Subsidiary in accordance with its terms, subject to applicable bankruptcy, insolvency, moratorium or other similar laws relating to creditors' rights and general principles of equity.

     8.3 No Violation. Except as set forth in Section 8.3 of the Buyer Disclosure Letter, neither the execution and delivery by Buyer and Merger Subsidiary of this Agreement nor the consummation by Buyer and Merger Subsidiary of the transactions contemplated by this Agreement in accordance with its terms will: (i) conflict with or result in a breach of any provisions of the Articles of Incorporation or Bylaws of Buyer or Merger Subsidiary; (ii) violate, result in a breach of any provision of, constitute a default under, or require any approval or consent under or result in the termination or in a right of termination or cancellation of, or accelerate the performance required by or result in a material adverse change to, or result in the creation of any lien, security interest, charge or encumbrance upon any of the properties of Buyer or any of the Buyer Subsidiaries under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust or any license, franchise, permit, lease, contract, agreement or other instrument to which Buyer or any of the Buyer Subsidiaries is a party, or by which Buyer or any of the Buyer Subsidiaries or any of their properties is bound or affected, except for any of the foregoing matters which, individually or in the aggregate, would not have a Buyer Material Adverse Effect; (iii) contravene or conflict with or constitute a violation of any provision of any law, rule, regulation, judgment, injunction, order or decree binding upon or applicable to the Buyer or Merger Subsidiary; or
(iv) other than the Regulatory Filings, require any consent, approval or authorization of, or declaration, filing or registration with, any governmental or regulatory authority which has not been obtained or made except where the failure to obtain any such consent, approval or authorization of, or declaration, filing or registration with, any governmental or regulatory authority would not have a Buyer Material Adverse Effect.

     8.4 Financing. Buyer will have available to it on the Closing Date unrestricted funds which it may use in its sole discretion to purchase and pay for the VPT Shares pursuant to the Merger, respectively, in accordance with the terms of this Agreement.

     8.5 Title Reports and Surveys Obtained by Buyer on Properties. Section 8.5 of the Buyer Disclosure Letter includes full and complete copies of all title insurance commitments and pro forma title insurance policies obtained by Buyer on or before the date hereof with respect to the VPT Properties (each a "Policy" and collectively, the "Policies"). In addition, Buyer has provided to VPT full and complete copies of all title reports and all surveys, updated or recertified surveys, and surveyor's certificates, in each case with respect to the VPT Properties or a part thereof, obtained by or on behalf of Buyer or otherwise provided to Buyer or its advisors by a party other than VPT on or before the date hereof.

     8.6 Capitalization. The charter of Buyer authorizes it to issue 197,650,000 shares of Buyer Common Stock, 350,000 shares of Class A Common Stock, par value $0.01 per share (the "Buyer Class A Common Stock"), and 2,000,000 shares of Series A 8% Convertible Redeemable Preferred Stock, par value $0.01 per share (the "Buyer Preferred Stock"). As of the date hereof, there are 16,572,043 shares of Buyer Common Stock issued and outstanding, 339,806 shares of Buyer Class A Common Stock and no shares of Buyer Preferred Stock issued and outstanding. All such shares of Buyer are duly authorized, validly issued, fully paid, nonassessable and free of preemptive rights. Except as set forth in Section 8.6 of the Buyer Disclosure Letter, as of the date hereof Buyer has no outstanding bonds, debentures, notes or other obligations the holders of which have or upon the happening of certain events would have the right to vote (or which are convertible into or exercisable for securities having the right to vote) with the shareholders of Buyer on any matter. Except as set forth in Section 8.6 of the Buyer Disclosure Letter, as of the date hereof there are no existing options, warrants, calls, subscriptions, convertible securities, or other rights, agreements, stock appreciation rights or similar derivative securities or instruments or commitments which obligate Buyer to issue, transfer or sell any shares of capital stock of Buyer or make any payments in lieu thereof. Except as set forth in Section 8.6 of the Buyer Disclosure Letter or as disclosed in the Buyer SEC Reports (as hereinafter defined) filed prior to the date hereof, as of the date hereof there are no agreements or understandings to which Buyer or any Buyer Subsidiary is a party with respect to the voting of any shares of capital stock of Buyer or which restrict the transfer of any such shares, nor does Buyer have knowledge of any such agreements or understandings with respect to the voting of any such shares or which restrict the transfer of any such shares. Except as set forth in
Section 8.6 of the Buyer Disclosure Letter or as disclosed in the Buyer SEC Reports filed prior to date hereof, there are no outstanding contractual obligations of Buyer or any Buyer Subsidiary to repurchase, redeem or otherwise acquire any shares of capital stock, partnership interests or any other securities of Buyer or any Buyer Subsidiary. Buyer has delivered to VPT complete and correct copies of all Buyer option plans and all forms of options issued pursuant to any Buyer option plan, including all amendments thereto. Section 8.6 of the Buyer Disclosure Letter contains a complete and correct list setting forth as of the date hereof, (i) the number of options outstanding, (ii) the dates on which such options were granted and (iii) the exercise price of each outstanding option.

     8.7 Subsidiaries. Except as set forth in Section 8.7 of the Buyer Disclosure Letter, Buyer owns directly or indirectly each of the outstanding shares of capital stock or all of the partnership or other equity interests of Buyer in each of the Buyer Subsidiaries. Each of the outstanding shares of capital stock in each of the Buyer Subsidiaries having corporate form is duly authorized, validly issued, fully paid and nonassessable. Except as set forth in
Section 8.7 of the Buyer Disclosure Letter, each of the outstanding shares of capital stock of, or partnership or other equity interests in, each of the Buyer Subsidiaries owned by Buyer is owned, directly or indirectly, free and clear of all liens, pledges, security interests, claims or other encumbrances. Except as set forth in Section 8.7 of the Buyer Disclosure Letter, as of the date hereof there are no options, warrants, calls, subscriptions, convertible securities, or other rights, agreements or commitments which obligate Buyer or any Buyer Subsidiary to issue, transfer or sell any shares of capital stock, of any Buyer Subsidiary.

     8.8 Other Interests. Except for interests in the Buyer Subsidiaries as set forth in Section 8.7 of the Buyer Disclosure Letter, as of the date hereof neither Buyer nor any Buyer Subsidiary owns directly or indirectly any interest or investment (whether equity or debt) in any corporation, partnership, joint venture, business, trust or other entity (other than investments in short-term investment securities).

     8.9 SEC Documents. Since April 23, 1997, Buyer has timely filed with the SEC all forms, reports and documents required to be filed by Buyer since April 23, 1997 under the Securities Laws, including, without limitation, (i) all Annual Reports on form 10-K, (ii) all Quarterly Reports on form 10-Q, (iii) all proxy statements relating to meetings of stockholders (whether annual or special), (iv) all Current Reports on form 8-K, (v) the Buyer's Registration Statement on Form S-11 as filed with the SEC on July 30, 1997 and (vi) all other reports, schedules, registration statements and other documents, each as amended (collectively, the "Buyer SEC Reports") all of which were prepared in compliance in all material respects with the applicable requirements of the Exchange Act and the Securities Act. As of their respective dates, the Buyer SEC Reports (i) complied as to form in all material respects with the applicable requirements of the Securities Laws and (ii) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein, in the light of the circumstances under which they were made, not misleading. Each of the consolidated balance sheets of Buyer included in or incorporated by reference into the Buyer SEC Reports (including the related notes and schedules) fairly presents the consolidated financial position of Buyer and the Buyer Subsidiaries as of its date and each of the consolidated statements of income, cash flows and shareholders' equity included in or incorporated by reference into the Buyer SEC Reports (including any related notes and schedules) fairly presents the results of income, cash flows and shareholders' equity, as the case may be, of Buyer and the Buyer Subsidiaries for the periods set forth therein (subject, in the case of unaudited statements, to normal year-end audit adjustments which would not be material in amount or effect), in each case in accordance with generally accepted accounting principles consistently applied during the periods involved, except as may be noted therein and except, in the case of the unaudited statements, as permitted by Form 10-Q pursuant to Section 13 or 15(d) of the Exchange Act.

     8.10 Litigation. Except as set forth in Section 8.10 of the Buyer Disclosure Letter, there are (i) no continuing orders, injunctions or decrees of any court, arbitrator or governmental authority to which Buyer or any Buyer Subsidiary is a party or by which any of its properties or assets are bound or likely to be affected and (ii) no actions, suits or proceedings pending against Buyer or any Buyer Subsidiary or to which any of their respective properties or assets are likely to be subject or, to the knowledge of Buyer, threatened against Buyer or any Buyer Subsidiary or to which any of their respective properties or assets are likely to be subject, at law or in equity, that in each such case would, individually or in the aggregate, have a Buyer Material Adverse Effect.

     8.11 Absence of Certain Changes. Except as disclosed in the Buyer SEC Reports filed with the SEC prior to the date hereof or as set forth in Section

8.11 of the Buyer Disclosure Letter, since June 1, 1997, there has not been (i) any Buyer Material Adverse Effect; provided, however, that changes affecting the real estate industry generally, changes in the economies of the jurisdictions in which Buyer or the Buyer Subsidiaries conduct business, and any changes in the condition, business, operations or financial results of Buyer and the Buyer Subsidiaries taken as a whole that are caused primarily or substantially by such changes or events or as a result of the announcement of this Agreement and the transactions contemplated hereby, or required by this Agreement shall not be deemed to be a Buyer Material Adverse Effect and no Buyer Material Adverse Effect shall be deemed to have occurred as a result of the payment by Buyer of costs, expenses, fees or similar charges incurred by its contemplation, negotiation, execution or consummation of this Agreement, (ii) any authorization, declaration, setting aside or payment of any dividend or other distribution with respect to the Buyer Common Stock, (iii) any repurchase, redemption or other reacquisition by Buyer or any Buyer Subsidiary of any outstanding shares of stock or securities of, or ownership interest in, Buyer or any Buyer Subsidiary, (iv) any split, combination or reclassification of any of Buyer's stock or issuance or authorization relating to the issuance of any other securities in respect of, in lieu of or in substitution for shares of Buyer's capital stock, (v) any amendment of any term of any outstanding security of Buyer or any Buyer Subsidiary in any way which would have a Buyer Material Adverse Effect, and (vi) except pursuant to Buyer's obligations hereunder, there has not been any amendment to Buyer's charter or By-laws.

     8.12 Taxes. Except as set forth in Section 8.12 of the Buyer Disclosure Letter or where such failure would not have, individually or in the aggregate, a Buyer Material Adverse Effect:

          (a) Buyer and each of the Buyer Subsidiaries has paid or caused to be paid all Taxes, owed or accrued by it through the date hereof.

          (b) Buyer and each of the Buyer Subsidiaries has timely filed all Tax Returns required to be filed by any of them through the date hereof, and all such returns accurately set forth the amount of any Taxes relating to the applicable period.

          (c) Buyer and each Buyer Subsidiary has withheld and paid all Taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, independent contractor, creditor, shareholder or other party.

          (d) The most recent financial statements contained in the Buyer SEC Reports reflect adequate reserves for Taxes payable by Buyer and each Buyer Subsidiary for all taxable periods and portions thereof through the date of such financial statements.

          (e) Since the date of the most recent financial statements included in the Buyer SEC Reports, Buyer and each Buyer Subsidiary have made sufficient accrual for Taxes in accordance with generally accepted accounting principles with respect to periods for which Tax Returns have not been filed.

          (f) There are no outstanding agreements, waivers of arrangements extending the statutory period of limitations applicable to any claim for,

     or the period for the collection or assessment of, Taxes due from Buyer and each Buyer Subsidiary for any taxable period and there have been no deficiencies proposed, assessed or asserted for such Taxes.

          (g) There are no closing agreements that could affect Taxes of Buyer and each Buyer Subsidiary for periods after the Effective Time pursuant to
     Section 7121 of the Code or any similar provision under state, local or foreign tax laws.

          (h) No audit or other proceedings by any court, governmental or regulatory authority or similar authority has occurred, been asserted or is pending and none of Buyer and each Buyer Subsidiary have received notice that any such audit or proceeding may be commenced.

          (i) No election has been made or filed by or with respect to, and no consent to the application of, Section 341(f)(2) has been made by or with respect to, Buyer, each Buyer Subsidiary or any of its properties or assets.

          (j) None of the assets of Buyer and each Buyer Subsidiary is an asset or property that is or will be required to be treated as being owned by any person (other than Buyer or each such Subsidiary) pursuant to the provisions of Section 168(f)(8) of the Internal Revenue Code of 1954, as amended and in effect immediately before the enactment of the Tax Reform Act of 1986.

          (k) Buyer and each Buyer Subsidiary has not agreed to, or filed application for, and is not required to make any changes or adjustment to the accounting method.

     8.13 Books and Records.

     (a) The books of account and other financial records of Buyer and each of the Buyer Subsidiaries are true, complete and correct in all material respects, have been maintained in accordance with good business practices, and are accurately reflected in all material respects in the financial statements included in the Buyer SEC Reports.

     (b) The minute books and other records of Buyer and each of the Buyer Subsidiaries have been, or will be prior to the Closing, made available to VPT, contain in all material respects accurate records of all meetings and accurately reflect in all material respects all other action of the shareholders and Directors and any committees of the Directors of Buyer and each of the Buyer Subsidiaries.

     8.14 Properties.

     (a) Title and Survey Matters. All of the real estate properties owned by Buyer, and each of the Buyer Subsidiaries (the "Buyer Properties") are set forth in Section 8.14 of the Buyer Disclosure Letter. Buyer has made available to VPT for inspection all title insurance policies and any subsequent title reports, title insurance commitments and proforma title insurance policies (collectively, the "Buyer Title Reports") and all surveys and surveyor's certificates (collectively, the "Buyer Surveys") within its possession or control relating to the Buyer Properties. Buyer is not aware of any encumbrance to title to the Buyer Properties or any survey matter affecting the Buyer Properties other than
(i) matters listed in the Buyer Title Reports, (ii) matters shown on the Buyer Surveys, (iii) ordinances and regulations, including zoning ordinances and building codes, affecting building use or occupancy, (iv) mechanics', carriers', workmen's liens or encumbrances which are the responsibility of tenants under leases, or which otherwise do not have a material adverse effect on the value of the Buyer Properties as a whole and (v) matters disclosed in Section 8.14 of the Buyer Disclosure Letter (collectively, the "Buyer Permitted Exceptions").

     (b) Leases.  The Rent Rolls for each of the Buyer Properties set forth in
Section 8.14 of the Buyer Disclosure Letter are true, correct and complete as of August 20 or August 27, 1997, as the case may be, in all material respects. The Rent Rolls show all leases, license agreements and other material occupancy agreements, written or oral, relating to the use or occupancy of any part of a Buyer Property (the "Buyer Leases"), including the name of each tenant, the date of each tenant's Buyer Lease and all material amendments or modifications, if any, thereto.

     (c) Condemnation Proceedings. Buyer has received no written notice of any pending or contemplated condemnation or eminent domain proceedings affecting all or any part of the Buyer Properties.

     (d) Bankruptcy. There is no bankruptcy, insolvency, rearrangement or similar action or proceeding, whether voluntary or involuntary, pending or, to Buyer's knowledge, threatened against Buyer.

     (e) Compliance with Buyer Permitted Exceptions. To the best of Buyer's knowledge, Buyer is not in material default in complying with the terms and provisions of any of the covenants, conditions, restrictions, rights-of-way or easements constituting one or more of the Buyer Permitted Exceptions which are to be performed or complied with by the owner of the Buyer Properties.

     (f) Ground Leases. Set forth on Section 8.14 of the Buyer Disclosure Letter is a complete and accurate list of all ground leases affecting the Buyer Properties. Except as set forth on such list, each such ground lease is in full force and effect, Buyer is not in default in the payment of ground rent or in the performance of any other material covenant or obligation to be performed by Buyer, as ground lessee, under such ground lease and, to the knowledge of Buyer, the ground lessor is not in default under such ground lease.

     (g) Mechanics' Liens. Except as set forth in the Buyer Title Reports, Buyer has no knowledge of any material mechanics' liens or suppliers' liens affecting any of the Buyer Properties.

     8.15 Environmental Matters.  Except as set forth in Section 8.15 of the

Buyer Disclosure Letter or in any environmental assessment or report listed therein or provided by Buyer to VPT or its advisors on or prior to the date of this Agreement (collectively, the "Buyer Environmental Reports"), to the best of Buyer's actual knowledge, (i) no hazardous substances or hazardous wastes have been generated, stored, released, discharged or disposed of from or on the Buyer Properties during the period of Buyer's ownership of such properties except for hazardous materials or hazardous wastes commonly used by landlords and tenants for similar properties which were used in the ordinary course of business and in compliance with all Environmental Laws, (ii) Buyer has not received written notice from any governmental authority that any of the Buyer Properties is in violation of any Environmental Laws, and (iii) there is no pending civil, criminal or administrative suit or other legal proceeding against Buyer (and no such suit or proceeding has been threatened in writing to Buyer) or any unsatisfied judgment against Buyer with respect to any Environmental Laws or principals of common law relating to hazardous substances or hazardous waste. Buyer has provided to VPT complete copies of all environmental reports, assessments, studies and similar items with respect to the Buyer Properties within its possession or control.

     8.16 No Brokers. Neither Buyer nor any of the Buyer Subsidiaries has entered into any contract, arrangement or understanding with any person or firm which may result in the obligation of such entity or VPT to pay any finder's fees, brokerage or agent's commissions or other like payments in connection with the negotiations leading to this Agreement or the consummation of the transactions contemplated hereby. Buyer is not aware of any claim for payment of any finder's fees, brokerage or agent's commissions or other like payments in connection with the negotiations leading to this Agreement or the consummation of the transactions contemplated hereby.

     8.17 Related Party Transactions. Section 8.17 of the Buyer Disclosure Letter or the Buyer SEC Reports set forth all arrangements, agreements and contracts or understandings entered into by Buyer or any of the Buyer Subsidiaries (which are or will be in effect as of or after the date of this Agreement) with (i) any consultant (X) involving payments in excess of $60,000 or (Y) which may not be terminated at will by Buyer or the Buyer Subsidiary which is a party thereto, or (ii) any person who is an officer, trustee, director or affiliate of Buyer or any of the Buyer Subsidiaries. All such documents are listed in Section 8.17 of the Buyer Disclosure Letter and the copies of such documents, which have previously been provided or made available to VPT and its counsel, are true and correct copies. Except as disclosed in
Section 8.17 of the Buyer Disclosure Letter or the Buyer SEC Reports, Buyer (including all Buyer Subsidiaries) has not made any payments to, received any services from, or is dependent on any services of, any affiliate of Buyer other than services provided by officers and directors in such capacities and payments to such officers and directors of Buyer.

     8.18 Definition of Buyer's Knowledge. As used in this Agreement, the phrase "to the knowledge of Buyer" or "to the best knowledge of Buyer" or any similar phrase means the actual knowledge after due inquiry of Buyer's current Chairman, President and Chief Financial Officer and shall include information disclosed to Buyer by written notice from VPT whether pursuant to the terms hereof or otherwise.

     8.19 Anti-takeover Plan.  Neither Buyer nor any Buyer Subsidiary has in

effect any plan, scheme, device or arrangement, commonly or colloquially known as a "poison pill" or, except as set forth in Buyer's charter or By-laws, an "Anti-takeover" plan or any similar plan, scheme, device or arrangement. The Directors have approved the Merger and this Agreement and have agreed to recommend that the holders of the Buyer Common Stock vote their shares in favor of the issuance of the Buyer Common Stock pursuant to this Agreement.

     8.20 Undisclosed Liabilities. Except as and to the extent reflected, reserved against or otherwise disclosed in Buyer's consolidated balance sheet dated June 30, 1997 (including the notes thereto) or as set forth on Section
8.21 of the Buyer Disclosure Letter, neither Buyer nor any Buyer subsidiary had, at June 30, 1997, any liabilities or obligations of any kind, whether accrued, absolute, asserted or unasserted, contingent or otherwise, whether or not required to be reflected in a balance sheet prepared in accordance with generally accepted accounting principles consistently applied, which would have, individually or in the aggregate, a Buyer Material Adverse Effect.

9. COVENANTS

     9.1 Conduct of Businesses.

     (a) General. During the period from the date of this Agreement until the Effective Time, except as specifically permitted by this Agreement, unless the other party has consented in writing thereto:

          (i) VPT and Buyer shall use their reasonable best efforts, and shall cause their respective Subsidiaries to use their reasonable best efforts, to preserve intact their business organizations and goodwill and keep available the services of their respective officers and employees;

          (ii) VPT and Buyer shall confer on a regular basis with one or more representatives of one or more representatives of the other to report on material operational matters;

          (iii) VPT and Buyer shall promptly notify the other of any material emergency or other material change in the condition (financial or otherwise), business, properties, assets, liabilities or the normal course of its businesses or in the operation of their properties, any material governmental complaints, investigations or hearings (or communications indicating that the same may be contemplated);

          (iv) VPT and Buyer shall promptly deliver to the other true and correct copies of any report, statement or schedule filed with the SEC subsequent to the date of this Agreement;

          (v) VPT shall give to Buyer and its agents, representatives, employees and designees, full access to the books, records, files, financial reports, plans and specifications that are in VPT's possession or control that relate to any of the VPT Properties during normal business hours and after reasonable prior notice for the purpose of reviewing the same in preparation for the Closing, and VPT shall furnish to Buyer during such period all information concerning the Properties that is in VPT's possession or control which Buyer may reasonably request. Buyer shall have no right to conduct any tests or otherwise conduct physical diligence or investigations at any of the VPT Properties after the date of this Agreement and shall indemnify and hold harmless VPT from any costs or expenses incurred by VPT in connection with any such diligence or investigation conducted prior to the date hereof; provided that notwithstanding the foregoing, Buyer and its designees shall have the right to inspect the VPT Properties prior to the Closing (but not perform testing of any kind) during regular business hours and after obtaining the prior consent of VPT, which consent will not be unreasonably withheld;

          (vi) VPT shall give prompt written notice to Buyer of any fire or other casualty affecting any portion of the VPT Properties after the date of this Agreement;

          (vii) VPT shall deliver to Buyer, promptly after receipt by VPT, copies of all notices of violation issued by any board, bureau, commission, department or body of any municipal, county, state or federal government unit, or any subdivision thereof, with respect to any of the VPT Properties received by VPT after the date of this Agreement; and

          (viii) In the event either party becomes aware that any of its respective representations or warranties set forth in Sections 7 and 8 hereof will not be true and correct in all material respects on the Closing Date as if made at and as of the Closing Date, such party shall give prompt written notice thereof to the other party, and shall give access to all appropriate information related thereto that is in its possession or control;

          (ix) VPT shall not, and shall cause each VPT Subsidiary not to, acquire, enter into an option to acquire or exercise an option or contract to acquire additional real property, incur additional indebtedness (except for indebtedness incurred under commercial contracts entered into in the normal course of its business), encumber assets or commence construction of, or enter into any agreement or commitment to develop or construct, any other type of real estate projects or otherwise enter into or modify any easement, covenant, condition, right of way or restriction with respect to any VPT Property;

          (x) Subject to the provisions of Section 9.2, VPT shall not, and shall not permit any of the VPT Subsidiaries, to sell, lease, license, mortgage or otherwise encumber or subject to a Lien or otherwise dispose of any VPT Properties or any portion thereof or any of the capital stock of or partnership or other interests in any of the VPT Subsidiaries, provided, however, VPT and the VPT Subsidiaries may sell, lease, license, mortgage or otherwise encumber or subject to a Lien or otherwise dispose of any immaterial asset in the ordinary course of business and consistent with past practice or any material asset in the ordinary course of business and consistent with past practice after providing prior written notice to Buyer and with its consent, which consent shall not be unreasonably withheld; and provided, further, that the foregoing restriction shall not apply to the sale of the assets set forth in Section 9.1 of the VPT Disclosure Letter;

          (xi) VPT shall not acquire or agree to acquire, lease or manage, (A) by merging or consolidating with, or by purchasing a substantial portion of the assets of, or by any other manner, any business or any corporation, partnership, joint venture, association or other business organization or division thereof or (B) any assets, other than assets that are immaterial to VPT and the VPT Subsidiaries taken as a whole and except for the purchases of non-material assets in the ordinary course of business consistent with past practice and shall not make any loans, advances or capital contributions to, or investments in, any other person;

     (b) Conduct by VPT. Prior to the Closing Date, unless Buyer or Merger Subsidiary has consented thereto (and Buyer and Merger Subsidiary hereby agree to give good faith consideration to any such request for consent by VPT and to respond to any such request within three (3) business days), VPT:

          (i) Shall, and shall cause each VPT Subsidiary to, conduct its operations according to their usual, regular and ordinary course in substantially the same manner as heretofore conducted;

          (ii) Shall not amend VPT's Declaration of Trust or Bylaws, and shall cause each VPT Subsidiary not to amend its charter, bylaws or equivalent documents except as contemplated by this Agreement (except in order to render the provisions of Section 3-701 of the MGCL inapplicable to the Buyer);

          (iii) Except as contemplated pursuant to Section 9.7(a) in connection with the Performance Incentive Bonus Plan and an existing employment agreement, VPT shall not, and shall cause each VPT Subsidiary not to, (A) issue or authorize for issue any shares of beneficial interest or stock (except for shares issued upon the exercise of currently outstanding share options therefor) or any Security convertible into or exercisable for the foregoing, effect any share split, reverse share split, share dividend, recapitalization or other similar transaction or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of beneficial interest or stock of VPT or any VPT Subsidiary, (B) grant, confer or award any option, warrant, conversion right or other right not existing on the date hereof to acquire, redeem, repurchase any shares of beneficial interest of VPT, (C) increase any compensation or enter into or amend any employment agreement with any of its present or future officers or trustees, (D) adopt any new employee benefit plan or (except as contemplated in this Agreement) amend any existing employee benefit plan or severance or termination pay policies in any material respect, except for changes which are less favorable to participants in such plans, or (E) authorize, declare, set aside or pay any dividends or make any other distribution or payments with respect to any shares of beneficial interest of VPT, directly or indirectly redeem, purchase or otherwise acquire any shares of beneficial interest of VPT or stock or equity interests of any of the VPT Subsidiaries, or make any commitment for any such action.

          (iv) Shall not, and shall not permit any of the VPT Subsidiaries to, pay, discharge or satisfy any claims, liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge or satisfaction, in the ordinary course of business consistent with past practice or in accordance with their terms, of liabilities reflected or reserved against in, or contemplated by, the most recent consolidated financial statements (or the notes thereto) of VPT included in the VPT SEC Reports or incurred in the ordinary course of business consistent with past practice;

          (v) Shall not, and shall not permit any of the VPT Subsidiaries to, enter into or amend, modify or terminate any Contract which may result in total payments or liability by or to it in excess of $50,000 other than Contracts for expenses of attorneys and accountants incurred in connection with the Merger;

          (vi) Subject to the provisions of Section 9.7, shall not, and shall not permit any of the VPT Subsidiaries to, enter into any Contract with any officer, trustee, director, consultant or affiliate of VPT or any of the VPT Subsidiaries;

          (vii) Shall, and shall cause each VPT Subsidiary to, timely prepare, in a manner consistent with past practice, and file all Tax Returns required to be filed the due date of which (including reasonable extensions) occurs on or before the Effective Time and pay all Taxes due with respect to any such Tax Returns;

          (viii) Shall not make any tax election (unless required by law or necessary to preserve VPT's status as a REIT or the status of each VPT Subsidiary that is a joint venture, partnership or limited liability company as a partnership for federal income tax purposes);

          (ix) Shall not make or rescind any express or deemed election relating to Taxes, settle or compromise any claim, suit, litigation, proceeding, investigation, audit or controversy relating to Taxes (unless required by law or necessary to preserve VPT's status as a REIT or status of each VPT Subsidiary that is a joint venture, partnership or limited liability company as a partnership for federal income tax purposes);

          (x) Shall not terminate or materially amend or renew any Contract for the management or leasing of a Property or renew or enter into any new property management or leasing Contract unless (i) such Contract will not be binding on Buyer following the Closing or (ii) such Contract is terminable upon not more than forty-five (45) days' notice without penalty by Buyer. Neither VPT nor any VPT Subsidiary shall otherwise enter into or materially amend any new Contracts other than with third parties in the ordinary course of operating its business;


          (xi) Shall not amend in any material respect the partnership agreement of Bay City Holdings, L.P. or grant a lien or security interest in, or assign, pledge, or otherwise hypothecate the partnership interest or the right to reserve distributions of VPT in Bay City Holdings, L.P.; and

          (xii) Shall use commercially reasonable efforts to obtain from each Major Tenant and Ground Lessor a written estoppel certificate substantially in the form previously agreed to by VPT dated no earlier than forty-five
     (45) days prior to the Closing Date.

     Notwithstanding anything to the contrary in this Section 9.1(b), it is specifically contemplated and agreed to that VPT shall be permitted to make payments, subject to the limitations contained in the last sentence of Section 9.7(a), to participants in the Performance Incentive Bonus Plan and to an employee under an existing employment agreement at any time prior to or at the Closing in accordance therewith.

     (c) Conduct by Buyer. Prior to the Effective Time, unless VPT has consented in writing thereto (and VPT hereby agrees to give good faith consideration to any such request for consent by Buyer and to respond to any such request within three (3) business days) or unless otherwise specifically permitted by this Agreement, Buyer shall not (A) authorize, declare, set aside or pay any dividend or make any other distribution or payment with respect to any shares of capital stock of Buyer, directly or indirectly redeem, purchase or otherwise acquire any shares of capital stock of Buyer or stock or equity interests of any of the Buyer Subsidiaries, or make any commitment for any such action, or (B) amend its charter or By-laws.

     9.2 New Leases and Lease Modifications.

     (a) Prior to the Closing Date, if this Agreement shall not have been terminated by Buyer or Merger Subsidiary, VPT shall not, without the written consent of Buyer or Merger Subsidiary, which consent may not be unreasonably withheld, (i) effect any material change in any Lease (including, without limitation, consenting to any assignment or material sublet request) currently in effect which affects VPT Properties other than those listed in Section 9.2 of the VPT Disclosure Letter, (ii) renew or extend the term of any Lease, unless the same is renewed or extended by the exercise by the applicable tenant of an extension or expansion right pursuant to the terms of a Lease, (iii) enter into any new Lease or cancel or terminate any Lease or (iv) enter into any lease, license agreement or other agreement relating to the use or occupancy of a multi-family Property unless such lease arrangement is on VPT's standard form, is at market rates and on market terms and is in the ordinary course of business. When seeking consent to a new or modified Lease, VPT shall provide notice of the identity of the tenant, a term sheet or letter of intent containing material business terms (including, without limitation, rent, expense base, concessions, tenant improvement allowances, brokerage commissions, and expansion and extension options) and whatever credit and background information, if any, VPT then possesses with respect to such tenant. Buyer and Merger Subsidiary shall be deemed to have consented to any proposed Lease or Lease modification if neither has responded to VPT within five (5) business days after receipt of such information.

Upon Buyer or Merger Subsidiary's approval or deemed approval, VPT or a VPT Subsidiary shall be entitled to enter into a Lease on the standard lease form for such Property, without material change other than changes customarily made to leases to other comparable tenants of the Property.

     (b) Buyer and Merger Subsidiary hereby designate Jeffrey H. Lynford, Edward Lowenthal and Gregory F. Hughes, and each one acting individually, as individuals who will be available and authorized to grant Lease approvals.

     (c) Notwithstanding anything in this Agreement to the contrary, VPT may apply security deposits or, other than with respect to any Major Tenant, cancel or terminate any Lease in accordance with the provisions of such Lease or commence collection, unlawful detainer or other remedial action against any tenant without Buyer or Merger Subsidiary's consent upon the occurrence of a default by the tenant under said Lease and VPT shall promptly advise Buyer of any such action.

     9.3 Meeting of Shareholders. VPT will take all action necessary in accordance with applicable law and its Declaration of Trust, to convene a meeting of its shareholders as promptly as practicable to consider and vote upon the approval of this Agreement and the transactions contemplated hereby, and the amendment of VPT's Declaration of Trust to eliminate the ownership restrictions contained in Section 6.14 of such Declaration of Trust. The Trustees of VPT shall recommend that its shareholders approve this Agreement and the transactions contemplated hereby and the amendment to VPT's Declaration of Trust and VPT shall use its reasonable best efforts to obtain such approval; provided, however, that nothing contained in this Section 9.3 shall prohibit the Trustees of VPT from failing to make such recommendation or using their reasonable best efforts to obtain such approval if the Trustees of VPT, as the case may be, have determined in good faith, after consultation with and based upon the advice of counsel, that such action is necessary for such Trustees to comply with their fiduciary duties to VPT's shareholders under applicable law.

     9.4 Filings; Other Action.

     (a) Subject to the terms and conditions herein provided, VPT and Buyer shall: (i) to the extent required, promptly make their respective filings and thereafter make any other required submissions under the HSR Act with respect to the Merger; (ii) use all reasonable best efforts to cooperate with one another in (x) determining which filings are required to be made prior to the Effective Time with, and which consents, approvals, permits or authorizations are required to be obtained prior to the Effective Time from, governmental or regulatory authorities of the United States, the several states and any third parties in connection with the execution and delivery of this Agreement, the consummation of the transactions contemplated by this Agreement and (y) timely making all such filings and timely seeking all such consents, approvals, permits or authorizations; (iii) use all reasonable best efforts to obtain in writing any consents required from third parties to effectuate the Merger, such consents to be in reasonably satisfactory form to VPT and Buyer; and (iv) use all reasonable best efforts to take, or cause to be taken, all other actions and do, or cause to be done, all other things necessary, proper or appropriate to consummate and make effective the transactions contemplated by this Agreement. If, at any time after the Effective Time, any further action is necessary or desirable to carry out the purpose of this Agreement, the proper officers, directors and trustees of Buyer and VPT shall take all such necessary action.

     (b) As promptly as practicable following the date hereof (i) VPT (and, if required by applicable SEC regulations, the Buyer) shall prepare and file with the SEC under the Exchange Act, all filings required to be made thereunder including a proxy statement and form of proxy (such proxy statement, together with any amendments or supplements thereto, the "Proxy Statement") relating to the shareholder meeting of VPT and the vote of the shareholders of VPT with respect to this Agreement, and (ii) following clearance by the SEC of the Proxy Statement, VPT and Buyer shall prepare and file with the SEC under the Securities Act a registration statement on Form S-4 (such registration statement, together with any amendments or supplements thereto, the "Form S-4"), in which the Proxy Statement will be included as a prospectus, in connection with the registration under the Securities Act of the Buyer Common Stock to be distributed to the stockholders of VPT in the Merger (the securities referred to in the foregoing clause being referred to herein collectively as the "Registered Securities"). Buyer will cause the Form S-4 (and, if it is required by applicable SEC regulations to include information therein, the Proxy Statement) to comply as to form in all material respects with the applicable provisions of the Securities Act, the Exchange Act and the rules and regulations thereunder, and VPT will cause the Proxy Statement to comply as to form in all material respects with the applicable provisions of the Exchange

Act and the rules and regulations thereunder. Each of Buyer, on the one hand, and VPT, on the other hand, shall furnish all information about itself and its business and operations and all necessary financial information to the other as the other may reasonably request in connection with the preparation of the Proxy Statement and the Form S-4. Buyer shall use its reasonable best efforts, and VPT will cooperate with Buyer, to have the Form S-4 declared effective by the SEC as promptly as practicable (including clearing the Proxy Statement with the SEC). Each of VPT and Buyer agrees promptly to correct any information provided by it for use in the Proxy Statement and the Form S-4 if and to the extent that such information shall have become false or misleading in any material respect, and each of the parties hereto further agrees to take all steps necessary to amend or supplement the Proxy Statement and the Form S-4, and to cause the Proxy Statement and the Form S-4, as so amended or supplemented to be filed with the SEC and to be disseminated to their respective stockholders, in each case as and to the extent required by applicable federal and state securities laws. Each of VPT and Buyer agrees that the information provided by it for inclusion in the Proxy Statement or the Form S-4 and each amendment or supplement thereto, at the time of mailing thereof and at the time of the respective meetings of stockholders of VPT and Buyer will not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. Buyer will advise VPT, and deliver copies (if any) to VPT, promptly after either receives notice thereof, of any request by the SEC for amendment of the Proxy Statement or the Form S-4 or comments thereon and responses thereto or requests by the SEC for additional information, or notice of the time when the Form S-4 has become effective or any supplement or amendment has been filed, the issuance of any stop order, the suspension of the qualification of the Registered Securities issuable in connection with the Merger or for offering or sale in any jurisdiction.

     VPT shall use its best efforts to timely mail the Proxy Statement to its stockholders. It shall be a condition to the mailing of the Proxy Statement that
(i) Buyer shall have received "comfort" letters from Coopers & Lybrand LLP, independent public accountants for VPT, of the kind contemplated by the Statement of Auditing Standards with respect to Letters to Underwriters promulgated by the American Institute of Certified Public Accountants (the "AICPA Statement"), dated as of the date on which the Form S-4 shall become effective (and Buyer shall also receive such a letter as of the Effective Time), each addressed to Buyer, in form reasonably satisfactory to Buyer, concerning the procedures undertaken by Coopers & Lybrand LLP with respect to the financial statements and information of VPT and the VPT Subsidiaries contained in the Form S-4 and the other matters contemplated by the AICPA Statement and otherwise customary in scope and substance for letters delivered by independent public accountants in connection with transactions such as those contemplated by this Agreement and (ii) VPT shall have received a "comfort" letter from Ernst & Young LLP, independent public accountants for Buyer, of the kind contemplated by the AICPA Statement, dated as of the date on which the Form S-4 shall become effective (and VPT shall also receive such a letter as of the Effective Time), each addressed to VPT, in form reasonably satisfactory to VPT, concerning the procedures undertaken by Ernst & Young LLP with respect to the financial statements and information of Buyer and its Subsidiaries contained in the Form S-4 and the other matters contemplated by the AICPA Statement and otherwise customary in scope and substance for letters delivered by independent public accountants in connection with transactions such as those contemplated by this Agreement.

     9.5 Access to Information.

     (a) Upon reasonable notice and subject to restrictions contained in confidentiality agreements by which VPT and Buyer are bound, VPT and Buyer shall (and shall cause their respective subsidiaries to) afford to the officers, employees, accountants, counsel and other representatives of the other reasonable access, during normal business hours during the period prior to the Effective Time, to all their properties, books, contracts, commitments and records and permit such persons to make such inspections as they may reasonably require and, during such period, each of VPT and Buyer shall (and shall cause their subsidiaries to) furnish promptly to the other all information concerning its business, properties and personnel as the other may reasonably request; provided that if a party is withholding information because it is obligated to do so pursuant to a confidentiality agreement by which it is bound, the party shall give the other notice of such withholding.

     (b) All such information shall be Confidential Information, as defined in the Confidentiality Agreements (as defined in Section 12.5), except as otherwise provided in such Confidentiality Agreement. In the event of termination of this Agreement for any reason each party shall promptly return all Confidential Information obtained from the other, and any copies made of, or reports or analyses based on, such Confidential Information, to the other and not use any such Confidential Information for any purpose that would be competitive with or cause material harm to the other.

     9.6 Publicity. Buyer and VPT shall consult with each other before issuing any press release or otherwise making any public statements with respect to this Agreement or any transaction contemplated herein and shall not issue any such press release or make any such public statement without the prior consent of the other party, which consent shall not be unreasonably withheld; provided, however, that a party may, without the prior consent of the other party, issue such press release or make such public statement as may be required by law or the rules of the applicable stock exchange if it has used its reasonable best efforts to consult with the other party and to obtain such party's consent but has been unable to do so in a timely manner.

     9.7 Certain Benefits.

     (a) Buyer acknowledges that consummation of the transactions contemplated by this Agreement will constitute a change in control of VPT (to the extent such concept is applicable) for the purposes of all employee or employee benefit agreements, contracts, plans, programs, policies or arrangements of VPT. From and after the Effective Time, VPT, Buyer, Merger Subsidiary and their respective subsidiaries (including the Successor) shall not be subject to the terms of any cash bonus plans, share option and share incentive plans, employment agreements, consulting agreements, change-of-control agreements, and severance agreements or plans between VPT or any VPT Subsidiary and any officer, trustee, director, or employee of VPT or any VPT Subsidiary in effect prior to the Effective Time whether described in the VPT SEC reports, disclosed by VPT to Buyer or otherwise. Notwithstanding anything to the contrary in this Agreement, it is specifically contemplated and agreed to that VPT shall be permitted to make aggregate payments of up to $3.4 million to participants in the Performance Incentive Bonus Plan and for severance under an existing employment agreement at any time prior to or at the Closing.

     (b) This Section 9.7 is intended for the irrevocable benefit of, and to grant third party rights to, the employees of VPT employed as of the Closing Date, and shall be binding on all successors and assigns of Buyer, VPT and the Successor. Each of the employees of VPT employed as of the Closing Date shall be entitled to enforce the covenants contained in this Section 9.7.

     (c) In the event the Successor or any of its successors or assigns (i) consolidates with or merges into any other person or entity and shall not be the continuing or successor corporation or entity of such consolidation or merger or
(ii) transfers or conveys all or substantially all of its properties, proper provision shall be made so that the successors and assigns of the Successor assume the obligations set forth in this Section 9.7.

     9.8 Listing Application.  Each of Buyer and VPT shall cooperate and promptly prepare and submit to the AMEX all reports, applications and other documents that may be necessary or desirable to enable all of the Buyer Common Stock that will be outstanding or will be reserved for issuance at the Effective Time to be listed for trading on the AMEX. Each of Buyer and VPT shall furnish all information about itself and its business and operation and all necessary financial information to the other as the other may reasonably request in connection with the such AMEX listing process. Each of Buyer and VPT agrees promptly to correct any information provided by it for use in the AMEX listing process if and to the extent that such information shall have become false or misleading in any material respect. Each of Buyer and VPT will advise and deliver copies (if any) to the other parties, promptly after it receives notice thereof, of any request by the AMEX for amendment of any submitted materials or comments thereon and responses thereto or requests by the AMEX for additional information.

     9.9 Further Action. Each party hereto shall, subject to the fulfillment at or before the Effective Time of each of the conditions of performance set forth herein or the waiver thereof, perform such further acts and execute such documents as may reasonably be required to effect the Merger. In connection with the Closing, VPT and each VPT Subsidiary shall use its best efforts to deliver to Buyer such deeds, bills of sale, assignments, certificates, affidavits and indemnities as are required to effectuate the consummation of the transactions described herein, except to the extent that the Trustees of VPT may determine in good faith, after receiving advice from their counsel, that any such action would be expected to be a breach of such trustees' fiduciary duties under applicable law.

     9.10 Indemnification and Insurance.

     (a) In the event of any threatened or actual claim, action, suit, proceeding or investigation, whether civil, criminal or administrative, including, without limitation, any such claim, action, suit, proceeding or investigation in which any person who is now, or has been at any time prior to the date hereof, or who becomes prior to the Effective Time, a trustee, director, officer, employee, fiduciary or agent of VPT or any of its subsidiaries (the "Indemnified Parties") is, or is threatened to be, made a party based in whole or in part on, or arising in whole or in part out of, or pertaining to (i) the fact that he or it is or was a trustee, director, officer, employee or agent of VPT or any of its subsidiaries, or is or was serving at the request of VPT or any of its subsidiaries as a trustee, director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, or (ii) this Agreement or any of the transactions contemplated hereby, whether in any case asserted or arising before or after the Effective Time, the parties hereto agree to cooperate and use their reasonable best efforts to defend against and respond thereto. It is understood and agreed that VPT shall indemnify and hold harmless, and after the Effective Time the Successor and Buyer shall indemnify and hold harmless, as and to the full extent VPT is permitted by applicable law and its Declaration of Trust and Bylaws as in effect on the date hereof, each Indemnified Party against any losses, claims, damages, liabilities, costs, expenses (including attorneys' fees and expenses), judgments, fines and amounts paid in settlement in connection with any such threatened or actual claim, action, suit, proceeding or investigation, and in the event of any such threatened or actual claim, action, suit, proceeding or investigation (whether asserted or arising before or after the Effective Time),
(i) VPT, and the Successor and Buyer after the Effective Time, shall promptly pay expenses in advance of the final disposition of any claim, suit, proceeding or investigation to each Indemnified Party to the full extent permitted by law,
(ii) the Indemnified Parties may retain one counsel satisfactory to them (or, if separate defenses are available to different Indemnified Parties, one counsel for each Indemnified Party which has such a separate defense), and VPT, and the Successor and Buyer after the Effective Time, shall pay all reasonable fees and expenses of such counsel for the Indemnified Parties within thirty days after statements therefor are received, and (iii) VPT, the Successor and Buyer will use their respective reasonable best efforts to assist in the vigorous defense of any such matter; provided, that neither VPT nor the Successor nor Buyer shall be liable for any settlement effected without its prior written consent (which consent shall not be unreasonably withheld); and provided further that neither the Successor nor Buyer shall have any obligation hereunder to any Indemnified Party when and if a court of competent jurisdiction shall ultimately determine, and such determination shall have become final and non-appealable, that indemnification of such Indemnified Party in the manner contemplated hereby is prohibited by applicable law. Any Indemnified Party wishing to claim indemnification under this Section 9.10, upon learning of any such claim, action, suit, proceeding or investigation, shall notify VPT and, after the Effective Time, the Successor and Buyer, thereof, provided that the failure to so notify shall not affect the obligations of VPT, the Successor or Buyer except to the extent such failure to notify materially prejudices such party.

     (b) Buyer shall cause the Successor (and its successors) to establish on the Closing Date and maintain for a period of not less than six (6) years from the Closing Date provisions in its Declaration of Trust or By-laws or similar organizational documents concerning the indemnification and limitation of liability of the Indemnified Parties that are no less favorable to those persons than the provisions of VPT's Declaration of Trust or the charter, By-laws or similar organizational documents of any of its Subsidiaries in effect on the date hereof. At or prior to the Effective Time, Buyer or VPT shall purchase directors' and officers' liability insurance coverage for VPT's trustees and officers which shall provide them with $10 million of aggregate coverage for six years following the Effective Time on terms with respect to coverage and amount no less than those of such policy in effect on the date hereof, provided that such insurance can be obtained for no more than $240,000. Buyer shall cause the Successor to reimburse all expenses, including reasonable attorneys' fees, incurred by any person or entity to enforce the obligations of Buyer and Successor under this Section 9.10(b).

     (c) This Section 9.10 is intended for the irrevocable benefit of, and to grant third party rights to, the Indemnified Parties and shall be binding on all successors and assigns of Buyer, VPT and the Successor. Each of the Indemnified Parties shall be entitled to enforce the covenants contained in this Section 9.10.

     (d) In the event the Successor or any of its successors or assigns (i) consolidates with or merges into any other person or entity and shall not be the continuing or successor corporation or entity of such consolidation or merger or

(ii) transfers or conveys all or substantially all of its properties and assets to any person or entity, then, and in each such case, proper provision shall be made so that the successors and assigns of Buyer assume the obligations set forth in this Section 9.10.

     9.11 REIT Status. Notwithstanding anything to the contrary set forth in this Agreement, nothing in this Agreement shall prohibit VPT or any VPT Subsidiary from taking any action at any time or from time to time that in the reasonable judgment of VPT is necessary for VPT to maintain its qualification as a REIT within the meaning of Sections 856-860 of the Code for any period or portion thereof ending on or prior to the Merger; provided, however, that to the extent VPT or any VPT Subsidiary deems it necessary to take any such action which would otherwise result in the breach of a covenant contained herein, VPT shall request Buyer's consent to such action, which consent shall not be unreasonably withheld. In the event that such consent is withheld, VPT or any VPT Subsidiary may take such action provided that it does not have more than a de minimis effect on the value of VPT and the VPT Subsidiaries, taken as a whole.

     9.12 Other Offers. From the date hereof until the termination of this Agreement, VPT and the VPT Subsidiaries will not, and will use their reasonable best efforts to cause their officers, directors, employees or other agents not to, directly or indirectly, (i) take any action to solicit, initiate or facilitate any VPT Acquisition Proposal (as defined below) or (ii) unless otherwise required in accordance with the fiduciary or similar duties of the Trustees under applicable law as advised by independent legal counsel to VPT, engage in negotiations with, or disclose any non-public information relating to VPT and any VPT Subsidiary or afford access to the properties, books or records of VPT or any VPT Subsidiary to, any Person that may be considering making, or has made, a VPT Acquisition Proposal or has agreed to endorse any VPT Acquisition Proposal (other than the Merger). (Nothing herein shall prohibit VPT from amending or waiving the provisions of confidentiality agreements it has entered into with third persons with respect to the ability of such persons to submit a VPT Acquisition Proposal to VPT or its stockholders.) VPT will promptly as reasonably practicable inform buyer of receipt after the date hereof of any VPT Acquisition Proposal or any indication that any person is considering making a VPT Acquisition Proposal or any request for non-public information relating to VPT or any VPT Subsidiary or for access to the properties, books or records of VPT or any VPT Subsidiary by any person that may be considering making, or has made, a VPT Acquisition Proposal. VPT shall as promptly as reasonably practicable provide a general summary of such VPT Acquisition Proposal and shall keep Buyer informed of the status of any such Acquisition Proposal and any response thereto. For purposes of this Agreement, "VPT Acquisition Proposal" means any offer or proposal for, or any indication of interest in, (i) any merger, share exchange or business combination or similar transaction, (ii) any sale, lease, exchange, mortgage, pledge, transfer or other disposition of 25% or more of the assets of VPT and the VPT Subsidiaries, taken as a whole, in a single transaction or series of transactions (whether or not related) or (iii) any tender offer or exchange offer for 25% or more of the outstanding shares of beneficial interest of VPT involving VPT or any VPT Subsidiary or the acquisition of any equity interest in, or a substantial portion of the assets of, VPT or any VPT Subsidiary, other than the transactions contemplated by this Agreement. VPT shall immediately cease and cause to be terminated, its existing solicitation, activity, discussions or negotiations with any parties conducted heretofore by VPT or any of its representatives with respect to a VPT Acquisition Proposal.

     9.13 Notice of Certain Events.

     (a) VPT shall promptly as reasonably practicable notify Buyer of: (i) any notice or other communication from any person alleging that the consent of such person (or another person) is or may be required in connection with the transactions contemplated by this Agreement; (ii) any notice or other communication from any governmental or regulatory agency or authority in connection with the transactions contemplated by this Agreement; (iii) any actions, suits, claims, investigations or proceedings commenced or, to the best of its knowledge, threatened against, relating to or involving or otherwise affecting VPT or any VPT Subsidiary that, if pending on the date of this Agreement, would have been required to have been disclosed pursuant to Section
7.8 or which relate to the consummation of the transaction contemplated by this Agreement; and (iv) of any fact or occurrence between the date of this Agreement and the Effective Time of which it becomes aware which makes any of its representations contained in this Agreement untrue or causes any breach of its obligations under this Agreement.

     (b) Each of Buyer and Merger Subsidiary shall promptly as reasonably practicable notify VPT of: (i) any notice or other communication from any person alleging that the consent of such person (or other person) is or may be required in connection with the transactions contemplated by this Agreement, (ii) any notice or other communication from any governmental or regulatory agency or authority in connection with the transactions contemplated by this Agreement; (iii) any actions, suits, claims, investigations or proceedings commenced or, to the best of its knowledge, threatened against, relating to or involving or otherwise affecting Buyer or Merger Subsidiary that, if pending on the date of this Agreement, would have been required to have been disclosed pursuant to Section 8.10 or which relate to the consummation of the transaction contemplated by this Agreement; and (iv) of any fact or occurrence between the date of this Agreement and the Effective Time of which it becomes aware which makes any of its representations contained in this Agreement untrue or causes any breach of its obligations under this Agreement.

     9.14 Affiliate Letters. At least 30 days prior to the Closing Date, VPT shall deliver to the Buyer a list of names and addresses of the executive officers, directors and those persons who were, in VPT's reasonable judgment, at the record date for its stockholders meeting to approve the Merger, "Affiliates" (each such person, an "Affiliate") of VPT within the meaning of Rule 145 of the rules and regulations promulgated under the Securities Act. VPT shall use all reasonable efforts to deliver or cause to be delivered to the Buyer prior to the

Closing Date, from each of the Affiliates of VPT identified in the foregoing list, an Affiliate Letter in the form attached hereto as Exhibit A. The Buyer shall be entitled to place legends as specified in such Affiliate Letters on the certificates evidencing any Buyer Common Stock to be received by such Affiliates pursuant to the terms of this Agreement and to issue appropriate stock transfer instructions to the transfer agent for the Buyer Common Stock consistent with the terms of such Affiliate Letter.

     9.15 Amendment to Registration Rights Agreement. VPT shall use reasonable best efforts to obtain on or before the Closing Date the approval of the shareholders of VPT parties to that certain Registration Rights Agreement dated September 29, 1995, as amended (the "Registration Rights Agreement"), holding a majority of the Registrable Securities (as defined in the Registration Rights Agreement) outstanding to amend the Registration Rights Agreement to provide that it shall terminate upon the consummation of the transactions contemplated by this Agreement.

10. CONDITIONS

     10.1 Conditions to Each Party's Obligation to Effect the Merger. The respective obligation of each party to effect the Merger and the other transactions contemplated herein shall be subject to the fulfillment at or prior to the Closing Date of the following conditions, any or all of which may be waived, in whole or in part by the parties hereto, to the extent permitted by applicable law:

          (a) This Agreement and the transactions contemplated hereby, and the amendment of VPT's Declaration of Trust as referenced in Section 9.3 hereto, shall have been approved by the requisite vote of shareholders of VPT, if required by applicable law.

          (b) The waiting period applicable to the consummation of the Merger under the HSR Act, if applicable, shall have expired or been terminated.

          (c) Neither of the parties hereto shall be subject to any order, ruling or injunction of a court of competent jurisdiction which restrains or prohibits the consummation of the transactions contemplated by this Agreement (an "Injunction"). In the event any such Injunction shall have been issued, each party agrees to use its best efforts to have any such Injunction lifted, stayed or reversed.

          (d) The Proxy Statement shall have been filed with and approved by the SEC.

          (e) The Form S-4 shall have been declared effective by the SEC under the Securities Act and no stop order suspending the effectiveness of the Form S-4 shall have been issued by the SEC, and no proceeding for that purpose shall have been initiated or, to the knowledge of Buyer or VPT, threatened by the SEC.

     10.2 Conditions to Obligations of VPT to Effect the Merger. The obligation of VPT to effect the Merger shall be subject to the fulfillment at or prior to the Closing Date of the following conditions, unless waived by VPT:

          (a) Each of the representations and warranties of Buyer contained in this Agreement shall be true and correct as of the date of this Agreement and as of the Closing Date as though made on and as of the Closing Date, except to the extent that any changes, circumstances or events making such representations and warranties not true or correct would not, individually or in the aggregate, constitute a Buyer Material Adverse Effect, and VPT shall have received a certificate, dated the Closing Date, signed on behalf of Buyer by the President of Buyer to the foregoing effect.

          (b) Buyer shall have performed or complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by it on or prior to the Effective Time, and VPT shall have received a certificate, dated the Closing Date, signed on behalf of Buyer by the President of Buyer to the foregoing effect.

          (c) From the date of this Agreement through the Effective Time and, except as disclosed in the Buyer Disclosure Letter or in the Buyer SEC Reports filed prior to the date of this Agreement, since June 30, 1997 there shall not have occurred any change, circumstance or event concerning Buyer or any of the Buyer Subsidiaries, that has had or could be reasonably likely to have a Buyer Material Adverse Effect and VPT shall have received a certificate, dated the Closing Date, signed on behalf of Buyer by the President of Buyer to the foregoing effect; provided, however, that for purposes of this Section 10.2(c), a change in the trading price of the Buyer Common Stock, or the consummation by Buyer or its affiliates of an acquisition, disposition, financing or similar transaction approved by Buyer's Board of Directors, in each case in and of itself, shall not be deemed a Buyer Material Adverse Effect.

          (d) Buyer shall have obtained the approval for the listing of the Buyer Common Stock issuable in the Merger on the AMEX, subject to official notice of issuance.

          (e) Buyer shall have entered into registration rights agreements with each of the three largest stockholders, as of the date hereof, of VPT, which registration rights agreements shall provide such stockholders with registration rights, including shelf registration rights, for the shares of Buyer Common Stock acquired in the Merger on substantially the terms contained in the existing registration rights agreement dated June 2, 1997 between Buyer and, among other persons, Mutual Qualified Fund.

          (f) Buyer or VPT shall have obtained the insurance referenced in
     Section 9.10(b).

     10.3 Conditions to Obligation of Buyer and Merger Subsidiary to Effect the Merger. The obligations of Buyer and Merger Subsidiary to effect the Merger shall be subject to the fulfillment at or prior to the Closing Date of the following conditions, unless waived by Buyer:

          (a) Each of the representations and warranties of VPT contained in this Agreement shall be true and correct as of the date of this Agreement and as of the Closing Date as though made on and as of the Closing Date, except to the extent that any changes, circumstances or events making such representations and warranties not true or correct would not, individually or in the aggregate, constitute a VPT Material Adverse Effect, and Buyer shall have received a certificate, dated the Closing Date, signed on behalf of VPT by the President of VPT to the foregoing effect.

          (b) VPT shall have performed or complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by it on or prior to the Effective Time, and Buyer shall have received a certificate, dated the Closing Date, signed on behalf of VPT by the President of VPT to the foregoing effect.

          (c) From the date of this Agreement through the Effective Time and, except as disclosed in the VPT Disclosure Letter or in the VPT SEC Reports filed prior to the date of this Agreement, since June 30, 1997 there shall not have occurred any change, circumstance or event, concerning VPT, any of the VPT Subsidiaries or any VPT Property, that has had or could be reasonably likely to have a VPT Material Adverse Effect and Buyer shall have received a certificate, dated the Closing Date, signed on behalf of VPT by the President or Vice President of VPT to the foregoing effect.

          (d) VPT shall have entered into a closing agreement with or otherwise received a determination pursuant to Section 856(g)(4) from the Internal Revenue Service substantially to the effect that (i) if VPT failed to satisfy the REIT asset tests in its 1994 and 1995 fiscal years as a result of its ownership of certain commercial paper, such failure was not willful and was due to reasonable cause under Code Section 856(g)(4), and VPT is entitled to elect REIT status for no later than the commencement of its 1996 fiscal year, and (ii) in such case, all corporations that were subsidiaries of VPT immediately prior to its 1996 fiscal year will be treated as qualified REIT subsidiaries, within the meaning of Section 856(i)(2), for such fiscal year. In connection with obtaining such determination, VPT (x) shall advise the IRS of the potential for VPT to have tax liability for its 1994 and 1995 fiscal years in the event REIT status were revoked for such years and VPT and its subsidiaries were not permitted to file a consolidated federal income tax return for such periods and (y) shall not agree to any material condition, obligation or other undertaking, other than the payment of a reasonable amount with respect to its potential tax liability and related costs for such periods.

          (e) The holders of VPT Options to purchase not more than an aggregate of 50,000 VPT Shares shall have failed to execute and deliver to Buyer consents agreeing to exchange their VPT Options for cash payments pursuant to Section 5.3 hereof.

          (f) Buyer shall have received from each of the persons named in the list provided pursuant to Section 9.14 hereof an executed copy of an Affiliate Letter substantially in the form of Exhibit A attached hereto.


          (g) The litigation entitled Value Property Trust v. Zim Company shall have been dismissed with prejudice substantially in accordance with the related settlement agreement previously provided to Buyer.

          (h) On the Closing Date, First American Title Insurance Company or any other nationally recognized title insurance company (the "Title Company") shall be unconditionally obligated and prepared, subject to the payment of applicable title insurance premiums and other related charges, to issue an ALTA owner's title insurance policy covering each VPT Property for which there exists a Policy, subject to no exceptions other than (i) exceptions set forth in the Policies attached as Section 8.5 to the Buyer Disclosure Letter (but not including any standard or preprinted exceptions other than exceptions for the rights of tenants in possession, as tenants only, and matters which would be shown by a current survey), and (ii) exceptions for matters arising after the date of each Policy (other than liens, encumbrances or other restrictions voluntarily entered into or assented to by VPT or any VPT Subsidiary) which, when taken together with other circumstances, changes and effects set forth in Section 7.13(j), would not have a VPT Material Adverse Effect (as defined in Section 7.13(j), insuring VPT's or the VPT Subsidiary's, or their designee's, title to the VPT Properties. Such policies of title insurance shall provide coverage in the amounts set forth on the Policies and shall also include such endorsements as may be reasonably or customarily requested by buyers of similar properties (specifically excluding zoning endorsements), to the extent such endorsements are available and customarily obtained in the state and jurisdiction in which each VPT Property is located. VPT and the VPT Subsidiaries shall have delivered all customary affidavits and other documentation required by the Title Company for the issuance of the Policies.

          (i) The Registration Rights Agreement shall have been amended as set forth in Section 9.15 hereof.

11. TERMINATION

     11.1 Termination. This Agreement may be terminated and abandoned at any time prior to the Effective Time, whether before or after approval and adoption of this Agreement by the shareholders of VPT and Buyer:

          (a) by mutual written consent of Buyer and VPT;

          (b) by either Buyer or VPT if any United States federal or state court of competent jurisdiction or other governmental entity shall have issued an order, decree or ruling or taken any other action permanently restraining, enjoining or otherwise prohibiting the Merger and such order, decree, ruling or other action shall have become final and non-appealable, provided that the party seeking to terminate shall have used its best efforts to appeal such order, decree, ruling or other action;

          (c) by Buyer upon a breach of any representation, warranty, covenant or agreement on the part of VPT set forth in this Agreement, or if any representation or warranty of VPT shall have become untrue, in either case such that the conditions set forth in Section 10.3(a) or Section 10.3(b), as the case may be, would be incapable of being satisfied by March 1, 1998; provided, however, that, in any case, a willful breach shall be deemed to cause such conditions to be incapable of being satisfied for purposes of this Section 11.1(c);

          (d) by VPT upon a breach of any representation, warranty, covenant or agreement on the part of Buyer or Merger Subsidiary set forth in this Agreement, or if any representation or warranty of Buyer or Merger Subsidiary shall have become untrue, in either case such that the conditions set forth in Section 10.2(a) or Section 10.2(b), as the case may be, would be incapable of being satisfied by March 1, 1998; provided, however, that, in any case, a willful breach shall be deemed to cause such conditions to be incapable of being satisfied for purposes of this Section 11.1(d);

          (e) by Buyer or VPT, if the Trustees of VPT approve or adopt, or recommend to VPT's shareholders approval or acceptance of, an Acquisition Proposal by a person other than Buyer or Merger Subsidiary, but only in the event that the Trustees of VPT, after consultation with and based upon the advice of counsel, have determined in good faith that such action is necessary for the Trustees of VPT to comply with their fiduciary or similar duties to the shareholders of VPT under applicable law;

          (f) by either Buyer or VPT, if the Merger shall not have been consummated on or before March 1, 1998 (other than due to the failure of the party seeking to terminate this Agreement to perform its obligations under this Agreement required to be performed by it at or prior to the Effective Time);

          (g) by Buyer if the Board of Trustees of VPT shall have failed to recommend, or shall have withdrawn, modified or amended in any material and negative respects its approval or recommendations of the Merger or shall have resolved to do any of the foregoing; provided, however, that such failure, withdrawal, modification or amendment has not been due to or the result of the Buyer's or the Merger Subsidiary's breach of any of their obligations hereunder; or

          (h) by Buyer if this Agreement and the transactions contemplated hereby shall have failed to receive the requisite vote for approval and adoption by the shareholders of VPT upon the holding of a duly convened shareholders meeting.

     The right of any party hereto to terminate this Agreement pursuant to this
Section 11.1 shall remain operative and in full force and effect regardless of any investigation made by or on behalf of any party hereto, any person controlling any such party or any of their respective employees, officers, trustees, directors, agents, representatives or advisors, whether prior to or after the execution of this Agreement.

     11.2 Effect of Termination.  In the event of the termination and abandonment of this Agreement pursuant to Section 11.1 hereof, this Agreement shall forthwith become void and have no effect, without any liability on the part of any party hereto or its affiliates, trustees, directors, officers or shareholders and all rights and obligations of any party hereto shall cease except for the agreements contained in Section 11.3 and Section 12.5; provided, however, that nothing contained in this Section 11.2 shall relieve any party from liability for any breach of this Agreement.

     11.3  Expenses.

     (a) Except as provided in paragraph (b) below, whether or not the Merger is consummated, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such costs and expenses.

     (b) VPT will pay, or cause to be paid, in same day funds to Buyer the sum of (i) Buyer's Expenses (as defined below) up to a maximum of $750,000 and (ii) $3,000,000 (the "Termination Fee") if (A) this Agreement is terminated under
Section 11.1(e) or 11.1(g) or (B) the Agreement is terminated by Buyer under
Section 11.1(h) and, with respect to this clause (B), a VPT Acquisition Proposal by a person other than Buyer or Merger Subsidiary exists at the time of such termination and at the time of such termination, the required approval of the stockholders of VPT had not been obtained at the duly convened stockholder meeting or any adjournment thereof. "Buyer's Expenses" means documented out-of-pocket fees and expenses incurred or paid by or on behalf of Buyer in connection with the Merger or the consummation of any of the transactions contemplated by this Agreement, including without limitation all HSR Act filing fees, fees and expenses of counsel, commercial banks, investment banking firms, accountants, experts, environmental consultants, and other consultants to Buyer. Any amounts payable pursuant to this Section 11.3(b) shall be payable in immediately available funds concurrently with the termination of this Agreement.

     11.4 Extension; Waiver. At any time prior to the Effective Time, any party hereto, by action taken by its Board of Directors or Trustees, may, to the extent legally allowed, (a) extend the time for the performance of any of the obligations or other acts of the other parties hereto, (b) waive any inaccuracies in the representations and warranties made to such party contained herein or in any document delivered pursuant hereto and (c) waive compliance with any of the agreements or conditions for the benefit of such party contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party.

12. GENERAL PROVISIONS

     12.1 Nonsurvival of Representations, Warranties and Agreements. All representations, warranties, certifications and agreements in this Agreement or in any instrument delivered pursuant to this Agreement shall terminate as of the Effective Time and shall not survive the Merger, provided, however, that the agreements contained in Article 5, the last sentence of Section 9.4(a), Sections 9.7, 9.10 and 11.3 and this Article 12 shall survive the Merger.

     12.2 Notices. Any notice required to be given hereunder shall be in writing and shall be sent by facsimile transmission (confirmed by any of the methods that follow), courier service (with proof of service), hand delivery or certified or registered mail (return receipt requested and first-class postage prepaid) and addressed as follows:

          If to Buyer:     Wellsford Real Properties, Inc.
                           610 Fifth Avenue
                           New York, NY 10020
                           Attn: Jeffrey H. Lynford
                           Tel.: (212) 333-2300
                           Fax: (212) 333-2323

          With a copy to:  Paul, Weiss, Rifkind, Wharton & Garrison
                           1285 Avenue of the Americas
                           New York, NY 10019
                           Attn: Robert B. Schumer
                           Tel.: (212) 373-3000
                           Fax: (212) 757-3990

                           and

                           Robinson Silverman Pearce
                           Aronsohn & Berman LLP
                           1290 Avenue of the Americas
                           New York, NY 10104
                           Attn: Alan S. Pearce
                           Tel.: (212) 541-2000
                           Fax: (212) 541-4630

          If to VPT:       Value Property Trust
                           120 Albany Street, 8th Floor
                           New Brunswick, NJ 08901
                           Attn: George Zoffinger
                           Tel.: (201) 296-3080
                           Fax: (201) 296-3090

          With a copy to:  Goodwin, Procter & Hoar LLP
                           Exchange Place, 53 State Street
                           Boston, MA 02109
                           Attn: Laura Hodges Taylor, P.C.
                           Tel: (617) 570-1000
                           Fax: (617) 523-1231

or to such other address as any party shall specify by written notice so given, and such notice shall be deemed to have been delivered as of the date so delivered.


     12.3 Assignment; Binding Effect; Benefit. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other parties; provided, however, Buyer and Merger Subsidiary may each assign their respective rights, interests or obligations hereunder to any affiliate provided that Buyer remains obligated hereunder and such assignment does not alter the rights, interests or obligations of VPT hereunder. Subject to the preceding sentence, this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns. Notwithstanding anything contained in this Agreement to the contrary, except for the provisions of Sections 5.1, 5.2, 9.7 and 9.10, nothing in this Agreement, expressed or implied, is intended to confer on any person other than the parties hereto or their respective heirs, successors, executors, administrators and assigns any rights, remedies, obligations or liabilities under or by reason of this Agreement.

     12.4 Entire Agreement. This Agreement, the VPT Disclosure Letter, the Buyer Disclosure Letter and any documents delivered by the parties in connection herewith constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all prior agreements and understandings among the partes with respect thereto except that the Confidentiality Agreement (as hereinafter defined) shall remain in effect and shall be binding upon Buyer and VPT in accordance with its terms. No addition to or modification of any provision of this Agreement shall be binding upon any party hereto unless made in writing and signed by all parties hereto.

     12.5 Confidentiality. Buyer and VPT understand and agree that they are still bound by and subject to the terms of the confidentiality agreements, dated as of February 14, 1997 and August 26, 1997, by and between Buyer and VPT (collectively, the "Confidentiality Agreements").

     12.6 Amendment. This Agreement may be amended by the parties hereto, by action taken by their respective authorized person, persons or governing bodies, at any time before or after approval of matters presented in connection with the Merger by the shareholders of VPT, but after any such shareholder approval, no amendment shall be made which by law requires the further approval of shareholders without obtaining such further approval. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

     12.7 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Maryland without regard to its rules of conflict of laws.

     12.8 Counterparts. This Agreement may be executed by the parties hereto in separate counterparts, each of which so executed and delivered shall be an original, but all such counterparts shall together constitute one and the same instrument. Each counterpart may consist of a number of copies hereof each signed by less than all, but together signed by all of the parties hereto.

     12.9 Headings. Headings of the Articles and Sections of this Agreement are for the convenience of the parties only, and shall be given no substantive or interpretive effect whatsoever.


     12.10 Waivers. Except as provided in this Agreement, no action taken pursuant to this Agreement, including, without limitation, any investigation by or on behalf of any party, shall be deemed to constitute a waiver by the party taking such action of compliance with any representations, warranties, covenants or agreements contained in this Agreement. The waiver by any party hereto of a breach of any provision hereunder shall not operate or be construed as a waiver of any prior or subsequent breach of the same or any other provision hereunder.

     12.11 Incorporation. The VPT Disclosure Letter and the Buyer Disclosure Letter and all Schedules attached hereto and thereto and referred to herein and therein are hereby incorporated herein and made a part hereof for all purposes as if fully set forth herein.

     12.12 Severability. Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, the provision shall be interpreted to be only so broad as is enforceable.

     12.13 Interpretation and Certain Definitions.

     (a) In this Agreement, unless the context otherwise requires, words describing the singular number shall include the plural and vice versa, and words denoting any gender shall include all genders.

     (b) As used in this Agreement, the word "Subsidiary" or "Subsidiaries" when used with respect to any party means any corporation, partnership, joint venture, business trust, real estate investment trust or other entity, of which such party directly or indirectly owns or controls at least a majority of the securities or other interests having by their terms ordinary voting power to elect a majority of the trustees or board of directors or others performing similar functions with respect to such corporation or other organization.

     (c) As used in this Agreement, the word "person" means an individual, a corporation, a partnership, an association, a joint-stock company, a trust, a limited liability company, any unincorporated organization or any other entity.

     (d) As used in this Agreement unless otherwise indicated, the word "affiliate" shall have the meaning set forth in Rule 12b-2 of the Exchange Act.

     12.14 Specific Performance. The parties hereto agree that if any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached, irreparable damage would occur, no adequate remedy at law would exist, and damages would be difficult to determine, and that the parties shall be entitled to specific performance of the terms hereof, without the posting of any bond whatsoever in addition to any other remedy at law or equity.

     12.15 Broker Liability Release. Buyer, Merger Subsidiary and VPT acknowledge and agree that Merrill Lynch has made no investigation or determination regarding: the presence or absence of hazardous materials, lead paint hazards, toxic wastes or other undesirable substances; the present or future use of VPT property; violations of any federal, state, county or municipal ordinances, statutes, or regulations; proposed acquisition of VPT property by federal, state, county or municipal governments; the correctness of the income and expense information, rent roll, accuracy of building dimensions and square footage; the existence or nonexistence of physical defects in VPT property or, except as set forth in Section 7.16, the value of VPT. Buyer, Merger Subsidiary and VPT hereby release Merrill Lynch from any liability relating thereto and agree that such investigation and determination has been Buyer's sole responsibility, and Merrill Lynch shall not be held responsible therefor except for liability for Merrill Lynch's negligent or intentional misrepresentations.

     IN WITNESS WHEREOF, the parties have executed this Agreement and caused the same to be duly delivered on their behalf on the day and year first written above.

ATTEST:                                   VALUE PROPERTY TRUST

By: /s/ PAUL MCARTHUR                     By: /s/ GEORGE ZOFFINGER
    -------------------------------           -----------------------------
    Name: Paul McArthur                       Name: George Zoffinger
    Title: Executive Vice President           Title: President and Chief
                                                     Executive Officer

                                          WELLSFORD REAL PROPERTIES, INC.

                                          By: /s/ GREGORY HUGHES
                                              -----------------------------
                                              Name: Gregory Hughes
                                              Title: Chief Financial Officer

                                          WELLSFORD CAPITAL CORPORATION

                                          By: /s/ GREGORY HUGHES
                                              -----------------------------
                                              Name: Gregory Hughes
                                              Title: Vice President

                                                                       EXHIBIT A

                            FORM OF AFFILIATE LETTER

Wellsford Real Properties, Inc.
610 Fifth Avenue
New York, New York 10020

Ladies and Gentlemen:

     I have been advised that as of the date of this letter I may be deemed to be an "affiliate" of Value Property Trust, a Maryland real estate investment trust (the "Company"), as the term "affiliate" is defined for purposes of paragraphs (c) and (d) of Rule 145 of the rules and regulations (the "Rules and Regulations") of the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Act"). Pursuant to the terms of the Agreement and Plan of Merger dated as of September 18, 1997 (the "Agreement"), among the Company, Wellsford Real Properties, Inc., a Maryland corporation (the "Purchaser"), and Wellsford Capital Corporation, a Maryland corporation and a wholly-owned subsidiary of the Purchaser ("Merger Sub"), Merger Sub will be merged with and into the Company (the "Merger").

     As a result of the Merger, I may receive shares of Common Stock, par value $.01 per share, of the Purchaser (the "Purchaser Securities") in exchange for shares owned by me of Common Stock, par value $1.00 per share, of the Company.

     I represent, warrant and covenant to the Purchaser that in the event I receive any Purchaser Securities as a result of the Merger:

     A. I shall not make any sale, transfer or other disposition of the Purchaser Securities in violation of the Act or the Rules and Regulations.

     B. I have carefully read this letter and the Agreement and discussed the requirements of such documents and other applicable limitations upon my ability to sell, transfer or otherwise dispose of the Purchaser Securities to the extent I felt necessary with my counsel or counsel for the Company.

     C. I have been advised that the issuance of Purchaser Securities to me pursuant to the Merger has been registered with the Commission under the Act on a Registration Statement on Form S-4. However, I have also been advised that, because at the time the Merger was submitted for a vote of the stockholders of the Company, I may be deemed to have been an affiliate of the Company and the distribution by me of the Purchaser Securities has not been registered under the Act, I may not sell, transfer or otherwise dispose of the Purchaser Securities issued to me in the Merger unless (i) such sale, transfer or other disposition has been registered under the Act, (ii) such sale, transfer or other disposition is made in conformity with Rule 145 promulgated by the Commission under the Act, or (iii) in the opinion of counsel reasonably acceptable to the Purchaser, or pursuant to a "no action" letter obtained by the undersigned from the staff of the Commission, such sale, transfer or other disposition is otherwise exempt from registration under the Act.


     D. I understand that, except as may be provided in the registration rights agreement entered into by the Purchaser and the undersigned pursuant to Section 10.2(e) of the Agreement to the extent such section is applicable, the Purchaser is under no obligation to register the sale, transfer or other disposition of the Purchaser Securities by me or on my behalf under the Act or to take any other action necessary in order to make compliance with an exemption from such registration available.

     E. I also understand that stop transfer instructions will be given to the Purchaser's transfer agents with respect to Purchaser Securities and that there will be placed on the certificates for the Purchaser Securities issued to me, or any substitutions therefor, a legend stating in substance:

     THE SHARES REPRESENTED BY THIS CERTIFICATE WERE ISSUED IN A TRANSACTION TO WHICH RULE 145 PROMULGATED UNDER THE SECURITIES ACT OF 1933 APPLIES. THE SHARES REPRESENTED BY THIS CERTIFICATE MAY ONLY BE TRANSFERRED IN ACCORDANCE WITH THE TERMS OF AN
     AGREEMENT DATED            , BETWEEN THE REGISTERED HOLDER
     THEREOF AND                 , A COPY OF WHICH AGREEMENT IS ON
     FILE AT THE PRINCIPAL OFFICES OF                           .

     F. I also understand that unless the transfer by me of my Purchaser Securities has been registered under the Act or is a sale made in conformity with the provisions of Rule 145, the Purchaser reserves the right to put the following legend on the certificates issued to my transferee:

     THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 AND WERE ACQUIRED FROM A PERSON WHO RECEIVED SUCH SHARES IN A TRANSACTION TO WHICH RULE 145 PROMULGATED UNDER THE SECURITIES ACT OF 1933 APPLIES. THE SHARES HAVE BEEN ACQUIRED BY THE HOLDER NOT WITH A VIEW TO, OR FOR RESALE IN CONNECTION WITH, ANY DISTRIBUTION THEREOF WITHIN THE MEANING OF THE SECURITIES ACT OF 1933 AND MAY NOT BE SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT OR IN ACCORDANCE WITH AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT OF 1933.

     It is understood and agreed that the legends set forth in paragraphs E and F above shall be removed by delivery of substitute certificates without such legend if such legend is not required for purposes of the Act or this Affiliate Letter. It is understood and agreed that such legends and the stop orders referred to above will be removed if (i) one year shall have elapsed from the date the undersigned acquired the Purchaser Securities received in the Merger and the provisions of Rule 145(d)(2) are then available to the undersigned, (ii) two years shall have elapsed from the date the undersigned acquired the Purchaser Securities received in the Merger and the provisions of Rule 145(d)(3) are then available to the undersigned, or (iii) the Purchaser has received either an opinion of counsel, which opinion of counsel shall be reasonably satisfactory to the Purchaser or a "no action" letter obtained by the undersigned from the staff of the Commission, to the effect that the restrictions imposed by Rule 145 under the Act no longer apply to the undersigned.

     Execution of this letter should not be considered an admission on my part that I am an "affiliate" of the Company as described in the first paragraph of this letter or as a waiver of any rights I have to object to any claim that I am such an affiliate on or after the date of this letter.

                                          Very truly yours,

                                          ____________________________________
                                          Name:

Accepted this       day of
          , 199  by
WELLSFORD REAL PROPERTIES, INC.

By: ___________________________________
    Name:
    Title:

                                                                         ANNEX B
                         OPINION OF MERRILL LYNCH & CO.

                                                     Investment Banking
[LOGO OF MERRILL, LYNCH, PIERCE,
 FENNER & SMITH INCORPORATED]                        Corporate and Institutional
                                                     Client Group

                                                     World Financial Center
                                                     North Tower
                                                     New York, New York
                                                     10281-1326
                                                     212 449 1000

                               September 17, 1997

Board of Trustees
Value Property Trust
120 Albany Street Plaza, 8th Floor
New Brunswick, NJ 08901

Members of the Board of Trustees:

     Value Property Trust, a Maryland real estate investment trust (the "Company"), Wellsford Real Properties, Inc., a Delaware corporation (the "Acquiror"), and Wellsford Capital Corporation, a Maryland corporation and wholly owned subsidiary of the Acquiror (the "Acquisition Sub"), propose to enter into an Agreement and Plan of Merger (the "Agreement") pursuant to which the Acquisition Sub (or any other wholly owned subsidiary of Acquiror) will be merged with and into the Company in a transaction (the "Merger") in which each outstanding common share of beneficial interest of the Company, par value $1.00 per share (the "Company Shares"), other than Company Shares held in treasury or held by the Acquiror or by any direct or indirect subsidiary of the Company or the Acquiror, will be converted into the right to receive its pro rata portion of $129,996,350 in cash and 3,350,000 shares of common stock of the Acquiror, par value $.01 per share (the "Acquiror Shares"), subject to the right of each holder of such Company Shares to make an election to maximize either the amount of cash or Acquiror Shares in accordance with and subject to the limitations set forth in Section 5.2 of the Agreement.

     You have asked us whether, in our opinion, the consideration to be received by the holders of the Company Shares, other than the Acquiror, Mutual Series Fund and any affiliates of the Acquiror, pursuant to the Merger is fair from a financial point of view to such holders of the Company Shares.

     For purposes of the opinion set forth below, we have, among other things:

          (1) Reviewed the Company's Annual Report, Form 10-K and related financial information for the fiscal year ended September 30, 1996, the

     Company's Forms 10-Q and related unaudited financial information for the quarterly periods ended December 31, 1996, March 31,1997 and June 30, 1997;

          (2) Reviewed the Acquiror's Form 10-Q and related unaudited financial information for the quarterly period ended June 30, 1997, and the Acquiror's Registration Statement on Form S-11, file no. 333-32445, filed with the Securities and Exchange Commission on July 30, 1997;

          (3) Reviewed certain information, including financial forecasts, relating to the business, earnings, cash flow, funds from operations, adjusted funds from operations, assets, liabilities, and prospects of the Company and the Acquiror, furnished to us by the Company and the Acquiror, respectively;

          (4) Conducted discussions with members of senior management and representatives of the Company and the Acquiror, as well as their legal advisors, concerning the matters described in clauses 1, 2 and 3 above, as well as their respective businesses and prospects before and after giving effect to the Merger;

          (5) Reviewed the market prices and valuation multiples for the Company Shares and compared them with those of certain publicly traded companies that we deemed to be relevant and reviewed the net asset value of the Acquiror Shares;

          (6) Reviewed the results of operations of the Company and the Acquiror and compared them with those of certain publicly traded companies that we deemed to be relevant and reviewed the results of operations of the Acquiror;

          (7) Compared the proposed financial terms of the Merger with the financial terms of certain other transactions that we deemed to be relevant;

          (8) Participated in certain discussions and negotiations among representatives of the Company and the Acquiror and their financial and legal advisors;

          (9) Reviewed the pro forma effect of the Merger on the Acquiror's operating results and financial condition;

          (10) Reviewed a draft dated September 12, 1997 of the Agreement;

          (11) Reviewed such other financial studies and analyses and took into account such other matters as we deemed necessary, including our assessment of general economic, market and monetary conditions.

     In preparing our opinion, we have assumed and relied on the accuracy and completeness of all information supplied or otherwise made available to us, discussed with or reviewed by or for us, or publicly available, and we have not assumed any responsibility for independently verifying such information or undertaken an independent evaluation or appraisal of any of the assets or liabilities of the Company or the Acquiror or been furnished with any such evaluation or appraisal. In addition, we have not assumed any obligation to conduct any physical inspection of the properties or facilities of the Company or the Acquiror. With respect to the financial forecast information furnished to or discussed with us by the Company or the Acquiror, including information regarding properties, operating results, balance sheet items, net operating losses and other items, we have assumed that they have been reasonably prepared and reflect the best currently available estimates and judgment of the Company's or the Acquiror's management as to the expected future financial performance of the Company or the Acquiror, as the case may be. We have also assumed that the final form of the Agreement will be substantively the same as the last draft reviewed by us.

     Our opinion is necessarily based upon market, economic and other conditions as they exist and can be evaluated on, and on the information made available to us as of, the date hereof. We have assumed that in the course of obtaining the necessary regulatory or other consents or approvals (contractual or otherwise) for the Merger, no restrictions, including any divestiture requirements or amendments or modifications, will be imposed that will have a material adverse effect on the contemplated benefits of the Merger.

     We are acting as financial advisor to the Company in connection with the Merger and will receive a fee from the Company for our services, some of which is contingent upon the consummation of the Merger. In addition, the Company has agreed to indemnify us for certain liabilities arising out of our engagement. We have, in the past, provided financial advisory and financing services to Wellsford Residential Property Trust, the Acquiror's predecessor, and may in the future provide such services to the Company or the Acquiror and/or their affiliates, and have received, and may receive, fees for the rendering of such services. In addition, in the ordinary course of our business, we may actively trade the Company Shares, as well as the Acquiror Shares, for our own account or for the accounts of customers and, accordingly, may at any time hold a long or short position in such securities.


     This opinion is for the use and benefit of the Board of Trustees of the Company. Our opinion does not address the merits of the underlying decision by the Company to engage in the Merger and does not constitute a recommendation to any shareholder as to how such shareholder should vote on the proposed Merger.

     We are not expressing any opinion herein as to the prices at which the Acquiror Shares will trade following the announcement or consummation of the Merger.

     On the basis of and subject to the foregoing, we are of the opinion that, as of the date hereof, the consideration to be received by the holders of the Company Shares, other than the Acquiror, Mutual Series Fund and any affiliates of the Acquiror, pursuant to the Merger is fair from a financial point of view to such holders of the Company Shares.

                              Very truly yours,

                              /s/ Merrill Lynch, Pierce, Fenner & Smith

                              MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED

                                                                         ANNEX C
                     AMENDMENT TO VLP DECLARATION OF TRUST

                              VALUE PROPERTY TRUST

                            ARTICLES OF AMENDMENT OF
                   AMENDED AND RESTATED DECLARATION OF TRUST

     VALUE PROPERTY TRUST, a Maryland real estate investment trust (hereinafter called the "Trust"), having its principal office in the State of Maryland in Baltimore City, Maryland, hereby certifies to the State Department of Assessments and Taxation of Maryland that:

     FIRST: That Sections 6.14 through 6.17 of the Amended and Restated Declaration of Trust, as amended, of the Trust are hereby amended in their entirety to read as follows:

     6.14 DEFINITION OF EFFECTIVE DATE. "Effective Date" shall mean the "Effective Date" as defined in the Plan of Reorganization of Mortgage and Realty Trust under Chapter 11 of the Bankruptcy Code, as filed with the United States Bankruptcy Court for the Central District of California during the Company's fiscal year ended September 30, 1995, as the same may be amended from time to time.

     6.15 INTENTIONALLY OMITTED

     6.16 INTENTIONALLY OMITTED

     6.17 EXCHANGE TRANSACTIONS. Nothing in this Declaration of Trust shall preclude the settlement of any transaction with respect to the Common Shares or Preferred Shares of the Trust entered into through the facilities of the New York Stock Exchange.

     SECOND: That Section 6.01(1) of the Amended and Restated Declaration of Trust, as amended, of the Trust is hereby amended in its entirety to read as follows:

          (1) The units into which the beneficial interests in the Trust will be divided shall be designated as Shares, which Shares shall be of two classes, one of which shall be designated Common Shares and one of which shall be designated Preferred Shares. All such Shares shall have a par value of $1.00 per share. The certificates evidencing the Shares shall specify the class and series of such Shares and shall be in such form and signed (manually or by facsimile) on behalf of the Trust in such a manner as the Trustees may from time to time prescribe or as may be prescribed in the By-Laws. The certificates shall be negotiable and title thereto and to the Shares represented thereby shall be transferable by assignment and delivery thereof. The number of Common Shares which may be issued is limited to 20,000,000 and the number of Preferred Shares which may be issued is limited to 3,500,000. The Shares may be issued for such consideration as the Trustees shall determine or by way of share dividend or share split in the discretion of the Trustees; provided, however, that except in the case of a share dividend or share split, the Shares shall be issued for a consideration of at least $1.00 value per share. Shares reacquired by the Trust shall no longer be deemed outstanding and shall have no voting or other rights unless and until reissued. Shares reacquired by the Trust may be canceled by action of the Trustees. All Shares shall be fully paid and nonassessable by or on behalf of the Trust upon receipt of full consideration for which they have been issued or without additional consideration if issued by way of share dividend or share split.

     THIRD: These Articles of Amendment have been duly advised by the Board of Trustees and approved by the shareholders of the Trust as required by law. A majority of the Trustees of the Trust adopted resolutions declaring advisable the amendments to the Amended and Restated Declaration of Trust, as amended, set forth in the first and second paragraphs.

     FOURTH: The amendment to the Amended and Restated Declaration of Trust, as set forth in the first and second paragraphs shall be conditioned upon, and become effective immediately prior to the effective time of, the merger of Wellsford Capital Corporation, a Maryland corporation, with and into the Trust (the "Merger Effective Time") pursuant to the Articles of Merger being accepted for record by the State Department of Assessments and Taxation of Maryland (the "SDAT"), which Merger Effective Time shall occur not later than 30 days after the acceptance for record of these Articles of Amendment with the SDAT; provided that if the Merger Effective Time does not occur within such 30-day period, such amendment shall be abandoned.

     FIFTH: The undersigned President acknowledges these Articles of Amendment to be the trust act of the Trust and as to all matters or facts required to be verified under oath, the undersigned President acknowledges that to the best of his knowledge, information and belief, these matters and facts are true in all material respects and that this statement is made under the penalties for perjury.

     IN WITNESS WHEREOF, the Trust has caused these Articles of Amendment to be signed in its name and on its behalf by its President and attested to be its
Secretary on this      day of                      , 1998.

                                          VALUE PROPERTY TRUST

                                          By:_____________________________(SEAL)
                                                                President
Attest:

___________________________________
                          Secretary

                     [This page intentionally left blank]

                     [This page intentionally left blank]

                     [This page intentionally left blank]

               PROXY FOR THE SPECIAL MEETING OF SHAREHOLDERS OF
                             VALUE PROPERTY TRUST
                        TO BE HELD ON FEBRUARY 20, 1998

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF TRUSTEES
                   AND MAY BE REVOKED PRIOR TO ITS EXISTENCE

    The undersigned shareholder(s) of Value Property Trust, a Maryland real estate investment trust (the "Trust"), hereby appoints Mr. George R. Zoffinger and Mr. Robert T. English as proxies for the undersigned, with full power of substitution in each of them, to attend the Special Meeting of Shareholders of the Trust to be held on February 20, 1998 at 10:00 A.M. (local time) and any postponement or adjournment thereof, to cast on behalf of the undersigned all votes that the undersigned is entitled to cast at the meeting as a holder of common shares of the Trust, par value $1.00 per share (the "Shares"), held of record by the undersigned on December 22, 1997, and otherwise to represent the undersigned at the meeting with all powers of the undersigned as if the undersigned were present and voting the Shares. The Board of Trustees of the Trust recommends a vote FOR all of the matters proposed. The undersigned acknowledges receipt of the Notice of the Special Meeting of Shareholders and the accompanying Proxy Statement and revokes any proxy heretofore given with respect to the meeting.

                  CONTINUED AND TO BE SIGNED ON REVERSE SIDE

                                                                SEE REVERSE SIDE

/x/ Please mark votes as in this example

The Shares represented by this proxy will be voted in the manner directed. IN THE ABSENCE OF ANY DIRECTION, THE SHARES WILL BE VOTED FOR PROPOSALS 1 AND 2 AND IN THE DISCRETION OF THE PROXY HOLDER ON ANY OTHER MATTER THAT MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT OR POSTPONEMENT THEREOF. To vote in accordance with the recommendation of the Board of Trustees of the Trust, you may sign below; no box needs to be checked.

1. To approve the merger (the "Merger") of Wellsford Capital Corporation with and into the Trust pursuant to the Agreement and Plan of Merger dated as of September 18, 1997 as described in the Proxy Statement.

                                    FOR        AGAINST           ABSTAIN

                                    / /          / /              / /

2. To amend the Amended and Restated Declaration of Trust of the Trust immediately prior to and conditional upon the consummation of the Merger to eliminate the ownership restrictions contained therein in order to allow the Merger to be consummated.
                                    FOR        AGAINST           ABSTAIN

                                    / /          / /              / /


3. The proxies are authorized to vote in their discretion upon any other matter as may properly come before the meeting.







MARK HERE IF YOU PLAN TO ATTEND MEETING  / /

MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT  / /

REGARDLESS OF THE NUMBER OF SHARES YOU OWN, YOUR VOTE IS IMPORTANT TO THE TRUST.
 PLEASE COMPLETE, SIGN, DATE AND PROMPTLY RETURN THE ENCLOSED PROXY CARD TODAY.

(Please date this Proxy and sign exactly as your name appears hereon. When signing as attorney, executor, administrator, trustee or guardian, please give your full title. If there is more than one trustee, all should sign. All joint owners should sign.)


Signature _______________________________     Date:



Signature _______________________________     Date: